As filed with the Securities and Exchange Commission on June 30, 2022.
Registration
No. 333-260534

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
to
FORM
F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALGOMA STEEL GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	3312	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
105 West Street
Sault Ste. Marie, Ontario
P6A 7B4, Canada
(705)
945-2351
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)
Algoma Steel USA Inc.
1209 Orange Street
Wilmington, Delaware 19801
(302)
658-7581
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

John Naccarato Algoma Steel Group Inc. 105 West Street Sault Ste. Marie, Ontario P6A 7B4, Canada Tel: (705) 945-2351	Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Tel: (212) 373-3000	Robert Chadwick Michael Partridge Goodmans LLP Bay Adelaide Centre 333 Bay Street, Suite 3400 Toronto, Ontario M5H 2S7, Canada Tel: (416) 863-2400

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
This post-effective registration statement amends registration statement number
333-260534.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 2 to the Registration Statement on Form
F-1
(File
No. 333-260534)
(the “Registration Statement”) of Algoma Steel Group Inc. (“Algoma”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on November 5, 2021, is being filed to (i) include the information contained in Algoma’s Annual Report on Form
20-F
for the year ended March 31, 2022, which was filed with the SEC on June 17, 2022 and (ii) update certain other information in the Registration Statement to reflect current business operations.
The information included in this filing amends this Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may issue or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2022
ALGOMA STEEL GROUP INC.
129,836,439 Common Shares
604,000 Warrants to Purchase Common Shares
24,179,000 Common Shares Underlying Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (A) up to 10,000,000 of our Common Shares (“Common Shares”), purchased in a private placement (the “PIPE Investment”) in connection with our Merger (as defined below), (B) up to 6,732,036 Common Shares issued to the Founders (as defined below), EBC (as defined below) and/or their respective affiliates and designees, the majority of which are subject to the
Lock-Up
Agreement (as defined below), (C) up to 75,000,403 Common Shares (71,767,775 of which were distributed pursuant to the Parent Distribution (as defined below) and 3,232,628 of which are issuable upon exercise of Replacement LTIP Awards (as defined below)) and which are subject to the
Lock-Up
Agreement, and, in the case of Replacement LTIP Awards, the LTIP Exchange Restrictions (as defined below), (D) up to 37,500,000 Common Shares that were issued pursuant to the Earnout Rights (as described below) (including Earnout Rights granted in respect of the Replacement LTIP Awards which are subject to the LTIP Exchange Restrictions), (E) warrants to purchase up to 604,000 Common Shares held by the Founders, EBC and/or their respective affiliates and designees (the “Private Warrants”) following the consummation of the Merger as a result of the exchange of warrants to purchase Legato Common Stock (as defined below) for warrants to purchase Common Shares (the “Warrants”), which are subject to the
Lock-Up
Agreement and (F) up to 604,000 Common Shares issuable upon exercise of the Private Warrants, which are subject to the
Lock-Up
Agreement.
In addition, this prospectus relates to the issuance by us of up to (A) 23,575,000 Common Shares that are issuable by us upon the exercise of the Public Warrants, which were previously registered and (B) 604,000 Common Shares underlying Private Warrants (as defined below).
The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Common Shares or Warrants, except with respect to amounts received by us upon the exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Common Shares or Warrants. See “Plan of Distribution.”
Our Common Shares and Warrants are listed on The Nasdaq Stock Market (“Nasdaq”) under the symbols “ASTL” and “ASTLW”, respectively, and on the Toronto Stock Exchange (the “TSX”) under the symbols “ASTL” and “ASTL.WT,” respectively. On June 29, 2022, the last reported sales prices of the Common Shares on Nasdaq and the TSX were $9.24 and C$11.89, respectively, and the last reported sales prices of the Warrants were $2.11 and C$2.73, respectively.
We are a “foreign private issuer” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Additionally, Nasdaq rules allow foreign private issuers to follow home country practices in lieu of certain of Nasdaq’s corporate governance rules. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.
None of the Securities and Exchange Commission, any state securities commission or the securities commission of any Canadian province or territory has approved or disapproved of these securities, or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 30, 2022.

No one has been authorized to provide you with information that is different from that contained in this prospectus or any free writing prospectus filed by us. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

PRESENTATION OF ALGOMA’S FINANCIAL INFORMATION
Algoma’s functional currency is the United States dollar and its presentation currency is the Canadian dollar.
All of Algoma’s financial information included in this prospectus is presented in Canadian dollars, except as otherwise indicated. Algoma’s financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). IFRS differs in certain material respects from U.S. generally accepted accounting principles (“U.S. GAAP”) and, as such, Algoma’s financial statements are not comparable to the financial statements of U.S. companies prepared in accordance with U.S. GAAP. This prospectus does not include any explanation of the principal differences or any reconciliation between IFRS and U.S. GAAP.

EXCHANGE RATE INFORMATION
In this prospectus, all dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars and are referred to as “$” or “ US$”. Canadian dollars are referred to as “C$”. The high, low, closing and average exchange rates for Canadian dollars in terms of the United States dollar for each of the indicated periods, as quoted by the Bank of Canada, were as follows:

	Year ended March 31, 2022	Year ended March 31, 2021	Year ended March 31, 2020
	(expressed in C$)
High	1.2942	1.2628	1.4346
Low	1.2040	1.2540	1.4095
Closing	1.2496	1.2621	1.4179
Average	1.2536	1.2574	1.3953
On June 29, 2022 the daily average exchange rate for Canadian dollars in terms of the United States dollar, as quoted by the Bank of Canada, was US$1.00 = C$1.2878.
NON-IFRS
FINANCIAL MEASURES
For a discussion of certain
non-IFRS
financial measures utilized by Algoma in this prospectus, see “
Management’s Discussion and Analysis of Financial Condition and Results of
Operations—Non-IFRS
Financial Measures.
”

INDUSTRY AND MARKET DATA
In this prospectus, we present industry data, information and statistics regarding the markets in which we compete as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with our own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and our management’s judgment where information is not publicly available. This information appears in “
Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,
” “
Business
” and other sections of this prospectus.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “
Risk Factors.
” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.
TRADEMARKS, TRADE NAMES AND SERVICE MARKS
Algoma owns or has rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logo and website name and address are our trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable
®
,
™
and
SM
symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “Algoma,” “Company,” “the registrant,” “we,” “us” and “our” refers to Algoma Steel Group Inc., a corporation organized under the laws of the Province of British Columbia, together with its subsidiaries.
In addition, in this prospectus:
“BCA” means Business Corporations Act (British Columbia).
“C$” means the legal currency of Canada.
“Closing” means the closing of the transactions contemplated by the Merger Agreement and the PIPE Subscription Agreements, and “Closing Date” means October 19, 2021, the date on which Closing was completed.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Shares” means the common shares, without par value, of Algoma.
“EBC” means EarlyBirdCapital, Inc., the representative of the underwriters of the IPO.
“Effective Time” means the effective time of the Merger pursuant to the Merger Agreement and the Delaware General Corporation Law.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Founder Shares” means the shares of common stock of Legato sold by Legato prior to the IPO (but not including the Representative Shares).
“Founders” means the holders of Founder Shares.
“Investor Rights Agreement” means the investor rights agreement among Algoma, the Founders and certain shareholders of Algoma Steel Parent S.C.A., dated as of October 19, 2021.
“IPO” means the initial public offering of Units of Legato, consummated on January 22, 2021.
“Legato” means Legato Merger Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Algoma.
“Legato Common Stock” means shares of common stock in the Capital of Legato.
“Legato Warrant” means a warrant to purchase one share of Legato Common Stock at a price of $11.50 per share, which may be either a Public Warrant or a Private Warrant.
“Lock-Up
Agreement” means the
lock-up
agreement entered into concurrently with the execution of the Merger Agreement by Algoma’s sole shareholder and the Founders, as such agreement may be amended from time to time.
“LTIP Awards” means equity incentives previously granted to certain directors, officers and other employees of the Company and/or its affiliates that were exchanged for Replacement LTIP Awards pursuant to the LTIP Exchange.
“LTIP Exchange” means the exchange of vested LTIP Awards for Replacement LTIP Awards, as contemplated by and subject to the terms and conditions of the Merger Agreement.
“LTIP Exchange Restrictions” means
lock-up
restrictions applicable to Replacement LTIP Awards in accordance with the LTIP Exchange and applicable to the Earnout Rights held by holders of Replacement LTIP Awards.
“Merger” means the merger of Merger Sub with and into Legato, with Legato surviving the merger and becoming a wholly-owned subsidiary of Algoma.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of May 24, 2021, by and among Legato, Algoma and Merger Sub, as such agreement may be amended or otherwise modified from time to time in accordance with its terms.
“Merger Sub” means Algoma Merger Sub, Inc.

v

“Nasdaq” means the Nasdaq Stock Market.
“Opco” means Algoma Steel Inc.
“PIPE Investment” means the purchases of PIPE Shares pursuant to the PIPE Subscription Agreements, that were consummated substantially concurrently with the consummation of the Merger.
“PIPE Investors” means certain U.S. and Canadian accredited investors within the meaning of applicable securities laws, including certain of the Founders and their affiliates.
“PIPE Shares” means an aggregate of 10,000,000 Common Shares and shares of Legato Common Stock subscribed for and purchased by the PIPE Investors pursuant to the PIPE Subscription Agreements on the Closing Date.
“PIPE Subscription Agreements” means the subscription agreements entered into by the PIPE Investors with Algoma and Legato, pursuant to which the PIPE Investors have committed to subscribe for and purchase the PIPE Shares at a purchase price per share of $10.00.
“Private Units” means the Units sold to the Founders and EBC and its affiliates in a private placement in connection with the IPO, such Units being comprised of one share of Legato Common Stock and one Private Warrant.
“Private Warrants” means Legato Warrants included in Private Units.
“Public Warrants” means Legato Warrants included in Units sold in the IPO.
“Representative Shares” means an aggregate of 234,286 shares of Legato Common Stock issued to EBC and its designees prior to the IPO.
“Restated Articles” means the restated articles of Algoma, adopted on September 7, 2021.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“TSX” means the Toronto Stock Exchange.
“Treasury” means the U.S. Department of the Treasury.
“Units” means Units issued in the IPO, each consisting of one share of Legato Common Stock and one Public Warrant.
“U.S.” means the United States of America.
“U.S. dollar,” “US$” and “$” mean the legal currency of the United States.
“U.S. GAAP” means generally accepted accounting principles in the United States.
“Warrants” means warrants that are exercisable for one Common Share for $11.50 per share, in accordance with the terms of the Warrant Agreement.
“Warrant Agreement” means that certain Warrant Agreement, dated as of January 19, 2021, between Legato and Continental Stock Transfer & Trust Company, as amended by that certain Amendment Agreement, dated as of October 19, 2021, among Algoma, Legato, Continental Stock Transfer & Trust Company and TSX Trust Company.

FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” under applicable Canadian securities legislation (collectively, “forward looking statements”), that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and strategic objectives, Algoma’s expectation to pay a quarterly dividend, complete the SIB (as defined below), the expected timing of the EAF (as defined below) transformation and the resulting increase in raw steel production capacity and reduction in carbon emissions. In some cases, you can identify forward-looking statements by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative of these terms or other similar expressions. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances. The statements we make regarding the following matters are forward-looking by their nature:

•	future financial performance;

•	future cash flow and liquidity;

•	future capital investment;

•	our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness, with a substantial amount of indebtedness;

•	significant domestic and international competition;

•	macroeconomic pressures in the markets in which we operate;

•	increased use of competitive products;

•	a protracted fall in steel prices resulting in impairment of assets;

•	excess capacity, resulting in part from expanded production in China and other developing economies;

•	low-priced steel imports and decreased trade regulation, tariffs and other trade barriers;

•	protracted declines in steel consumption caused by poor economic conditions in North America or by the deterioration of the financial position of our key customers;

•	increases in annual funding obligations resulting from our under-funded pension plans;

•	supply and cost of raw materials and energy;

•	impact of a downgrade in credit rating and its impact on access to sources of liquidity;

•	currency fluctuations, including an increase in the value of the Canadian dollar against the U.S. dollar;

•	environmental compliance and remediation;

•	unexpected equipment failures and other business interruptions;

•	a protracted global recession or depression;

•
changes in or interpretation of royalty, tax, environmental, greenhouse gas, carbon, accounting and other laws or regulations, including potential environmental liabilities that are not covered by an effective indemnity or insurance;

•	risks associated with existing and potential lawsuits and regulatory actions made against us;

•	impact of disputes arising with our partners;

•
the ability of Algoma to implement and realize its business plans, including Algoma’s ability to complete its transition to electric arc furnace (“EAF”) steelmaking on time and at its anticipated cost;

•	Algoma’s ability to operate the EAF;

•
the risks that higher cost of internally generated power and market pricing for electricity sourced from Algoma’s current grid in Northern Ontario could have an adverse impact on our production and financial performance;

•	access to an adequate supply of the various grades of steel scrap at competitive prices;

•	the risks associated with the steel industry generally;

•	economic, social and political conditions in North America and certain international markets;

•	changes in general economic conditions, including as a result of the COVID-19 pandemic;

•	the conflict between Russia and Ukraine that commenced in February 2022;

•	risks associated with inflation rates;

•	risks inherent in the Company’s corporate guidance;

•	failure to achieve cost and efficiency initiatives;

•	risks inherent in marketing operations;

•	risks associated with technology, including electronic, cyber and physical security breaches;

•	projected increases in capacity liquid steel as a result of the transformation to EAF steelmaking;

•	projected cost savings associated with the transformation to EAF steelmaking;

•
projected reduction in carbon dioxide (“CO2”) emissions associated with the transformation to EAF steelmaking, including with respect to the impact of such reductions on the Green Steel Funding and carbon taxes payable;

•	construction projects are subject to risks, including delays and cost overruns;

•	our ability to enter into contracts to source scrap and the availability of scrap;

•	the availability of alternative metallic supply;

•	the completion of the SIB;

•	the Company’s expectation to continue to declare and pay a quarterly dividend;

•	business interruption or unexpected technical difficulties, including impact of weather;

•	counterparty and credit risk; and

•	labor interruptions and difficulties.
The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this prospectus.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying assumptions will prove to be correct. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company”, “we,” “our,” “us” and other similar terms refer to Algoma Steel Group Inc. and our consolidated subsidiaries.
General
Algoma, a corporation organized under the laws of the Province of British Columbia, is a fully integrated steel producer of hot and cold rolled steel products including coiled sheet and plate. With a current liquid steel production capacity of an estimated 2.8 million tons per year, our size and diverse capabilities enable us to deliver responsive, customer-driven product solutions to direct applications in the automotive, construction, energy, defense, and manufacturing sectors. Algoma was incorporated in March 2021 and is the parent holding company of Algoma Steel Inc., or Opco, which was transferred to Algoma on March 29, 2021.
Opco was incorporated in 2016 solely for the purpose of purchasing substantially all of the operating assets and liabilities of Essar Steel Algoma Inc. (“Old Steelco”) and its subsidiaries in connection with a restructuring under the Canadian Companies’ Creditors Arrangement Act (“CCAA”). The purchase transaction (the “Purchase Transaction”) was completed on November 30, 2018. Prior to November 30, 2018, Opco had no operations, and was capitalized with one common share with a nominal value. All references in this prospectus to “Old Steelco” means Essar Steel Algoma Inc. and its consolidated subsidiaries.
On May 24, 2021, Algoma entered into the Merger Agreement with Legato and Merger Sub. Pursuant to the Merger Agreement, Merger Sub merged with and into Legato, with Legato surviving the Merger. On October 19, 2021 (the “Closing Date”), the Merger was consummated with Legato becoming a direct, wholly-owned subsidiary of Algoma, and the securityholders of Legato becoming securityholders of Algoma. Following the consummation of the Merger on the Closing Date, Legato was dissolved and its assets and liabilities were distributed to Algoma.
On May 24, 2021, concurrently with the execution of the Merger Agreement, Algoma and Legato entered into Subscription Agreements (the “PIPE Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and Algoma and Legato agreed to issue to the PIPE Investors, an aggregate of 10,000,000 Common Shares and shares of Legato Common Stock (together, the “PIPE Shares”), for the purchase price of $10.00 per share and at an aggregate purchase price of $100,000,000 (the “PIPE Investment”) on the Closing Date. Those PIPE Investors that subscribed for Legato Common Stock exchanged their PIPE Shares for Common Shares pursuant to the PIPE Subscription Agreements immediately prior to, rather than at, the Effective Time of the Merger (the “Effective Time”). After giving effect to such exchange, a total of 10,000,000 Common Shares were issued in the PIPE Investment, which closed substantially concurrently with Closing on the Closing Date.
In addition, pursuant to the Merger Agreement, prior to the Effective Time Algoma effected a reverse stock split (“Stock Split”), such that each outstanding common share in the capital of Algoma became such number of Common Shares, each valued at $10.00 per share, as determined by the Conversion Factor (as defined in the Merger Agreement) and such Common Shares were distributed to the equityholders of Algoma’s former ultimate parent company (the “Parent Distribution”), and (ii) each outstanding LTIP Award that was then vested was exchanged for the right to acquire a number of Common Shares as determined by reference to the Conversion Factor (“Replacement LTIP Awards”), subject to the holder of such LTIP Award having executing an exchange agreement and joinder to the
Lock-up
Agreement.
As a result of the Merger, (i) each outstanding unit of Legato was separated immediately prior to the Effective Time into one share of common stock, par value $0.0001 per share, of Legato (“Legato Common Stock”) and one warrant exercisable for one share of Legato Common Stock (“Legato Warrant”), (ii) at the Effective Time, each outstanding share of Legato Common Stock was converted into and exchanged for the right to receive one newly issued Common Share and (iii) at the Effective Time, pursuant to the Warrant Agreement, each Legato Warrant was converted into an equal number of Warrants, with each warrant exercisable for one Common Share for $11.50 per share, subject to adjustment, with the exercise period beginning on November 18, 2021, the date that is 30 days following the closing of the Merger.
In addition, pursuant to the Merger Agreement, holders of Common Shares prior to the Transactions and each holder of Replacement LTIP Awards (collectively, the “Existing Algoma Investors”) were granted or issued the contingent right to receive their pro rata portion of up to 37.5 million Common Shares if certain targets based on Earnout Adjusted EBITDA and the trading price of the Common Shares were met (the “Earnout Rights”). As a result of Algoma’s calendar 2021 financial results, all 37.5 million of the Common Shares issuable pursuant to the terms of the Earnout Rights were earned. Approximately 35.9 million of these Common Shares were issued in February 2022, with the balance reserved for issuance to the holders of vested LTIP Awards. The Earnout Rights that were granted in respect of the Replacement LTIP Awards are subject to the LTIP Exchange Restrictions. See “
Common Shares Eligible for Future Sale – LTIP Exchange.
”
Following the closing of the PIPE Investment, and after giving effect to redemptions of shares by stockholders of Legato and the payment of transaction expenses, the transactions described above generated approximately $306 million for Algoma.
The mailing address for Algoma’s principal executive office is 105 West Street, Sault Ste. Marie, Ontario, P6A 7B4, Canada and its telephone number is (705)
945-2351.
Implications of Being a Foreign Private Issuer
We are a “foreign private issuer” under SEC rules. Consequently, we are subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. We filed our annual report on form
20-F
for the year ended March 31, 2022 with the SEC on June 17, 2022.
Based on our foreign private issuer status, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act and we also are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also not required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Common Shares. Additionally, Nasdaq rules allow foreign private issuers to follow home country practices in lieu of certain of Nasdaq’s corporate governance rules and we have elected to do so in certain regards. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.
Summary Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described in “
Risk Factors
” before making a decision to invest in our securities. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

•	Market and industry volatility could have a material adverse effect on our results.

•	We have a recent history of losses and may not return to or sustain profitability in the future.

•	Our cost and operational improvements plan may not continue to be effective.

•	We face significant domestic and international competition, and there is a possibility that increased use of competitive products could cause our sales to decline.

•
Increased imports of
low-priced
steel products into North America and decreased trade regulation could impact the North American steel market, resulting in a loss of sales volume and decreased pricing that could adversely impact our operating results and financial position.

•	Tariffs and other trade barriers may restrict our ability to compete internationally.

•	All of our operations are conducted at one facility using one blast furnace and are subject to unexpected equipment failures and other business interruptions.

•	Macroeconomic pressures in the markets in which we operate, including, but not limited to, the effects of inflation, and COVID-19 may adversely affect consumer spending and our financial results.

•	Economic, social and political conditions in North America and certain international markets could adversely affect demand for the products we sell.

•
The North American steel industry and certain industries we serve, such as the automotive, construction, appliance, machinery and equipment, and transportation industries, are cyclical, and prolonged economic declines would have a material adverse effect on our business.

•	Our operations could be materially affected by labor interruptions and difficulties.

•
Our operations, production levels, sales, financial results and cash flows could be adversely affected by transportation, raw material or energy supply disruptions, or poor quality of raw materials, particularly coal and iron ore.

•	Our ability to generate revenue is dependent on our ability to maintain our customer base and certain key customers.

•	Currency fluctuations, including a significant increase in the value of the Canadian dollar, could have a materially adverse effect on our financial performance and financial position.

•	We depend on third parties to supply sophisticated and complex machinery for our plants and we are exposed to risks relating to the timing or quality of their services, equipment and supplies.

•	Construction projects are subject to risks, including delays and cost overruns, which could have an adverse impact on our liquidity and results of operations.

•	We depend on third parties for transportation services, and increases in costs or the availability of transportation may adversely affect our business and operations.

•	Any increases in annual funding obligations resulting from our under-funded pension plans could have a material adverse effect on our financial position.

•
The recent Russia-Ukraine conflict and the consequent wave of international sanctions against Russia are expected to reduce the supply of steelmaking raw materials and steel products in international markets.

•	A change in our relationship with counterparties to any of our joint ventures may have an adverse effect on that joint venture.

•	Environmental compliance and site remediation obligations could result in substantially increased costs and could materially adversely affect our competitive position.

•	Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs compliance costs on our operations.

•	The Warrants are accounted for as liabilities and the changes in value of the Warrants could have a material effect on our financial results.

•
Algoma may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of its securities, which could cause you to lose some or all of your investment.

Recent Developments
Substantial Issuer Bid
On June 21, 2022, Algoma announced the terms of its substantial issuer bid (the “SIB”) pursuant to which Algoma is offering to purchase for cancellation up to US$400 million of its issued and outstanding Common Shares. The SIB will proceed by way of a “modified Dutch auction”. Holders of Common Shares wishing to tender to in the SIB are entitled to do so pursuant to: (i) auction tenders in which they specify the number of Common Shares being tendered at a price of not less than US$8.75 and not more than US$10.25 per Common Share in increments of US$0.10 per Common Share; or (ii) purchase price tenders in which they do not specify a price per Common Share, but rather agree to have a specified number of Common Shares purchased at the purchase price to be determined by the Company and have their Common Shares considered as having been tendered at the minimum price of US$8.75 for the purposes of determining the purchase price.
The purchase price to be paid by the Company for each validly deposited Common Share will be based on the number of Common Shares validly deposited pursuant to auction tenders and purchase price tenders, and the prices specified by tendering holders of Common Shares making auction tenders. The purchase price will be the lowest price which enables the Company to purchase Common Shares up to the maximum amount available for auction tenders and purchase price tenders, determined in accordance with the terms of the SIB. Common Shares deposited at or below the final determined purchase price will be purchased at such purchase price. Common Shares that are not taken up in connection with the SIB, including Common Shares deposited pursuant to auction tenders at prices above the purchase price, will be returned to the tendering holders. If the aggregate amount of the Common Shares tendered and not withdrawn under the SIB exceeds US$400 million, such Common Shares to be purchased by the Company will be subject to pro-ration
subject to and in accordance with the terms of the SIB.
The SIB commenced on June 21, 2022 and will expire at 5:00 pm (Eastern time) on July 27, 2022, unless extended, varied or withdrawn by the Company.
In accordance with applicable Canadian and U.S. securities laws, the Company has suspended purchases of its Common Shares pursuant to its current normal course issuer bid (“NCIB”) commenced on March 3, 2022, until after the Expiration Date or date of termination of the SIB.

THE OFFERING

Securities offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 129,836,439 Common Shares and Warrants to purchase 604,000 Common Shares. In addition, we are registering up to (i) 23,575,000 Common Shares that are issuable upon the exercise of the Public Warrants, which were previously registered and (ii) 604,000 Common Shares underlying Private Warrants.

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of the Common Shares and Warrants registered under this prospectus for resale.

Shares outstanding prior to the offering	As of June 17, 2022, we had 146,868,096 Common Shares issued and outstanding. The number of Common Shares outstanding prior to this offering excludes up to (i) 24,179,000 Common Shares issuable upon the exercise of Warrants with an exercise price of $11.50 per share (ii) 3,219,746 Common Shares which are issuable upon exercise of Replacement LTIP Awards and (iii) 1,698,255 Common Shares that may be issuable pursuant to Earnout Rights granted in respect of the Replacement LTIP Awards.

RISK FACTORS
Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Algoma and its subsidiaries. Stockholders should carefully consider the following risk factors, together with all of the other information included in this prospectus, before they decide whether to invest in Algoma. This prospectus also contains forward-looking statements that involve risks and uncertainties and actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.
Risks Related to our Business
Market and industry volatility could have a material adverse effect on our results. A protracted fall in steel prices, or any significant and sustained increase in the price of raw materials in the absence of corresponding steel price increases, would have a material adverse effect on our results.
The steel market is a cyclical commodity business with significant volatility in prices in response to various factors, including market demand, supply chain inventory levels, and imports. Factors specific to our business include a prolonged cyclical downturn in the steel industry, macroeconomic trends such as global or regional recessions and trends in credit and capital markets more generally. Market price volatility results in a high level of cash flow volatility with prolonged periods of negative cash flow. Steel prices are volatile and the global steel industry has historically been cyclical. During 2015, hot rolled coil (“HRC”) prices fell sharply by approximately $200/ton to $354/ton in the North American market, as a result of a significant increase in imports, driven primarily by the strengthening of the U.S. dollar against other currencies. In 2018, HRC prices rose to over $900/ton over a short period then fell to under $500/ton in the fall of 2019. HRC prices recovered slightly, but fell to under $500/ton once again as a result of the
COVID-19
pandemic and the related global economic slowdown. Since that low in 2020, HRC prices rose to an all-time
high of $1,958/ton by the end of 2021. Subsequently prices fell to below $1,000/ton by March 2022. Thereafter prices increased and have settled around $1,200/ton so far in calendar 2022. (
CRU U.S. Midwest
Hot-Rolled
Coil
). These significant market price fluctuations also affect the cost of our raw material inputs and thus affect our bottom line. Any miscorrelation between finished product pricing and raw material inputs can have a material affect on our profitability. Protracted pricing or volume declines in the future would adversely affect our cash flow and ability to pay for our fixed costs, capital expenditures and other funding obligations.
Steel production also requires the use of large volumes of bulk raw materials and energy, in particular iron ore and coal, as well as energy, alloys, scrap, oxygen, natural gas, electricity and other inputs, the prices of which can be subject to significant fluctuation. The prices of iron ore and coal can vary greatly from period to period and our results have historically been impacted by movements in coal and iron ore prices. Iron ore and coal prices have been volatile in recent years. In addition, to the extent that we have quoted prices to our customers and accepted customer orders for our products prior to purchasing necessary raw materials, we may be unable to raise the price of our products to cover all or part of the increased cost of the raw materials. Alternatively, we may be faced with having agreed to purchase raw materials and energy at prices that are above the then current market price or in greater volumes than required. The availability and prices of raw materials may also be negatively affected by new laws and regulations, allocation by suppliers, interruptions in production (including mining stoppages), accidents or natural disasters, changes in exchange rates, price fluctuations, the rate of inflation and the availability and cost of transportation. There can be no assurance that adequate supplies of electricity, natural gas, coal, iron ore, alloys, scrap and other inputs will be available in the future or that future increases in the cost of such materials will not adversely affect our financial performance.
Our largest input cost in the steel-making process is iron ore, which we purchase under our supply contracts with Cliffs Natural Resources (“Cliffs”) and United States Steel Corporation (“U.S. Steel”). We believe that our long-term agreements with Cliffs and U.S. Steel provide for the supply of iron ore pellets through to the close of the 2024 shipping season, but there can be no assurances that they will meet our needs or that we will be able to retain such long term contracts.
We face significant domestic and international competition, and there is a possibility that increased use of competitive products could cause our sales to decline.
We compete with numerous foreign and domestic steel producers. Significant global steel capacity growth through new and expanded production in recent years has caused and may continue to cause capacity to exceed global demand, which has resulted and may result in lower prices and steel shipments. Some of our competitors have greater financial and capital resources than we do and continue to invest heavily to achieve increased production efficiencies and improved product quality. We primarily compete with other steel producers based on the delivered price of finished products to our customers. Our costs are generally higher than many foreign producers; however, freight costs for steel can often make it uneconomical for distant steel producers to compete with us. Foreign producers may be able to successfully compete if their higher shipping costs are offset by lower cost of sales.
Although we are continually striving to improve our operating costs, we may not be successful in achieving cost improvements or gaining operating efficiencies that may be necessary to remain competitive on a global scale.
The North American steel industry has, in the past, experienced lengthy periods of difficult markets due to increased foreign imports. Due to unfavorable foreign economic conditions, excess foreign capacity and a stronger U.S. dollar compared to global currencies, imports of steel products to U.S. and Canadian markets have occasionally reached high levels.
In addition, in the case of certain product applications, steel competes with a number of other materials such as plastic, aluminum, and composite materials. Improvements in the technology, production, pricing or acceptance of these competitive materials relative to steel or other changes in the industries for these competitive materials could cause our net sales to decline. There is ongoing research and technological developments with respect to the various processes associated with steel production which have the potential to reduce costs and improve quality and operational efficiency. Such research and technological developments could substantially impair our competitive position if other companies implement new technology that we elect not to implement or are unable to implement.
A number of steel producers have completed successful restructurings, through which they have made production improvements, achieved lower operating costs and been relieved of legacy obligations, including environmental and pension and retiree obligations. As a result, these entities may be able to operate with lower costs and cause us to face increased competition.
There has been a significant increase in new EAF steelmaking capacity commissioned in North America. EAF producers typically require lower capital expenditures for construction and maintenance of facilities, and may have lower total employment costs. In addition, the market pricing for our hot rolled steel is more correlated to scrap steel as the main material for EAF producers. While our transformation to EAF steelmaking is currently in process, the EAF transformation may never be completed or may only be completed after significant delays or at a substantially greater cost than anticipated. Failure to complete, or delays and/or cost overruns in completing the EAF transformation could adversely affect our results of operations and ability to compete in our industry.
Macroeconomic pressures in the markets in which we operate, including, but not limited to, the effects of inflation, and
COVID-19
may adversely affect consumer spending and our financial results.
To varying degrees, our products are sensitive to changes in macroeconomic conditions that impact pricing for consumer products and consumer spending. As a result, consumers may be affected in many different ways, including for example:

•	Whether or not they make a purchase;

•	Their choice of brand, model or price-point; and

•	How frequently they upgrade or replace their products containing steel, such as appliances and automobiles.
Real gross domestic product (“GDP”) growth, consumer confidence, the
COVID-19
pandemic, inflation, employment levels, oil prices, interest rates, tax rates, housing market conditions, foreign currency exchange rate fluctuations, costs for items such as fuel and food and other macroeconomic trends can adversely affect consumer demand for the products that we offer. Geopolitical issues around the world and how our markets are positioned can also impact the macroeconomic conditions and could have a material adverse impact on our financial results.
Economic, social and political conditions in North America and certain international markets could adversely affect demand for the products we sell.
Sales of our products involve discretionary spending by consumers as well as our customers. Unfavorable economic conditions due to economic, social and political conditions in North America and certain international markets could result in less discretionary purchases by consumers, and discretionary project spending by our customers. Consumer spending may be affected by many economic and other factors outside of the Company’s control. Some of these factors include consumer disposable income levels, consumer confidence in current and future economic conditions, levels of employment, consumer credit availability, consumer debt levels, inflation, political conditions and the effect of weather, natural disasters, public health crises, including the recent outbreak of
COVID-19
and the related reduced consumer demand, decreased sales and widespread temporary closures. Adverse economic changes in any of the regions in which we sell our products could reduce consumer confidence and adversely affect our ability to sell our products.
The outbreak of
COVID-19
and the downturn in the global economy caused a sharp reduction in worldwide demand for steel. A protracted global recession or depression will have a material adverse effect on the steel industry and therefore our business and operations.
Our activities and financial performance are affected by international, national and regional economic conditions. The
COVID-19
pandemic, which began during the first quarter of calendar year 2020, has had a profound impact on economies world-wide, with various levels of governments implementing border closings, travel restrictions, mandatory stay-at-home
and work-from-home orders, mandatory business closures, cessation of certain construction activities, public gathering limitations and prolonged quarantines. These efforts and other governmental and individual reactions to the pandemic have led to lower consumer demand for goods and services and general uncertainty regarding the near-term and long-term impact of the
COVID-19
pandemic on the domestic and international economy and on public health.
The manufacture of steel was deemed to be an essential service by the government of Ontario, and we continued to operate during the
COVID-19
pandemic, in part with funds we received from government assistance programs. In spite of our continued operations, as the pandemic spread, slowdowns and disruptions in the operations of our customers led to a reduction in demand that had a negative impact on our business and operations. There is uncertainty regarding the full impact of the
COVID-19
pandemic on our business and operations, or if any other similar epidemic or pandemic, will impact our business and operations in the future. There is no assurance that there will not be a renewed spread of
COVID-19,
including the spread of new variants, and, in such event, that efforts to contain the virus (including, but not limited to, voluntary and mandatory quarantines, vaccines, restrictions on travel, limiting gatherings of people, and reduced operations and extended closures of many businesses and institutions) will not materially impact our business, financial performance and financial position. Disruptions in our business activities, and costs incurred by us in response to changing conditions and regulations and reduction in demand for the steel products that we manufacture, could have a material adverse impact on our business, operating results and financial position. To the extent the
COVID-19
pandemic, or any other similar epidemic or pandemic, adversely affects our businesses, it may also have the effect of exacerbating many of the other risks described in this prospectus, any of which could have a material adverse effect on our business and operations.
A significant and prolonged recession or depression in the United States, Canada or Europe, or significantly slower growth or the spread of recessionary conditions in emerging economies that are substantial consumers of steel (such as China, Brazil, Russia and India, as well as emerging Asian markets, the Middle East and the Commonwealth of Independent States) would exact a heavy toll on the steel industry. Financial weakness among substantial consumers of steel products, such as the automotive industry and the construction industry, or the bankruptcy of any large companies in such industries, would have a negative impact in market conditions. Protracted declines in steel consumption caused by poor economic conditions in North America or by the deterioration of the financial position of our key customers would have a material adverse effect on demand for our products and our operational and financial results.
Steel companies have significant fixed costs, which are difficult to reduce in response to reduced demand. However, we could implement a variety of measures in response to a market downturn and a decline in demand for steel products. These measures might include: curtailing the purchase of raw materials; spreading raw material contracts over a longer period of time; reducing capital spending; negotiating reduced pricing for major inputs, reducing headcount through temporary layoffs, limiting overtime and reducing use of contractors; managing fixed costs with changes in production levels; improving operational practices to reduce lead time; and venturing into export markets in order to increase capacity utilization. However, these initiatives may not prove sufficient, in terms of cost reduction or in realigning our production levels with reduced demand, to achieve profitability and maintain cash flow necessary to pay for capital expenditures and other funding needs.

Failure to complete, or delays in completing, our EAF transformation could adversely affect our business and prospects. There are significant risks and uncertainties associated with, and we may fail to realize the anticipated benefits of, the EAF transformation.
The EAF transformation may never be completed or may only be completed after significant delays and/or cost overruns. Failure to complete, or delays in completing, the EAF transformation, could have a material adverse effect on our business, financial position, financial performance or prospects.
In addition, the EAF transformation will require significant capital expenditures and divert the attention of management from our business. The EAF transformation will also require a number of permits, including environmental compliance approvals in respect of sewage works and air/noise, as well as indigenous consultations and the adoption of site specific standards under the Canadian Environmental Protection Act, 1999 (“CEPA”), none of which are guaranteed to be granted or adopted. If we are not successful at integrating the EAF and related technology and equipment into our business, our cost of production relative to our competitors may increase and we may cease to be profitable or competitive. The EAF transformation may be more costly than expected to complete and entails additional risks as to whether the EAF and related technology and equipment will reduce our cost of production sufficiently to justify the capital expenditure to obtain them. Additionally, there is no guarantee that the EAF transformation will allow us to achieve our emissions targets. If such risks were to materialize, the anticipated benefits of the EAF transformation may not be fully realized, or realized at all.
Construction projects are subject to risks, including delays and cost overruns, which could have an adverse impact on our liquidity and results of operations.
As part of our growth strategy with electric arc steelmaking, we must contract for the procurement of technology and construction services. Our construction projects are subject to the risks of delay or cost overruns inherent in any large construction project, including costs or delays resulting from the following:

•	Unexpected long delivery times for, or shortages of, key equipment, parts and materials;

•	Shortages of skilled labor and other shipyard personnel necessary to perform the work;

•	Unforeseen increases in the cost of equipment, labor and raw materials, particularly steel;

•	Unforeseen design and engineering problems;

•	Unanticipated actual or purported change orders;

•	Work stoppages;

•	Latent damages or deterioration to equipment and machinery in excess of engineering estimates and assumptions;

•	Failure or delay of third-party service providers and labor disputes;

•	Disputes with fabricators and other suppliers;

•	Delays and unexpected costs of incorporating parts and materials needed for the completion of projects;

•	Financial or other difficulties of suppliers;

•	Adverse weather conditions; and

•	Inability to obtain required permits or approvals.
If we experience delays and costs overruns in the construction of the EAF furnaces due to certain of the factors listed above, it could also adversely affect our business, financial condition and results of operations.
Our exposure to the higher cost of internally generated power and market pricing for electricity sourced from the current grid in Northern Ontario may have an adverse impact on our production and financial performance if we are able to complete the EAF transformation.
Electricity is a significant input required in EAF steelmaking, and competitor EAF producers typically enter into fixed-price electricity contracts. Our exposure to the higher cost of internally generated of power and market pricing for electricity sourced from the current grid in Northern Ontario may have an adverse impact on our production and financial performance if we are able to complete the EAF transformation. We have limited access to power from the current grid in Northern Ontario. As a result, we are planning to upgrade our internal natural gas power plant in order to supply sufficient power in combination with the available grid power to operate EAF furnaces. Delays in acquiring the specialized power equipment and associated specialty services may impact our timing to complete the EAF transformation. Furthermore, operating an internal power plant subjects us to planned and unplanned outages to maintain and/or repair the equipment, which would result in an associated outage of the steelmaking production.
The Ontario provincial regulator, Independent Electricity System Operator (“IESO”), plans for the resources needed to meet Ontario’s future electricity needs. This includes accounting for Ontario’s forecasted electricity requirements, and carrying out integrated resource planning for energy efficiency, generation and transmission infrastructure to meet those requirements. This process is not within our control. We will need to operate our internal natural gas power plant until regional power system upgrades are determined and recommended by the IESO for installation. In the long-term, in order to operate EAF furnaces from grid power alone, we will require regional power system upgrades, with new transmission wires outside the city providing for more power to Sault Ste. Marie. These regional power system upgrades may not be completed until 2029 or later.
Due to our limited access to power from the current grid in Northern Ontario, our plan is to adapt our number 7 blast furnace (“Blast Furnace No. 7”) to run at a lower rate in order to feed liquid iron into the EAFs to reduce our power requirements and to balance the amount of power expected to be available from internal generation and available grid power. Operating the blast furnace at a reduced rate subjects us to planned and unplanned outages in order to maintain and/or repair the equipment, which would result in associated outages in steelmaking production.
Operating the blast furnace together with EAF steelmaking while using internal power generation from natural gas (“Hybrid Mode”) presents both an operating risk and a market risk, as we would be running the facilities at suboptimal levels and are subject to outages with internal power generation. Furthermore, the presence of ice and/or snow in steel scrap materials as they are introduced to EAF steelmaking could result in explosions which may result in further unplanned outages and/or health and safety consequences.
We are pursuing a local electricity transmission infrastructure upgrade and technical contingency solution to allow us to access more power sooner from the current grid into Sault Ste. Marie. Delays in designing, approving, and installing these local infrastructure upgrades may result in a delay or inability to access more power from the grid. This may result in a disruption to our steelmaking operations and/or failure to grow our business.
In connection with the EAF transformation, our access to an adequate supply of the various grades of steel scrap at competitive prices may result in a disruption to our operations and/or financial performance.
The principal raw material of our transformation to EAF steelmaking operations will be scrap metal derived from internal operations within our steel mills and industrial scrap generated as a by-product
of manufacturing; obsolete scrap recovered from
end-of-life
manufactured goods such as automobiles, appliances, and machinery; and demolition scrap recovered from obsolete structures, containers and machines. Scrap is a global commodity influenced by economic conditions in a number of industrialized and emerging markets throughout Asia, Europe and North America.
The markets for scrap metals are highly competitive, both in the purchase of raw or unprocessed scrap, and processed scrap. As a result, we will need to compete with other steel mills in attempting to secure scrap supply through direct purchasing from scrap suppliers. Any failure to secure access to an adequate supply of the various grades of steel scrap at competitive prices may result in a disruption to our operations and/or financial performance.
We will also need to supplement our EAF operations with higher-purity substitutes for ferrous scrap which may be sourced from higher-quality-lower-residual prime scrap, or iron units such as pig iron, pelletized iron, hot briquetted iron, direct reduced iron, and other forms of processed iron. Any failure to secure access to an adequate supply of the substitutes for ferrous scrap at competitive prices may result in a disruption to our operations and/or financial performance. Furthermore, we may not be able to source competitive modes of freight transportation for inbound scrap and other materials.
Many variables can impact ferrous scrap prices, including the level of Canadian steel production, the level of exports of scrap from the United States and Canada, and the amount of obsolete scrap production. Canadian ferrous scrap prices generally have a strong correlation and spread to global pig iron pricing. Generally, as Canadian steel demand increases, so does scrap demand and resulting scrap prices. The reverse is also typically true with scrap prices following steel prices downward when supply exceeds demand, but this is not always the case. When scrap prices greatly accelerate, this can challenge one of the principal elements of an EAF based steel mill’s traditional lower cost structure – the cost of its metallic raw material.
Even if we are able to complete the EAF transformation, we may fail to achieve the anticipated benefits due to reduced product qualities.
Even if we are to complete the EAF transformation, we may fail to achieve the anticipated benefits. For example, as a result of residual chemistry attributes of steel from the EAF processing of scrap, we may be limited in our ability to produce a full range of product types and qualities. This may result in an inferior product or a more limited range of products we are able to produce, either of which could result in reduced sales and have a material adverse effect on our results of operations and/or adversely affect our reputation with existing and potential customers.
The recent Russia-Ukraine conflict and the consequent wave of international sanctions against Russia are expected to reduce the supply of steelmaking raw materials and steel products in international markets.
Armed conflict commenced between Russia and Ukraine in February 2022. In response, Canada, the United States, the United Kingdom, and the European Union, among others, have imposed a wave of sanctions against certain Russian institutions, companies and citizens. As a result of the conflict and related sanctions, energy prices have continually climbed and foreign trade transactions involving Russian and Ukrainian counterparties have been severely affected.
The extent and duration of the conflict, resulting sanctions and resulting future market disruptions are impossible to predict, but could be significant. Algoma’s board of directors is monitoring the potential impacts of the conflict in Ukraine on Algoma’s business overall and in particular, risks related to cybersecurity, sanctions and market disruptions.
Although we do not have business operations or customers in Russia or Ukraine, sanctions, an increase in cyberattacks and increases in energy costs, among other potential impacts on regional and global economic environment and currencies, may cause demand for our products and services to be volatile, cause abrupt changes in our customers’ buying patterns, interrupt our ability to obtain raw materials from those regions. In addition, in challenging economic times, our current or potential future customers may experience cash flow problems and as a result may modify, delay or cancel plans to purchase our products.
Russia has a significant participation in the international trade of steel slabs, iron ore, pig iron, metallurgical coal and pulverized coal for injection and alloys. In addition, Ukraine has a significant participation in the international trade of pig iron, steel slabs and iron ore. The availability and pricing of these inputs in the international markets are expected to be volatile and could result in limitations to our production levels and higher costs, affecting our profitability and results of operations. As a result of the economic sanctions imposed on Russia, we may be required to purchase raw materials at increased prices.
In addition, there may be an increased risk of cyberattacks by state actors due to the current conflict between Russia and the Ukraine. Any increase in such attacks on us or our systems could adversely affect our operations. Although we maintain cybersecurity policies and procedures to manage risk to our information technology systems, continuously adapt our systems and processes to mitigate such threats, and plan to enhance our protections against such attacks, we may not be able to address these cybersecurity threats proactively or implement adequate preventative measures and we may be unable to promptly detect and address any such disruption or security breach, if at all.
We have a recent history of losses and may not return to or sustain profitability in the future.
Although we were profitable in the fiscal year ended March 31, 2022, we have incurred net losses in recent reporting periods, as recently as the fiscal year ended March 31, 2021, when we had a net loss of approximately C$76.1 million. This history of our business incurring significant losses, among other things, led predecessor operators of our business to seek creditor protection and/or to complete corporate restructuring proceedings. See “
– Predecessor

operators of our business have sought creditor protection and completed corporate restructurings on a number of occasions.
” We may not maintain profitability in future periods, our earnings could decline or grow more slowly than we expect and we may incur significant losses in the future for a number of reasons, including the risks described in this prospectus.
Our cost and operational improvements plan may not continue to be effective.
Our cost and operational improvements strategy has resulted in reduced costs. However, there can be no assurance that we will continue to achieve such savings in the future or that we will realize the estimated future benefits of these plans. Moreover, our continued implementation of these plans may disrupt our operations and performance. Additionally, our estimated cost savings for these plans are based on several assumptions that may prove to be inaccurate and, as a result, there can be no assurance that we will realize these cost savings.
Our utilization rates may decline as a result of increased global steel production and imports.
In addition to economic conditions and prices, the steel industry is affected by other factors such as worldwide production capacity and fluctuations in steel imports/exports and tariffs. Historically, the steel industry has suffered from substantial overcapacity. If demand for steel products was to rapidly decline, it is possible that global production levels will fail to adjust fully. If production increases outstrip demand increases in the market, an extended period of depressed prices and market weakness may result.
China is now the largest worldwide steel producing country by a significant margin and has significant unused capacity. In the future, any significant excess capacity utilization in China and increased exports by Chinese steel companies would depress steel prices in many markets.
We expect that consolidation in the steel sector in recent years should, as a general matter, help producers to maintain more consistent performance through the down cycles by preventing fewer duplicate investments and increasing producers’ utilization and therefore efficiency and economies of scale. However, overcapacity in the industry may re-emerge.
Increased imports of
low-priced
steel products into North America and decreased trade regulation could impact the North American steel market, resulting in a loss of sales volume and decreased pricing that could adversely impact our operating results and financial position.
Imports of flat-rolled steel to the U.S. accounted for approximately 6% of the U.S. market for flat-rolled steel products in 2021. Imports of flat-rolled steel to Canada accounted for approximately 19% of the Canadian market for flat-rolled steel products in 2021 (
Statistics Canada, American Iron and Steel Institute, Phoenix SPI
). Increases in future levels of imported steel to North America could reduce future market prices and demand levels for steel products produced in those markets and reduce our profitability.
In addition, our business has historically been affected by “dumping” – the selling of steel into Canadian or U.S. markets at prices below cost or below the price prevailing in a foreign company’s domestic market. Dumping may result in injury to steel producers in Canada or the U.S. in the form of suppressed prices, lost sales, lower profits and reductions in production, employment levels and the ability to raise capital. Some foreign steel producers are owned, controlled or subsidized by foreign governments. Decisions by these foreign producers to continue production at marginal facilities may be influenced to a greater degree by political and economic policy considerations than by prevailing market conditions and may further contribute to excess global capacity. Although trade legislation to limit dumping has had some success, it may be inadequate to prevent future unfair import pricing practices which individually or collectively could materially adversely affect our business. If Canadian or U.S. trade laws are weakened, an increase in the market share of imports into the U.S. and Canada may occur, which would have a material adverse effect on our business and financial performance.
The Canadian steel industry has worked with the Canadian government to modernize the Canadian trade remedy system to provide the appropriate tools to respond to unfair trade. These changes came into force in 2017, 2019 and again in 2022, through a number of amendments to the Special Import Measures Act and related trade remedy regulations to strengthen the trade remedy system, while remaining aligned with international trade rules. Although the

Government of Canada continues to work with industry to respond to unfair trade practices, there can be no assurance that such measures will sufficiently offset any resulting loss caused to us by such unfair practices, and there can be no assurance that the protective measures put in place by the Government of Canada and/or the Canadian International Trade Tribunal will be kept in place and, as a result, such unfair trade practices may have a material adverse effect on our business, financial position, results or operations and cash flow.
Tariffs and other trade barriers may restrict our ability to compete internationally.
We have a significant number of customers located in the United States. For the year ended March 31, 2022, 63% of our revenue was from customers located in the United States. Our ability to sell to these customers and compete with producers located in the United States could be negatively affected by tariffs and/or trade restrictions imposed on our products.
On April 20, 2017, the United States issued an executive order directing the United States Department of Commerce to investigate whether imports of foreign steel are harming U.S. national security. The directive falls under Section 232 of the Trade Expansion Act of 1962, which allows the U.S. president to restrict trade of a good if such trade is determined to be harmful to U.S. national security. On February 16, 2018, the United States Department of Commerce released its report regarding the Section 232 investigation. The recommendations in that report include options regarding tariffs and/or quotas that are intended to adjust the level of steel imports into the United States as it has been determined that those imports are an impairment to national security. Subsequently, the United States announced tariffs of 25% by presidential proclamation dated March 8, 2018 on steel and aluminum imports. Canada, Mexico and certain other countries were granted temporary exemptions, which expired on May 31, 2018. As a result, Canadian steel producers became subject to 25% tariffs on all steel revenues earned on shipments made to the United States effective as of June 1, 2018. Effective on July 1, 2018, Canada began imposing a series of counter tariffs on certain U.S. goods, including steel products. The Canadian government has also announced various relief measures aimed to helping companies affected by the tariffs and counter tariffs on goods imported from the United States.
The United States lifted these tariffs as they relate to Canadian imports effective May 2019, subject to a mutual understanding with Canada on maintaining certain trade levels into the United States. The Canadian government subsequently lifted counter tariffs on goods imported from the United States. As the trade understanding is between countries, there is no assurance that the Canadian domestic steel industry will maintain adherence to the trade level guidelines set out in the understanding. As a result, there can be no assurance that the United States will not once again levy tariffs on our products shipped to customers in the United States.
All of our operations are currently conducted at one facility using one blast furnace and are subject to unexpected equipment failures and other business interruptions.
Our manufacturing processes are dependent upon critical steelmaking equipment such as furnaces, continuous casters, rolling mills and electrical equipment (such as transformers), and this equipment may incur downtime as a result of unanticipated failures. In particular, as a single blast furnace operation, any unplanned or prolonged outage in the operation of the blast furnace and/or steelmaking facility may have a material adverse effect on our ability to produce steel and satisfy pending and new orders, which will materially impact our revenues, cash flows and profitability. We have insurance coverage for property damage and business interruption losses after a specified minimum damage. Our business interruption insurance, which is subject to specific retentions, provides coverage for loss of gross profit resulting from the interruption of business operations.
Our predecessor, Old Steelco, experienced plant shutdowns or periods of reduced production as a result of such equipment failures.
On January 21, 2011, Blast Furnace No. 7 experienced significant water leakage and this ultimately led to the chilling of the furnace. Production of raw steel was halted for 23 days with production returning to normal after 33 days.
During fiscal year 2012, a substantial number of stack plate coolers were replaced and a leak detection system was installed at Blast Furnace No. 7. This program has continued into the current fiscal year. The purpose of these measures is to detect and prevent incidents of water into the furnace hearth.

During April 2019, we experienced an unplanned outage that disrupted production in our Blast Furnace No. 7 as a result of an operator error causing a chemistry imbalance of certain materials. The resulting lost production led to a shipping volume reduction during the three-month period ended June 30, 2019, of over 100,000 tons. During April 2019, we recorded a capacity utilization adjustment of C$32.7 million to cost of steel products sold.
On October 18, 2019, there was a rupture of a steam drain line which was located below an electrical room in our cokemaking by-products
plant (“BP”), which resulted in a loss of power to the BP. In accordance with our emergency procedures, the coke oven gas bleeders were lit to flare the coke oven gas. Additionally, the loss of power caused the cokemaking south raw liquor tank and the tar running tanks to overflow. Raw liquor was conveyed to the main water filter plant (“MWFP”) via a sewer located in the BP. This resulted in effluent exceedances at the MWFP for phenol, ammonia and total cyanide and a toxicity failure for rainbow trout. The incident remains under investigation by the Ontario Ministry of the Environment, Conservation and Parks (“MECP”).
As a single blast furnace operation, our ability to curtail our operating configuration in response to declining market conditions is very limited.
Unexpected interruptions in production capabilities and unexpected failures in our computer systems would adversely affect productivity and financial performance for the affected period. No assurance can be given that a significant shutdown will not occur in the future or that such a shutdown will not have a material adverse effect on our business, financial position or financial performance.
It is also possible that operations may be disrupted due to other unforeseen circumstances such as power outages, explosions, fires, floods, pandemics, states of emergency declared by governmental agencies, environmental incidents, accidents, severe weather conditions and cyberattacks. To the extent that lost production could not be compensated for at unaffected facilities and depending on the length of the outage, our sales and our unit production costs could be adversely affected.
We could incur significant cash expenses for temporary and potential permanent idling of facilities.
We perform strategic reviews of our business, which may include evaluating each of our plants and operating units to assess their viability and strategic benefits. As part of these reviews, we may idle, whether temporarily or permanently, certain of our existing facilities in order to reduce participation in markets where we determine that our returns are not acceptable. If we decide to permanently idle any facility or assets, we are likely to incur significant cash expenses, including those relating to labor benefit obligations, take-or-pay
supply agreements and accelerated environmental remediation costs, as well as substantial non-cash
charges for impairment of those assets. If we elect to permanently idle material facilities or assets, it could adversely affect our operations, financial results and cash flows. In the past, certain of our facilities have been idled as a result of poor profitability.
For any temporarily idled facilities, we may not be able to respond in an efficient manner when restarting these to fully realize the benefits from changing market conditions that are favorable to integrated steel producers. When we restart idled facilities, we incur certain costs to replenish raw material inventories, prepare the previously idled facilities for operation, perform the required repair and maintenance activities and prepare employees to return to work safely and resume production responsibilities. The amount of any such costs can be material, depending on a variety of factors, such as the period of time during which the facilities remained idle, necessary repairs and available employees, and is difficult to project.
The North American steel industry and certain industries we serve, such as the automotive, construction, appliance, machinery and equipment, and transportation industries, are cyclical, and prolonged economic declines would have a material adverse effect on our business.
The North American steel industry is cyclical in nature and sensitive to general economic conditions, including the
COVID-19
pandemic. The financial position and financial performance of companies in the steel industry are generally affected by macroeconomic fluctuations in the Canadian, U.S. and global economies. Due mainly to our product mix, we have a higher exposure to spot markets than most of our North American competitors. We are therefore subject to more volatility in selling prices. In addition, steel prices are sensitive to trends in cyclical industries such as the North American automotive, construction, appliance, machinery and equipment, and transportation industries, which are significant markets for our products. Recent economic situations resulting from the
COVID-19
pandemic have negatively impacted our performance.

In addition, many of our customers are also affected by economic downturns, including as a result of the
COVID-19
pandemic, which may in the future result in defaults in the payment of accounts receivable owing to us and a resulting negative impact on our financial results and cash flows.
There can be no assurance that economic or market conditions will be favorable to the steel industry or any of the end-use
industries that we intend to serve in the future. Economic downturns, a stagnant economy or otherwise unfavorable economic or market conditions may adversely affect our business, financial performance and financial position.
The lag between the time an order is placed and when it is fulfilled can have a material impact on our financial results, which could be adverse.
As we have a substantial portion of spot-based sales, orders are priced at current prices, subject to discounts, incentives and other negotiated terms, for production and delivery in the future. Generally, there is a lag of approximately six to eight weeks between when an order is booked and ultimately delivered. At certain times, particularly in rapidly increasing price environments, lead times could grow even longer based on increased customer demand and orders. As a result, our financial performance generally lags changes in market price, both positive and negative. Furthermore, in the circumstances where market prices are falling, our customers may seek to cancel orders or seek to renegotiate more favorable pricing to reflect the changes in market price. Our financial position and financial performance could be materially adversely affected in such circumstances.
Predecessor operators of our business have sought creditor protection and completed corporate restructurings on a number of occasions.
Old Steelco’s predecessor company initiated a bankruptcy proceeding in 1990 and subsequently emerged from bankruptcy protection by way of a C$60 million bridge loan from the Government of Ontario. As a result of business, operational and financial challenges, Old Steelco’s predecessor company later filed for protection under the CCAA in April 2001 and emerged from creditor protection in 2002 following the completion of a corporate restructuring.
In 2014, as a result of depressed steel prices, a legacy iron ore supply contract that contained above-market pricing terms, substantial pension funding obligations and a significant amount of debt and related interest expense, all of which negatively impacted Old Steelco’s operations, financial position and liquidity, Old Steelco implemented an arrangement under section 192 of the Canada Business Corporations Act (“CBCA”). The CBCA proceedings enabled Old Steelco to restructure its unsecured notes, refinance its secured debt and obtain a significant capital infusion. Old Steelco also commenced a recognition proceeding in the United States under Chapter 15 of the United States Bankruptcy Code, in order to recognize and enforce the arrangement in the United States. On September 15, 2014, the Canadian court issued a final order approving the arrangement, which order was recognized by the U.S. court on September 24, 2014. The arrangement was completed in November 2014.
On November 9, 2015, Old Steelco sought and obtained CCAA protection as a result of, among other things, a dispute with a critical supplier of iron ore, a significant decrease in steel prices, an inability to comply with payment and other obligations under its credit agreements, and operational cost issues. Old Steelco carried out a sale and investment solicitation process that ultimately resulted in Opco’s acquisition of substantially all of the operating assets of Old Steelco in the Purchase Transaction. The Purchase Transaction resulted in a significant capital structure deleveraging and negotiated arrangements with a number of labor, pension, and governmental stakeholders. The CCAA proceedings and our acquisition of the business were given effect in the United States pursuant to a recognition proceeding under Chapter 15 of the United States Bankruptcy Code.
There can be no assurance that we will not experience serious financial difficulties in the future that would necessitate the commencement of restructuring proceedings, which could have a material adverse effect on our business, financial position, financial performance and prospects and the legal and economic entitlements of our stakeholders.
We are reliant on information technology systems, including cyber security systems, and any failure or breach of such systems could disrupt our operations.
We are reliant on the continuous and uninterrupted operation of our Information Technology (“IT”) systems. User access and security of all sites and corporate IT systems can be critical elements to our operations. Protection against cyber security incidents, cloud security and security of all of our IT systems are critical to our operations. Any IT failure pertaining to availability, access or system security could result in disruption for personnel and could adversely affect our reputation, operations or financial performance.
We may fall victim to successful cyber-attacks and may incur substantial costs and suffer other negative consequences as a result, which may include, but are not limited to, a material disruption in our ability to produce and/or ship steel products, excessive remediation costs that may include liability for stolen assets or information, repairing system damage that may have been caused, and potentially making ransom payments in connection with a cyber-attack. We and our business partners maintain significant amounts of data electronically in locations on and off our site. This data relates to all aspects of our business, including current and future products, and also contains certain customer, consumer, supplier, partner and employee data. We maintain systems and processes designed to protect this data, including operating in the Cloud and contracting with third-party system security providers, but notwithstanding such protective measures, there is a risk of intrusion, cyber-attacks or tampering that could compromise the integrity and privacy of this data. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, nonetheless those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, consumers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, including production delays or downtimes, harm our customers, consumers, employees and other business partners, damage our reputation, violate applicable laws and regulations, subject us to potentially significant costs and liabilities and result in a loss of business that could be material.
Increased global information technology security requirements, vulnerabilities, threats and a rise in sophisticated and targeted cybercrime pose a risk to the security of our systems, our information networks, and to the confidentiality, availability and integrity of our data, as well as to the functionality of our automated and electronically controlled manufacturing operating systems and data collection and analytics capabilities, which our management believes are important and are expected to contribute to our ability to efficiently operate and compete. Although we have adopted procedures and controls, including operating in the Cloud and contracting with third-party system security providers, to protect our information and operating technology, including sensitive proprietary information and confidential and personal data, there can be no assurance that a system or network failure, or security breach, will not occur. This could lead to system interruption, production delays or downtimes and operational disruptions and/or the disclosure, modification or destruction of proprietary and other key information, which could have an adverse effect on our reputation, financial results and financial performance.
Changes to global data privacy laws and cross-border transfer requirements could adversely affect our business and operations.
Our business depends on the transfer of data between our affiliated entities, to and from our business partners, and with third-party service providers, which may be subject to global data privacy laws and cross-border transfer restrictions. While we take steps to comply with these legal requirements, changes to the applicability of those laws may impact our ability to effectively transfer data across borders in support of our business operations.
Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results or financial position.
IFRS and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, impairment of goodwill and intangible assets, inventory, income taxes and litigation, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change our financial performance or financial position in accordance with IFRS.

Our products may not benefit from intellectual property protection and we must respect intellectual property rights of others.
Some information about our products including product chemistries and methods and processes of production are publicly known. Thus, other facilities could produce competitive products using such information. As a result, we may not be able to distinguish our products from competitors that use the same publicly known chemistries, methods and processes that we use. Other information related to our products including product chemistries and methods and processes used to make them are proprietary to third parties who hold intellectual property rights such as patents or trade secrets therein. Our commercial success depends on our ability to operate without infringing the patents and other proprietary rights of third parties, and there can be no assurance that our operations, product chemistries and methods and processes of production do not or will not infringe the patents or proprietary rights of others. Further, if our competitors use their own proprietary intellectual property rights in their products that we do not have access to, such competitors may have an advantage over us which could have an adverse effect on our business.
Our operations could be materially affected by labor interruptions and difficulties.
We had 2,734 full-time employees as of March 31, 2022, of which approximately 95% are represented by two locals of the United Steelworkers of Canada (“USW”) under two collective bargaining agreements. On June 26, 2018, Local 2251 members and Local 2724 members voted to ratify new collective bargaining agreements. These agreements were conditional upon closing of the sale transaction discussed above pursuant to which we acquired substantially all of the operating assets of Old Steelco. The agreements with Local 2251 and Local 2724 expire on July 31, 2022.
Our customers, or companies upon whom we are dependent for raw materials, transportation or other services, could also be affected by labor difficulties. Any such activities, disruptions or difficulties could result in a significant loss of production and sales and could have a material adverse effect on our financial position or financial performance.
Our operations, production levels, sales, financial results and cash flows could be adversely affected by transportation, raw material or energy supply disruptions, or poor quality of raw materials, particularly coal and iron ore.
Due to our location on Lake Superior, we are dependent on seasonally available waterways for the delivery of substantial amounts of raw materials, including coal and iron ore. The waterways close from approximately mid-January to
the end of March each year. Extreme cold weather conditions in the United States and Canada impact shipping on the Great Lakes and could disrupt the delivery of iron ore to us and/or increase our costs related to iron ore. Failure to have adequate coal and iron ore on site prior to the closure of the waterways would adversely affect our ability to operate during such closure and could have a material adverse effect on our production levels, business, financial position, financial performance and prospects. For example, during the period from January through April 2014, the upper Great Lakes suffered a severe freeze-over,
which resulted in the waterways being generally inaccessible for shipping until early May 2014. As a result, raw material supply was depleted and production was therefore reduced. In addition, extreme weather conditions may limit the availability of railcars or otherwise affect our capacity to receive inbound raw materials, and/or ship products to our customers, which may have a material impact on increasing our costs and /or realizing our revenues. Finally, such disruptions or quality issues, whether the result of severe financial hardships or bankruptcies of suppliers, natural or man-made
disasters or other adverse weather events, or other unforeseen circumstances or events, could reduce production or increase costs at our plants and potentially adversely affect customers or markets to which we sell our products. Any resulting financial impact could constrain our ability to fund additional capital investments and maintain adequate levels of liquidity and working capital.
Our business requires substantial capital investment, capital commitments and maintenance expenditures, which we may have difficulty in meeting and will cause us to incur operating costs.
Our operations are capital intensive. We expect to make ongoing capital and maintenance expenditures to achieve and maintain competitive levels of capacity, cost, productivity and product quality. We may not generate sufficient future operating cash flow and external financing sources may not be available in an amount sufficient to enable us to make anticipated capital expenditures, service or refinance our indebtedness, or fund other liquidity needs. Failure to make sufficient capital investment, capital commitments and maintenance expenditures could have a material adverse effect on our business, financial position, financial performance and prospects.

Our Blast Furnace No. 7 was last relined in 2007 which resulted in a downtime of 52 days and capital expenditure of C$72 million. Relines generally last for 20 years. We monitor the health of our furnace. We will expect Blast Furnace No. 7 to require a future reline, which we anticipate occurring no sooner than 2024, which will result in downtime and capital expenditure, which could have a material adverse effect on our business, financial position, financial performance or prospects.
In addition, our profitability and competitiveness are, in large part, dependent upon our ability to maintain low production costs for products with prices that fluctuate based on factors beyond our control. Through our participation in the Canadian Steel Producers Association, we have committed to pursue the aspirational goal of carbon neutrality by 2050. We continue to evaluate strategies to both meet this goal and maintain our competitiveness, including through the modernization of our existing facilities and/or the adoption of other technologies such as less carbon-intensive iron making or EAF steel-making. Unless we continue to invest in newer technologies and equipment such as modernized plants and information technology systems and are successful at integrating such newer technologies and equipment to make our operations more efficient, our cost of production relative to our competitors may increase and we may cease to be profitable or competitive. However, newer technologies and equipment are expensive and the necessary investments may be substantial. Moreover, such investments entail additional risks as to whether the newer technologies and equipment will reduce our cost of production sufficiently to justify the capital expenditures to obtain them. Any failure to make sufficient or appropriate investments in newer technologies and equipment or in integrating such newer technologies and equipment in our operations could have a material adverse effect on our business, financial position, financial performance or prospects.
Our ability to generate revenue is dependent on our customer base and certain key customers.
We serve more than 200 customers across multiple sectors in North America. For the fiscal year ended March 31, 2022, our top ten customers accounted for approximately 49% of our revenue, and no single customer represented more than 11% of revenue. The average tenure for our top ten customers is more than 20 years. The composition and concentration of our customer base could change over time.
While we benefit from diverse end market exposure with limited customer concentration, we rely on certain key customers for a material portion of our revenues. These customers may not consistently purchase our products at a particular rate over any subsequent period. The loss of one or more significant customers, or a decline in steel demand for customers operating in particular industries as a result of macroeconomic or industry-specific factors, could have a material adverse effect on our revenues, financial performance and financial position, particularly if we are unable to replace such lost business with new customer orders. In addition, certain of our top customers may be able to exert pricing and other influences on us, requiring us to produce, market, deliver and promote our products in a manner that may be more costly to us.
The closing or relocation of customer facilities could adversely affect us.
Our ability to meet delivery requirements and the overall cost of our products as delivered to customer facilities are important competitive factors. If customers close or move their production facilities further away from our production facility, it could have an adverse effect on our ability to meet competitive conditions, which could result in the loss of sales. Likewise, if customers move their production facilities outside North America, it could result in the loss of potential sales for us.
We depend on third parties to supply sophisticated and complex machinery for our plants and we are exposed to risks relating to the timing or quality of their services, equipment and supplies.
We have purchased in the past, and propose to purchase going forward, equipment, machinery and services from third parties in relation to our plant. Given that we do not have any direct control over these third parties, we rely on them to provide goods and services in a timely manner and in accordance with our specifications. In addition, we require continued and timely support of certain original equipment manufacturers to supply necessary services and parts to maintain our plants at reasonable cost. If we are unable to procure the required services or parts from these manufacturers for any reason (including the closure of operations or bankruptcy of such manufacturers), if the cost of these services or parts exceeds our budget or if the services or parts provided are deficient or sub-standard,
there may be an adverse effect on our business, financial position, financial performance, cash flows and prospects.

We depend on third parties for transportation services, and increases in costs or the availability of transportation may adversely affect our business and operations.
Our business depends on the transportation of a large number of products, both domestically and internationally. We rely primarily on third parties (including the Canadian Pacific Railway, Canadian National Railway, McKeil Marine and Purvis Marine to provide freighter, shipping and rail transportation services, as well as dock capacity, for the products we manufacture as well as delivery of our raw materials. Any increase in the cost of the transportation of our raw materials or products, as a result of increases in fuel or labor costs, higher demand for logistics services, consolidation in the transportation industry or otherwise, may adversely affect our financial performance as we may not be able to pass such cost increases on to our customers.
If any of these providers were to fail to deliver raw materials to us in a timely manner (including due to weather-related problems, strikes, lock-outs or other labor issues, logistical problems or other events), we may be unable to manufacture and deliver our products in response to customer demand in a timely manner or at all. Further, increases in transportation costs, decreased availability of ocean vessels or changes in such costs relative to transportation costs incurred by our competitors, could make our products less competitive, restrict our access to certain markets and have an adverse effect on our production levels, sales, margins and profitability. In addition, if any of these third parties were to cease operations or cease doing business with us, we may be unable to replace them at a reasonable cost.
In addition, such failure or disruption of a third-party transportation provider could harm our reputation, negatively affect our customer relationships and have a material adverse effect on our business, financial position, financial performance and prospects.
Parties with whom we do business may be subject to insolvency risks or may otherwise become unable or unwilling to perform their obligations to us.
We are a party to business relationships, transactions and contracts with various third parties, pursuant to which such third parties have performance, payment and other obligations to us. If any of these third parties were to become subject to bankruptcy, receivership or similar proceedings, our rights and benefits in relation to our business relationships, contracts and transactions with such third parties could be terminated, modified in a manner adverse to us, or otherwise impaired. We cannot make any assurances that we would be able to arrange for alternate or replacement business relationships, transactions or contracts on terms as favorable as our existing business relationships, transactions or contracts if at all. Any inability on our part to do so could have a material adverse effect on our business and financial performance.
A change in our relationship with counterparties to any of our joint ventures may have an adverse effect on that joint venture.
We have entered into and may, in the future, enter into, develop and operate various joint ventures. We believe an important element in the success of any joint venture is a solid relationship between the members of that joint venture. If there is a change in ownership, a change of control, a change in management or management philosophy, a change in business strategy or another event with respect to a member of a joint venture that adversely impacts the relationship between the joint venture members, it could adversely impact that joint venture, which may have a resulting adverse impact on our business and financial performance. In addition, joint ventures necessarily involve special risks. Whether or not we hold a majority interest or maintain operational control in a joint venture, our counterparties may have economic or business interests or goals that are inconsistent with our interests or goals. For example, such parties may exercise veto rights to block actions that we believe to be in our best interests, may take action contrary to our policies or objectives with respect to our investments, or may be unable or unwilling to fulfill their obligations or commitments to the joint venture.
We are dependent on the operation of our port facility to receive raw materials and deliver steel shipments.
In the fiscal year ended March 31, 2022, we received approximately 98% of our raw material inputs and shipped approximately 20% of our total steel shipments and approximately 100% of our by-products
through our captive port facility located
on-site
at our steel plant in Sault Ste. Marie, Canada. Any material or prolonged disruption in our ability to receive or send shipments through the port facility would have a material adverse effect on our business and financial performance.

Any increases in annual funding obligations resulting from our under-funded pension plans could have a material adverse effect on us.
We are the sponsor of Old Steelco’s defined benefit pension plan for hourly employees (the “Hourly Plan”) and its defined benefit pension plan for salaried employees (the “Salaried Plan”) (collectively, the “DB Pension Plans”), which we assumed in connection with the Purchase Transaction. The most recent actuarial valuations of these DB Pension Plans are dated March 1, 2021, and indicate that the DB Pension Plans are underfunded on a solvency basis. The most recent actuarial valuations indicate that the Hourly Plan had a solvency ratio of 88% and that the Salaried Plan had a solvency ratio of 85%. Furthermore, the most recent actuarial valuations indicate that both the Hourly Plan and the Salaried Plan have a going concern funding excess at March 1, 2021.
In connection with the Purchase Transaction, Ontario Regulation 484/18: Essar Steel Algoma Inc. Pension Plans for Salaried Employees and Hourly Employees, as filed on November 30, 2018 (the “2018 Pension Regulations”) was implemented to provide a funding framework for the DB Pension Plans. Under the 2018 Pension Regulations, among other things, the aggregate going concern and solvency special payments to the DB Pension Plans are capped at C$31 million per annum.
As indicated above, as of March 1, 2021, both DB Pension Plans have obtained an 85% solvency ratio. As a result, the general regulations applicable to all Ontario registered pension plans (the “General Regulations”) apply, but with some restrictions including a cap of C$31 million on the aggregate of the special payments for the DB Pension Plans. In addition, benefits from the DB Pension Plans are now subject to the Ontario Pension Benefit Guarantee Fund (the “PBGF”), which requires us to make annual assessment payments to the PBGF determined based on a formula that includes, among other factors, the funding status and number of members of the pension plan. The 2018 Pension Regulations provide that subsection 57(4) of the Ontario
Pension Benefits Act
(the “PBA”) does not apply to the DB Pension Plans and that subsection 57(3) of the PBA does not apply to us in respect of contributions due and not paid into the DB Pension Plans before the 2018 Pension Regulations came into force. The C$31 million minimum funding and cap will cease to apply on the earlier of the year in which we elect to have the funding rules in the General Regulations apply or in 2039.
We are also the sponsor of closed defined benefit pension plan for pensioners who retired prior to January 1, 2002 (the “Wrap Plan”) that provides a pension benefit in excess of the limits provided by the PBGF. We assumed the Wrap Plan in connection with the completion of the Purchase Transaction, subject to transitional provisions pending the implementation of regulatory measures. Ontario Regulation 207/19 was filed on June 20, 2019 (the “Wrap Regulations”) was implemented to provide a funding framework for the Wrap Plan. The Wrap Regulations require us to make monthly contributions to the Wrap Plan equal to the lesser of C$416,667 and the amount of the prior month’s benefit payments from the Wrap Plan fund until the Wrap Plan’s solvency ratio is 100%. This funding requirement supersedes the normal funding requirements under the PBA and the General Regulations. The Wrap Regulations provide that subsection 57(4) of the PBA does not apply to the Wrap Plan and that subsection 57(3) of the PBA does not apply to us in respect of contributions due and not paid into the Wrap Plan before the Wrap Regulations came into force.
While our near-term funding obligations in respect of the DB Pension Plans and the Wrap Plan are determined in large part based on the 2018 Pension Regulations and the Wrap Regulations, changes to our collective bargaining agreements, the cost of pension benefits paid to plan members, the impact of market outcomes (including interest rates and investment returns), the occurrence of any adverse deviations or changes to governmental regulations affecting the DB Pension Plans or the Wrap Plan, among other things, could affect the funding status of such pension plans and/or the contributions that we are required to make to the pension plans. We could be adversely impacted by any adverse changes to the funding status of the pension plans or increases in our annual funding obligations.
Post-employment benefits owed to our retirees could increase and obligate us to make greater payments.
We provide certain post-employment benefits to our retirees. These benefits include drug, life insurance and hospitalization coverage. We do not pre-fund
these obligations. Our obligations for these benefits could increase in the future due to a number of factors including changes in interest rates, changes to collective bargaining agreements, increasing costs for these benefits, particularly drugs, and any transfer of costs currently borne by the Canadian government to us.

Currency fluctuations, including a significant increase in the value of the Canadian dollar, could have a materially adverse effect on our financial performance and financial position.
For the year ended March 31, 2022, 63% of our revenue was from customers located in the United States. Increases in the value of the Canadian dollar relative to the U.S. dollar make Canadian steel products less competitive in U.S. markets and also encourage steel imports from the United States into Canada. Our revenue is driven by U.S. dollar-based indices. 65% of our cost is based on U.S. dollar-indices and 35% of our cost is in Canadian dollars, which is impacted by exchange rate fluctuation. The increase in the value of the Canadian dollar relative to the U.S. dollar will also have a negative impact on expenditures in Canadian dollars. Therefore, a significant increase in the value of the Canadian dollar could adversely affect our financial performance and financial position.
Limited availability of raw materials and energy may constrain operating levels and reduce profit margins.
We and other steel producers have periodically been faced with problems in obtaining sufficient raw materials and energy in a timely manner due to delays, defaults or force majeure events by suppliers, shortages or transportation problems (such as shortages of barges, vessels, rail cars or trucks, or disruption of rail lines, waterways or natural gas transmission lines), resulting in production curtailments. For example, we faced an increase in the price of natural gas throughout the fourth quarter of our 2014 fiscal year, due to disruptions in supply as a result of extreme weather conditions, including the bursting of the pipeline that supplies the region in which we are located. We may be exposed to additional risks concerning pricing and availability of raw materials from third parties. Any curtailments and escalated costs may further reduce profit margins. Specifically, if demand is such that our blast furnaces are at full production capacity, we may become dependent upon outside purchased coke, especially if some of our existing coke facilities produce at less than capacity.
Environmental compliance and site remediation obligations could result in substantially increased costs and could materially adversely affect our competitive position.
Steel producers such as Algoma are subject to numerous environmental laws and regulations, including federal and provincial, relating to the protection of the environment. We are required to comply with an evolving body of Canadian federal, provincial and local environmental, health and safety laws concerned with, among other things, greenhouse gas emission (“GHG”), other emissions into the air, discharges to surface and ground water, the investigation and remediation of contaminated property, noise control, waste management and disposal, mine closure and rehabilitation, and the generation, handling, storage, transportation, discharge, presence and disposal of, or exposure to pollutants, contaminants and hazardous substances. Specifically, the Company can incur regulatory liability as well civil liability for breeches or violations of environmental law, including contamination on-site
(soil, groundwater, indoor air), contaminant migration and impacts off-site
including in respect of groundwater, rivers, lakes, other waterways, and air emissions. Significant expenditures could be required for compliance with any laws or regulations relating to environmental protection and remediation, which may have an adverse effect on our financial performance and financial position.
We are subject to current and new environmental compliance measures pertaining to the integrated blast furnace coke oven steelmaking operations, including coke oven gas desulfurization and slag granulation, among others. In the event we do not receive exemptions or other accommodations from the relevant regulatory authorities, we may need to invest significant capital in these compliance measures while they remain in operation.
By January 1, 2026, there is a Canadian federal requirement to implement plans and measures to reduce the amount of sulphur dioxide emitted from the combustion of coke oven gas by-product
by implementing coke oven gas desulphurization technology. This requirement arises under a notice (the “Notice”) issued under subsection 56(1) of CEPA which requires prescribed persons to prepare and implement pollution prevention plans in respect of specified toxic substances released from the iron and steel sector. The Notice applies to all steel mills, including ours. Facilities subject to the Notice are required, among other things, to prepare a pollution prevention plan that will achieve prescribed baseline emission targets by the specified date, and submit certain written declarations and progress reports. Algoma will be taking an alternative approach to reduce SO2 through its transition to electric arc steelmaking, which will see the elimination of cokemaking from Algoma’s operations. Therefore, Algoma will be providing a pollution prevention plan that reflects this alternative approach to reduce SO2 which has been deemed an acceptable approach to comply with CEPA. Similarly, in order to align with new provincial legislation related to SO2, Algoma has applied for a Site-Specific Standard that includes an action plan to reduce SO2 that reflects the progressive facility shutdown.

In the United States and Canada, certain environmental laws and regulations impose joint and several liabilities on certain classes of persons for the costs of investigation, management and remediation of contaminated properties and for the management of emissions into the environment. Liability may attach regardless of fault or the legality of the release or disposal of the substance or waste at the time it occurred. Some of our present and former facilities have been in operation for many years and, over such time, have used substances and disposed of wastes that may require management, investigation, mitigation and remediation. We could be liable for the costs of such investigations and remediation. Costs for any investigation, management, mitigation and remediation of contamination, on or off site, whether known or not yet discovered, or to address other issues relating to pollution and waste disposal, emissions into the air or water, or the storage or handling of materials, could be substantial and could have an adverse effect on our financial performance. In addition, while we are subject to GHG emissions tax liability in Canada, we need to compete alongside foreign competitors in Canada and the United States that may not be similarly subject to such carbon tax liabilities, resulting in our reduced competitiveness in the market which may affect revenues and profitability.
In connection with the EAF transformation, we may incur higher carbon tax liabilities unless we develop a facility-specific GHG emissions performance standard in connection with operations in the Hybrid Mode. Algoma has received comfort letters from MECP committing to work together on a pathway to address the support sought. Furthermore, the dust generated during the EAF steel scrap melting process may contain a significant amount of zinc, and is considered a hazardous waste, the disposal of which is expensive and regulated.
Our Environmental Department regularly reviews and audits our operating practices to monitor compliance with our environmental policies and legal requirements. Our environmental management system is ISO 14001-2015 registered.
No assurance can be given that unforeseen changes, such as new laws or stricter enforcement policies, including in respect of carbon pricing, or an incident at one of our properties or operations, will not have a material adverse effect on our business, estimated capital or operating costs, financial position, or financial performance. Our operations are required to have governmental permits and approvals. Any of these permits or approvals may be subject to denial, revocation, expiry or modification under various circumstances. Failure to obtain or comply with the conditions and terms of permits or approvals may adversely affect our operations and may subject us to regulatory orders, penalties and fines. In addition, if environmental laws are amended or are interpreted or enforced differently, or if new environmental legislation is enacted, we may be required to obtain additional permits or approvals and incur additional costs. There can be no assurance that we will be able to meet all applicable regulatory requirements. In addition, we may be subject to regulatory orders, penalties, fines or other liabilities arising from our actions imposed under environmental laws, including as a result of actions or other proceedings commenced by third parties, such as neighbors or government regulators, including with respect to an emissions incident at our cokemaking by-products
plant.
On June 9, 2022, an
oil-based
lubricant was released from our hot mill, entrained into our water treatment facility, and some quantity ultimately discharged into the St. Mary’s River which borders along Ontario and Michigan. Working with the assistance of expert technical advisors, we have been able to ascertain that the estimated amount of oil that was ultimately discharged into the river from our water treatment plant is in the range of 1,000 liters (263 gallons) to 1,250 liters (330 gallons), with the amount not likely exceeding 1,250 liters. This information along with the analysis methodology have been provided to the Ministry of Environment, Conservation, and Parks, whom we continue to work closely with. To date, we have not received any orders or notices of offense pursuant to environmental laws in Canada or the United States, but may in the future be subject to orders, offenses, penalties, fines or other negative consequences as a result of this incident, which may have an adverse effect on our business, financial condition or results of operations. The economic impact of this incident remains unknown. We are still assessing, and it is too early to determine, the impact of this incident, but such incident may subject us to the liabilities described above. In connection with this incident and similar incidents that may occur from time to time, we may need to make significant capital and operating expenditures to detect, repair and/or control discharges or to perform certain corrective actions to meet the conditions of the permits issued pursuant to applicable environmental laws.
Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs on our operations.
The effects of government policy, legislation or regulation enacted to address climate change may adversely impact our operations as well as those of our suppliers and our customers, and including the transportation of the associated raw materials and products. In addition, government action to address climate change may, among other things, reduce the demand for our products. Although we have made efforts to mitigate the effects of government action related to climate change on our business, there can be no assurance that these efforts will be effective or that the effects of climate change policies will not adversely impact our operations, business and financial results.
On July 3, 2018, Ontario revoked Ontario Regulation 144/16, The Cap and Trade Program under the Climate Change Mitigation and
Low-carbon
Economy Act, 2016, effectively ceasing Ontario’s cap and trade program which had been in effect since May 18, 2016. The revocation regulation also prohibits registered participants in the former cap and trade program from purchasing, selling, trading or otherwise dealing with emission allowances and credits. Without a cap and trade system or carbon tax in place in Ontario that meets minimum federal requirements for GHG emissions, regulated entities in Ontario are subject to the federal Greenhouse Gas Pollution Pricing Act (generally referred to as the “Federal Backstop”).
On January 1, 2019, the federal government’s Output-Based Pricing System (the “OBPS Program”) under the Federal Backstop came into effect in Ontario. The OBPS Program includes registration, monitoring, reporting and payment obligations for GHG emitters subject to the Federal Backstop. It is not certain how the OBPS Program will apply to electric arc steelmaking versus blast furnace based steelmaking, as the government of Canada has not fully developed the regulatory regime for steelmakers.
On July 4, 2019, Ontario’s Emissions Performance Program (the “EPS Program”) under Ontario Regulation 241/19 came into effect. The EPS Program requires all large industrial emitters in the province to comply with capped emission levels tied to their level of output or production and the program may include compliance flexibility mechanisms such as offset credits and/or payment of an amount to achieve compliance. On September 20, 2020, the EPS Program was accepted by the federal government as an alternative to the federal OBPS Program. The federal and Ontario governments are currently in the process of planning the transition from the OBPS Program to the EPS Program for GHG emitters in Ontario. Until that transition is completed, both the OBPS Program and the EPS Program remain in effect in Ontario. The EPS Program is expected to be implemented in stages to give Ontario industries time to meet their obligations thereunder. The EPS Program is part of the
Made-in-Ontario
Environment Plan (the “Provincial Plan”) which was released in November 2018. The Provincial Plan also includes the Ontario Carbon Trust, which will use financing techniques and market development tools in partnership with the private sector to speed up the deployment of low-carbon
solutions, as well as a commitment by the Ontario government to encourage private investments in clean technologies and green infrastructure projects.
Prior to the federal government’s acceptance of the EPS Program, Ontario and a number of other provinces commenced legal challenges to the Federal Backstop. On March 25, 2021, the Supreme Court of Canada rendered a decision upholding the constitutionality of the Federal Backstop. While, at this point, we cannot definitively predict the full effect of the EPS Program on us when the federal OBPS Program is phased out, our financial position, operations (including any plans to increase production) and ability to compete with companies in foreign jurisdictions may be materially affected by the new regime. The absence of similar requirements in other jurisdictions could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in those jurisdictions.
On December 11, 2020, the federal government announced its new climate plan entitled “A Healthy Environment and a Healthy Economy”. For the 2020 compliance year, the carbon tax payable under the OPBS Program by large industrial emitters if emissions at their facilities exceed a set level is set at C$30 per tonne of carbon dioxide equivalent (“CO2e”) and is scheduled to increase by C$10 per tonne annually until it reaches C$50 per tonne in 2022. The “A Healthy Environment and a Healthy Economy” plan, if implemented into law, would increase the carbon tax by C$15 per tonne per year starting in 2023 until the tax becomes C$170 per tonne CO2e in 2030.
Any additional regulatory or other changes that are adopted in the future to address climate change and GHG emissions could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in areas not subject to such requirements. Taken together, these regulatory changes could have a material adverse effect on our business, financial performance or financial results.
Pursuant to an Environmental Compliance Approval issued by the Ontario Ministry of Environment and Climate Change, we are required to install certain equipment in our number 6 blast furnace (“Blast Furnace No. 6”) to reduce casthouse emissions. The actual cost of the equipment and its installation could vary significantly due to cost escalation, design changes, regulatory policies or other factors. In addition, the tightening of air emissions standards in Ontario for our blast furnace and cokemaking operations could result in significant costs for additional pollution controls or other equipment or operational changes. The foregoing costs would not be incurred until Blast Furnace No. 6, which is currently idled, is restarted. There is no assurance that these costs may not be higher than as currently estimated.
The U.S. government and various governmental agencies have introduced or are contemplating regulatory changes in response to the potential impact of climate change. International treaties or agreements may also result in increasing regulation of GHG emissions, including the introduction of carbon emissions trading mechanisms. Any such regulation regarding climate change and GHG emissions could impose significant costs on our steelmaking and metals recycling operations and on the operations of our customers and suppliers, including increased energy, capital equipment, environmental monitoring and reporting and other costs in order to comply with current or future laws or regulations and limitations imposed on our operations by virtue of climate change and GHG emissions laws and regulations. The potential costs of “allowances,” “offsets” or “credits” that may be part of potential cap-and-trade
programs or similar future regulatory measures are still uncertain. Any adopted future climate change and GHG regulations could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in areas not subject to such limitations. From a medium and long-term perspective, as a result of these regulatory initiatives, we may see an increase in costs relating to our assets that emit significant amounts of GHGs. These regulatory initiatives will be either voluntary or mandatory and may impact our operations directly or through our suppliers or customers. Until the timing, scope and extent of any future regulation becomes known, we cannot predict the effect on our business, financial performance or financial position, but such effect could be materially adverse to our business, financial performance and financial position.
Our industry could be subject to increased regulatory oversight or changes in government policies that could have adverse effects.
Our industry could be subject to increased regulatory oversight. Changing regulatory policies and other actions by governments and third parties may all have the effect of limiting our revenues and increasing our operating costs, which could have a material adverse effect on our business, financial position and financial performance. Due to regulatory restructuring initiatives at the federal, provincial and state levels, the steel industry has undergone changes over the past several years. Future government initiatives will further change the steel industry. Some of these initiatives may delay or reverse the movement towards competitive markets. We cannot predict the ultimate effect that on-going
regulatory changes will have on our business prospects, financial position and financial performance.
Impairment in the carrying value of long-lived assets could negatively affect our operating results and reduce our earnings.
We have a significant amount of long-lived assets on our consolidated balance sheets. Under IFRS, we periodically evaluate long-lived assets for potential impairment whenever events or changes in circumstances have occurred that indicate that impairment may exist, or the carrying amount of the long-lived asset may not be recoverable. An impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable based on its estimated future discounted cash flows. Events and conditions that could result in impairment in the value of our long-lived assets include cash flow or operating losses, other negative events or long-term outlook, cost factors that have negative effect on earnings and cash flows, changes in business conditions or strategy, as well as significantly deteriorating industry, market, and general economic conditions. Impairment in the carrying value of long-lived assets could negatively affect our operating results and reduce our earnings.
We face increased competition from alternative materials, which could impact the price of steel and adversely affect our profitability and cash flow.
As a result of increasingly stringent regulatory requirements, designers, engineers and industrial manufacturers, especially those in the automotive industry, are increasing their use of lighter weight and alternative materials, such as aluminum, composites, plastics and carbon fiber in their products. Increased government incentives and requirements for the use of such materials to meet regulatory requirements could reduce the demand for steel products, which could potentially reduce our profitability and cash flows.

Pending or threatened litigation or claims could negatively affect our profitability and cash flow in a particular period.
We are subject to litigation arising in the normal course of business and may be involved in legal disputes or matters with other parties, including governments and their agencies, regulators and members of our workforce, which may result in litigation. The causes of potential litigation cannot be known and may arise from, among other things, business activities, employment matters, including compensation issues, or grievances under our collective bargaining agreements, environmental, health and safety laws and regulations, tax matters and securities matters. The timing of resolutions to such matters, should they arise, is uncertain and we may incur expenses in defending them and the possible outcomes or resolutions could include adverse judgments, orders or settlements or require us to implement corrective measures any of which could require substantial payments and adversely affect our reputation and operations, and may also negatively affect our profitability and cash flow in a particular period.
Failure to maintain our current senior management or inability to attract additional senior management could have an adverse effect on our operations.
Our operations and prospects depend, in large part, on the performance of our senior management team. We cannot assure that such individuals will remain as employees. For example, Michael McQuade retired as Chief Executive Officer, or CEO, in June 2022 and our Chief Commercial Officer, Robert Dionisi, retired in May 2022. In addition, we can make no assurance that we would be able to find qualified replacements for any of these individuals if their services were no longer available. The loss of the services of one or more members of senior management or difficulty in attracting, retaining and maintaining additional senior management personnel could have a material adverse effect on our business, financial position and financial performance.
A failure to maintain adequate insurance could have a materially adverse effect on our operations.
To date, we have been able to obtain liability insurance for the operation of our business. However, there can be no assurance that our existing liability insurance will be adequate, or that it will be able to be maintained, or that all possible claims that may be asserted against us will be covered by insurance. The occurrence of a significant adverse event that causes losses in excess of limits specified under the relevant policy or losses arising from events not covered by insurance policies, could materially adversely affect our business, financial position, financial performance and prospects.
Our income tax filing positions may be subject to challenge by tax authorities, which could subject us to increased tax liabilities.
We file tax returns that may contain interpretations of tax law and estimates. Positions taken and estimates utilized by us may be challenged by applicable tax authorities. Rulings that alter filed tax returns may have an adverse impact on income. In addition, we are involved in and potentially subject to regular audits from Canadian federal and provincial tax authorities relating to income, capital and commodity taxes and, as a result of these audits, may receive assessments and reassessments. For example, we were notified in June 2021 that the Canada Revenue Agency (the “CRA”) is currently conducting an audit of Opco’s 2018 and 2019 January to December taxation years. The audit is in its preliminary stages and we have not been informed of any issues by the CRA. In the event that the CRA successfully challenges the manner in which we have filed our tax returns and reported income, it could potentially result in additional income taxes, penalties and interest, which could have a material adverse effect on our business.
We are subject to risks related to shifting steel supplies.
As traditional steel-consuming markets are negatively impacted from reduced demand due to a variety of factors, including
COVID-19,
or other regulatory changes (such as, for instance, the revocation in January 2021 of the presidential permit necessary to construct and operate the Keystone oil pipeline at the international border of Canada and the United States), suppliers of steel products into these affected sectors will divert their sales efforts to markets where we traditionally participate, thereby creating pressure on lowering pricing in response to increased supply. The oil and gas industry is a significant end market for steel, and has experienced and continues to experience a significant amount of disruption and oversupply at a time of declining demand, resulting in more competition in other sectors of the economy.

Changes in our credit profile may affect our relationships with our suppliers, which could have a material adverse effect on our liquidity.
Changes in our credit profile may affect the way our suppliers view our ability to make payments and may induce them to shorten the payment terms of their invoices or require us to prepay, particularly given our high level of outstanding indebtedness. Given the large dollar amounts and volume of our purchases from suppliers, a change in payment terms may have a material adverse effect on our liquidity and our ability to make payments to our suppliers, and consequently may have a material adverse effect on our business, financial performance and financial position.
Some of our operations present significant risk of injury or death.
The industrial activities conducted at certain of our facilities present significant risk of serious injury or death to our employees, contractors, customers or other visitors to our operations. Notwithstanding our safety precautions, including our material compliance with federal and provincial employee health and safety regulations, we may be unable to avoid material liabilities for injuries or deaths. We maintain workers’ compensation insurance to address the risk of incurring material liabilities for injuries or deaths, but there can be no assurance that the insurance coverage will be adequate or will continue to be available on the terms acceptable to us, or at all, which could result in material liabilities to us for any injuries or deaths. We could also incur fines and other sanctions as a result of safety incidents.
Our cross-border operations require us to comply with anti-corruption laws and regulations of the U.S. government and various
non-U.S.
jurisdictions.
Doing business in multiple countries requires us and our subsidiaries to comply with Canadian and other laws and regulations governing corruption and bribery, including the Canadian Corruption of Foreign Public Officials Act. The laws generally prohibit companies and their officers, directors, employees and agents acting on their behalf from corruptly offering, promising, authorizing or providing anything of value to foreign officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. As a result, business dealings between our employees or our agents and any such public official could expose us to the risk of violating anti-corruption laws. Violations of these legal requirements are punishable by criminal fines and imprisonment, civil penalties, disgorgement of profits, injunctions, debarment from government contracts as well as other remedial measures. We have established policies and procedures designed to assist us and our personnel in complying with applicable laws and regulations; however, we cannot assure investors that these policies and procedures will completely eliminate the risk of a violation of these legal requirements. Any such violation (inadvertent or otherwise) could have a material adverse effect on our business prospects, financial position and financial performance.
Shortages of skilled labor, increased labor costs, or our failure to attract and retain other highly qualified personnel in the future could disrupt our operations and adversely affect our financial results.
We depend on skilled labor for the manufacture of our products. Our continued success depends on the active participation of our key employees. Shortages of some types of skilled labor could restrict our ability to maintain or increase production rates, lead to production inefficiencies and increase our labor costs. The competitive nature of the labor markets in which we operate, the cyclical nature of the steel industry and the resulting employment needs increase our risk of not being able to recruit, train and retain the employees we require at efficient costs and on reasonable terms, particularly when the economy expands, production rates are high or competition for such skilled labor increases. Many companies, including ours, have had employee lay-offs
as a result of reduced business activities in an industry downturn. The loss of our key people or our inability to attract new key employees could adversely affect our operations. Additionally, layoffs or other adverse actions could result in an adverse relationship with our workforce. If we are unable to recruit, train and retain adequate numbers of qualified employees on a timely basis or at a reasonable cost or on reasonable terms, our business and financial performance could be adversely affected.
The expansion of social media platforms present new risks and challenges.
The expansion of social media platforms presents new risks and challenges. The inappropriate use of certain social media vehicles could cause brand damage or information leakage or could lead to legal implications from the improper collection and/or dissemination of personally identifiable information or the improper dissemination of material information. In addition, negative posts or comments about us and/or any of our key personnel on any social networking web site could seriously damage our reputation. If our sensitive information is disclosed or if our reputation or that of our key personnel is seriously damaged through social media, it could have a material adverse effect on our business, financial position and financial performance.
Our management has limited experience operating a public company, and thus its success in such endeavors cannot be guaranteed.
We have been a public company for less than 12 months and, as a result, a portion of our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our operations as a public company that is subject to significant regulatory oversight and reporting obligations under U.S. and Canadian securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the United States and Canada. We have and continue to be in the process of upgrading our finance and accounting systems to an enterprise system suitable for our operations as a public company, and a delay could impact our ability or prevent us from timely reporting our operating results, timely filing required reports with the SEC and applicable Canadian securities regulators and complying with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of us as a public company in the United States and Canada has and may continue to require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.
If we are unable for any reason to meet the continued listing requirements of Nasdaq or the TSX, such action or inaction could result in a delisting of the Common Shares or Warrants.
If we fail to satisfy the continued listing requirements of Nasdaq or the TSX (for example, the Nasdaq corporate governance requirements or the Nasdaq minimum closing bid price requirement), such exchanges may take steps to delist the Common Shares or Warrants. Such a delisting would likely have a negative effect on the price of the Common Shares or Warrants and would impair your ability to sell or purchase the Common Shares or Warrants when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow the Common Shares or Warrants to become listed again, stabilize the market price or improve the liquidity of the Common Shares or Warrants, prevent such securities from dropping below any minimum bid price requirement or prevent future non-compliance
with Nasdaq’s or the TSX’s listing requirements.
If securities and industry analysts do not publish research or reports about our business or publish negative reports about our business, our share price and trading volume may suffer.
The trading market for the Common Shares is and will be influenced by the research and reports that securities or industry analysts publish about us or our business. We do not have control over such analysts and cannot provide any assurance that analysts will continue to cover Algoma or provide favorable coverage. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of Algoma or fail to regularly publish reports on Algoma, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.
There is a risk that we will fail to maintain an effective system of internal controls and our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected. We may identify material weaknesses in our internal controls over financing reporting which we may not be able to remedy in a timely manner.
As a public company, we operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act, the regulations of Nasdaq and the TSX, the rules and regulations of the SEC and

Canadian securities regulators, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. Prior to becoming a public company in October 2021, we had never been required to test our internal controls within a specified period and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.
We anticipate that the process of building our accounting and financial functions and infrastructure will continue to require significant additional professional fees, internal costs and management efforts. We may need to enhance and/or implement a new internal system to combine and streamline the management of our financial, accounting, human resources and other functions. However, the enhancement and/or implementation of a system may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention. In addition, we may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.
If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by Nasdaq, the TSX, the SEC, Canadian securities regulators or other regulatory authorities.
We have incurred and expect to continue to incur increased costs as a result of our operation as a public company, and our management is and will continue to be required to devote substantial time and resources to employing new compliance initiatives in order to comport with the regulatory requirements applicable to public companies.
We have incurred and expect to continue to incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC, Canadian securities regulators, Nasdaq and the TSX. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have substantially increased our legal and financial compliance costs and to have made some activities more time-consuming and costly. For example, these rules and regulations have and are expected to continue to make it more difficult and more expensive for us to obtain director and officer liability insurance and we have or may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We are continuously evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate the amount or timing of additional costs we may incur to respond to any new requirements we may be subject to in the future.
Our Investor Rights Agreement provides certain IRA Parties the right to nominate up to four of our directors.
In connection with the consummation of the Merger, we entered into an Investor Rights Agreement pursuant to which, among other things, certain parties to the Investor Rights Agreement (“IRA Parties”) that previously had board designation rights with respect to Algoma Steel Holdings Inc. have the right to nominate, in the aggregate, four directors to our board for so long as they beneficially own at least 7.36% of our outstanding Common Shares. If such IRA Parties are able to exert significant influence over the our board as a result of their nomination rights pursuant to the Investor Rights Agreement, other holders of Common Shares may have limited ability to influence corporate matters and, as a result, we may take action that other holders of Common Shares do not view as beneficial.

Because we are a foreign private issuer and, as a result, are not be subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.
We report under the Exchange Act as a
non-U.S.
company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form
10-Q
containing unaudited financial and other specified information, although we are subject to Canadian laws and regulations with regard to certain of these matters and intend to furnish comparable quarterly information on Form
6-K.
In addition, foreign private issuers are not required to file their annual report on Form
20-F
until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form
10-K
within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form
10-K
within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.
As we are a “foreign private issuer” and follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.
As a foreign private issuer, we have the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that we disclose the requirements we are not following and describe the home country practices we are following. We rely on this “foreign private issuer exemption” with respect to the Nasdaq rules for shareholder meeting quorums and Nasdaq rules requiring shareholder approval. We may in the future elect to follow home country practices with regard to other matters. As a result, our shareholders do not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.
Algoma may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.
As discussed above, Algoma is a foreign private issuer, and therefore is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and may take advantage of certain exemptions to Nasdaq’s corporate governance rules. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to Algoma on September 30, 2022. In the future, Algoma would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, or it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If Algoma loses its foreign private issuer status, it will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. Algoma would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, it would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, Algoma would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.
We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of the Common Shares, which could cause you to lose some or all of your investment.
For a variety of potential factors, which are currently unforeseen, we may be forced to write-down or write-off
assets, restructure its operations, or incur impairment or other charges that could result in us reporting losses. Even though these charges may be
non-cash
items and would not have an immediate impact on Algoma’s liquidity, the fact that Algoma would report charges of this nature could contribute to negative market perceptions of Algoma or its securities. In addition, charges of this nature may cause Algoma to violate net worth or other covenants to which Algoma may be subject as a result of Algoma obtaining debt financing. Accordingly, securityholders could suffer a reduction in the value of their Common shares and Warrants and such securityholders are unlikely to have a remedy for such reduction in value.
The grant and future exercise of registration rights may adversely affect the market price of Common Shares.
The Investor Rights Agreement provides that we will, under certain circumstances, agree to file a registration statement as soon as practicable upon a request from certain IRA Parties to register the resale of certain registrable securities under the Securities Act and Canadian securities laws (such request, a “demand registration”). Algoma has also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request.
We are required to maintain this or another effective registration statement under the Securities Act covering the Securities held by PIPE Investors and the other outstanding Common Shares (other than the Common Shares issued to Legato public stockholders).
The registration of these securities permits the public sale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Common Shares. See “–
A significant portion of our total outstanding Common Shares may be sold into the market in the near future. This could cause the market price of Common Shares and Warrants to drop significantly, even if our business is doing well.
”
The IRS may not agree that Algoma should be treated as a
non-U.S.
corporation for U.S. federal income tax purposes.
Although Algoma is incorporated and tax resident in Canada, the U.S. Internal Revenue Service (the “IRS”) may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Internal Revenue Code of 1986 (the “Code”). For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because Algoma is not so created or organized (but is instead incorporated only in Canada), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.
As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Tax Residence of Algoma for U.S. Federal Income Tax Purposes,” based on the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Treasury regulations promulgated thereunder (the “Section 7874 Regulations”), and certain factual assumptions, Algoma does not currently expect to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code as a result of the Merger. However, the application of Section 7874 of the Code is complex, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. tax laws and regulations with possible retroactive effect) and is subject to certain factual uncertainties. Furthermore, Algoma has not sought and will not seek any rulings from the IRS as to such treatment, and the closing of the Merger was not conditioned upon achieving, or receiving a ruling from any tax authority or opinion from any tax advisor with regard to, any particular tax treatment. Accordingly, there can be no assurance that the IRS will not challenge the status of Algoma as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.
If the IRS were to successfully challenge under Section 7874 of the Code Algoma’s status as a foreign corporation for U.S. federal income tax purposes, Algoma and certain Algoma shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Algoma and future withholding taxes on certain Algoma shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes. In particular, holders of Common Shares and/or Warrants would be treated as holders of stock and warrants of a U.S. corporation.

See “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Tax Residence of Algoma for U.S. Federal Income Tax Purposes” for a more detailed discussion of the application of Section 7874 of the Code to Algoma. Investors should consult their own advisors regarding the application of Section 7874 of the Code to Algoma.
Section 7874 of the Code may limit the ability to use certain tax attributes following the Merger, increasing Algoma’s U.S. affiliates’ U.S. taxable income or having other adverse consequences to Algoma and Algoma’s shareholders.
Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. In general, if a foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, and after the acquisition the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, subject to other requirements, certain adverse tax consequences under Section 7874 of the Code may apply.
If these rules apply to the Merger, Algoma and certain of Algoma’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a
10-year
period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by Algoma include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%.
As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Utilization of Legato’s Tax Attributes and Certain Other Adverse Tax Consequences to Algoma and Algoma’s Shareholders,” based on the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations (as defined above), and certain factual assumptions, Algoma does not currently expect to be subject to these rules under Section 7874 of the Code as a result of the Merger. The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in such U.S. tax laws and regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Furthermore, Algoma has not sought and will not seek any rulings from the IRS as to such treatment, and the closing of the Merger was not conditioned upon achieving, or receiving a ruling from any tax authority or opinion from any tax advisor with regard to, any particular tax treatment. Accordingly, there can be no assurance that the IRS will not challenge whether Algoma is subject to the above rules or that such a challenge would not be sustained by a court.
However, even if Algoma is not subject to the above adverse consequences under Section 7874 of the Code, Algoma may be limited in using its equity to engage in future acquisitions of U.S. corporations over the
36-month
period following the Merger. If Algoma were to be treated as acquiring substantially all of the assets of a U.S. corporation within the
36-month
period after the Merger, the Section 7874 Regulations would exclude certain shares of Algoma attributable to the Merger for purposes of determining the Section 7874 Percentage (as defined in “
Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Tax Residence of Algoma for U.S. Federal Income Tax Purposes
”) of that subsequent acquisition, making it more likely that Section 7874 of the Code will apply to such subsequent acquisition.
See “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Utilization of Legato’s Tax Attributes and Certain Other Adverse Tax Consequences to Algoma and Algoma’s Shareholders” for a more detailed discussion of the application of Section 7874 of the Code to Algoma. Investors in Algoma should consult their own advisors regarding the application of Section 7874 of the Code to Algoma.

Risks Related to Ownership of Common Shares and Warrants
We may issue additional Common Shares or other securities without shareholder approval, which would dilute existing ownership interests and may depress the market price of Common Shares.
We may issue additional Common Shares or other equity securities of equal or senior rank in the future in connection with, among other things, our equity incentive plan, without shareholder approval, in a number of circumstances. Our issuance of additional Common Shares or other equity securities of equal or senior rank would have the following effects:

•	our existing shareholders’ proportionate ownership interest in Algoma may decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding Common Share may be diminished; and

•	the market price of Common Shares may decline.
The price of our Common Shares may be volatile and may decline regardless of our operating performance.
The market price of the Common Shares may fluctuate significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and results of operations;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•
failure of securities analysts to maintain coverage of Algoma, changes in financial estimates or ratings by any securities analysts who follow Algoma or its failure to meet these estimates or the expectations of investors;

•	announcements by Algoma or its competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

•	changes in operating performance and stock market valuations of other steel companies;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	trading volume of the Common Shares;

•	the inclusion, exclusion or removal of the Common Shares from any indices;

•	changes in our board of directors or management;

•	transactions in the Common Shares by directors, officers, affiliates and other major investors;

•	lawsuits threatened or filed against us;

•	changes in laws or regulations applicable to our business;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving our capital stock;

•	general economic conditions in the United States;

•	pandemics or other public health crises, including, but not limited to, the COVID-19 pandemic;

•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

•	the other factors described in this “ Risk Factors ” section.
The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert our management’s attention and resources, and harm our business, financial condition, and results of operations.
An active, liquid trading market for Common Shares and Warrants may not be maintained, which may limit your ability to sell Common Shares and Warrants.
Although the Common Shares and Warrants are currently listed on Nasdaq and the TSX, an active, liquid trading market for Common Shares and Warrants may not be sustained. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to continue would likely have a material adverse effect on the value of Common Shares and Warrants. The market price of Common Shares may decline, and you may not be able to sell your Common Shares at or above the price at which you purchased them, or at all. An inactive market may also impair our ability to raise capital to continue to fund operations by issuing Common Shares or Warrants.
A significant portion of our total outstanding Common Shares may be sold into the market in the near future. This could cause the market price of Common Shares and Warrants to drop significantly, even if our business is doing well.
Sales of a substantial number of Common Shares and Warrants in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of holders intend to sell Common Shares or Warrants, could reduce the market price of Common Shares or Warrants. Transfer restrictions continue to apply to the 6,379,875 Common Shares and the 262,254 Warrants and underlying Common Shares held by Eric S. Rosenfeld, David Sgro, Brian Pratt and their respective affiliates. All of these Common Shares and Warrants will, however, be able to be resold after the expiration of the lock-up
period, which will be no later than October 19, 2022, or its waiver (which may occur with the written consent of Algoma and persons holding a majority of the shares subject to the lock-up),
as well as pursuant to customary exceptions thereto. Moreover, certain holders of Common Shares (including Common Shares underlying Warrants) will have certain registration rights that could require us to file registration statements in connection with sales of Common Shares and Warrants by such holders. Such sales by such holders could be significant. As restrictions on resale end, the market price of Common Shares and Warrants could decline if the holders of currently restricted Common Shares or Warrants sell them or are perceived by the market as intending to sell them.
Any issuance of preferred shares could make it difficult for another company to acquire us or could otherwise adversely affect shareholders, which could depress the price of the Common Shares.
Our board of directors has the authority to issue preferred shares and to determine the preferences, limitations, and relative rights of preferred shares and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred shares could be issued with liquidation, dividend, and other rights superior to the rights of the Common Shares. The potential issuance of preferred shares may delay or prevent a change in control of us, discourage bids for the Common Shares at a premium over the market price and adversely affect the market price and other rights of the holders of the Common Shares.

USE OF PROCEEDS
All of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.
We would receive up to an aggregate of approximately $278 million from the exercise of the Warrants, assuming the exercise in full of all such Warrants for cash. We expect to use the net proceeds from the exercise of the warrants to partially fund our transformation to EAF steelmaking and/or for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.
There is no assurance that the holders of the Warrants will elect to exercise any or all of the Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” as may be permitted in certain circumstances, the amount of cash we would receive from the exercise of the Warrants will decrease.
MARKET PRICE OF OUR SECURITIES AND DIVIDENDS
Our Common Shares and Warrants began trading on Nasdaq under the symbols “ASTL” and “ASTLW”, respectively, and on the TSX under the symbols “ASTL” and “ASTL.WT,” respectively, on October 20, 2021. On June 29, 2022, the last reported sales prices of the Common Shares on Nasdaq and the TSX were $9.24 and C$11.89, respectively, and the last reported sales prices of the Warrants were $2.11 and C$2.73, respectively. As of June 17, 2022, there were approximately 70 holders of record of our Common Shares and 17 holders of record of our Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.
Dividends
On March 31, 2022, Algoma made its first quarterly dividend payment of US$0.05 per Common Share for shareholders of record as of the close of business on February 28, 2022. On June 14, 2022, Algoma announced that its board of directors had approved the payment of its second quarterly dividend in the amount of US$0.05 per Common Share, payable on July 15, 2022 to shareholders of record as of the close of business on June 27, 2022. The determination to pay dividends in the future will depend on many factors, including, among others, Algoma’s financial condition, current and anticipated cash requirements, contractual restrictions and financing agreement covenants, solvency tests imposed by applicable corporate law and other factors that Algoma’s board of directors may deem relevant.

BUSINESS
Unless the context otherwise requires, all references in this section to “Algoma,” “the Company,” “we,” “us,” or “our” refer to Algoma Steel Group Inc. and its subsidiaries prior to the consummation of the Merger.
Corporate Structure
The following organization chart indicates the intercorporate relationships of the Company and its material subsidiaries, together with the jurisdiction of formation, incorporation or continuance of each entity:

Overview
Algoma, a corporation organized under the laws of the Province of British Columbia, is a fully integrated steel producer of hot and cold rolled steel products including coiled sheet and plate. With a current liquid steel production capacity of an estimated 2.8 million tons per year, our size and diverse capabilities enable us to deliver responsive, customer-driven product solutions to direct applications in the automotive, construction, energy, defense, and manufacturing sectors.
We manufacture a broad range of high-quality semi-finished and finished flat steel sheet and plate products. In 1995, approximately $450 million was invested at that time in the construction of our Direct Strip Production Complex (“DSPC”), our cornerstone asset and one of the world’s first hot strip mills coupling integrated continuous casting with hot rolling. In addition to the DSPC, our facilities include two blast furnaces, Blast Furnace No. 6 and Blast Furnace No. 7, of which Blast Furnace No. 7 is currently operating. We also operate a discrete 106 inch-wide hot strip mill and 166 inch wide plate rolling mill as a combination mill to provide us with the flexibility to adjust product mix between our many sheet and plate products to take advantage of changes in market demand and pricing, thus allowing us to optimize our margins. Our idled Blast Furnace No. 6 provides redundancy and incremental flexibility to our operating platform, allowing for the management of any future re-lines
for Blast Furnace No. 7, and could quickly add cost effective capacity with limited additional capital outlays. We believe a restart of Blast Furnace No. 6 could be achieved within approximately six months, for an estimated C$60 million investment.

Our coil sheet steel products include a wide variety of widths, gauges and grades, and are available in unprocessed form as well as with value-added temper processing for HRC, annealed and full hard cold-rolled coil, hot-rolled
pickled and oiled products, floor plate and
cut-to-length
products. Primary
end-users
of our sheet products include service centers and automotive, manufacturing, construction, and tubular industries. Sheet steel products have represented approximately 88% of our total steel shipment volumes, on average, in our fiscal year ended March 31, 2022.
Our plate steel products consist of various carbon-manganese, high-strength and low-alloy
grades, and are sold in the
as-rolled
condition as well as subsequent value-added heat-treated conditions. The primary end-user
of our plate products is the fabrication industry, which uses our plate products in the manufacture or construction of railcars, buildings, bridges, off-highway
equipment, storage tanks, ships, military applications, large diameter pipelines and power generation equipment. Plate steel products have represented approximately 12% of our total steel shipment volumes in the fiscal year ended March 31, 2022.
We sell our finished products to a geographically diverse customer base across North America. For fiscal year ended March 31, 2022, our shipment volume by product category, geography and end markets were as follows:

FY2022 Product Shipment Mix		FY2022 Geographic Shipments		FY2022 End Market Volume
Product	Volume	Country	Volume	Segment	FY22	FY21	FY20
Hot Roll	80%	United States	60%	Auto	38%	31%	28%
Cold Roll	8%	Canada	37%	Manufacturing and Construction	32%	30%	28%
Plate	12%	Mexico	3%	Tubular	7%	9%	9%
				Distribution	23%	30%	35%
				Total	100%	100%	100%

Source: Company information. Automotive comprised of direct automotive customer sales and estimated service center sales to the automotive industry.
Competitive Cost Position
We believe we have a competitive cost position in HRC as a result of our cost-efficient DSPC asset, our geographic location on the Great Lakes, which provides economical access to key raw materials and steel-consuming markets, and our strong track record of implementing improvements in conversion costs.
Moreover, in connection with the purchase of substantially all of the operating assets and some of the liabilities of Old Steelco and its affiliates, Algoma re-established
ownership control of the port of Algoma as a means to receive critical inbound raw materials and facilitate outbound shipment of finished goods. Our on-site
port facilities enable access to
low-cost
water transportation across the Great Lakes.
Additionally, Algoma has an advantage in power sourcing through an on-site
low-cost
co-generation
(“Co-Gen”)
power generation facility. The nominally rated 70MW
Co-Gen
facility in operation on site is fueled by blast furnace and coke oven gases from the steelworks for purposes of generating electricity and process steam. The
Co-Gen
facility provides on average approximately 49% of our power needs at favorable prices, reducing reliance on the Ontario power grid.
Unique Production Process Supports Superior Cost Position Among North American Steel Producers
As mentioned above, we are the only integrated steel producer in North America to operate a DSPC hot strip mill coupling integrated continuous casting with hot rolling directly into coil. The DSPC line is among the newest, continuous thin slab casters in North America. We believe that this process provides us with a cost advantage over the traditional integrated hot rolling manufacturing process. Current annualized production capacity of the DSPC complex is 2.3 million tons.
Algoma is also the only discrete plate producer in Canada, with current capacity of
350,000-400,000
tons per year with the potential to increase capacity to 700,000 tons per year upon completion of our plate modernization program to debottleneck, and further automate production.

Blast Furnace No.6, with current capacity of approximately 900,000 tons of liquid iron, provides Algoma flexibility to manage any future re-lines
for Blast Furnace No.7, as well as respond to shortages in prime scrap availability once the EAF transformation is complete. We believe Blast Furnace No.6 can be re-started
in approximately six months for an estimated C$60 million investment.
Strong Government and Local Community Support
We are the largest employer in Sault Ste. Marie, Ontario. As of March 31, 2022, the Company had 2,734 full-time employees, of which approximately 95% are represented by two locals of the USW under two collective bargaining agreements. As a result of the Company’s good relationship with its unionized workforce, there has not been a work disruption in approximately 30 years, and we have achieved contract terms that are competitive to those achieved by our peers.
We believe the Company is critical to the local economy and has strong relationships with local, provincial and federal governments. Algoma’s economic activities represent approximately 40% of Sault Ste. Marie’s GDP, and approximately 70% of the city’s population is directly or indirectly economically dependent upon Algoma.
Furthermore, completion of the plate modernization program at Algoma’s discrete plate manufacturing process may significantly reduce Canada’s reliance on plate imports and positively impact the country’s trade balance in plate products.
As a result of Algoma’s significant contribution to the Canadian steel making industry, we benefit from strong federal and provincial government support in various forms. For example, to support political policies of the government of Canada and Ontario, the company has received financial support in the form of competitive low-interest
loans and some grants, which enabled us to undertake various capital expenditures to reinvest in Algoma.
The Ontario government also enacted various regulations pertaining to pensions, including the 2018 Pension Regulations, to facilitate our acquisition of substantially all of the assets and liabilities of Old Steelco in November 2018, including the DB Pension Plans and the Wrap Plan that was maintained by Old Steelco. Among other things, the 2018 Pension Regulations capped our special pension contributions (comprising cash funding in addition to the current service funding) to the DB Pension Plans at C$31 million per year. As of March 1, 2021, the Company achieved a solvency funded status on its Hourly Plan and Salaried Plan greater than 85%, which substantially reduced the Company’s obligation with respect to special pension contributions to the DB Pension plan and also made the DB Pension plan eligible for traditional guarantees provided by the PBGF which provides protection, subject to specific maximums and specific exclusions, to Ontario members and beneficiaries of privately sponsored single-employer defined benefit pension plans in the event of plan sponsor insolvency.
On July 5, 2021, we announced our potential to become the “greenest” flat-rolled steel producer in Canada with the Government of Canada’s commitment of up to C$420 million in financial support for major greenhouse gas reduction projects such as our conversion to electric arc steelmaking.
Strategic Initiatives to Further Strengthen Our Cost Position
Cost Saving Initiatives.
Algoma’s continuous improvement program produced C$24 million of net year-over-year benefit in fiscal year ended March 31, 2022, encompassing quality enhancements, cost reductions, efficiency upgrades, and including a one-time
working capital reduction of C$3 million.
Plate Mill Modernization.
The Company has undertaken a
two-phase
plate mill modernization project (“PMM Project”) with final completion in November 2022, and plans to invest a total of approximately C$120 million, which will be partly funded by government loan facilities totaling approximately C$50 million. This strategic initiative will enhance the capacity and quality of the Company’s plate product line, which is a differentiated product capability and a key source of competitive advantage. The PMM Project will allow the Company to satisfy higher product quality requirements of its customers with respect to surface and flatness, increase high strength capability with availability of new grades, ensure reliability of plate production with direct ship capability and increase overall plate shipment capacity through debottlenecking and automation. The modernization process will be comprised of two phases: quality focus and productivity focus. The first phase focuses on quality, is expected to be completed by May/June 2022, and includes the installation and commissioning upgrades of a new primary slab de-scaler
(to improve surface quality), automated surface inspection system (to detect and map surface quality), an in-line
hot leveler (to improves flatness), and automation of the 166 inch plate mill (which expands the Company’s grade offering). The second phase focuses on productivity, and is expected to be completed by November/December 2022; and includes installation and commissioning upgrades of onboard descaling systems for the 2Hi and 4Hi roughing roll stands, mill alignment and work roll offset at the 4Hi, 4Hi DC drive, new cooling beds coupling the plate mill and shear line, dividing shear, plate piler and automated marking machine.
Well Positioned with Historical Issues Addressed
We experienced an unplanned outage in April 2019 that disrupted production in our Blast Furnace No. 7. This outage had no impact on the integrity of the furnace, however the resulting lost production led to a shipping volume reduction in fiscal year 2020 of over 100,000 tons. During April 2019, the Company recorded a capacity utilization adjustment of C$32.7 million to cost of steel products sold. Planned maintenance, originally scheduled for later in the year, was accelerated and performed during this outage in April 2019. Rescheduling maintenance to align with the unplanned outage was part of the plan management implemented to make up for the lost production in the remaining quarters of fiscal year 2020. The outage, caused by a chemistry imbalance of certain materials, resulted from a poor and unforgiving construct of the blend of raw materials fed into the blast furnace. Operating parameters have been tightened and systems have been put in place to improve the overall monitoring of the Blast Furnace. We have modified operating practices following a deep-dive investigation with assistance from Hatch, our consulting engineering firm, undertook process control measures and personnel changes as well as adopted predictive modeling to ensure far greater control and less risk in our future operations.
Quarterly Shipment Volume

Our Competitive Strengths
Strategically Located on the Great Lakes in Close Proximity to Customers and Suppliers
We are strategically located on Lake Superior with close proximity to key steel consuming regions of the United States (the U.S.
Mid-West,
U.S. Northeast) and Canada (Southern Ontario), allowing us to serve our customers at competitive costs. Approximately 70% of our customers are located within a
500-mile
radius of our facility.
Additionally, our location on the Great Lakes provides access to multiple modes of transportation, supporting our ability to negotiate competitive rates for inbound raw materials and outbound steel products. The Company’s acquisition of the adjacent port facility as part of the Purchase Transaction – the fourth largest port on the Great Lakes by volume, handling nearly 500 vessels a year and over 5 million tons of shipments – facilitated access to low cost transportation across the Great Lakes and secures our distribution network.
Algoma has the option to pursue rail transportation from certain iron ore mines via well-established rail links, facilitating access to ore through the winter months when transport over the Great Lakes is less feasible.
We sell steel products to a diverse base of over 200 customers across multiple sectors in North America with no single customer accounting for greater than 11% of revenues. Our top ten customers accounted for approximately 49% of total revenue in fiscal year 2022. Our geographic, sector and customer diversity makes us less exposed to demand shifts. We have built strong customer relationships, with the average tenure for Algoma’s top ten customers being between 20 and 25 years. Despite the U.S. tariffs imposed on Canadian steel producers on June 1, 2018, the Company was able to maintain its geographic mix with 63% of fiscal year 2022 revenue generated by our customers in the United States.
Operations to Meet the Needs of a Diversified Blue-Chip Customer Base in Attractive End Markets
Our hot strip and plate rolling mills provide the flexibility to adjust our product mix within our existing asset base to align with market pricing and customer demand, and maximize profitability. Plate products accounted for 12% of shipments, hot rolled sheet for 80% and Cold Rolled Sheet for 8% for fiscal year 2022. Additionally, flexible union labor contracts allow us to optimize manpower allocation across the entire facility to meet variations in demand.
Our product width, gauge and strength flexibility allows us to serve a broad customer base across various end markets, including service centers, automotive, manufacturing, construction and tubular markets. Furthermore, our research and development investments support higher quality, lower cost products and drive a value proposition for customers.

	Product Attributes	End Markets	Width Range	Gauge Range
Hot Rolled Coil	✓ High strength formable hot rolled grades ✓ Broad width and strength capabilities	• Automotive Hollow structural product and welded pipe manufacturers • Transportation Light manufacturing	106”Strip Mill 30”-96” DSPC 32”-63”	106”Strip Mill 0.070”-0.500” DSPC 0.060”-0.625”

Cold Rolled Coil	✓ Commercial grades ✓ High strength formable cold roll grades ✓ Full hard grades (not annealed)	• Automotive Welded pipe manufacturers • Transportation • Light manufacturing	36”-74”	0.015”-0.129”

Plate	✓ High strength, low-alloy grades ✓ Abrasion resistant and heat treat grades ✓ Only producer in Canada	• Fabrication industry- constructors or manufactures of railcars, buildings, bridges off-highway equipment, etc.	72”-154”	0.236”-4.500”

Source: Company information.
Low Cost Position Underpinned by Advantageous Raw Material Contracts
Algoma’s largest input cost in the steel-making process is iron ore, which we purchase under seprate supply contracts with Cliffs and U.S. Steel. Multi-sourcing iron ore further improves stability in our raw material procurement, and we believe that having a second competitive supply arrangement for this critical raw material will help mitigate our supply risks for iron ore. Taken together, Algoma’s agreements with Cliffs and U.S. Steel provide for the supply of iron ore pellets through the close of the 2024 shipping season.

Flexible Cost Structure Positions Algoma to Generate Cash Flow
Through-the-Cycle
The combination of a flexible cost structure and the ongoing reduction in fixed costs positions Algoma to potentially generate positive cashflow through the steel economic cycle, including at HRC prices significantly lower than in the current pricing environment.
Legacy Liabilities Sustainably
De-Risked
from CCAA Process
On November 9, 2015, Algoma’s predecessor, Old Steelco, filed for creditor protection in Canada under the CCAA and in the United States under chapter 15 of title 11 of the United States Bankruptcy Code. On November 30, 2018, pursuant to the Purchase Transaction approved by the court in the CCAA proceedings, Opco completed the purchase of substantially all of the operating assets and some of the liabilities of Old Steelco and its affiliates. As part of the CCAA restructuring, Algoma achieved transformational improvements in its capital structure, pension funding obligations and environmental liabilities. Algoma emerged as a more resilient company with a strong balance sheet and stable operating profits.
As part of the Purchase Transaction, Algoma assumed the following pension plans that had been registered under the Ontario Pension Benefits Act (the “Act”) and sponsored by Old Steelco:

•	Pension Plan for Hourly Employees, registered under the Act as number 1079904 (the “Hourly Plan”); and

•	Pension Plan for Salaried Employees, registered under the Act as number 1079896 (the “Salaried Plan” (together with the Hourly Plan, the “Pension Plans”);
Algoma became the successor employer and sponsor of the Pension Plans on the transaction completion date as part of the Purchase Transaction. The Purchase Transaction was subject to a number of conditions, including enactment of special regulations under the Act with respect to the contributions of Algoma to the Pension Plans and applicable exemptions under the Act, and the replacement of the expired collective agreements with new collective agreements ratified by the membership and effective on the Purchase Transaction completion date.
As a result of the 2018 Pension Regulations implemented in connection with the Purchase Transaction, the aggregate going concern and solvency special payments to the DB Pension Plans were approximately C$31 million per annum until the solvency ratio of each of the DB Pension Plans achieved at least 85%. As of March 1, 2021, both DB Pension Plans obtained an 85% solvency ratio, which reduced the Company’s obligation with respect to special pension contributions to the DB Pension plan to near zero and also triggers the guarantees provided by the PBGF. If the Company is required to make annual special payments to the DB Pension Plans in the future, these payments would remain subject to a C$31 million annual cap. Since the DB Pension Plan achieved an 85% solvency ratio, the DB Pension Plans are eligible to participate in the PBGF.
The Wrap Regulations implemented by the province in 2019 to provide a funding framework for the Wrap Plan require the Company to make monthly contributions to the Wrap Plan equal to the lesser of C$416,667 and the amount of the prior month’s benefit payments until the Wrap Plan’s solvency ratio is 100%. This funding requirement supersedes the normal funding requirements under applicable law.
The revised funding framework implemented in connection with the Company’s assumption of the pension plans provided significant funding relief in respect of historical pension obligations and established maximum annual contributions that provide enhanced certainty and reduced risk for the Company.
Lower equity values have no impact on benefit payments. Our current Collective Bargaining agreements include annual indexation adjustments, which are tied to the Consumer Price Index and are capped at 3%. Our Collective Bargaining agreements expire on July 31, 2022. Future indexation adjustments would need to be bargained.
In connection with the Purchase Transaction, Algoma also entered into an agreement (the “Framework Agreement Concerning Environmental Issues”, or “LEAP”) with the Province of Ontario, as represented by the MECP which addresses legacy environmental issues on Algoma’s main site in Sault Ste. Marie. The MECP provided a release in favor of the Company from any obligations under applicable environmental laws relating to legacy environmental issues at the Company’s Sault Ste. Marie site with respect to the historical soil, groundwater and sediment contamination at the Sault Ste. Marie facility. Steel making activities have occurred on Algoma’s site since 1901 and before the adoption of modern environmental best practices. Pursuant to the LEAP, Algoma agreed to fund C$3.8 million per year for 20 years to a financial assurance fund, established to fund expenses relating to approved legacy environmental remediation and other projects, and provided a C$10 million letter of credit to the MECP to provide financial assurance for these obligations.
In exchange, Algoma was released from all legacy environmental issues with respect to the historical soil, groundwater and sediment contamination at Old Steelco’s closed iron ore mines, which we did not acquire in connection with the Purchase Transaction. Algoma agreed, among other things, to pay C$10 million to the Ministry of Energy, Northern Development and Mines (the “ENDM”) in installments of C$250,000 semi-annually to be used to rehabilitate the closed iron ore mines and provide a C$3.5 million letter of credit to the ENDM to provide financial assurance for these obligations.
Experienced Management Team with Extensive Industry Experience
We have an experienced management team with significant operating experience in the global steel industry. Our executives collectively have almost 200 years of steel industry experience. Under the leadership of our current management team, we have made significant capital expenditures and have achieved significant operating performance improvements by employing benchmarking and implementing industry best practices.
In addition, our management team has successfully steered our business, even during the turbulent times of the U.S. steel tariffs and the
COVID-19
pandemic that significantly disrupted the entire industry. Our management achieved higher capacity utilization rates as compared to our North American peers, significantly strengthened our raw material supply position and took measures to improve the stability of future profits. Furthermore, we maintain a strong relationship with our skilled unionized workforce, as evidenced by the near
30-year
period since our last work disruption. We benefit from favorable collective bargaining agreements that allow us flexibility to adapt to changes in operational and production needs.
Products
Sheet Steel:
Our flat/sheet steel products include a wide variety of widths, gauges, and grades, and are available unprocessed and with value-added processing such as temper rolling, cold rolled in both full-hard and annealed, hot-rolled
pickled and oiled products, floor plate and
cut-to-length
products. The primary
end-users
of our flat/sheet products are the automotive industry, hollow structural product manufacturers and the light manufacturing and transportation industries. For the last five years, sheet steel products have represented approximately 85% of our total steel shipment volumes. Over the same period, value-added applications represented approximately 45% of total steel volume.
Plate Steel:
Our plate steel products consist of various carbon-manganese, high-strength, low-alloy
grades that are produced in
as-rolled,
hot-rolled
and heat-treated. The primary
end-user
market of our plate products is the fabrication industry, which uses our plate products in the construction or manufacture of railcars, buildings, bridges, off-highway
equipment, storage tanks, ships, armored products for military applications, large diameter pipelines and wind energy generation equipment. For the last five years, plate steel products have represented approximately 15% of our total steel shipment volumes.
Sales by Major Product Lines
Total sales, accounted for by each of our major product lines for the periods indicated below, were as follows:

	Twelve Months Ended March 31, 2022		Twelve Months Ended March 31, 2021		Twelve Months Ended March 31, 2020
	(in millions)
Sheet & Strip	C$	3083.1	C$	1,340.4	C$	1,417.8
Plate		465.7		274.7		324.8
Freight		172.9		150.4		175.1
Non-steel sales		84.3		29.4		39.2

Total	C$	3806.0	C$	1,794.9	C$	1,956.9

Sales and Marketing
The principal markets for our products are steel service centers, the automotive industry, manufacturing and construction. We market our sheet and plate products direct to end-users
and also through distributors in Canada and the United States. We are focused on leveraging various competitive attributes of our process and product technologies to improve market and customer segmentation. We pursue the development of applications and markets for our high strength and light gauge products to respond to application design factors. We are also focused on increasing the Company’s product portfolio to include more value-added products.
As part of our strategy to increase direct sales to end users of plate products, we have reduced the percentage of products sold through service centers. However, due to the nature of the market and the customers for such products, we continue to sell through service centers.
The Company pursues a diversified market and customer strategy to manage earnings volatility in the North American steel market. It is critical that a North American steel producer provide products to customers in all sectors of the economy given the industry dynamics, strong competition and global overcapacity. Focusing on more than one commodity to one sector is key to ensuring earnings stability through the business cycle and achieving greater stability in economic downturns. The Company believes it has strong customer loyalty which helps it to manage through the volatility of the steel pricing cycle.
The distribution of total steel shipments by principal markets for the periods indicated below, was as follows:
Total North American Finished Steel Shipments by Major Markets

	April 1, 2021 to March 31, 2022		April 1, 2020 to March 31, 2021		April 1, 2019 to March 31, 2020
	Tons (in thousands)%		Tons (in thousands)%		Tons (in thousands)%
Steel service center	528,000	23	631,000	30	809,000	35
Automotive (direct and indirect)	873,000	38	652,000	31	647,000	28
Manufacturing & Construction	735,000	32	630,000	30	647,000	28
Tubular and other	161,000	7	189,000	9	208,000	9
Total	2,297,000	100	2,102,000	100	2,311,000	100
Competition
There has been a substantial increase in global steel capacity, particularly in China, which has become the largest producer and consumer of steel in the world.
A significant slowdown in domestic Chinese growth and/or increases in capacity that exceed consumption rates in China could result in surplus steel being exported to world markets. In addition, an economic downturn that affects demand for our products or an increase in the strength of the U.S. dollar or Canadian dollar relative to other currencies could increase imports. It is, therefore, possible that more unfairly priced imports could enter the North American markets at a future date, which could result in domestic price erosion, which would adversely affect our ability to compete, or generate revenue and reduce profitability.
We compete with numerous foreign and domestic steel producers, primarily from integrated producers, like ourselves, as well as EAF producers. We primarily compete with other steel producers based on the delivered price of finished steel products to customers. EAF producers typically require lower capital expenditures for construction and maintenance of facilities, and may have lower total employment costs. However, these competitive advantages may be reduced or eliminated when scrap prices are high.
Although freight costs for steel can often make it uneconomic for distant steel producers to compete with us, to the extent that they have lower cost of sales resulting from lower labor, raw material or energy costs or from government subsidies, they may be able to successfully compete. Although we are continually striving to improve our operating costs, we may not be successful in achieving labor, raw material and energy cost improvements or gaining operating efficiencies that may be necessary to remain competitive on a global scale.

Our competitive position is positively affected by lower incoming raw material transportation costs as well as lower marine outbound costs of finished products than those of other Canadian producers. Our position on the Great Lakes provides us with access to lower cost modes of transportation for our inbound raw materials and outbound steel products. Approximately 70% of our customers are located within a
500-mile
radius of our facility in key steel consuming regions of the Midwest and Northeast United States and southern Ontario, allowing us to service our customers at competitive costs. In accordance with common industry practice, we may from time to time assume additional shipping costs when selling outside of our local geographic area in order to provide competitive pricing.
Trade
Our business has historically been affected by “dumping” – the selling of steel into Canadian or U.S. markets at prices below cost or below the price prevailing in a foreign company’s domestic market. Dumping may result in injury to steel producers in Canada or the U.S. in the form of suppressed prices, lost sales, lower profits and reductions in production, employment levels and the ability to raise capital. Some foreign steel producers are owned, controlled or subsidized by foreign governments. Decisions by these foreign producers to continue production at marginal facilities may be influenced to a greater degree by political and economic policy considerations than by prevailing market conditions and may further contribute to excess global capacity.
Successful industry trade cases over the past several years have had an impact on import levels as well.
The new United States-Mexico-Canada (USMCA) trade agreement went into effect in July 2020. The agreement has several provisions that we believe will benefit the steel industry, including requiring that higher levels of a vehicle’s content, including steel, be produced in North America for a vehicle to qualify for zero tariffs, and that 70% of the steel used in vehicles be melted and poured in North America. There are also provisions addressing currency manipulation and state-owned enterprises.
Although trade legislation to limit dumping has had some success, it may be inadequate to prevent future unfair import pricing practices which individually or collectively could materially adversely affect our business. If Canadian or U.S. trade laws are weakened, an increase in the market share of imports into the U.S. and Canada may occur, which would have a material adverse effect on our business and financial performance.
There remains in place anti-dumping findings covering imports of (i) hot rolled sheet into Canada from Brazil, China and India and into the United States from Russia, China, India, Indonesia, Taiwan, Thailand, Ukraine, Australia, Japan, South Korea, Netherlands, Turkey and United Kingdom, among other countries, (ii) cold rolled sheet into Canada from China, South Korea and Vietnam and into the United States from Brazil, China, India, Japan, South Korea and United Kingdom, and (iii) hot rolled plate into Canada from China, Ukraine, Bulgaria, Czech Republic, Romania, South Korea, Italy, Brazil, Japan, Denmark, Indonesia, Taiwan and Germany and into the United States from China, Russia, Ukraine, India, Indonesia, South Korea, Austria, Belgium, Brazil, France, Germany, Italy, Japan, South Africa, Taiwan, and Turkey.
New trade cases in other jurisdictions are being considered to cover such exports. This and the potential for such exports to continue to displace hot rolled sheet product exports from other countries in markets worldwide may result in large quantities of hot rolled sheet products being exported into Canada and United States. The Company will continue to monitor imports of competing steel products into its customer markets and take appropriate action, including filing complaints, where such actions are warranted.
Information systems
Our information technology landscape supports a high level of business automation across three distinct segments of business processes: management decision systems, manufacturing execution/scheduling systems and process control systems. Our management decision systems, including the full order-to-cash
cycle, are running on the SAP (Windows/Oracle) platform. Our manufacturing execution/scheduling systems run on the IBM mainframe environment. Our process control systems run on Windows, Vax, and Honeywell environments. Our infrastructure includes a LAN/WAN data network, desk/mobile phone services, approximately 100 servers, approximately 1400 PCs and two main datacenters (SAP at the Sault Ste. Marie, ON and Mainframe at Markham, ON). Daily incremental and full back-ups
to disk and tape, including offsite replication and storage, are created for disaster recovery purposes.

Enterprise risk management
The Company employs an enterprise risk management (“ERM”) process to coordinate risk management among departments to manage the organization’s full range of risks as a whole. ERM offers a framework for effectively managing uncertainty, responding to risk and harnessing opportunities as they arise. A comprehensive ERM framework consolidates and improves risk reporting to identify key risks that may affect the Company, quantify and manage them better, and implement the proper controls to eliminate or reduce the threat.
Algoma employs an ERM program that proactively identifies and manages strategic risks to the organization. ERM follows a very distinct and ongoing process, where it actively identifies and reassesses the various strategic and major risks to ensure financial security for our business. The framework leverages systemization of the risk registers for prioritization and tracking; and applying effective mitigation strategies to manage risks. The ERM program extends its reach to evaluate strategic decisions and plans for the organization, as well as developing a risk culture to ensure longevity and sustainability of Algoma’s competitiveness.
Growth Strategies
Our key strategic goals are to apply a forward-looking value-focused lens on growth, increasing our participation in key sustainable markets, generating a competitive return on capital, and meeting our financial and other obligations for all stakeholders.
We are committed to improving our quality, cost competitiveness and customer service; and developing a diverse organization to support our long term success, while maintaining safety excellence and environmental stewardship as key performance objectives.
Continuous Margin Stability Enhancement and Cost Improvement.
We are striving to continue reducing our costs and improving our operating performance. Cost improvements include maintenance effectiveness, operations reliability, operational cost reductions, workforce effectiveness, power efficiency improvements, process yield improvements, improvements in product quality and optimization of gas usage.
Additionally, we are constantly striving to improve the stability of our revenue by increasing the share of contracted revenue above 65% while maintaining the ability to participate in increasing prices through flexible pricing mechanisms. The majority of our contracts are volume commitments with pricing tied to HRC and HRP CRU indexes on a one-and
three-month lag basis. This results in exceptionally high correlation with the HRC and HRC CRU indexes on a one month lagging basis. Furthermore, the time lag allows Algoma’s management to plan effectively and design solutions to navigate uncertain times.
We expect that our transformation to EAF steelmaking will assist in reducing our costs and improving our operating performance. Fully commissioned, the EAF mill is expected to improve Adjusted EBITDA with a lower conversion cost.
We believe that the EAF steelmaking facility has the potential to increase our liquid steel capacity by 900,000 tons per year, which will provide us with the ability to pursue a higher value-add
product mix with a more flexible operating footprint.
Capitalize on Low Cost Growth Opportunities
Our goal is to continue enhancing our productivity and profitability through prudent capital investment projects, including our ladle metallurgy furnace No. 2 debottlenecking our process flow and the added capacity from the plate mill modernization
Maintaining a Prudent Financial Policy.
We are committed to creating a strong financial profile for Algoma. Our management is focused on generating disciplined growth while maintaining a strong credit profile, eliminating net long term debt while enhancing liquidity. We will continue to seek to de-lever
the balance sheet while maintaining adequate liquidity throughout the seasonality in our business cycle. Algoma utilizes hedging for both revenue and raw materials to further enhance earnings stability.

Focus on Safety and Environmental Compliance.
Management is focused on sustainable and safe operations by engaging in projects to improve safety, including machinery and crane guarding upgrades and coke battery door and jamb cleaners. Since fiscal year 2015, we have reduced our lost time injury frequency (measured over 200,000 hours from an occurrence of 0.72 to approximately 0.08 in fiscal year 2022. Health and safety remains paramount and to further the Company’s efforts to improve, we are implementing an ISO 45001 Safety Management System.
We are committed to being good environmental stewards and encourage open communication and reporting to our communities with regard to our environmental performance. Through our participation in the Canadian Steel Producers Association, we have committed to pursue the aspirational goal of carbon neutrality by 2050. We continue to evaluate strategies to both meet this goal and maintain our competitiveness, including through the modernization of our existing facilities and/or the adoption of other technologies such as less carbon-intensive iron making or EAF steel-making. We estimate that the transition to EAF steelmaking would result in a reduction of 3.0 million tonnes of CO2 emissions per year, representing a 70% reduction to current emissions levels with a goal of eliminating all coal use in our steelmaking operations over time, which we believe will allow us to become one of the greenest producers in North America and reduce the potential impact of the Canadian carbon tax regime on our business.
All of our facilities are registered to the world-wide ISO 14001 Environmental Management System Standard. We are supporting open dialogue on environmental issues with the community by establishing community outreach and ensuring frequent reporting on our environmental performance. For example, Algoma has established a Community Liaison Committee as a forum for exchanging relevant environmental information with the public, conducting meetings on monthly basis and publishing meeting notes on our website.
The Company instituted an environmental community liaison committee (“CLC”) to solicit representation from community organizations, agencies or public bodies, with the objectives to keep the local community informed about the operations of the facility in relation to the requirements of the environmental approvals in effect, and to keep the Company informed of any community concerns about the operations of the facility.
The CLC also serves as a forum for dissemination, review and exchange of information related to the environmental impact of the facility. In order to ensure the objectives of the CLC are met, the Company provides information to the members as necessary on an ongoing basis.
Sources and Availability of Raw Materials
Steel production requires the use of large volumes of bulk raw materials and energy, in particular iron ore and coal, as well as energy, alloys, scrap, oxygen, natural gas, electricity and other inputs, the prices of which can be subject to significant fluctuation. The prices of iron ore and coal can vary greatly from period to period and our results have historically been impacted by movements in coal and iron ore prices. Iron ore and coal prices have been volatile in recent years.
Iron ore
Our largest input cost in the steel-making process is iron ore, which we purchase under our supply contracts with Cliffs and U.S. Steel.
Our iron ore needs of 3.5 million tons are satisfied by our contracts with Cliffs and U.S. Steel. The Cliffs iron ore purchase contract was first negotiated in 2002 and has been amended and extended on a number of occasions. Our current contract, dated May 31, 2013 provides for the supply of iron ore through 2024.
In 2020, the Company secured a long term iron ore purchase contract with U.S. Steel for the supply of the Company’s remaining tonnage requirement. The U.S. Steel contract, dated May 13, 2020, provides for the supply of iron ore through 2024. The Company believes that having a second competitive supply arrangement for this critical raw material will help mitigate the Company’s supply risks for iron ore.
Taken together, the Company’s agreements with Cliffs and U.S. Steel provide for supply of iron ore pellets through the close of the 2024 shipping season.

Scrap Metal and Iron Units
On October 27, 2021, Algoma announced that it had entered into a joint venture with Triple M Metal LP, one of North America’s largest privately owned ferrous and non-ferrous
metal recycling companies, establishing a jointly owned company known as ATM Metals Inc. The new entity sources prime scrap metal and other iron units to meet Algoma’s business needs, including in connection with its transformation to electric arc steelmaking.
Coal
The Company’s procurement team has worked with the operations team to develop a desired coal mix with reduced total volatile matter to produce more coke, which is stronger, creating less degradation and less gas. Coal is sourced from mines in Central Appalachia. Annual contracts have been set up with four suppliers which are incumbents for the past several years.
Coke
Our internal coke batteries produce the majority of our coke requirements for the Blast Furnace No. 7. Additional coke is purchased as required under contract or from the spot market.
Other raw materials
We purchase limestone, alloys and other raw materials for our manufacturing operation at what we believe to be competitive prices. We generate half of our scrap requirements internally and the balance is purchased from third parties, primarily from regional sources where we have a pricing advantage over other markets due to our proximity to the suppliers.
Energy
We purchase all of our natural gas from independent suppliers at market pricing. From time to time, we may use forward contracts over three- to twelve-month periods, mainly for peak winter months (January through March) to manage exposure to natural gas price changes. Currently, we do not have any fixed price natural gas commodity contracts in place. We do have fixed price contracts in place in relation to natural gas transportation.
The Company sources approximately 50% of its electricity needs internally and under a supply agreement with the operator of a low-cost
cogeneration facility. We also obtain electricity from the Independent Electricity System Operator in Ontario and obtain electricity rebates under the Northern Industrial Electricity Rate program.
Oxygen is supplied by Praxair Canada Inc. through a supply agreement that extends to mid-2026.
Government Regulation
The Company’s environmental policy is to conduct our business in a manner that ensures the Company and its personnel act reasonably and responsibly with respect to the protection of the environment. Where appropriate, we have introduced environmental accountability to all employees. Activities that may have an impact on the natural environment have been identified and managed through the implementation of our ISO14001 compliant environmental management system. Our Environment Department regularly reviews and audits our operating practices to monitor compliance with our environmental policies and legal requirements.
The Company is required to comply with a stringent and evolving body of federal, provincial and local environmental laws concerned with, among other things, emissions into the air, carbon and greenhouse gas emissions, discharges to surface and ground water, the investigation and remediation of contaminated property, noise and odor control, waste management, recycling and disposal. Significant expenditures could be required for compliance with current or future laws or regulations relating to environmental compliance and remediation.
In the United States and Canada, certain environmental laws and regulations impose joint and several liabilities on certain classes of persons for the costs of investigation and remediation of contaminated properties. Liability may attach regardless of fault or the legality of the original management or disposal of the substance or waste. Some of our current and former facilities have been in operation for many years and, over such time, have used substances and disposed of wastes that may require investigation and remediation. The Company could be liable for the costs of such investigations and remediation. Costs for any remediation of contamination, on or off site, whether known or not yet discovered, or to address other issues relating to waste disposal, mine closure, emissions into the air or water, or the storage of materials, could be substantial and could have an adverse effect on our operating results.
In 2021, the Company became subject to the Canadian federal OBPS Program for GHG emissions, which requires payment by December 15, 2022 for any emissions above the OBPS Program benchmarks for emissions relating to the 2021 calendar year, which payment is approximately C$5.75 million. Algoma has been successful in off-setting
this cost through the purchase of surplus credits. In 2022, there was a transition from the federal OBPS Program to the Ontario Emissions Performance Program (“EPS Program”) for GHG emitters in Ontario. Compliance obligations for CY2022 are estimated at approximately C$8 million. Federal and provincial regulatory development is currently underway for the 2023-2030 compliance periods. See “Risk Factors –
Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs on our operations.
”
The Company is required to implement plans and measures to reduce the amount of sulphur dioxide emitted from the combustion of coke oven gas by-product
in accordance with the Notice issued under subsection 56(1) of CEPA. Algoma will be taking an alternative approach to reduce SO2 through its transition to electric arc steelmaking, which will see the elimination of cokemaking from Algoma’s operations. Therefore, Algoma will be providing a pollution prevention plan that reflects this alternative approach to reduce SO2 which has been deemed an acceptable approach to comply with CEPA. Similarly, in order to align with new provincial legislation related to SO2, Algoma has applied for a Site-Specific Standard that includes an action plan to reduce SO2 that reflects the progressive facility shutdown. See “Risk Factors –
Environmental compliance and site remediation obligations could result in substantially increased costs and could materially adversely affect our competitive position.
”
On October 18, 2019, there was a rupture of a steam drain line which was located below an electrical room in our cokemaking BP, which resulted in a loss of power to the BP. In accordance with our emergency procedures, the coke oven gas bleeders were lit to flare the coke oven gas. Additionally, the loss of power caused the cokemaking south raw liquor tank and the tar running tanks to overflow. Raw liquor was conveyed to the MWFP via a sewer located in the BP. This resulted in effluent exceedances at the MWFP for phenol, ammonia and total cyanide and a toxicity failure for rainbow trout. The incident remains under investigation by MECP.
The Company is subject to an order from the MECP, which requires vapor collection and air pollution control devices to be installed on four sources by December 31, 2021 for the purpose of reducing benzene emissions from the site. These projects are currently in the final stages of commissioning and start-up.
The MECP has advised that compliance with the order is under investigation.
We are also subject to Canadian labor and employment laws, privacy and data security laws, health and safety, and environmental laws concerned with, among other things, greenhouse gas emissions, emissions and discharges of other hazardous substances, private sewer and water treatment facilities, electricity generation and distribution, mine closure and rehabilitation, and the generation, handling, storage, transportation, presence and disposal or, or exposure to hazardous substances and other laws. We are also subject to Canadian and U.S. trade laws. We monitor changes in these laws, regulations, treaties and agreements, and believe that we are in material compliance with applicable laws.
Property, Plants and Equipment
Our production facility is located on the St. Mary’s River adjacent to other industrial facilities in Sault Ste. Marie, Ontario. It is on 686 hectares of land, much of which is available for expansion. Transportation services are provided by road, rail and water. Our facilities include raw material and commercial docks and we operate the only deep-water dock on the upper St. Mary’s River, at Leigh’s Bay.

Facilities
We are an integrated steelmaker in that we produce coke from coal, convert iron ore to iron, iron to liquid steel and produce finished and semi-finished steel products. Our production facilities, all of which are located in Sault Ste. Marie, include the following:

•	three coke batteries;

•	two blast furnaces (one currently idle);

•	basic oxygen steelmaking shop consisting of two vessels and secondary steel refining facilities;

•	DSPC with twin strand thin slab caster coupled with roughing and finishing hot mill;

•	twin strand conventional slab caster;

•	combination hot rolling mill capable of switching between plate and sheet products;

•	plate heat treat facilities and plate finishing facilities; and

•	downstream finishing operations consisting of pickling, cold rolling, annealing and tempering, sheet slitting, and cut to length facilities.
The following table sets forth the “nameplate” annual production capacity in tons and actual production for certain of our facilities for the periods indicated:

	Actual Production
Annual Production Process Line	Capacity (NT)	Fiscal 2022	Fiscal 2021	Fiscal 2020
Coke Batteries No. 7, No. 8 and No. 9	900,000	713,539	830,882	765,199
Blast Furnace No. 7	2,800,000	2,172,776	2,010,295	2,450,734
Blast Furnace No. 6	900,000	—	—	—
Basic Oxygen Furnace (BOF)	3,700,000	2,312,164	2,508,871	2,727,207
Direct Strip Production Complex	2,300,000	1,869,240	1,796,450	1,890,436
Slab Caster	2,000,000	572,893	625,476	742,150
106” Strip Mill	460,000	284,124	309,656	337,445
166” Plate Mill	400,000	337,699	369,627	432,865
Heat Treat	320,000	187,501	131,246	174,775
100” Pickler	800,000	630,470	566,041	667,306
80” Cold Reduction Mill	350,000	216,680	155,430	147,923
80” Temper/Skinpass Mill	800,000	528,000	602,381	692,032
Batch Annealing	250,000	163,924	140,846	146,007
EAF Steelmaking Transformation
On November 10, 2021, Algoma’s Board of Directors authorized Algoma to construct two new state-of-the-art
EAFs to replace its existing blast furnace steelmaking operations. EAF steelmaking is a modern method of producing steel; with primary inputs of scrap steel and electricity, steel is formed by using an electrical current to melt scrap steel and/or other metallic inputs. Our EAF steelmaking facility is to be built adjacent to the current steel shop and will utilize existing downstream equipment and facilities, thereby reducing capital expenditure requirements of the build. The EAF is expected to improve product mix, reduce fixed costs, provide for material carbon tax savings, increase production capacity and decrease our environmental footprint, with a majority of the benefits realized by 2024. Algoma has engaged key stakeholders, including relevant government and regulatory agencies, to start the process of obtaining the required permits to build, commission and operate the EAF. EAF construction activities are progressing and include the installation of foundation piling, relocation of utilities and services, commencement of building foundations, and the relocation of rail tracks. Algoma is progressing its applications for environmental permits through the Province’s Ministry of Environment Conservation & Parks.
As of March 31, 2022, expenditures equal C$98.7 million. The total capital cost for the conversion to EAF steelmaking is estimated to be C$700 million, consisting of:

•	C$547 million of EAF installation (C$339 million for building and labor and C$208 million for EAF equipment);

•	C$68 million for internal cogeneration upgrade and electrical infrastructure; and

•	C$85 million for contingencies.
See “Management’s Discussion and Analysis—Strategic Capital Projects—Electric Arc Furnace (“EAF”).
For a discussion of our Plate Mill Modernization, see “Management’s Discussion and Analysis—Strategic Capital Projects—Plate Mill Modernization.”

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following Management Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains information regarding the financial position and financial performance of Algoma Steel Group Inc. and its consolidated subsidiaries and unless the context otherwise requires, all references to “Algoma,” “the Company,”, “we,” “us,” or “our” refer to Algoma Steel Group Inc. and its consolidated subsidiaries.
The following MD&A provides Algoma management’s perspective on the financial position and financial performance of the Company and its consolidated subsidiaries for the years ended March 31, 2022, 2021 and 2020. This MD&A provides information to assist readers of, and should be read in conjunction with, the Company’s audited consolidated financial statements and the accompanying notes thereto as at March 31, 2022 and March 31, 2021 and for the years ended March 31, 2022, March 31, 2021 and March 31, 2020.
This discussion of the Company’s business may include forward-looking information with respect to the Company, including its operations and strategies, as well as financial performance and conditions, which are subject to a variety of risks and uncertainties. Readers are directed to carefully review the sections entitled
“Non-IFRS
Financial Measures” included elsewhere in this MD&A as well as “Forward-Looking Statements” elsewhere in this prospectus. For a discussion of risks and uncertainties that may affect the Company and its financial position and results, refer to the section of this prospectus entitled “Risk Factors”.
This MD&A is dated as of June 14, 2022. Events occurring after this date could render the information contained herein inaccurate or misleading in a material respect. This document has been approved and authorized for issue by the Board of Directors on June 13, 2022.
Non-IFRS
Financial Measures
In this MD&A we use certain
non-IFRS
measures to evaluate the performance of the Company. These terms do not have any standardized meaning prescribed within IFRS and, therefore, may not be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing a further understanding of our financial performance from management’s perspective. Accordingly, they should not be considered in isolation nor as a substitute for analysis of our financial information reported under IFRS. As described below, the term “Adjusted EBITDA” is a financial measure utilized by Algoma in reporting its financial results that is not defined by IFRS. The terms “Net Sales Realization” (“NSR”) and “Cost Per Ton of Steel Products Sold” are financial measures utilized by Algoma in reporting its financial results that are not defined by IFRS. Net Sales Realization, as defined by Algoma, refers to steel revenue less freight per steel tons shipped. Net Sales Realization is included because it allows management and investors to evaluate our selling prices per ton of steel products sold, excluding geographic impact of freight charges, in order to enhance comparability when comparing our sales performance to that of our competitors. Cost Per Ton of Steel Products Sold, as defined by Algoma, refers to cost of steel revenue less freight, amortization, carbon tax and business combination adjustments (included in cost of steel revenue) per steel tons shipped. Cost Per Ton of Steel Products Sold allows management and investors to evaluate the Company’s cost of steel products sold on a per ton basis, excluding the items that we exclude when calculating Adjusted EBITDA, to evaluate our operating performance and to enhance the comparability of our costs over different time periods. We consider each of Net Sales Realization and Cost Per Ton of Steel Products Sold to be meaningful measures to assess our operating performance in addition to IFRS measures. A reconciliation of each of Net Sales Realization and Cost Per Ton of Steel Products Sold to their most comparable IFRS financial measures are contained in this MD&A.
Adjusted EBITDA, as defined by the Company, refers to net (loss) income before amortization of property, plant, equipment and amortization of intangible assets, finance costs, interest on pension and other post-employment benefit obligations, income taxes, restructuring costs, foreign exchange loss (gain), finance income, carbon tax, changes in fair value of warrant, earnout and share-based compensation liabilities, transaction costs, listing expense, share-based compensation related to performance share units and business combination adjustments. Further Adjusted EBITDA is defined as Adjusted EBITDA before tariff expense and capacity utilization adjustment. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the corresponding period, and Further Adjusted EBITDA margin is calculated by dividing Further Adjusted EBITDA by revenue for the corresponding period. Adjusted

EBITDA per ton is calculated by dividing Adjusted EBITDA by tons of steel products sold for the corresponding period, and Further Adjusted EBITDA per ton is calculated by dividing Further Adjusted EBITDA by tons of steel products sold for the corresponding period. Adjusted EBITDA and Further Adjusted EBITDA are not intended to represent cash flow from operations, as defined by IFRS, and should not be considered as alternatives to net profit (loss) from operations, or any other measure of performance prescribed by IFRS. Adjusted EBITDA and Further Adjusted EBITDA, as defined and used by the Company, may not be comparable to Adjusted EBITDA and Further Adjusted EBITDA as defined and used by other companies. We consider Adjusted EBITDA and Further Adjusted EBITDA to be meaningful measures to assess our operating performance in addition to IFRS measures. These measures are included because we believe it can be useful in measuring our operating performance and our ability to expand our business and provide management and investors with additional information for comparison of our operating results across different time periods and to the operating results of other companies. Adjusted EBITDA and Further Adjusted EBITDA are also used by analysts and our lenders as measures of our financial performance. In addition, we consider Adjusted EBITDA margin, Adjusted EBITDA per ton, Further Adjusted EBITDA margin and Further Adjusted EBITDA per ton, to be useful measures of our operating performance and profitability across different time periods that enhance the comparability of our results. For a reconciliation of Adjusted EBITDA and Further Adjusted EBITDA to its most comparable IFRS financial measures, see “Adjusted EBITDA” presented in this MD&A.
Adjusted EBITDA, Further Adjusted EBITDA, Net Sales Realization and Cost Per Ton of Steel Products Sold have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, net income, cash flow from operations or other data prepared in accordance with IFRS. Some of these limitations are:

•	they do not reflect cash outlays for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, working capital;

•	they do not reflect the finance costs, or the cash requirements necessary to service interest or principal payments on indebtedness;

•	they do not reflect income tax expense or the cash necessary to pay income taxes;

•	they do not reflect interest on pension and other post-employment benefit obligations;

•
although depreciation and amortization are
non-cash
charges, the assets being depreciated and amortized will often have to be replaced in the future, as such Adjusted EBITDA and Further Adjusted EBITDA do not reflect cash requirements for such replacements;

•	they do not reflect the impact of earnings or charges resulting from matters we believe not to be indicative of our ongoing operations; and

•	other companies, including other companies in our industry, may calculate these measure differently than as presented by us, limiting their usefulness as a comparative measure.
Because of these limitations, these measures should not be considered as measures of discretionary cash available to invest in business growth or to reduce indebtedness. We compensate for these limitations by relying primarily on our IFRS results, using these measures only as a supplement to such results.
Functional Currency
The Company’s functional currency is the US dollar, which reflects the Company’s operational exposure to the US dollar. The Company uses the Canadian dollar as its presentation currency. In accordance with IFRS, all amounts presented are translated to Canadian dollars using the current rate method whereby all revenues, expenses and cash flows are translated at the average rate that was in effect during the period or presented at their Canadian dollar transactional amounts and all assets and liabilities are translated at the prevailing closing rate in effect at the end of the period. Equity transactions have been translated at historical rates. The resulting net translation adjustment has been reflected in other comprehensive income (loss). Unless otherwise stated, the figures included in this MD&A are stated in Canadian dollars.

The currency exchange rates for the relevant periods for the years ending March 31, 2022, March 31, 2021 and March 31, 2020:

	Average Rate			Period End Rate
	FY 2022	FY 2021	FY 2020	FY 2022	FY 2021
April 1 to June 30	1.2280	1.3859	1.3375	1.2394	1.3576
July 1 to September 30	1.2601	1.3316	1.3206	1.2741	1.3319
October 1 to December 31	1.2600	1.3030	1.3200	1.2678	1.2732
January 1 to March 31	1.2663	1.2666	1.3442	1.2496	1.2575
Overview of the Business
Algoma Steel Group Inc., formerly known as 1295908 B.C. Ltd., was incorporated on March 23, 2021 under the BCA for the purpose of purchasing Algoma Steel Holdings Inc. A purchase agreement between the Company and Algoma Steel Intermediate S.A R.L. (the “Vendor”) was executed March 29, 2021, whereby the Vendor sold its equity holdings in the capital of Algoma Steel Holdings Inc. to the Company. The transaction resulted in the Vendor transferring its 100,000,001 common shares of Algoma Steel Holdings Inc. to the Company in exchange for 100,000,000 common shares of the Company.
Opco, the operating company and an indirect wholly-owned subsidiary of Algoma Steel Holdings Inc., was incorporated on May 19, 2016 under the BCA, for the purpose of purchasing substantially all of the operating assets and liabilities of Essar Steel Algoma Inc. The Company is an integrated steel producer with its active operations located entirely in Canada. The Company produces sheet and plate products that are sold primarily in North America.
Merger Transaction
On October 19, 2021, the Merger between Algoma and Legato was completed, with Legato becoming a wholly-owned subsidiary of the Company and the shareholders of Legato becoming shareholders of the Company. Pursuant to the Merger Agreement, the Company effected a reverse stock split such that each outstanding common share became such number of common shares, as determined by the conversion factor of 71.76775% (as defined in the Merger Agreement). As a result of the Merger, the Common Shares were dual listed on the TSX and NASDAQ and became publicly traded on October 20, 2021.
Pursuant to the Merger, each outstanding share of Legato common stock was converted into and exchanged for one newly issued common share of the Company. This resulted in the issuance of 30,306,320 common shares of the Company, after redemption by initial Legato shareholders. On Closing, the Company accounted for the Merger as a share-based payment transaction, with the fair value of the Algoma common shares issued to the Legato shareholders measured at the market price of Legato’s publicly traded common shares on October 19, 2021. The total fair value of the Algoma common shares issued to Legato shareholders was C$421.3 million (US$340.9 million). As part of the Merger, Algoma acquired cash, a receivable previously owed between Legato and Opco and warrants, with the difference accounted for as a listing expense. Refer to Note 4 of the consolidated financial statements for a reconciliation of the elements of the Merger. Following the consummation of the Merger on Closing, Legato was dissolved and its assets and liabilities were distributed to the Company.
Concurrent with the execution of the Merger Agreement, the Company and Legato entered into subscription agreements with certain investors (the “PIPE Investors”) pursuant to which the PIPE Investors agreed to purchase, and the Company and Legato agreed to issue to the PIPE Investors, an aggregate of 10,000,000 Common Shares and common shares of Legato common stock, as applicable, for the purchase price of US$10.00 per share and at an aggregate purchase price of US$100.0 million (the “PIPE Investment”) on closing. Those PIPE Investors that subscribed for Legato common stock exchanged their PIPE shares for common shares of the Company pursuant to the PIPE subscription agreements immediately prior to the Merger. After giving effect to such exchange 10,000,000 common shares of the Company were issued in the PIPE Investment.
Pursuant to the Merger Agreement, the previously outstanding Legato warrants were converted into an equal number of warrants issued by the Company. These warrants comprise 23,575,000 Public Warrants and 604,000 Private Warrants (collectively “Warrants”). In connection with this conversion, there were no substantial changes to the rights assigned to the holders of the warrants. Each of the Company’s Warrants are exercisable for one common share in the Company at US$11.50 per share, subject to adjustment, with the exercise period beginning on November 18, 2021. On Closing, the Company recognized a liability in the amount of C$92.0 million (US$74.5 million) using the market price of the Legato Warrants as an approximation of fair value for each unit.
As at March 31, 2022, the 24,179,000 Warrants remain outstanding with an estimated fair value of US$3.29 per Warrant based on the market price of the Warrants, for which the Company recognized a liability of C$99.4 million (US$79.6 million) in warrant liability on the audited consolidated statements of financial position. The loss for change in fair value of the warrant liability of C$6.4 million is presented in the audited consolidated statements of net income (loss).
On Closing, the LTIP awards granted by Algoma Steel Holdings Inc. (“ASHI”) became vested and were exchanged for replacement LTIP awards issued by the Company (“Replacement LTIP Award(s)”) as determined by the conversion factor of 71.76775% (as defined in the Merger Agreement). Based on the conversion factor, 3,232,628 Replacement LTIP Award(s) were issued. Similar to the LTIP awards, each Replacement LTIP Award allows the holders to purchase one common share of Algoma. The Replacement LTIP Award(s) are considered fully vested and can be exercised for approximately US$0.013 per common share, pursuant to an LTIP exchange agreement with each holder, at the earlier of a significant disposal of Algoma common shares held by the Company’s shareholders immediately prior to the Closing, or December 31, 2025. Should the participants’ employment with the Company cease, a cash-out
option is available as an alternative method of settlement for a portion of the vested Replacement LTIP Award(s) based on the five-day
volume-weighted average trading price of the Company’s common shares, subject to the approval of the Board of Directors.
On the day preceding the Closing, the Company remeasured the fair value of the original LTIP Awards as they became fully vested on the day before the Merger. Consequently, the Company recognized a liability in the amount of C$44.9 million (US$36.4 million) using the market price of the Algoma common shares as an approximation of fair value for each Replacement LTIP Award. The gain on change in fair value of previously recognized LTIP awards accounted for as cash-settled share-based payments, including restricted share units and director units, were recognized in profit or loss in the amount of C$10.4 million. In addition, the fair value of the previously recognized fully vested performance share units, which were previously accounted for as equity-settled share-based payments, was recognized as a liability in the amount of C$35.5 million (US$28.7 million) with an offsetting charge to equity to reflect the modification of these units to cash settled awards.
The Company accounted for the Replacement LTIP Awards as a modification of share-based payment as the LTIP awards and the Replacement LTIP Awards share similar terms and conditions, and were only replaced as a result of a liquidating event (the Merger) as described by the original long-term incentive plan. Given the alternative settlement options at the election of the participant, the Company has accounted for the Replacement LTIP Awards as cash-settled share-based transactions, which are measured at fair value on initial recognition and at each reporting date with the changes in fair value recorded in the audited consolidated statements of net income (loss). The Company applied modification accounting by remeasuring the fair value of the LTIP awards previously granted by ASHI as at the day prior to Closing and determined that there is no resulting gain or loss.
Upon the consummation of the Merger, the Company issued Replacement LTIP Award(s) to replace previously issued restricted share units, director units and performance share units. The Replacement LTIP Award(s) are accounted for as cash-settled share-based payment and are immediately vested on Closing. The previous long-term incentive plan established by Algoma Steel Holdings Inc. dated May 13, 2020 was cancelled on Closing and no additional awards can be granted under this plan.
As at March 31, 2022, the 3,232,628 Replacement LTIP Award(s) remain outstanding with an estimated fair value of US$11.25 per share based on the market price of the Company’s common shares, for which the Company recognized a liability of C$45.4 million (US$36.4 million) in share-based payment compensation liability on the audited consolidated statements of financial position.
On October 19, 2021, the Company approved an Omnibus Equity Incentive Plan that would allow the Company to grant various awards to its employees. Under the terms of the Omnibus Plan, the maximum number of common shares that may be subjected to awards is 8.8 million common shares. The awards issuable under the Plan consists of Restricted Share Units (“RSU”), Deferred Share Units (“DSU”) Performance Share Units (“PSU”) and stock options.

Under the terms of the Omnibus Plan, DSUs may be issued to members of the Board of Directors as may be designated by the Board of Directors from time-to-time
in satisfaction of all or a portion of Director fees. The number of DSUs to be issued in satisfaction of a payment of Director fees shall be equal to the amount of the Director fees divided by the give day volume weighted average price of the Company’s common shares preceding the grant date. DSUs are share-based payments measured at fair value at the date of grant and expensed immediately as the underlying services have been rendered. The grant date fair value takes into account the Company’s estimation of the DSUs that will eventually vest and adjusts for the effect of non-market
based performance conditions. DSUs do not have an exercise price and become exercisable for one common share of the Company upon the retirement of the Director, or in the event of incapacity. The price of the Company’s common shares on the grant date is used to approximate the grant date fair value of each unit of DSUs.
As of March 31, 2022, 54,558 DSUs under the Omnibus Plan were granted to certain Directors of the Company, with a grant date fair value of US$9.54 per DSU based on the market price of the Company’s common shares. The DSUs vested immediately upon issuance. Accordingly, the Company recorded a share-based payment compensation expense of C$0.7 million (March 31, 2021 – C$14.1 million) in administrative and selling expenses on the consolidated statement of net income (loss) and contributed surplus on the consolidated statements of financial position. No exercises or forfeiture of DSUs have been recorded to date.
On March 28, 2022, the Board of Directors approved the resolution to grant RSUs and PSUs in accordance with the Omnibus Plan during the first quarter of the year ending March 31, 2023. Grant agreements were issued to certain employees with specific terms and conditions, as well as certain performance targets that will need to be met during the year ending March 31, 2023 in order for the awards to vest.
Pursuant to the Merger Agreement, holders of the Company’s common shares and each holder of Replacement LTIP Award(s) were granted the contingent right to receive their pro rata portion of up to 37.5 million common shares of the Company if certain targets based on Earnout Adjusted EBITDA (as defined in the Merger Agreement) and the trading price of the Company’s common shares were met as at December 31, 2021 and thereafter. The Company has accounted for these rights as a derivative liability, which are measured at fair value on initial recognition and at each reporting date with the changes in fair value, recorded in the audited consolidated statements of net income (loss).
On Closing, the Company forecasted that the highest level of the Earnout Adjusted EBITDA would be achieved as at December 31, 2021. Accordingly, the Company recognized an earnout liability based on the expectation that all 37.5 million Algoma common shares underlying the earnout rights would become issuable. On October 19, 2021, the Company recorded a liability in the amount of C$521.3 million (US$421.9 million) using the market price of the Algoma common shares as an approximation of fair value for each of these rights. Given that these rights were granted to all of the previous shareholders of the Company, the amount was recorded as a distribution through retained earnings.
On February 9, 2022, 35,883,695 shares were issued with a value of US$9.54 per unit with a fair value of C$434.1 million (US$342.3 million). As a result, the Company derecognized the related earnout liability. As at March 31, 2022, 1,616,305 of these rights remain outstanding with an estimated fair value of US$11.25 per unit based on the market price of the Algoma common shares, for which the Company recognized a liability of C$22.7 million (US$18.2 million) in earnout liability on the audited consolidated statements of financial position. Gain in the fair value of the earnout liability of C$78.1 million is presented in the audited consolidated statements of net income (loss).
Strategic Capital Projects
Electric Arc Furnace (“EAF”)
On November 10, 2021, the Company’s Board of Directors authorized the Company to construct two state-of-the-art
EAFs to replace its existing No. 7 blast furnace steelmaking operations. The transformation is expected to reduce Algoma’s carbon emissions by approximately 70%. The Company plans to invest approximately C$700 million in the EAF transformation, funded with previously announced financing commitments and the proceeds from the Merger. EAF steelmaking is a modern method of producing steel; with primary inputs of scrap steel and electricity, steel is formed by using an electrical current to melt scrap steel and/or other metallic inputs. The EAF steelmaking facility is to be built on vacant land adjacent to the current steelmaking facility to avoid disruption to current operations, and will utilize existing downstream equipment and facilities, thereby reducing capital expenditure requirements.

The EAF transformation is expected to improve product mix, reduce fixed costs, provide for significant carbon tax savings, increase production capacity and decrease the Company’s environmental footprint. The Company anticipates a
30-month
construction phase for the EAF facility, with completion expected between April 2024 and June 2024, and expects to transition away from its current blast furnace steelmaking thereafter as increased electric power from the grid supplying the Company becomes available.
On September 20, 2021, the Company secured an agreement with the Government of Canada through the Ministry of Innovation, Science and Economic Development Canada of, whereby the Company will receive up to C$200.0 million in the form of a loan to support the Company’s EAF transformation. The loan is provided through the Net Zero Accelerator Initiative of the Federal Strategic Innovation Fund (the “Federal SIF”). The repayment period will commence upon the earlier of the Company having access to full power from the provincial electricity grid to operate the EAFs independently, or January 1, 2030. The annual repayment is further dependent on the Company’s performance in reducing green house gas emissions.
On November 29, 2021, the Canada Infrastructure Bank (“CIB”) and the Company have entered into a definitive agreement with respect to the CIB’s previously announced commitment to finance green house gas reduction industrial initiatives, including the EAF transformation of the Company’s steelmaking processes at its facility in Sault Ste. Marie, Ontario. Under the terms of the agreement, the CIB will provide up to C$220 million in loan financing towards the EAF transformation.
On December 2, 2021, the Company announced that it has selected Danieli & C. Officine Meccaniche S.p.A. (“Danieli”) as the sole technology provider for the EAF steelmaking facility. In connection with this agreement, Danieli will supply its
AC-Digimelter
technology powered by
Q-One
digital power systems.
On January 27, 2022, the Company announced that it has awarded GE Gas Power (“GE”), a General Electric company, a contract for the upgrade to the Company’s natural gas combined cycle power plant, including the installation of two gas turbine packages. The upgrade is expected to supply the Company with sufficient internal electricity generation to power phase one of its transition to EAF steelmaking. Under the terms of the contract, GE will provide two LM6000 aero derivative gas turbines complete with new control systems as well as a new control system for the existing GE steam turbine. In addition, GE will also complete a full rewind on the No. 2 Generator.
On April 25, 2022, the Company announced that it has awarded the structural building contract for its EAF to Hamilton,
ON-based
Walters Group Inc. (“Walters”). Walters will be responsible for fabricating and erecting the main building structure in addition to the necessary dust collection hoods. Pursuant to the fixed-price contract, Walters will use Algoma’s steel plate products in the fabrication of the heavy structural components, and will work with local industrial contractor, SIS Manufacturing Inc., for the fabrication of these key elements. Onsite assembly of the building structure is expected to commence in the fall of 2022, with the completion targeted within a year.
EAF construction activities are progressing and include the installation of foundation piling, relocation of utilities and services, commencement of building foundations, and the relocation of rail tracks.
The Company is progressing its applications for environmental operational permits through the Province’s Ministry of Environment Conservation & Parks.
Plate Mill Modernization
The Company has undertaken a plate mill modernization project (PMM Project) which is expected to be completed in two phases by November 2022 and plans to invest a total of approximately C$120 million, which will be partly funded by government loan facilities totaling approximately C$50 million. This strategic initiative will enhance the capacity and quality of the Company’s plate product line, which is a differentiated product capability and a key source of competitive advantage. The PMM Project will allow the Company to satisfy higher product quality requirements of its customers with respect to surface and flatness, increase high strength capability with availability of new grades, ensure reliability of plate production with direct ship capability and increase overall plate shipment capacity through debottlenecking and automation. The modernization process will be comprised of two phases: quality focus and productivity focus. The first phase focuses on quality, is expected to be completed by May/June 2022, and includes the installation and commissioning upgrades of a new primary slab de-scaler
(to improve surface quality),

automated surface inspection system (to detect and map surface quality), an in-line
hot leveler (to improves flatness), and automation of the 166 inch plate mill (which expands the Company’s grade offering). The second phase focuses on productivity, and is expected to be completed by November 2022; and includes installation and commissioning upgrades of onboard descaling systems for the 2Hi and 4Hi roughing roll stands, mill alignment and work roll offset at the 4Hi, 4Hi DC drive, new cooling beds coupling the plate mill and shear line, dividing shear, plate piler and automated marking machine.
Key Leadership and Governance Announcements
The Company’s current Chief Executive Officer, Michael McQuade, joined the board of directors of Opco following the restructuring of the company under the Companies’ Creditors Arrangement Act. Mr. McQuade became Chief Executive of Opco in March 2019. In accordance with the announcement that was made on April 18, 2022, Michael D. Garcia was appointed Chief Executive Officer (CEO) effective June 1, 2022. Mr. McQuade will continue to serve on the Company’s board of directors and Mr. Garcia will also join the Board concurrent with his appointment as CEO.
Subsequent Events
Steel producers such as Algoma are subject to numerous environmental laws and regulations, including federal and provincial, relating to the protection of the environment. The company can incur regulatory liability as well civil liability for contamination on-site
(soil, groundwater, indoor air), contaminant migration and impacts off-site
including in respect of groundwater, rivers, lakes, other waterways, and air emissions.
On June 9, 2022, the Company experienced an incident where an oil-based
lubricant was released from our hot mill in Sault Ste. Marie. The oil entered our water treatment facility, and some quantity of the oil was discharged into the St. Mary’s River. Working with the assistance of expert technical advisors, the Company has been able to ascertain that the estimated amount of oil that was ultimately discharged into the river from its water treatment plant is in the range of 1,000 liters (263 gallons) to 1,250 liters (330 gallons), with the amount not likely exceeding 1,250 liters. This information along with the analysis methodology have been provided to the Ministry of Environment, Conservation and Parks, whom we continue to work closely with. Following the discharge, traffic on the river was temporarily halted, the local public health authority issued a water advisory and a nearby municipality issued an emergency declaration regarding its municipal water supply. We continue to actively work with our response partners deploying equipment and resources to contain and mitigate the effects on the waterway and neighboring communities, and are working with local, provincial, and federal regulatory authorities conducting ongoing sampling and monitoring to mitigate any possible impact. At present, the Company has not received any orders or offenses from any regulatory authority, however, the Provincial environmental regulator is requiring that Algoma prepare and submit a report that outlines the cause of the spill and preventative measures to prevent a re-occurrence.
On June 13, 2022, the Board of Directors approved the Company’s intention to pursue a Substantial Issuer Bid in Canada, as well as Tender Offer in the United States, (referred to collectively as the “SIB”) using a “Modified Dutch Auction” to repurchase its common shares and aggregate value of the SIB of US$400 million. Conditions of the SIB, including the pricing range per share will be determined following the release of the Company’s financial results for the year ended March 31, 2022. The Company will fund the purchase of tendered shares from cash on hand.
Factors Affecting Financial Performance
The Company’s profitability is correlated to the pricing of steel, ore, coal and energy and the existence of tariffs on its sales outside of Canada. Changes in the underlying pricing of the Company’s steel products and raw materials, and changes in tariffs on sales outside of Canada cause variation in operating results between periods. During periods of stronger or improving steel market conditions, the Company is more likely to be able to pass the increased costs of ore, coal and energy to its customers, protecting the Company’s margins from significant erosion. During weaker or rapidly deteriorating steel market conditions, including due to weak steel demand, low industry utilization rates and/or increasing steel product imports, the competitive environment intensifies which results in increased pricing pressure. All of those factors, to some degree, impact pricing, which in turn impacts margins.
North American steel pricing is largely dependent on global supply and demand, the level of steel imports into North America, economic conditions in North America, global steelmaking overcapacity, and increased raw material prices. North American steel producers compete with many foreign producers, including those in Europe, China and other Asian countries. Competition from foreign producers is periodically intensified by weakening regional economies of their surrounding countries, and resultant decisions by these foreign producers with respect to export volumes and pricing possibly more influenced by political and economic policy considerations than by prevailing market conditions.
Global steel production increased 3.7% in 2021 compared to 2020 to 1,950.5 million metric tonnes. China represents approximately 53% of global crude steel production. (source: Worldsteel Association “December 2021 crude steel production” January 25, 2022). Given the strong recovery in steel production in 2021 compared to 2020 pandemic levels, the Organization for Economic Cooperation and Development projects that global excess capacity was approximately 478 million metric tonnes in 2021, which is down from previous levels but remains approximately 30 times the size of the Canadian steel industry.
Overall Results
Net Income (Loss)
Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
The Company’s net income for the three month period ended March 31, 2022 was C$242.9 million compared to C$100.1 million for the three month period ended March 31, 2021, resulting in a C$142.8 million increase of net income. This increase in net income was due mainly to an increase in steel revenue of C$294.3 million, primarily a result of an increase in the selling price of steel, offset in part by an associated increase in the cost of steel revenue (C$118.2 million) which is mainly due to an increase in the purchase price of many key inputs such as iron ore, scrap, alloys and natural gas as well as an increase in employee profit sharing expense compared to the prior year.
Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
The Company’s net income for the year ended March 31, 2022 was C$857.7 million compared to a net loss of C$76.1 million for the year ended March 31, 2021, resulting in a C$933.8 million increase of net income. This increase in net income was due mainly to an increase in steel revenue of C$1,933.7 million, primarily a result of an increase in the selling price of steel, offset in part by listing expense of C$235.6 million and transaction costs of C$26.5 million due to the Merger transaction. Further offsetting the increase in revenue was an associated increase in the cost of steel revenue (C$596.7 million) which is mainly due to an increase in the purchase price of many key inputs such as iron ore, scrap, alloys and natural gas as well as an increase in employee profit sharing expense compared to the prior year.
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
The Company’s net loss for the year ended March 31, 2021, was C$76.1 million compared to a net loss of C$175.9 million for the year ended March 31, 2020, resulting in a C$99.8 million reduction of net loss. This reduction of net loss was due primarily to decreased amortization (C$40.8 million) and lower cost of steel revenue per ton of steel sold (decreased by 12.3% from C$791 to C$694) due to a reduction in the purchase price of many inputs such as alloys, scrap and natural gas as well as certain cost control measures that were put in place to mitigate the impact of deteriorating market conditions at the onset of the pandemic.
Income (Loss) from Operations
Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
The Company’s income from operations for the three month period ended March 31, 2022 was C$310.6 million compared to C$130.0 million for the three month period ended March 31, 2021, an increase of C$180.6 million, due primarily to the same reasons mentioned above for net income.
Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
The Company’s income from operations for the year ended March 31, 2022 was C$1,411.0 million compared to C$84.8 million for the year ended March 31, 2021, an increase of C$1,326.2 million, due primarily to the same reasons mentioned above for net income except expenses associated with the Merger transaction.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
The Company’s income from operations for the year ended March 31, 2021 was C$84.8 million (March 31, 2020 – loss from operations of C$137.0 million), an increase of C$221.8 million, due primarily to the reasons described above for net income.
Steel Revenue and Cost of Sales

	change		January 1 to March 31, 2022		January 1 to March 31, 2021
tons
Steel Shipments	i	12.0%		547,217		621,843
millions of dollars
Revenue			C$	941.8	C$	638.5
Less:
Freight included in revenue				(48.0)		(47.3)
Non-steel revenue				(13.9)		(5.6)
Steel revenue	h	50.3%	C$	879.9	C$	585.6
Cost of steel revenue			C$	541.3	C$	423.1
Amortization included in cost of steel revenue				(22.7)		(21.6)
Carbon tax included in cost of steel revenue				(0.4)		(1.8)
Cost of steel products sold	h	29.6%	C$	518.2	C$	399.7
dollars per ton
Revenue per ton of steel sold	h	67.6%	C$	1,721	C$	1,027
Cost of steel revenue per ton of steel sold	h	45.4%	C$	989	C$	680
Average net sales realization on steel sales (i)	h	70.8%	C$	1,608	C$	942
Cost per ton of steel products sold	h	47.3%	C$	947	C$	643

(i)	Represents Steel revenue (being Revenue less (a) Freight included in revenue and (b) Non-steel revenue) divided by the number of tons of Steel Shipments during the applicable period.
Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
The Company’s NSR on steel sales (excluding freight) per ton shipped was C$1,608 for the three month period ended March 31, 2022 (March 31, 2021—C$942), an increase of 70.8%. Steel revenue increased by 50.3% whereas steel shipment volumes decreased by 12.0% during the three month period ended March 31, 2022 as compared to the three month period ended March 31, 2021. The decrease in steel shipment volumes is due in part to lower production levels as a result of logistics supply chain impacts. The overall increase in steel revenue is mainly due to increased steel prices compared to the three month period ended March 31, 2021.

For the three month period ended March 31, 2022, the Company’s cost of steel products sold increased by 29.6% to C$518.2 million (March 31, 2021 – C$399.7 million) due primarily to an increase in the purchase price of many key inputs such as iron ore, scrap, alloys and natural gas as well as an increase in employee profit sharing expense (C$28.8 million) compared to the prior year.

	Change (FY2022 to FY2021)		FY2022		Change (FY2021 to FY2020)		FY2021		FY2020
tons
Steel Shipments	h	9.3%		2,297,159	i	8.8%		2,102,086		2,305,039
millions of dollars
Revenue			C$	3,806.0			C$	1,794.9	C$	1,956.9
Less:
Freight included in revenue				(172.9)				(150.4)		(175.1)
Non-steel revenue				(84.3)				(29.4)		(39.2)
Steel revenue	h	119.7%	C$	3,548.8	i	7.3%	C$	1,615.1	C$	1,742.6
Cost of steel revenue			C$	2,054.6			C$	1,457.9	C$	1,822.7
Amortization included in cost of steel revenue				(86.7)				(86.8)		(127.6)
Carbon tax included in cost of steel revenue				0.6				(13.4)		(6.9)
Business combination adjustments				—				—		(1.4)
Cost of steel products sold	h	45.0%	C$	1,968.5	i	19.5%	C$	1,357.7	C$	1,686.8
dollars per ton
Revenue per ton of steel sold	h	94.0%	C$	1,657	h	0.6%	C$	854	C$	849
Cost of steel revenue per ton of steel sold	h	28.8%	C$	894	h	12.3%	C$	694	C$	791
Average net sales realization on steel sales (i)	h	101.2%	C$	1,545	h	1.6%	C$	768	C$	756
Cost per ton of steel products sold	h	32.7%	C$	857	i	11.7%	C$	646	C$	732

(i)	Represents Steel revenue (being Revenue less (a) Freight included in revenue and (b) Non-steel revenue) divided by the number of tons of Steel Shipments during the applicable period.
Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
The Company’s NSR on steel sales (excluding freight) per ton shipped was C$1,545 for the year ended March 31, 2022 (March 31, 2021 – C$768), an increase of 101.2%. Steel revenue increased by 119.7% and steel shipment volumes increased by 9.3% during the year ended March 31, 2022, as compared to the year ended March 31, 2021. The overall increase in steel revenue is mainly due to increased steel prices compared to the year ended March 31, 2021.
For the year ended March 31, 2022, the Company’s cost of steel products sold increased by 45.0% to C$1,968.5 million (March 31, 2021 – C$1,357.7 million) due primarily to an increase in steel shipments, increase in the purchase price of many key inputs such as iron ore, scrap, alloys and natural gas as well as an increase in employee profit sharing expense (C$132.9 million) compared to the prior year. Employee profit sharing expense has been calculated in accordance with the profit sharing agreement for year ended March 31, 2022.
Further, the Government of Canada passed the Canada Emergency Wage Subsidy (“CEWS”) in response to the
COVID-19
pandemic. For the year ended March 31, 2022, the Company did not receive CEWS funding. For the year ended March 31, 2021, the Company recorded a reduction of C$52.8 million to the cost of steel products sold as a reduction to personnel costs, included therein, in connection with the CEWS program.
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
The Company’s NSR on steel sales (excluding freight) per ton shipped was C$768 for the year ended March 31, 2021 (March 31, 2020 – C$756), an increase of 1.6%. Steel revenue decreased by 7.3% and steel shipment volumes decreased by 8.8% during year ended March 31, 2021, as compared to the year ended March 31, 2020. The overall decrease in steel shipment volumes was a result of the reduction in demand caused by the
COVID-19
pandemic. However, increased steel prices and demand during the last six months of the year resulted in improved NSR for the year ended March 31, 2021 compared to the year ended March 31, 2020.

For the year ended March 31, 2021, the Company’s cost of steel products sold on a per ton basis decreased by 19.5% to C$1,357.7 (March 31, 2020 – C$1,686.8). For the year ended March 31, 2021, the Company’s cost of steel products sold on a per ton basis decreased by 11.7% to C$646 (March 31, 2020 – C$732). The decrease in cost of steel products sold on a per ton basis was the result of a reduction in the purchase price of many inputs such as alloys, scrap and natural gas as well as certain cost control measures that were put in place to mitigate the impact of deteriorating market conditions at the onset of the pandemic.
For the year ended March 31, 2021, the Company recorded a C$52.8 million reduction to cost of steel products sold in connection with the CEWS (March 31, 2020 – nil).
Non-steel
Revenue
Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
For the three month period ended March 31, 2022, the Company’s non-steel
revenue was C$13.9 million (March 31, 2021 – C$5.6 million). The increase of $8.3 million was mainly due to increased sale of various by-products.
Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
For the year ended March 31, 2022, the Company’s
non-steel
revenue was C$84.3 million (March 31, 2021 – C$29.4 million). The increase of $54.9 million was mainly due to the sale of royalty rights (C$20.0 million) and also due to increased sale of various by-products.
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
For the year ended March 31, 2021, the Company’s
non-steel
revenue was C$29.4 million (March 31, 2020 – C$39.2 million). The decrease of C$9.8 million was primarily due to lower sales volume and lower selling prices of tar, light oil and braize. For the years ended March 31, 2021 and 2020, non-steel
cost of sales approximated
non-steel
sales.
Administrative and Selling Expenses

millions of dollars	January 1 to March 31, 2022		January 1 to March 31, 2021
Personnel expenses	C$	13.9	C$	21.9
Professional, consulting, legal and other fees		10.1		6.6
Software licenses		1.1		0.8
Amortization of intangible assets and non-production assets		0.1		0.1
Other administrative and selling		2.8		3.1

	C$	28.0	C$	32.5

Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
As illustrated in the table above, the Company’s administrative and selling expenses for the three month period ended March 31, 2022, were C$28.0 million (March 31, 2021 – C$32.5 million). The decrease in administrative and selling expenses of C$4.5 million is mainly due to decreased personnel expenses (C$8.0 million), due primarily to lower share based compensation ($13.7 million), offset by an increase in employee profit sharing (C$3.2 million). The decrease is partially offset by an increase in professional, consulting, insurance and other fees (C$3.5 million) primarily due to costs associated with listing on the public exchange.

millions of dollars	FY2022		FY2021		FY2020
Personnel expenses	C$	54.2	C$	39.6	C$	29.7
Professional, consulting, legal and other fees		36.2		22.2		17.1
Software licenses		4.6		3.1		2.7
Amortization of intangible assets and non-production assets		0.4		0.4		0.5
Other administrative and selling		7.6		7.1		6.9

	C$	103.0	C$	72.4	C$	56.9

Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
As illustrated in the table above, the Company’s administrative and selling expenses for the year ended March 31, 2022, were C$103.0 million (March 31, 2021 – C$72.4 million). The increase in administrative and selling expenses of C$30.6 million is due primarily to increased personnel expenses (C$14.6 million), largely associated with employee profit sharing (C$14.8 million) and increase in professional, consulting, insurance and other fees (C$14.0 million) mainly due to costs associated with listing on the public exchange.
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
As illustrated in the table above, the Company’s administrative and selling expenses for the year ended March 31, 2021, were C$72.4 million (March 31, 2020 – C$56.9 million). The increase in administrative and selling expenses of C$15.5 million comprising increased personnel expenses (C$9.9 million) due primarily to share based compensation and increased professional, consulting, legal and other fees (C$5.1 million) primarily due to costs associated with on-going
cost reduction and efficiency projects.
In addition, for the year ended March 31, 2021, the Company recorded a C$4.2 million reduction in administration and selling expenses (personnel) in connection with the CEWS (March 31, 2020 – nil), which was offset by personnel costs being higher due to CEWS funding being applied to retain employees that would otherwise have been subject to temporary layoffs.
Finance Costs, Finance Income, Interest on Pension and Other Post-employment Benefit Obligations, and Foreign Exchange Gains and Losses
The Company’s finance costs represent interest cost on the Company’s debt facilities, including the Revolving Credit Facility, Secured Term Loan Facility and Algoma Docks Term Loan Facility, described in the section entitled “Capital Resources – Financial Position and Liquidity” included elsewhere in this MD&A. Finance cost also includes the amortization of transaction costs related to the Company’s debt facilities and the accretion of the benefits in respect of the Company’s governmental loan facilities in respect of the interest free loan issued by, and the grant given by the Canadian federal government as well as the low interest rate loan issued from the Ontario provincial government, all of which are discussed below (Financial Resources and Liquidity – Cash Flow Used in Investing Activities) and the unwinding of discounts on the Company’s environmental liabilities.

millions of dollars	January 1 to March 31, 2022		January 1 to March 31, 2021
Interest on the following facilities
Revolving Credit Facility	C$	0.1	C$	1.0
Secured Term Loan Facility		—		9.6
Algoma Docks Term Loan Facility		—		1.0
Revolving Credit Facility fees		0.4		0.3
Unwinding of issuance costs of debt facilities and accretion of governmental loan benefits and discounts on environmental liabilities		3.4		3.6
Other interest expense		0.4		0.4

	C$4.3		C$15.9

Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
As illustrated in the table above, the Company’s finance costs for the three month period ended March 31, 2022 was C$4.3 million compared to C$15.9 million for the three month ended March 31, 2021 resulting in a decrease of C$11.6 million. The decrease in finance cost is primarily attributable to repayment in full of the Secured Term Loan Facility (C$9.6 million) and Algoma Docks Term Loan Facility (C$1.0 million) in November 2021. The finance cost associated with the Revolving Credit Facility decreased by C$0.9 million due to repayments on this facility.
The Company’s finance income for the three month period ended March 31, 2022, was C$0.4 million compared to nil for the three month period ended March 31, 2021, representing an increase of C$0.4 million due primarily to interest income.
The Company’s interest on pension and other post-employment benefit obligations for the three month period ended March 31, 2022 was C$2.9 million compared to C$4.1 million for the three month period ended March 31, 2021, due to a decrease in beginning-of-year
discount rates that were used to determine the pension benefit expense for the three month period ended March 31, 2022.
The Company’s foreign exchange loss for the three month period ended March 31, 2022 was C$6.3 million compared to C$9.9 million for the three month period ended March 31, 2021. These foreign exchange movements reflect the effect of US dollar exchange rate fluctuations on the Company’s Canadian dollar denominated monetary assets and liabilities.

millions of dollars	FY2022		FY2021		FY2020
Interest on the following facilities
Revolving Credit Facility	C$	0.1	C$	4.3	C$	2.1
Secured Term Loan Facility		24.1		43.0		41.0
Algoma Docks Term Loan Facility		2.5		4.7		6.7
Revolving Credit Facility fees		1.6		1.2		2.2
Unwinding of issuance costs of debt facilities and discounts on environmental liabilities, and accretion of governmental loan benefits		18.8		13.8		10.3
Other interest expense		1.5		1.5		1.5

	C$48.6		C$68.5		C$63.8

Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
As illustrated in the table above, the Company’s finance costs for the year ended March 31, 2022 were C$48.6 million compared to C$68.5 million for the year ended March 31, 2021 resulting in a decrease of C$19.9 million. The decrease in finance cost is primarily attributable to repayment in full of the Secured Term Loan Facility (C$18.9 million) and Algoma Docks Term Loan Facility (C$2.2 million) in November 2021. The finance cost associated with the Revolving Credit Facility decreased by C$4.2 million due to repayments on this facility.
The Company’s finance income for the year ended March 31, 2022, was C$0.5 million compared to C$1.1 million for the year ended March 31, 2021, representing a decline of C$0.6 million due in part to interest income from tariff overpayments in the prior year which did not repeat in the current year.
The Company’s interest in pension and other post-employment benefit obligations for the year ended March 31, 2022 was C$11.6 million compared to C$17.0 million for the year ended March 31, 2021, due to a decrease in discount rates at March 31, 2021 that was used to determine the 2022 fiscal year pension benefit expense.
The Company’s foreign exchange loss for the year ended March 31, 2022 was C$4.3 million compared to C$76.5 million for the year ended March 31, 2021. These foreign exchange movements reflect the effect of US dollar exchange rate fluctuations on the Company’s Canadian dollar denominated monetary assets and liabilities.
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
As illustrated in the table above, the Company’s finance costs for the year ended March 31, 2021, was C$68.5 million compared to C$63.8 million for the year ended March 31, 2020 resulting in an increase of

C$4.7 million. The increase is primarily attributable to the Revolving Credit Facility (C$2.2 million) and the unwinding of issuance costs/accretion of governmental loan benefits (C$3.5 million). On April 1, 2020, July 1, 2020 and October 1, 2020, management elected to pay the interest due on the Secured Term Loan Facility in kind which resulted in a 1.0% interest premium. Interest on the Secured Short Term Loan Facility of C$10.2 million in January 2021 was paid in cash.
The Company’s finance income for the year ended March 31, 2021, was C$1.1 million compared to C$2.6 million for the year ended March 31, 2020, representing a decline of C$1.5 million primarily due to interest income from tariff overpayments.
The Company’s interest in pension and other post-employment benefit obligations for the year ended March 31, 2021 was C$17.0 million compared to C$17.3 million for the year ended March 31, 2020.
The Company’s foreign exchange loss for the year ended March 31, 2021 was C$76.5 million compared to a gain of C$35.3 million for the year ended March 31, 2020. These foreign exchange movements reflect the effect of US dollar exchange rate fluctuations on the Company’s Canadian dollar denominated monetary assets and liabilities.
Pension and Post-Employment Benefits

millions of dollars	January 1 to March 31, 2022		January 1 to March 31, 2021
Recognized in income (loss) before income taxes:
Pension benefits expense	C$	6.1	C$	6.9
Post-employment benefits expense		3.0		3.2
	C$	9.1	C$	10.1
Recognized in other comprehensive income (loss) (pre-tax):
Pension benefits (gain) loss	C$	0.3	C$	(104.7)
Post-employment benefits (gain) loss		(71.0)		(37.7)
	C$	(70.7)	C$	(142.4)
	C$	(61.6)	C$	(132.3)
Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
As illustrated in the table above, the Company’s pension expense for the three month period ended March 31, 2022 and March 31, 2021 were C$6.1 million and C$6.9 million, respectively, representing a decrease of C$0.8 million. The Company’s post-employment benefits expense for the three month period ended March 31, 2022 and March 31, 2021 were C$3.0 million and C$3.2 million, representing a decrease of C$0.2 million. The decrease in pension and post-employment benefit expense was primarily due to a decrease in beginning-of-year
discount rates. While this increased the cost of benefits accruing over the three month period ended March 31, 2022, this increase was more than offset by the lower net interest cost.
As disclosed in Note 3 to the March 31, 2022 audited consolidated financial statements, all actuarial gains and losses that arise in calculating the present value of the defined benefit pension obligation net of assets and the defined benefit obligation in respect of other post-employment benefits, including the re-measurement
components, are recognized immediately in other comprehensive income (loss).
For the three month period ended March 31, 2022, the Company recorded an actuarially determined gain to the accrued defined pension liability and accrued other post-employment benefit obligation in other comprehensive income of C$70.7 million (March 31, 2021 – actuarial determined gain of C$142.4 million), a difference of C$71.7 million.

The C$70.7 million gain was comprised mainly of a decrease in obligations due to a steep increase in end of period discount rates, partially offset by pension fund returns lower than expected.

millions of dollars	FY2022		FY2021		FY2020
Recognized in income (loss) before income taxes:
Pension benefits expense	C$	24.4	C$	27.6	C$	31.4
Post-employment benefits expense		12.0		12.8		12.9
	C$	36.4	C$	40.4	C$	44.3
Recognized in other comprehensive income (loss) (pre-tax):
Pension benefits (gain) loss	C$	(57.9)	C$	(51.8)	C$	(48.6)
Post-employment benefits (gain) loss		(60.0)		28.8		(33.2)
	C$	(117.9)	C$	(23.0)	C$	(81.8)
	C$	(81.5)	C$	17.4	C$	(37.5)
Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
As illustrated in the table above, the Company’s pension expense for the years ended March 31, 2022 and March 31, 2021 were C$24.4 million and C$27.6 million, respectively, representing a decrease of C$3.2 million. The Company’s post-employment benefits expense for the years ended March 31, 2022 and March 31, 2021 were C$12.0 million and C$12.8 million, representing a decrease of C$0.8 million. The decrease in pension and post- employment benefit expense was primarily due to a decrease in beginning-of-year
discount rates. While this increased the cost of benefits accruing over the year, this increase was more than offset by the lower net interest cost.
For the year ended March 31, 2022, the Company recorded an actuarially determined gain to the accrued defined pension liability and accrued other post-employment benefit obligation in other comprehensive income of C$117.9 million (March 31, 2021 – actuarial determined gain of C$23.0 million), a difference of C$94.9 million. The C$117.9 million gain was comprised mainly of a decrease in obligations due to a steep increase in end of year discount rates, partially offset by pension fund returns lower than expected.
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
As illustrated in the table above, the Company’s pension expense for the years ended March 31, 2021 and March 31, 2020 were C$27.6 million and C$31.4 million, respectively, representing a decrease of C$3.8 million. The Company’s post-employment benefit expense for the year ended March 31, 2021, was C$12.8 million compared to C$12.9 million for the year ended March 31, 2020. The decrease in pension and post-employment benefit expense was primarily due to a decrease in discount rates as of March 31, 2021 that was used to determine the 2022 fiscal year pension and non-pension
benefit expense.
For the year ended March 31, 2021, the Company recorded actuarially determined gain to the accrued defined pension liability and accrued other post-employment benefit obligation in other comprehensive loss of C$23.0 million. The gain was comprised primarily of pension fund returns being greater than expected and some demographic gains, partially offset by an increase in obligations due to a reduction in end-of-year
discount rates.
For the year ended March 31, 2020, the Company recorded actuarially determined gain to the accrued defined pension liability and other post-employment benefits liability in other comprehensive loss of C$82.8 million, (gain of C$74.6 million, net of income tax effect of actuarial gains recognized in other comprehensive loss of C$7.2 million). The C$81.8 million gain is primarily due to an increase in the end-of-year
discount rate, offset by pension fund returns being less than expected and demographic losses.
Carbon Taxes
On June 28, 2019, the Company became subject to the Federal Greenhouse Gas Pollution Pricing Act (the “Carbon Tax Act”). The Carbon Tax Act was enacted with retroactive effect to January 1, 2019. The Company has chosen to remove the costs associated with the Carbon Tax Act from Adjusted EBITDA to facilitate comparison with the results of its competitors in jurisdictions not subject to the Carbon Tax Act.
For the three month periods ended March 31, 2022 and March 31, 2021, total Carbon Tax recognized in cost of sales was C$0.4 million and C$1.8 million, respectively. The decrease is due to the purchase of output-based pricing system surplus credits and differences between the estimate and actual settlement of Carbon Tax for the calendar year 2021. Carbon Tax is primarily a function of the volume of our production, increasing as production increases.

For the year ended March 31, 2022, total Carbon Tax recognized in cost of sales was a reduction of C$0.6 million, compared to expense of C$13.4 million in the year ended March 31, 2021. The decrease in Carbon tax is due to reasons described above.
Income Taxes
Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
For the three month period ended March 31, 2022, the Company’s deferred income tax recovery and current income tax expense were C$3.3 million and C$81.3 million respectively, compared to deferred and current income tax expense (recovery) of nil for the three month period ended March 31, 2021 due primarily to net income before tax of C$320.9 million compared to C$100.1 million for the year ended March 31, 2021 and non-capital
losses available, as described below.
Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective evidence had been the cumulative loss the Company had incurred over the first two years of its operations. However, over the past year, operations have provided evidence that there is sufficient taxable income to permit use of the existing deferred tax assets. As such, the Company has reflected a deferred tax liability of C$92.9 million, net of a deferred tax asset (C$7.8 million) at March 31, 2022 (March 31, 2021 – nil ).
For the year ended March 31, 2022, the Company’s deferred income tax expense and current tax expense were C$101.7 million and C$197.2 million respectively, compared to deferred and current income tax expense of nil for the year ended March 31, 2021, due to net income before tax of C$1,156.6 million compared to net loss of C$76.1 million for the year ended March 31, 2021.
For the year ended March 31, 2022, the Company has fully utilized non-capital
tax losses available of C$306.5 million.
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
For the year ended March 31, 2021 and March 31, 2020, the Company’s current income tax expense/recovery was nil. On the basis of the evaluation described above, for the year ended March 31, 2021, the Company’s deferred income tax recovery was nil, net of deferred tax de-recognition.
For the year ended March 31, 2020, the Company’s deferred income tax recovery was C$4.3 million, net of deferred tax asset de-recognition,
due to property, plant and equipment and intangible assets timing differences of tax deductions and non-capital
losses carry forward.
As of March 31, 2021, the Company had
non-capital
tax losses available of C$579.8 million, C$380.0 million of which expire in 2038, C$113.1 million of which expire in 2039 and C$86.7 million of which expire in 2040.

Adjusted EBITDA
The following table shows the reconciliation of Adjusted EBITDA to net income for the periods indicated:

millions of dollars	January 1 to March 31, 2022		January 1 to March 31, 2021
Net income	C$	242.9	C$	100.1
Amortization of property, plant and equipment and amortization of intangible assets		22.8		21.0
Finance costs		4.3		15.9
Interest on pension and other post-employment benefit obligations		2.9		4.1
Income taxes		78.0		—
Foreign exchange loss		6.3		9.9
Finance income		(0.4)		—
Carbon tax		0.4		1.8
Increase in fair value of warrant liability		13.2		—
Decrease in fair value of earnout liability		(44.5)		—
Increase in fair value of share-based payment compensation liability		2.9		—
Transaction costs		5.0		—
Share-based compensation		0.7		14.1
Adjusted EBITDA	C$	334.4	C$	166.9
Net Income Margin		25.8%		15.7%
Net Income / ton	C$	443.84	C$	161.01
Adjusted EBITDA Margin		35.5%		26.1%
Adjusted EBITDA / ton	C$	611.09	C$	268.40

(i)	See “Non-IFRS Measures” for information regarding the limitations of using Adjusted EBITDA.
(ii)	Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.
Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
Adjusted EBITDA for the three month period ended March 31, 2022 was C$334.4 million, compared to C$166.9 million for the three month period ended March 31, 2021, resulting in an increase of C$167.5 million. The Adjusted EBITDA margin for the three month period ended March 31, 2022 and March 31, 2021 was 35.5% and 26.1%, respectively. The Adjusted EBITDA per ton for the three month period ended March 31, 2022 was C$611.09 and C$268.40 for the three month period ended March 31, 2021. The increase in Adjusted EBITDA and improvement in Adjusted EBITDA margin for the three month period ended March 31, 2022 compared to the three month period ended March 31, 2021 was due primarily to increase in steel revenue (C$294.3) primarily as a result of increase in the selling prices for steel products, offset by associated increase in cost of steel products sold (C$118.5 million).

millions of dollars	FY2022		FY2021		FY2020
Net income (loss)	C$	857.7	C$	(76.1)	C$	(175.9)
Amortization of property, plant and equipment and amortization of intangible assets		87.1		86.9		126.5
Finance costs		48.6		68.5		63.8
Interest on pension and other post-employment benefit obligations		11.6		17.0		17.3
Income taxes		298.9		—		(4.3)
Foreign exchange loss (gain)		4.4		76.5		(35.3)
Finance income		(0.5)		(1.1)		(2.6)
Carbon tax		(0.6)		13.4		6.9
Increase in fair value of warrant liability		6.4		—		—
Decrease in fair value of earnout liability		(78.1)		—		—
Transaction costs		26.5		—		—
Listing expense		235.6		—		—
Share-based compensation		5.7		14.1		—
Business combination adjustments		—		—		1.4
Adjusted EBITDA	C$	1,503.2	C$	199.2	C$	(2.2)
Net income (loss) Margin		22.5%		-4.2%		-9.0%

millions of dollars	FY2022		FY2021		FY2020
Net income (loss)/ ton	C$	373.36	C$	(36.19)	C$	(76.31)
Adjusted EBITDA Margin		39.5%		11.1%		-0.1%
Adjusted EBITDA / ton	C$	654.37	C$	94.76	C$	—
Tariff expense included in Net income	C$	—	C$	—	C$	27.8
Capacity utilization adjustment included in Net income		—		—		32.7
Adjustments to Adjusted EBITDA		—		—		60.5
Further Adjusted EBITDA	C$	1,503.2	C$	199.2	C$	58.3
Further Adjusted EBITDA Margin		39.5%		11.1%		3.0%
Further Adjusted EBITDA / ton	C$	654.37	C$	94.76	C$	26.25

(i)	See “Non-IFRS Measures” for information regarding the limitations of using Adjusted EBITDA and Further Adjusted EBITDA.
(ii)	Adjusted EBITDA and Further Adjusted EBITDA Margin is Adjusted EBITDA and Further Adjusted EBITDA as a percentage of revenue.
Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
Adjusted EBITDA for the year ended March 31, 2022 was C$1,503.2 million, compared to C$199.2 million for the year ended March 31, 2021, resulting in an increase of C$1,304.0 million. The Adjusted EBITDA margin for the year ended March 31, 2022 and March 31, 2021 was 39.5% and 11.1%, respectively. The Adjusted EBITDA per ton for the year ended March 31, 2022 was C$654.37 and C$94.76 for the year ended March 31, 2021. The increase in Adjusted EBITDA and improvement in Adjusted EBITDA margin for the year ended March 31, 2022 compared to the year ended March 31, 2021 was due primarily to increase in steel revenue (C$1,933.70) primarily as a result of increases in the selling prices for steel products, offset by associated increase in cost of steel products sold (C$610.8 million).
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
Adjusted EBITDA for the year ended March 31, 2021 was C$199.2 million, compared to (C$2.2) million for the year ended March 31, 2020, resulting in an increase of C$201.4 million. The Adjusted EBITDA margin for the years ended March 31, 2021 and March 31, 2020 was 11.1% and (0.1%), respectively. The Adjusted EBITDA per ton for the year ended March 31, 2021 was C$94.76 and was nil for the year ended March 31, 2020.
The increase in Adjusted EBITDA and improvement in Adjusted EBITDA margin for the year ended March 31, 2021 compared to the year ended March 31, 2020 was due primarily to increases in selling prices for steel products.
Canadian steel producers became subject to 25% tariffs on all steel revenues earned on shipments made to the United States effective as of June 1, 2018. Tariff expense included in cost of steel sales were nil for the year ended March 31, 2021; however, for the year ended March 31, 2020, tariffs totaling C$27.8 million had a significant impact on the Company’s Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EBITDA per ton as illustrated above. On May 17, 2019, the United States announced a complete lifting of this tariff effective May 20, 2019.
Algoma experienced an unplanned outage in the month of April 2019 that disrupted production in our #7 Blast Furnace (the “FY 2020 Q1 Outage”). The resulting lost production led to a shipping volume reduction during the three month period ended June 30, 2019 of over one hundred thousand tons and resulted in a capacity utilization adjustment of C$32.7 million being recorded to cost of steel products sold.

Financial Resources and Liquidity
Summary of Cash Flows

millions of dollars	January 1 to March 31, 2022		January 1 to March 31, 2021
Operating Activities:
Cash generated from operating activities before changes in non-cash working capital and environmental liabilities paid	C$	253.1	C$	143.3
Net change in non-cash working capital		191.1		(9.6)
Environmental liabilities paid		(0.4)		0.2
Cash generated by operating activities	C$	443.8	C$	133.9
Investing activities
Acquisition of property, plant and equipment	C$	(93.4)	C$	(22.0)
Acquisition of intangible assets		0.4		(0.1)
Acquisition of right-of-use assets		(0.9)		—
Cash used in investing activities	C$	(93.9)	C$	(22.1)
Financing activities
Bank indebtedness advanced (repaid), net	C$	0.1	C$	(95.3)
Repayment of Senior Secured Term Loan Facility		—		(0.9)
Repayment of Algoma Docks Term Loan Facility		(0.1)		(2.6)
Government loans issued, net of benefit		1.1		(0.1)
Repayment of govenrment loans		(0.8)		—
Interest paid		(0.1)		(11.4)
Interest cost of right-of-use assets		—		—
Proceeds from issuance of shares		—		—
Dividends paid		(9.3)		—
Other		(0.4)		0.2
Cash used in financing activities	C$	(9.5)	C$	(110.1)
Effect of exchange rate changes on cash	C$	(12.6)	C$	(0.2)
Change in cash during the period	C$	327.8	C$	1.5
Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
As illustrated in the table above, the generation of cash for the three month period ended March 31, 2022 was C$327.8 million, compared to C$1.5 million for the three month period ended March 31, 2021. The increase in the generation of cash for the three month period ended March 31, 2022, as compared to the three month period ended March 31, 2021, was C$326.3 million, and is primarily the result of the C$309.9 million increase in cash generated by operating activities, a result of an increase in net income (net income of C$242.9 million for the three month period ended March 31, 2022 compared to C$100.1 million for the three month period ended March 31, 2021), for reasons described above. Further the increase in the generation of cash is due in part to the decrease in cash used in financing activities of C$100.6 million which was partially offset by the use of cash in investing activities (increased by C$71.8 million), for reasons described below.

millions of dollars	FY2022		FY2021		FY2020
Operating Activities:
Cash generated by (used in) operating activities before changes in non-cash working capital and environmental liabilities paid	C$	1,287.8	C$	147.4	C$	(34.5)
Net change in non-cash working capital		(21.1)		(137.7)		34.3
Environmental liabilities paid		(3.3)		(1.6)		(4.5)
Cash generated by (used in) operating activities	C$	1,263.4	C$	8.1	C$	(4.7)
Investing activities
Acquisition of property, plant and equipment	C$	(166.2)	C$	(71.7)	C$	(113.3)
Acquisition of intangible assets		—		(0.1)		(0.6)
Acquisition of right-of-use assets		(1.7)		—		—
Recovery (issuance) of related party receivable		2.2		(1.1)		(1.2)
Cash used in investing activities	C$	(165.7)	C$	(72.9)	C$	(115.1)

millions of dollars	FY2022		FY2021		FY2020
Financing activities
Bank indebtedness (repaid) advanced, net	C$	(86.8)	C$	(145.2)	C$	249.3
Repayment of Secured Term Loan		(381.8)		(3.8)		(3.8)
Repayment of Algoma Docks Term Loan Facility		(76.0)		(8.8)		(6.5)
Government loans issued, net of benefit		1.1		6.5		42.4
Repayment of government loans		(0.8)		—		—
Restricted cash		—		—		7.2
Interest paid		(36.3)		(15.6)		(42.0)
Proceeds from issuance of shares		393.5		—		—
Dividends paid		(9.3)		—		—
Other		(2.3)		(0.5)		0.1
Cash (used in) generated by financing activities	C$	(198.7)	C$	(167.4)	C$	246.7
Effect of exchange rate changes on cash	C$	(4.9)	C$	(11.6)	C$	2.6
Increase (decrease) in cash during year	C$	894.1	C$	(243.8)	C$	129.5
Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
As illustrated in the table above, the generation of cash for the year ended March 31, 2022 was C$894.1 million, compared to the use of cash of C$243.8 million for the year ended March 31, 2021. The increase in the generation of cash for the year ended March 31, 2022, as compared to the year ended March 31, 2021, was C$1,137.9 million, and is primarily the result of the C$1,255.3 million increase in cash generated by operating activities, a result of an increase in net income (net income of C$857.7 million for the year ended March 31, 2022 compared to net loss of C$76.1 million for the year ended March 31, 2021), for reasons described above. The increase in cash generated by operating activities for the year ended March 31, 2022 was partially offset by the use of cash in financing activities (increased by C$31.3 million) and investing activities (increased by C$92.8 million), for reasons described below.
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
As illustrated in the table above, the use of cash for the year ended March 31, 2021 was C$243.8, compared to the generation of cash of C$129.5 million for the year ended March 31, 2020. The decrease in the generation of cash for the year ended March 31, 2021, as compared to the year ended March 31, 2020, was C$373.3 million, and is primarily the result of the C$414.1 million increase in cash used in financing activities, a result of repayments on the bank indebtedness.
Cash Flow Generated by (Used In) Operating Activities
Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
For the three month period ended March 31, 2022, the cash generated by operating activities was C$443.8 million (March 31, 2021 – C$133.9 million). The increase in cash generated from operating activities for the three month period ended March 31, 2022 was primarily due to higher NSR.
Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
For the year ended March 31, 2022, the cash generated by operating activities was C$1,263.4 million (March 31, 2021 – C$8.1 million). The increase in cash generated from operating activities for the year ended March 31, 2022 was primarily due to higher NSR.
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
For the year ended March 31, 2021, the cash generated by operating activities was C$8.1 million, compared to C$4.7 million cash used in operating activities for the year ended March 31, 2020. The increase in cash generated from operating activities for the year ended March 31, 2021 was due to lower cost of steel products sold and higher NSR, offset in part, by an increased use of cash for working capital.

The following table shows changes in the Company’s
non-cash
working capital for the periods indicated:

millions of dollars	January 1 to March 31, 2022	January 1 to March 31, 2021
Accounts receivable	$44.2	$(113.3)
Inventories	128.9	102.7
Prepaid expenses and deposits and other current assets	23.9	(20.7)
Accounts payable and accrued liabilities	83.2	28.9
Income and other taxes payable	(116.6)	8.7
Derivative financial instruments (net)	27.5	(15.9)

Total	$191.1	$(9.6)

Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
As illustrated in the table above, the Company’s source of cash due to changes in non-cash
working capital during the three month period ended March 31, 2022 was C$191.1 million (March 31, 2021 – use of cash C$9.6 million), representing a net change of C$200.7 million. The increase in the net change in working capital was due primarily to a decrease in accounts receivable (C$157.5 million) as a result of a decline in steel shipping volume and in the selling prices for steel products. Further, accounts payable and accrued liabilities increased (C$54.3 million) due primarily to an increase in wages and accrued vacation, mainly a result of increased employee profit sharing.

millions of dollars	FY2022		FY2021		FY2020
Accounts receivable	C$	(127.0)	C$	(47.2)	C$	88.4
Inventories		(63.6)		(33.6)		(36.8)
Prepaid expenses, deposits and other current assets		12.5		(70.3)		20.2
Accounts payable and accrued liabilities		166.6		(21.2)		(42.4)
Taxes payable and accrued taxes		(22.1)		16.7		3.7
Derivative financial instruments (net)		12.5		(15.3)		1.2
Secured term loan interest payments in kind		—		33.2		—

Total	C$	(21.1)	C$	(137.7)	C$	34.3

Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
As illustrated in the table above, the Company’s use of cash due to changes in non-cash
working capital during the year ended March 31, 2022 was C$21.1 million (March 31, 2021 – C$137.7 million), representing a net change of C$116.6 million. The increase in the net change in working capital was due in part, to an increase in accounts payable and accrued liabilities (C$187.8 million) due primarily to an increase in wages and accrued vacation, mainly a result of increased employee profit sharing. Further, the increase in net change in working capital was due in part, to a decrease in prepaid expenses and other current assets (C$82.8 million) due to a reduced requirement for advance payments to vendors. This was offset, in part, by an increase in accounts receivable (C$79.8 million) as a result of improved steel revenue in the year ended March 31, 2022, which increased by 119.7% as compared to the year ended March 31, 2021. Offset further, in part, by a decrease in secured term loan interest payments in kind (C$33.2 million), which resulted in the year ended March 31, 2021 due to the election to pay the interest due on the Secured Term Loan Facility in kind on April 1, 2020, July 1, 2020 and October 1, 2020 to conserve cash at the onset of the
COVID-19
pandemic in March 2020. The increase was further offset, in part, by a decrease in income and other taxes payable (C$38.8 million) resulting from corporate tax payments made during the year ended March 31, 2022.
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
As illustrated in the table above, the Company’s use of cash due to changes in non-cash
working capital during the year ended March 31, 2021, was C$137.7 million (March 31, 2020 – generation of cash of C$34.3 million). The net change in working capital was a decrease of C$172.0 million due to an increase in accounts receivable (C$135.6 million) as a result of improved steel revenue in the quarter ended March 31, 2021, which increased by 28.3% as compared to the quarter ended March 31, 2020 and as a result of increased NSR in the quarter ended March 31, 2021, which increased by 32.4% compared to the quarter ended March 31, 2020. Further, prepaid expenses and other current assets increased due to advance payments made for capital project and raw material purchases (C$90.5 million), offset, in part, by an increase in secured term loan interest payments in kind (C$33.2 million). This increase in secured loan payments in kind occurred as a result of the election to pay the interest due on the Secured Term Loan Facility in kind on April 1, 2020, July 1, 2020 and October 1, 2020 to conserve cash at the onset of the
COVID-19
pandemic in March 2020. The increase in prepaid expenses and other current assets was further offset, in part, by an increase in accounts payable and accrued liabilities (C$21.2 million) primarily due to an increase in wages and accrued vacation payable.
Cash Flow Used In Investing Activities
Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
For the three month period ended March 31, 2022, cash used in investing activities was C$93.9 million (March 31, 2021 – C$22.1 million).
Expenditures for the acquisition of property, plant and equipment for the three month period ended March 31, 2022 and March 31, 2021 were C$95.3 million and C$22.2 million, respectively. In addition, the Company recorded benefits of C$1.0 million (March 31, 2021 – C$0.2 million) in respect of the interest free loan issued by, and the grant given by the Canadian federal government as well as the low interest rate loan issued from the Ontario provincial government, all of which are discussed below. The acquisition of property, plant and equipment net of benefits for the three month period ended March 31, 2022 was C$94.3 million (March 31, 2021 – C$22.0 million).
For the three month period ended March 31, 2022, the Company had property under construction for the EAF and plate mill modernization projects of C$98.7 million (March 31, 2021 – nil) and C$18.9 million, respectively (March 31, 2021 – C$4.8 million).
Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
For the year ended March 31, 2022, cash used in investing activities was C$165.7 million (March 31, 2021 – C$72.9 million).
Expenditures for the acquisition of property, plant and equipment for the year ended March 31, 2022 and March 31, 2021 were C$172.1 million and C$81.5 million, respectively. In addition, the Company recorded benefits of C$4.2 million (March 31, 2021 – C$9.8 million) in respect of the interest free loan issued by, and the grant given by the Canadian federal government as well as the low interest rate loan issued from the Ontario provincial government, all of which are discussed below. The acquisition of property, plant and equipment net of benefits for the year ended March 31, 2022 was C$167.9 million (March 31, 2021 – C$71.7 million).
For the year ended March 31, 2022, the Company had property under construction for the EAF and plate mill modernization projects of C$98.7 million (March 31, 2021 – nil) and C$43.6 million, respectively (March 31, 2021 – C$8.9 million).
During the year ended March 31, 2022, the Company disposed of property, plant and equipment with a cost of C$0.6 million (March 31, 2021 – C$1.9 million). The disposal of property, plant and equipment during the fiscal year ended March 31, 2022 resulted in a net loss of C$0.3 million (March 31, 2021 – loss of C$1.7 million).
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
For the year ended March 31, 2021, the cash used in investing activities was C$72.9 million (March 31, 2020 – C$115.1 million). Expenditures for the acquisition of property, plant and equipment for the years ended March 31, 2021 and March 31, 2020 were C$81.5 million and C$156.8 million, respectively. In addition, the Company recorded benefits of C$9.8 million (March 31, 2020 – C$43.5 million) in respect of the interest free loan issued by, and the grant given by the Canadian federal government as well as the low interest rate loan issued from the Ontario provincial government, all of which are discussed below. The acquisition, net of benefits, for the year ended March 31, 2021 was C$71.7 million (March 31, 2020 – C$113.3 million).

For the year ended March 31, 2021, the Company had property under construction for the plate mill modernization project of C$8.9 million (March 31, 2021 – C$1.1 million).
During the year ended March 31, 2021, the Company disposed of property, plant and equipment with a cost of C$1.9 million (March 31, 2020 – nil). The disposal of property, plant and equipment during the year ended March 31, 2021 resulted in a net loss of C$1.7 million.
Expenditures for the acquisition of intangible assets for the year ended March 31, 2021, were C$0.1 million, (March 31, 2020 – C$0.6 million). During the year ended March 31, 2021, the Company disposed of intangible assets with a cost of C$0.8 million (March 31, 2020 – nil). The disposal of intangible assets during the year ended March 31, 2021 resulted in a net loss of C$0.8 million.
Cash Flow Generated by (Used In) Financing Activities
Three Month Period Ended March 31, 2022 Compared to Three Month Period Ended March 31, 2021
For the three month period ended March 31, 2022, cash used in financing activities was C$9.5 million (March 31, 2021 – C$110.1 million). The decrease in cash used in financing activities of C$100.6 million is largely due to repayments of the Revolving Credit Facility during the three month period ended March 31, 2021 (C$95.3 million).
Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
For the year ended March 31, 2022, cash used in financing activities was C$198.7 million (March 31, 2021 – C$167.4 million). The Company made repayments of its Revolving Credit Facility totaling C$105.1 million and drew down C$18.3 million (March 31, 2021 – repaid C$318.4 million and drew down C$173.3 million). The Company repaid its Secured Term Loan Facility in full (C$381.8 million) (March 31, 2021 – C$3.8 million) and its Algoma Docks Term Loan Facility in full (C$76.0 million) (March 31, 2021 – C$8.8 million). In addition, during the year ended March 31, 2022, the Company received proceeds from issuance of shares as a result of the Merger transaction (C$393.5 million). Further, the Company paid interest of C$36.3 million (March 31, 2021 – C$15.6 million) for the year ended March 31, 2022.
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
For the year ended March 31, 2021, the cash used in financing activities was C$167.4 million (March 31, 2020 – C$246.7 million of cash generated). During the year ended March 31, 2021, the Company made repayments of its Revolving Credit Facility totaling C$318.4 million and drew down C$173.3 million (March 31, 2020 – repaid C$109.3 million and drew down C$358.0 million), its Secured Term Loan of C$3.8 million (March 31, 2020 – C$3.8 million) and its Algoma Docks Term Loan Facility of C$8.8 million (March 31, 2020 – C$6.5 million). In addition, during the year ended March 31, 2021, the Company recorded long-term governmental loans issued, net of benefits recorded, of C$6.5 million (March 31, 2020 – C$42.4 million), and paid interest of C$15.6 million (March 31, 2020 – C$42.0 million).
Capital Resources – Financial Position and Liquidity
The Company anticipates making, on average, approximately
C$50-C$60 million
of capital expenditures annually to sustain existing production facilities. Furthermore, supported by its agreements with the federal and provincial governments and using the cash received as a result of the Merger, the Company anticipates making significant capital expenditures relating to its modernization and expansion program over the next five years, including substantial investment in EAF steelmaking.
The below capital sources and future cash flows from operating activities avail the Company of substantial financial resources to complete its proposed expansion plans. The Company’s business generates significant cash flow and the Company does not anticipate any issues with generating sufficient cash and cash equivalents, both in the short term and the long term, when combined with the cash made available as a result of the Merger and the PIPE Investment and under the SIF Funding (as defined below) and the CIB Funding (as defined below), to meet its planned growth or to fund development activities.

Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021
As at March 31, 2022, the Company had cash of C$915.3 million (March 31, 2021 – C$21.2 million), and had unused availability under its Revolving Credit Facility of C$278.2 million ($222.6 million) after taking into account C$34.1 million ($27.3 million) of outstanding letters of credit and borrowing base reserves. At March 31, 2021, the Company had drawn C$90.1 million ($71.7 million), and there was C$200.8 ($156.5 million) of unused availability after taking into account C$27.4 million ($21.8 million) of outstanding letters of credit and borrowing base reserves.
On September 20, 2021, the Company, together with the government of Canada, entered into an agreement of which a benefit of up to C$420.0 million would flow to the Company in the form of a loan up to C$200.0 million from the Federal SIF (the “SIF Funding”) and a loan up to $220.0 million from the CIB (the “CIB Funding”). Under the terms of the Federal SIF agreement, the Company will be reimbursed for certain defined capital expenditures incurred to transition from blast furnace steel production to EAF steel production between March 3, 2021 and March 31, 2025. Annual repayments of the Federal SIF loan will be scalable based on the Company’s greenhouse gas emission performance.
Under the terms of the CIB agreement, the Company may draw on a non-revolving
construction credit facility. Following the completion of the project, quarterly payments including interest at a rate per annum equal to the base rate from the date of borrowing until November 27, 2031, then at a base rate plus 150 basis points until maturity of the loan are required prior to the loan maturity date, November 26, 2046.
In November 2021, the Company repaid its Secured Term Loan Facility and Algoma Docks Term Loan Facility in full.
The Revolving Credit Facility, the Federal AMF Loan, the Provincial MENDM Loan and the Federal SIF agreements are expected to service the Company’s principal liquidity needs (to finance working capital, fund capital expenditures and for other general corporate purposes) until the maturity of these facilities.
The Revolving Credit Facility is governed by a conventional borrowing base calculation comprised of eligible accounts receivable plus eligible inventory plus cash. At March 31, 2022, there was C$0.1 million ($0.09 million) drawn on this facility. There was C$278.2 million ($222.6 million) of unused availability after taking into account C$34.1 million ($27.3 million) of outstanding letters of credit, and borrowing base reserves. The Company is required to maintain a calculated borrowing base. Any shortfall in the borrowing base will trigger a mandatory loan repayment in the amount of the shortfall, subject to certain cure rights including the deposit of cash into an account controlled by the agent. As at March 31, 2022, the Company has complied with these requirements.
On March 3, 2022, the Company announced a normal course issuer bid, or NCIB, after receiving regulatory approval from the Toronto Stock Exchange. Pursuant to the NCIB, the Company is authorized to acquire up to a maximum of 7,397,889 of its shares, or 5% of its 147,957,790 issued and outstanding shares as of February 18, 2022, subject to a daily maximum of 16,586 shares. The common shares are available for purchase for cancellation commencing on March 3, 2022 until no later than March 2, 2023. No shares were repurchased by the Company under the NCIB during the year ended March 31, 2022.
On March 31, 2022, a dividend payment of C$9.3 million (US$7.4 million) was paid and recorded as a distribution through retained earnings.
Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020
As at March 31, 2021, the Company had cash of C$21.2 million (March 31, 2020 – C$265.0 million), and had unused availability under its Revolving Credit Facility of C$200.8 million ($156.5 million) (March 31, 2020 – C$61.4 million ($43.6 million)) after taking into account C$27.4 million ($21.8 million) of outstanding letters of credit (March 31, 2020 – C$27.8 million ($19.7 million)). The reduction in the Company’s overall available cash (including availability under its Revolving Credit Facility) as of March 31, 2021 compared to March 31, 2020 is due to the factors discussed above.
On November 30, 2018, the Company secured the following debt financing:

•	C$250.0 million in the form of a traditional asset-based revolving credit facility, with a maturity date of November 30, 2023;

•
a C$60.0 million interest free loan from the Federal Economic Development Agency of the Government of Canada, through the Advanced Manufacturing Fund (the “Federal AMF Loan”). The Company will repay the loan in equal monthly installments beginning on April 1, 2022 with the final installment payable on March 1, 2028.; and

•
a C$60.0 million low interest loan from the Ministry of Energy, Northern Development and Mines of the Province of Ontario (the “Provincial MENDM Loan”). The Company will repay the loan in monthly blended payments of principal and interest beginning on December 31, 2024 and ending on November 30, 2028.

On March 29, 2019, the Company secured an agreement with the Minister of Industry of the Government of Canada, whereby the Company will receive C$15.0 million in the form of a grant and C$15.0 million in the form of an interest free loan through the Federal SIF. The Company will repay the interest free loan portion of this funding in equal annual payments beginning on April 30, 2024 and ending on April 30, 2031.
Contractual Obligations and Off Balance Sheet Arrangements
The following table presents, at March 31, 2022, the Company’s obligations and commitments to make future payments under contracts and contingent commitments. The following figures assume that the March 31, 2022, Canadian/US dollar exchange rate of US$1.00 = $0.8003 remains constant throughout the periods indicated.

millions of dollars	Total		Less than 1 year		Year 2		Years 3-5		More than 5 years
Bank indebtedness	C$	0.1	C$	0.1	C$	—	C$	—	C$	—
Long-term governmental loans		136.5		9.9		9.9		71.5		45.2
Purchase obligations		551.2		323.7		130.0		97.5		—
Environmental liabilities		77.0		4.1		5.1		12.9		54.9
Lease obligations		5.8		3.1		2.3		0.4		—

Total	C$	770.6	C$	340.9	C$	147.3	C$	182.3	C$	100.1
Purchase obligations, which represent the Company’s most significant contractual obligations across the periods indicated above, are comprised of contracts to purchase the raw materials required to manufacture the Company’s products and therefore contribute directly to the Company’s ability to generate revenue. The Company enters into such contracts on an ongoing basis based on its production requirements to secure favorable raw material pricing and consistency of supply. The majority of the Company’s purchase obligations mature in less than one year and are contracted based on the Company’s anticipated production, and the revenue generated from such production is applied to satisfy such purchase obligations.
Off balance sheet arrangements include letters of credit, and operating lease obligations as disclosed above. At March 31, 2022, the Company had C$34.1 million ($27.3 million) (March 31, 2021—C$27.4 million ($21.8 million)) of outstanding letters of credit.
As discussed above, the Company maintains defined benefit pension plans and other post-employment benefit plans. At March 31, 2022, the Company’s net obligation in respect of its defined benefit pension plans was C$118.1 million (March 31, 2021—C$170.1 million) and the Company’s obligation in respect of its other post-employment benefits plans was C$239.8 million (March 31, 2021 – C$297.8 million).
The Company’s obligations, commitments and future payments under contract are expected to be financed through cash flow from operations and funds from the Company’s Revolving Credit Facility. Any default in the Company’s ability to meet such commitments and future payments could have a material and adverse effect on the Company.
Related Party Transactions
As a result of the Merger, the Company is no longer a related party of Algoma Steel Parent S.C.A., and its commonly controlled affiliates. Further, Algoma Steel Parent S.C.A. settled its promissory note payable to the Company for C$2.2 million ($1.7 million) by receiving a net amount of C$6.5 million ($5.0 million) in exchange for settling this note payable with the return of capital of C$8.3 million ($6.7 million), as explained in Note 31 to the March 31, 2022 audited consolidated financial statements. To facilitate this payment, the Company entered an agreement with its subsidiary, Opco to pay the net amount of C$6.5 million ($5.0 million) on its behalf. The Company settled the loan to Opco with net proceeds from the merger transaction.
There are no ongoing contractual or other commitments with related parties.
Financial Instruments
The Company’s financial assets and liabilities (financial instruments) include cash, restricted cash, accounts receivable, margin payments, bank indebtedness, accounts payable and accrued liabilities, derivative financial instruments, warrant liability, earnout liability and long-term governmental loans.
Financial assets and financial liabilities, including derivatives, are recognized when the Company becomes a party to the contractual provisions of the financial instrument or non-financial
derivative contract. Financial instruments are disclosed in Note 32 to the March 31, 2022 audited consolidated financial statements.
Critical Accounting Estimates
As disclosed in Note 5 of the March 31, 2022 audited consolidated financial statements, the preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the years.
Significant items subject to such estimates and assumptions include the going concern assessment, allowance for doubtful accounts, carrying amount and useful life of property, plant and equipment and intangible assets, defined benefit retirement plans and income tax expense and scientific research and development investment tax credits. Further, Note 4 to the March 31, 2022 audited consolidated financial statements discloses the basis for determining the fair value of the warrant, earnout and share-based compensation liabilities. Actual results could differ from those estimates.
Allowance for doubtful accounts
Management analyzes accounts receivable to determine the allowance for doubtful accounts by assessing the collectability of receivables owing from each individual customer. This assessment takes into consideration certain factors including the age of outstanding receivable, customer operating performance, historical payment patterns and current collection efforts, relevant forward looking information and the Company’s security interests, if any.
Useful lives of property, plant and equipment and intangible assets
The Company reviews the estimated useful lives of property, plant and equipment and intangible assets at the end of each annual reporting period, and whenever events or circumstances indicate a change in useful life. Estimated useful lives of items of property, plant and equipment and intangible assets are based on a best estimate and the actual useful lives may be different. The useful life of property, plant and equipment and intangible assets affects the amount of amortization and the net book value disclosed in the Company’s financial statements.
Impairment of property, plant and equipment and intangible assets
Any accounting estimate related to impairment of property, plant and equipment and intangible assets require the Company to make assumptions about future cash flows and discount rates. Further, determining whether property, plant and equipment and intangible assets are impaired requires the Company to determine the recoverable amount of the cash generated unit (“CGU”) to which the asset is allocated. To determine the recoverable amount of the CGU, management is required to estimate its fair value. To calculate the value of the CGU in use, management determines expected future cash flows, which involves, among other items, realization rates on future steel output, costs and volume of production, growth rate, and the estimated selling costs, using an appropriate weighted average cost of capital. Assumptions about future cash flows require significant judgement because actual operating levels have fluctuated in the past and are expected to do so in the future.

Defined Benefit Retirement Plans
The determination of employee benefit expense and obligations requires the use of assumptions such as the discount rate applied to determine the present value of all future cash flows expected in the plan. Since the determination of the cost and obligations associated with employee future benefits requires the use of various assumptions, there is measurement uncertainty inherent in the actuarial valuation process. Actual results could differ from estimated results which are based on assumptions.
Taxation
The Company computes an income tax provision in each of the jurisdictions in which it operates. Actual amounts of income tax expense and scientific research and experimental development investment tax credits only become final upon filing and acceptance of the returns by the relevant authorities, which occur subsequent to the issuance of the audited consolidated financial statements.
Additionally, the estimation of income taxes includes evaluating the recoverability of deferred income tax assets based on an assessment of the ability to use the underlying future tax deductions before they expire against future taxable income. The assessment is based upon existing tax laws and estimates of future taxable income. To the extent estimates differ from the final tax return, (loss) income would be affected in a subsequent period. The Company will file tax returns that may contain interpretations of tax law and estimates. Positions taken and estimates utilized by the Company may be challenged by the relevant tax authorities. Rulings that alter tax returns filed may require adjustment in the future.
Selected Quarterly Information

(millions of dollars, except where otherwise noted)	2022								2021
As at and for the three months ended 1	Q4		Q3		Q2		Q1		Q4		Q3		Q2		Q1
Financial results
Total revenue	C$	941.8	C$	1,064.9	C$	1,010.2	C$	789.1	C$	638.5	C$	430.0	C$	377.0	C$	349.4
Steel products		879.9		1,009.5		936.5		722.9		585.6		383.8		335.3		310.4
Non-steel products		13.9		14.2		31.8		24.4		5.6		9.5		6.9		7.4
Freight		48.0		41.2		41.9		41.8		47.3		36.7		34.8		31.6
Cost of sales		603.2		599.9		578.7		510.2		476.0		432.2		389.8		339.7
Administrative and selling expenses		28.0		18.9		29.4		26.7		32.5		15.5		11.9		12.5
Income (loss) from operations		310.6		446.1		402.1		252.2		130.0		(17.7)		(24.7)		(2.8)
Net income (loss)		242.9		123.0		288.2		203.7		100.1		(73.5)		(60.0)		(42.7)
Adjusted EBITDA (loss)	C$	334.4	C$	457.3	C$	430.6	C$	280.8	C$	166.9	C$	11.7	C$	0	C$	20.5
Per common share (diluted)3
Net income (loss)	C$	1.45	C$	0.92	C$	4.02	C$	2.83	C$	1.40	C$	(1.02)	C$	(0.84)	C$	(0.59)
Financial position
Total assets	C$	2,693.6	C$	2,520.7	C$	2,185.7	C$	1,697.2	C$	1,553.9	C$	1,541.9	C$	1,554.4	C$	1,731.6
Total non-current liabilities		573.5		640.1		1,038.8		1,002.5		1,031.5		1,184.7		1,236.2		1,220.1
Operating results
Average NSR per nt2	C$	1,608	C$	1,827	C$	1,594	C$	1,185	C$	942	C$	701	C$	649	C$	746
Adjusted EBITDA per nt2		611.1		827.6		733.1		460.3		268.4		21.4		0.0		49.2
Shipping volume (in thousands of nt)
Sheet		486		481		514		541		543		470		444		336
Plate		61		72		73		69		79		78		72		80

1	Period end date refers to the following: “Q4” – March 31, “Q3” –December 31, “Q2” – September 30 and “Q1” – June 30.
2	The definition and reconciliation of these non-IFRS measures are included in the “Non-IFRS Financial Measures” section of this MD&A.
3
Pursuant to the Merger Agreement with Legato as described in the “Merger Transaction” section of this MD&A, on October 19, 2021, the Company effected a reserve stock split retroactively, such that each outstanding common share became such number of common shares, each valued at $10.00 per share, as determined by the conversion factor of 71.76775% (as defined in the Merger Agreement), with such common shares subsequently distributed to the equity holders of the Company’s former ultimate parent company.

Further, on February 9, 2022, the Company issued 35,883,692 common shares in connection with the earnout rights granted to non-management
shareholders that existed prior to the Merger.
Trend Analysis
The Company’s financial performance for the fourth quarter of fiscal year end 2022 (“Q4 2022”) increased from the third quarter of fiscal year end 2022 (“Q3 2022”), primarily due to listing expense incurred in Q3 2022 as a result of the Merger in Q3 2022. This was offset, in part, by decreased steel revenue mostly due to lower average steel selling prices. The following discussion reflects the Company’s trend analysis in chronological order (all figures in “
Trend Analysis
” are in Canadian dollars):
Revenue:

•
decreased $152.8 million or 30% from $502.2 million in Q4 2020 to $349.4 million in the first quarter of fiscal year end 2021 (“Q1 2021”), a result of decreased steel revenue mainly due to lower steel shipments, represented by a decline of 204 thousand net ton (“nt”) or 33% from 620 thousand nt in Q4 2020 to 416 thousand nt in Q1 2021.

•
increased $27.6 million or 8% from $349.4 million in Q1 2021 to $377.0 million in the second quarter of fiscal year end 2021 (“Q2 2021”), a result of increased steel revenue due primarily to higher steel shipments, represented by an increase of 100 thousand nt or 24% from 416 thousand nt in Q1 2021 to 516 thousand nt in Q2 2021.

•
increased $53.0 million or 14% from $377.0 million in Q2 2021 to $430.0 million in the third quarter of fiscal year end 2021 (“Q3 2021”), a result of increased steel revenue mostly due to higher selling prices of steel as average NSR per nt increased by $51.3 from $649 per nt in Q2 2021 to $701 per nt in Q3 2021. Further, steel shipments increased by 31 thousand nt or 6% from 516 thousand nt in Q2 2021 to 547 thousand nt in Q3 2021.

•
increased $208.5 million or 48% from $430.0 million in Q3 2021 to $638.5 million in the fourth quarter of fiscal year end 2021 (“Q4 2021”), a result of increased steel revenue primarily due to higher selling prices of steel as average NSR per nt increased by $241 from $701 per nt in Q3 2021 to $942 per nt in Q4 2021. Further, steel shipments increased by 75 thousand nt or 14% from 547 thousand nt in Q3 2021 to 622 thousand nt in Q4 2021.

•
increased $150.6 million or 24% from $638.5 million in Q4 2021 to $789.1 million in Q1 2022, a result of increased steel revenue mainly due to higher selling price of steel as average NSR per nt increased by $243.3 from $942 per nt in Q4 2021 to $1,185 per nt in Q1 2022.

•
increased $221.1 million or 28% from $789.1 million in Q1 2022 to $1,010.2 million in Q2 2022, a result of increased steel revenue mostly due to higher selling price of steel as average NSR per nt increased by $409.5 from $1,185 per nt in Q1 2022 to $1,594 per nt in Q2 2022.

•
increased $54.7 million or 5% from $1,010.2 million in Q2 2022 to $1,064.9 million in Q3 2022, a result of increased steel revenue primarily due to higher selling prices of steel as average NSR per nt increased by $233 from $1,594 per nt in Q2 2022 to $1,827 per nt in Q3 2022.

•
decreased $123.1 million or 12% from $1,064.9 million in Q3 2022 to $941.8 million in Q4 2022, a result of decreased steel revenue primarily due to lower selling prices of steel as average NSR per nt decreased by $219 from $1,827 per nt in Q3 2022 to $1,608 per nt in Q4 2022.

Net income (loss):

•
of ($42.7) million in Q1 2021 decreased compared to $19.4 million in Q4 2020 primarily due to decrease in revenue of $152.8 million, a result of lower steel shipments, offset, in part by decrease in cost of sales ($159.6 million)

•
of ($60.0) million in Q2 2021 decreased compared to ($42.7) million in Q1 2021 mainly due to the increase in cost of sales of $50.1 million, offset, in part by an increase in revenue of $27.6 million, primarily a result of higher steel shipments.

•
of ($73.5) million in Q3 2021 decreased compared to ($60.0) million in Q2 2021 mostly due an increase in cost of sales of $42.4 million, offset, in part by an increase in revenue of $53.0 million due primarily to higher selling price of steel.

•
of $100.1 million in Q4 2021 increased compared to ($73.5) million in Q3 2021 mainly to due higher revenue of $208.5 million, a result of higher selling prices of steel and increased steel shipments and proportionately lower increase in cost of sales of $43.8 million.

•
of $203.7 million in Q1 2022 increased compared to $100.1 million in Q4 2021 due primarily to higher revenue (increased by $150.6 million), a result of higher selling prices of steel, proportionately lower increase in cost of sales of $34.2 million and lower administrative and selling expenses (decreased by $5.8 million).

•
of $288.2 million in Q2 2022 increased compared to $203.6 million in Q1 2022 primarily due to higher revenue of $221.1 million, a result of higher selling prices of steel with a proportionately lower increase in cost of sales of $68.5 million.

•
of $123.0 million in Q3 2022 decreased compared to $288.2 million in Q2 2022 mostly due to listing expense ($235.6 million) as a result of the Merger. This was offset, in part, by changes in fair value of warrant liability ($6.8 million), changes in fair value of earnout liability ($33.6 million), changes in fair value of share-based compensation liability ($2.9 million) and increased revenue due primarily to higher selling price of steel.

•
of $242.9 million in Q4 2022 increased compared to $123.0 million in Q3 2022 mostly due to listing expense ($235.6 million) as a result of the Merger in Q3 2022. This was offset, in part, by decreased revenue due primarily to lower selling price of steel.

MANAGEMENT
Management and Board of Directors
The following persons serve as our executive officers and directors. For biographical information concerning the executive officers and directors, see below.

Name	Age	Position
Michael Garcia	57	Chief Executive Officer and Director
Rajat Marwah	48	Chief Financial Officer
John Naccarato	55	Vice President Strategy and General Counsel
Rory Brandow	62	Vice President of Sales
Shawn Galey	66	Vice President, Production
Mark Nogalo	57	Vice President, Maintenance and Operating Services
Michael McQuade	64	Director
Andy Harshaw	67	Director
Andrew E. Schultz	67	Director
David D. Sgro	45	Director
Eric S. Rosenfeld	64	Director
Brian Pratt	70	Director
Mary Anne Bueschkens	60	Director
Gale Rubenstein	69	Director
James Gouin	62	Director
Executive Officers
Michael Garcia
, Chief Executive Officer and Director, was appointed Algoma’s Chief Executive Officer commencing in June 2022 and joined its board of directors at the same time. Mr. Garcia is a successful industrial business leader, experienced public company CEO, and board member. He is skilled at developing and executing corporate strategy, offering global experience across multiple countries and cultures with the proven ability to nurture talent and lead an organization through change. His career spans senior executive roles in numerous well-regarded companies including Alcoa Inc., Gerdau Ameristeel Inc., Evraz Inc./Evraz Highveld Steel & Vanadium Co., Federal Reserve Bank of Richmond, Domtar Inc., and Alliant Energy Inc. Mr. Garcia holds a Bachelor degree in Computer Science from the United States Military Academy and a Master of Business Administration degree from Harvard University.
Rajat Marwah
, Chief Financial Officer, or CFO, joined Opco in 2008 as General Manager of Finance and Cost with accountability for the credit, cost, budget, pricing, planning and financial accounting divisions within his portfolio. He was appointed Vice President Finance in 2012 and became CFO in 2014. Mr. Marwah began his career with KPMG and subsequently entered the steel industry with ArcelorMittal as Head of Internal Audit in Romania moving on to become Financial Controller with Arcelor Mittal, Czech Republic. He is a Chartered Accountant with international experience in Romania, Czech Republic and India and holds a Bachelor of Commerce from the Sir Ram College of Commerce in Delhi, India. In his current role Mr. Marwah is charged with overall accountability for all finance functions, procurement, information technology, planning and is also the Chief Risk Officer of the Company.
John Naccarato
, Vice President Strategy and General Counsel, has responsibility for developing and enabling the execution of the strategic direction and go-to-market
strategies for Algoma. Prior to rejoining Opco, Mr. Naccarato had acquired 30 years of experience in the steel and engineering sectors at progressive levels of responsibility for market/product development, facilities development, mergers/acquisitions and strategic growth initiatives. He has developed entrepreneurial businesses, and has held previous commercial and legal positions with Dofasco Inc., Opco (Director of Market and Product Development), and EVP & General Counsel for Bracknell Corporation. Mr. Naccarato holds a materials engineering degree from the University of Western Ontario, and a law degree from University of Windsor.
Rory Brandow
, Vice President of Sales, assumed this role upon the retirement of Robert Dionisi, Chief Commercial Officer. Mr. Brandow has held a variety of positions at Opco over the past 33 years spanning Engineering, Market Development, Technical Services and Sales. Mr. Brandow holds a Bachelor of Arts Degree in Economics from the University of Western Ontario, a Bachelor of Science Degree in Mechanical Engineering Technology from Laker Superior State University and a Masters of Business Administration Degree from Lake Superior State University.

Shawn Galey
, Vice President, Production, has held multiple positions at Opco over the past 41 years at progressive levels of responsibility spanning superintendent and general manager of cokemaking, ironmaking, direct strip complex and corporate transformation projects. Mr. Galey holds a chemical engineering degree from the Michigan Technological University in Houghton, Michigan.
Mark Nogalo
, Vice President, Maintenance & Operating Services, has held a variety of positions at Opco over the past 27 years spanning Operations, Engineering, Maintenance and Energy Management. Mr. Nogalo holds a Bachelor of Applied Science Degree in Mechanical Engineering from Queen’s University and a Masters of Business Administration from Lake Superior State University. Mr. Nogalo is a Licensed Professional Engineer in the Province of Ontario and he currently serves as Chair of the Algoma University Board.
Directors
Michael McQuade
, Director, served as the Chief Executive Officer of Algoma from March 2019 until his retirement in June 2022. Mr. McQuade has served on Algoma’s board of directors since March 2019 and continues to do so following his retirement as Chief Executive Officer. Prior to joining Algoma, Mr. McQuade acquired more than 35 years of progressive experience at Stelco Inc. (“Stelco”) – a Canadian steel producer. During his first 25 years at Stelco, he moved through a variety of roles in finance, accounting, operations and sales. In 2007, he was promoted to Vice President, Finance at Stelco and played a critical role in that year’s sale to U.S. Steel. He carried on after the sale as the General Manager, Finance for U.S. Steel Canada, and in 2010 was appointed Chief Financial Officer for U.S. Steel Canada. In his final executive role, as President of Stelco/ U.S. Steel Canada, he led a successful financial restructuring and sale while under CCAA protection, which separated Stelco from U.S. Steel. He retired from Stelco in March 2018. Mr. McQuade holds a bachelor of mathematics degree from the University of Waterloo as well as the CPA, CMA and Chartered Director designations.
Andy Harshaw
, Director, earned a Metallurgical Engineering degree at McMaster University in 1987, and subsequently joined Dofasco as an entry-level Research Engineer. Over the ensuing years, he grew to ever more senior roles within the Dofasco organization. In 2004, he was named Works Manager and in 2005 was promoted to Vice President, Manufacturing. He stayed with Dofasco through its sale to Arcelor and ultimate transition to ArcelorMittal. In 2008, he took on responsibilities at ArcelorMittal in Burns Harbor, Indiana as the Vice President, Operations. In this role, he managed all operations including technology, safety and quality for all flat rolled and plate operations. He was ArcelorMittal’s Chief Executive Officer when he retired from full-time executive work in December 2016.
Andrew E. Schultz
, Director, has had a varied career, applying an operational, legal and financial background to a wide range of businesses. He joined Holding Capital Group in 1999, a private equity firm focusing on under-performing middle market companies. His experience includes senior management positions at several companies and as general counsel to Greenwich Hospital and its board in Greenwich, CT, where, in addition to legal responsibilities (including leading the merger with
Yale-New
Haven Health System), was project executive for a $100 million expansion and new construction program. He has also practiced corporate, health care and administrative law. For the past 10 years, Mr. Schultz has served as an independent director for a variety of restructured companies (including publicly listed) across a wide range of industries, including Niagara LaSalle Steel. Additionally, he has been an advisor and consultant to numerous boards and companies, specializing in distressed or underperforming assets with a focus on value maximizing and out-of-court
solutions. Mr. Schultz completed his undergraduate and graduate work in economics and in geography at Clark University, in Worcester, MA, and received his law degree from Fordham University in New York, NY.
David D. Sgro
, Director, previously served as Legato’s chief executive officer and a member of Legato’s board of directors from Legato’s formation. He has served as Chief Operating Officer of Allegro Merger Corp. since August 2017 and its chairman of the board since April 2018 and served as its Chief Financial Officer from November 2017 until April 2018. Mr. Sgro served as Harmony Merger Corp.’s chief operating officer and secretary since its inception in May 2014 until its merger with NextDecade in July 2017 and as a director from May 2014 to August 2016 and then again from its merger with NextDecade until June 2018. Mr. Sgro has been a Senior Managing Director of Crescendo Partners, L.P. since December 2014, and has held numerous positions with Crescendo Partners since December 2005. Mr. Sgro has served as the director of research for Jamarant Capital, L.P., a private investment partnership, since January 2016. Mr. Sgro has served as a director of Pangaea Logistics Solutions, a Nasdaq-listed drybulk shipping logistics company, since 2015, and currently serves as the chairman of the audit committee. Mr. Sgro also currently serves as chairman of the board of Hill International Inc., a NYSE listed construction project management firm. Mr. Sgro served on the boards of BSM Technologies, Inc., a TSX listed GPS enabled fleet management service provider from June 2016 until its sale to Geotab in June 2019; Bridgewater Systems, Inc., a TSX listed telecommunications software company, from June 2008 until its sale to Amdocs in August 2011; Imvescor Restaurant Group, a TSX listed restaurant franchisor, from March 2016 until its sale to MYR Group in March 2018; and COM DEV International Ltd., a global designer and manufacturer of space hardware from April 2013 to February 2016. In 2001, Mr. Sgro became a Chartered Financial Analyst (CFA) Charterholder. Mr. Sgro is a regular guest lecturer at Columbia Business School and an adjunct faculty member of The College of New Jersey.
Eric S. Rosenfeld
, Director, previously served as Legato’s chief SPAC officer from Legato’s formation. Since August 2017, he has served as chief executive officer of Allegro and served as chairman of the board from August 2017 until April 2018. From May 2014 until its merger with NextDecade in July 2017, Mr. Rosenfeld served as the chairman of the board and chief executive officer of Harmony and served as a member of the board of NextDecade from that time until June 2020. Mr. Rosenfeld served as Quartet’s chairman of the board and chief executive officer from its inception in April 2013 until its merger with Pangea in October 2014, and has served as a director of Pangaea since such time. Mr. Rosenfeld has been the president and chief executive officer of Crescendo Partners, L.P., a New York-based investment firm, since its formation in November 1998. He has also been the senior managing member of Crescendo Advisors II LLC, the entity providing us with general and administrative services, since its formation in August 2000. Since November 2018, Mr. Rosenfeld has served as chairman emeritus of CPI Aerostructures, Inc. an NYSE American-listed company engaged in the contract production of structural aircraft parts for fixed wing aircraft and helicopters in both the commercial and defense markets. He became a director of CPI in April 2003 and served as chairman from January 2005 until November 2018. Mr. Rosenfeld has also served on the board of Primo Water Corp. (formerly Cott Corporation), a NYSE- and
TSX-listed
beverage company, since June 2008 and is currently the Lead Independent Director. Mr. Rosenfeld has served as a board member of Aecon Group Inc., a TSX listed provider of construction and infrastructure development services, since June 2017. Mr. Rosenfeld served as a board member of Canaccord Genuity Group Inc, a TSX listed investment bank, from August 2020 until March 2021. From December 2012 until December 2019, Mr. Rosenfeld served as a board member of Absolute Software Corporation, a TSX listed provider of security and management for computers and ultra-portable devices. Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and Tulane Law School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a senior faculty member at the Director’s College. He has also been a guest host on CNBC.
Brian Pratt
, Director, previously served as a member of Legato’s board of directors and non-executive
chairman of the board since August 2020. Mr. Pratt served as Chairman of Primoris Services Corp from July 2008 until May 2019 and as a Director from July 2008 to February 2020. He served as Primoris’ President and Chief Executive Officer from July 2008 to July 31, 2015. Mr. Pratt has been managing his personal investments since leaving Primoris. From 1983 through July 2015, he served as the President, Chief Executive Officer and Chairman of the Board of Primoris and its predecessor entity, ARB, Inc. Mr. Pratt has over 35 years of hands-on
operations and management experience in the construction industry.
Mary Anne Bueschkens
, Director, is a globally experienced business executive, attorney and board member. She has held progressive roles as General Counsel, President, CEO and Vice-Chair of the Board of Directors and member of the Nominating and Governance Committee of ABC Technologies Inc., a
TSX-listed
global Tier One automotive parts supplier, in addition to serving as a Board and Audit Committee Member of ACPS, a leading European automotive parts supplier. She was previously a tax partner with a leading Canadian law firm where she was the Head of the National Tax Group and on the Executive Management Committee. Ms. Bueschkens is a member of the Board of Governors of the Royal Ontario Museum and its Nominating and Governance Committee, and a member of the Original Equipment Suppliers Association. She completed her undergraduate and graduate studies in sciences and business at the University of Windsor (B.Sc., B.Comm and MBA) and her law degree at Osgoode Hall Law School, York University (JD Law). She also is a holder of the Institute of Corporate Directors Director designation (ICD.D) from the Rotman School of Business Management, Toronto.
Gale Rubenstein
, Director, is an experienced board director with deep expertise in corporate pensions and regulatory matters, corporate governance, restructuring and crisis management. She has spent the last 40 years of her career with Goodmans LLP, including as a partner since 1986. Ms. Rubenstein’s board experience includes the

University Pension Plan Ontario – Inaugural Chair Board of Trustees since 2019, board member of Hydro One from 2007-2018, and board member of the Canadian Lawyers Liability Assurance Society from 1990-2012. She was also a member of the Executive Committee and the Partners Compensation Committee at Goodmans LLP. Ms. Rubenstein is a member of the Law Society of Ontario and the Canadian Bar Association. She received her LL. B. from Osgoode Hall Law School.
James Gouin
, Director, served as President, Chief Executive Officer, and a member of the board of directors of Tower International, Inc. (“Tower”), a global manufacturer of engineered automotive products from 2017 until the sale of Tower in 2019. Mr. Gouin served as President of Tower during 2016 after joining the company in November 2007 as Executive Vice President and Chief Financial Officer. Prior to Tower, Mr. Gouin served as a Senior Managing Director of the corporate finance practice of FTI Consulting, Inc. (“FTI”), a business advisory firm. Before joining FTI, Mr. Gouin spent 28 years at Ford Motor Company in a variety of senior positions, including as Vice President, Finance and Global Corporate Controller from 2003 to 2006 and as Vice President of Finance, Strategy and Business Development of Ford Motor Company’s International Operations from 2006 to 2007. Mr. Gouin also served on the Board of Trustees of the University of Detroit Mercy until October 2017, and the Board of Vista Maria, a non-profit
corporation, until 2019. Since 2015, he has served on the board, the Audit Committee, and the Compensation and Human Capital Committee of Exterran Corporation, an upstream oil, gas, and water solution company. Mr. Gouin received a B.B.A. from the Detroit Institute of Technology and an M.B.A. from the University of Detroit Mercy.
Family Relationships
There are no family relationships between any of our executive officers and our directors.
Cease Trade Orders, Bankruptcies, Penalties or Sanctions
None of the directors or executive officers of Algoma, is, as at the date of this prospectus, or has been within the 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company that (a) was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or (b) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer. For the purposes of this paragraph, “order” means a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days.
Other than as set out below, none of the directors or executive officers of Algoma, and to the best of Algoma’s knowledge, no shareholder holding a sufficient number of securities to affect materially the control of Algoma, (a) is, as at the date of this prospectus, or has been within the 10 years before the date hereof, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) has, within the 10 years before the date of this prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.
Each of Rajat Marwah and Mark Nogalo served as an officer of Old Steelco during the period before and after Old Steelco filed for creditor protection in connection with a comprehensive restructuring under the CCAA in Canada and under Chapter 15 of Title 11 of the United States Bankruptcy Code in the United States on November 9, 2015. The sale and investment solicitation process was launched on February 11, 2016. On November 30, 2018, Old Steelco concluded the restructuring by way of the acquisition of substantially all of its operating assets and liabilities by Opco pursuant to a restructuring support agreement.
Michael McQuade served as an officer of Stelco, formerly U.S. Steel Canada Inc., during the period before and after Stelco filed for creditor protection under the CCAA in Canada on September 16, 2014. The sale and investment solicitation process for Stelco to market its business and assets for sale or recapitalization was approved on January 12,

2016. On June 30, 2017, Stelco emerged from CCAA proceedings through the implementation of a CCAA plan, pursuant to which Bedrock Industries L.P. indirectly acquired substantially all of Stelco’s operating assets and business on a going concern basis through acquisition of all of the outstanding shares of Stelco.
None of the directors or executive officers of Algoma, and to the best of Algoma’s knowledge, no shareholder holding a sufficient number of securities to affect materially the control of Algoma, has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.
Arrangements for Election of Directors and Members of Management
In connection with the Merger, Algoma increased the size of its board of directors to nine members, of which three were appointed by Legato (Eric S. Rosenfeld, David D. Sgro, and Brian Pratt) and six were appointed by Algoma (Andrew Harshaw, Andrew Schultz and Michael McQuade, new directors Mary Anne Bueschkens, Gale Rubenstein, and James Gouin). Michael Garcia became Algoma’s tenth director when he joined Algoma as its Chief Executive Officer in June 2022. In addition, on the Closing Date, Algoma and the IRA Parties entered into the Investor Rights Agreement. The Investor Rights Agreement provides for, among other things, that certain IRA Parties that previously had board designation rights with respect to Algoma Steel Holdings Inc. have the right to nominate, in the aggregate, four directors to the Algoma board for so long as they maintain approximately 7.36% of the outstanding Common Shares.
Corporate Governance Practices
We are a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer we are permitted to comply with corporate governance practices under certain corporate and securities laws of British Columbia and the rules of the TSX (collectively, “
Home Country Practice
”) instead of the Nasdaq corporate governance rules, provided that we disclose which requirements we do not follow and the equivalent Home Country Practice that we will comply with instead.
We rely on this “foreign private issuer exemption” with respect to the quorum requirement for shareholder meetings. Under Nasdaq corporate governance rules, a quorum would require the presence, in person or by proxy, of holders of at least 33
1
⁄
3
% of the total issued outstanding voting power of our shares at each general meeting of shareholders. Pursuant to our Restated Articles and as permitted under the BCA, the quorum required for a general meeting of shareholders consists of at least two shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares. In addition, under Nasdaq corporate governance rules, an issuer is required, in certain circumstances, to obtain shareholder approval prior to an issuance of securities in connection with: (i) the acquisition of the stock or assets of another company; (ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control; and (iv) transactions other than public offerings. We do not follow this Nasdaq corporate governance rule and instead follow Home Country Practice, which has different requirements for shareholder approval (including, in certain instances, not requiring any shareholder approval) in connection with issuances of securities in the circumstances listed above. We otherwise comply with the rules generally applicable to U.S. domestic companies listed on Nasdaq. We may, however, in the future decide to rely upon the “foreign private issuer exemption” for purposes of opting out of some or all of the other corporate governance rules.
The Canadian securities regulatory authorities have issued corporate governance guidelines pursuant to National Policy
58-201
– Corporate Governance Guidelines (the “Corporate Governance Guidelines”), together with certain related disclosure requirements pursuant to National Instrument
58-101
– Disclosure of Corporate Governance Practices (“NI
58-101”).
The Corporate Governance Guidelines are recommended as “best practices” for issuers to follow. Algoma recognizes that good corporate governance plays an important role in its overall success and in enhancing shareholder value and, accordingly, Algoma has adopted certain corporate governance policies and practices which reflect its consideration of the recommended Corporate Governance Guidelines. The disclosure set out below includes disclosure required by NI
58-101
describing Algoma’s approach to corporate governance in relation to the Corporate Governance Guidelines.

Board of Directors
Election and Appointment of Directors
Under the Restated Articles, Algoma’s board is to consist of a minimum of three and a maximum of 20 directors. The Restated Articles do not provide for the board of directors to be divided into classes.
Pursuant to the Restated Articles, any casual vacancy occurring on the board of directors may be filled by the remaining directors. If Algoma has fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors. If Algoma has no directors or fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the shareholders may elect or appoint, by ordinary resolution, directors to fill the vacancies on the board. Pursuant to the Restated Articles, the Algoma directors may appoint one or more additional directors, but the number of additional directors shall not exceed one third the number of the first directors and, thereafter, one third of the number of current directors who were elected or appointed other than as such additional directors. The filling of a casual vacancy by the Algoma directors shall not be counted against such cap.
Orientation and Continuing Education
The board of directors provides newly elected directors with an orientation program to educate them on the Company, their roles and responsibilities on the board of directors and its committees, the contribution that an individual director is expected to make, as well as the Company’s internal controls, financial reporting and accounting practices. In addition, directors will, from time to time, as required, receive: (a) training to increase their skills and abilities, as it relates to their duties and their responsibilities on the board; and (b) continuing education about the Company to maintain a current understanding of the Company’s business, including its operations, internal controls, financial reporting and accounting practices. In addition, the chair of each committee will be responsible for coordinating orientation and continuing director development programs relating to the committee’s mandate.
Director Term Limits or Other Automatic Mechanisms of Board Renewal
Our board of directors has not adopted director term limits or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related
retirement policies and other mechanisms of board renewal, our nominating and governance committee will seek to maintain the composition of our board of directors in a way that provides, in the judgment of our board, the best mix of skills and experience to provide for our overall stewardship. Our nominating and governance committee is also expected to conduct a process for the assessment of our board, each committee and each director regarding such director’s or committee’s effectiveness and performance, and to report evaluation results to our board.
Removal of Directors
Pursuant to the Restated Articles, the shareholders of Algoma may remove any director before the expiration of his or her term of office by special resolution, which requires a special majority requirement of two-thirds
of the votes cast in favor of the resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, another individual as director to fill the resulting vacancy. If the shareholders do not appoint a director to fill the vacancy contemporaneously with removal, then either the directors or the shareholders by ordinary resolution may appoint an additional director to fill that vacancy.
The directors of Algoma may remove a director before the expiration of his or her period of office if the director is convicted of an indictable offence or otherwise ceases to qualify as a director and the directors may appoint a director to fill the resulting vacancy.
Proceedings of Board of Directors
A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held.

For purposes of managing any potential conflicts of interest, a director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors will also be required to comply with the relevant provisions of the BCA regarding conflicts of interest.
Indemnification of Directors and Officers
We have entered into indemnification agreements with each of our officers and directors to indemnify such individuals, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by such individuals in an action or proceeding to which any such individual was made a party by reason of being an officer or director of Algoma or an organization of which Algoma is a shareholder or creditor if such individual serves such organization at our request. Legato has also entered into indemnification agreements with each of its directors and officers. Such indemnification obligations survive the Merger.
Director Independence
The board of directors shall be constituted with a majority of individuals who qualify as “independent” (as defined in NI
58-101
and within the meaning of applicable Nasdaq and SEC rules), provided, however, that if at any time a majority of the directors are not independent because of the death, resignation, bankruptcy, adjudicated incompetence, removal or change in circumstance of any director who was an independent director, this requirement shall not be applicable for a period of 60 days thereafter, during which time the remaining directors shall appoint a sufficient number of directors who qualify as “independent” to comply with this requirement. Pursuant to applicable rules, an independent director is one who has no direct or indirect relationship with the Company that could, in the view of the board of directors, be reasonably expected to interfere with a director’s independent judgment.
Our board of directors has determined that Messrs. Harshaw, the chair of the board, Schultz, Sgro, Rosenfeld, Pratt, Gouin, and Mses. Bueschkens and Rubenstein are independent directors as defined in the Nasdaq corporate governance rules and National Instrument
52-110
–
Audit Committees
(“NI
52-110”).
Mr. McQuade is considered
non-independent
due to the fact that he recently acted as Chief Executive Officer of Algoma until his retirement from such position in June 2022. Mr. Garcia is considered non-independent
due to the fact that he acts as Chief Executive Officer of Algoma.
Given the size and structure of the board of directors, we believe it does and will continue to be able to facilitate independent judgment in carrying out its responsibilities. The board of directors may meet periodically without management and any non-independent
directors present to ensure that it functions independently of management. At each board meeting, unless otherwise determined by the board of directors, an in-camera
meeting of independent directors will take place. Further, while certain members of senior management may attend board meetings to provide information and opinion to assist the directors in their deliberations, in order to enhance independent judgement, management attendees who are not directors will be excused for any agenda items that are reserved for discussion among directors only.
Position Descriptions
Our board of directors has developed and adopted written position descriptions for the chair of the board, the chair of each board committee and the CEO. The primary functions of the chair of the board and the chair of each board committee will be to manage the affairs of the board or of such relevant committee, including ensuring the board or such committee is organized properly, functions effectively and meets its obligations and responsibilities. Each committee shall have a chairperson that will conduct the affairs of the applicable committee in accordance with the charter of such committee. The primary functions of the CEO will be to develop the Company’s strategic plans and policies and recommending such plans and policies to the board, provide executive leadership, oversee a comprehensive operational planning and budgeting process, supervise day-to-day
management, report relevant matters to the board, facilitate communications between the board and the senior management team, and identify business risks and opportunities and manage them accordingly.

Succession Planning
The board of directors considers succession planning and professional development to be an integral part of Algoma’s long-term strategy. The purpose of the board’s succession planning process is to identify and develop internal leadership candidates and also to identify external leadership candidates for top executive roles, including with the assistance of external search firms. The board regularly discusses succession planning and reviews senior management succession and development plans with our Chief Executive Officer and our Chief Executive Officer presents to the board of directors his evaluations and recommendation of future candidates for senior leadership roles, including the Chief Executive Officer position, and potential succession timing for those positions.
Audit Committee
Listing Requirements
We maintain an audit committee consisting of a minimum of three and a maximum of five independent directors.
Our audit committee consists of Messrs. Schultz, Harshaw, Sgro and Gouin. Mr. Gouin serves as the chairperson of the committee. Our board of directors has determined that each member of our audit committee is independent within the meaning of the Nasdaq corporate governance rules, NI
52-110
and the Exchange Act, and free from any relationship that, in the view of the board of directors, could be reasonably expected to interfere with the exercise of his independent judgment as a member of the committee.
Each member of the audit committee has direct experience relevant to the performance of his responsibilities as an audit committee member. All members of our audit committee are financially literate (which is defined as the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements). In addition, one member of the audit committee is required to have accounting or related financial management expertise, qualifying as an audit committee financial expert as defined by the SEC rules, which our board of directors has determined is Mr. Gouin.
Audit Committee Role
Our board of directors has adopted an audit committee charter setting forth the responsibilities of the committee, which are consistent with the BCA, NI
52-110,
the SEC rules, and the Nasdaq corporate governance rules. These responsibilities include:

•
reviewing, approving and recommending for board approval the Company’s financial statements, including any certification, report, opinion or review rendered by the external auditor, the annual information form, and the related management’s discussion and analysis and press release;

•	receiving periodically management reports assessing the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•
reviewing and making recommendations to the board in respect of the mandate of the Company’s disclosure committee and reviewing the disclosure committee’s quarterly reports pertaining to its activities for the previous quarter;

•	preparing all disclosure and reports as may be required to be prepared by the committee by any applicable law, regulation, rule or listing standard;

•
reviewing material prepared by management regarding the Company’s financial strategy considering current and future capital and operating plans and budgets, the Company’s capital structure, including debt and equity components, current and expected financial leverage, interest rate and foreign currency exposures and in the committee’s discretion, making recommendations to the board;

•	reviewing management’s process to identify, monitor and manage the significant risks associated with the activities of the Company, as well as the steps taken by management to report such risks;

•	reviewing the effectiveness of the internal control systems for monitoring compliance with applicable laws and regulations;

•
assessing the qualifications and independence of the external auditor and being directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management of the Company and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•
obtaining and reviewing a report, at least annually, from the external auditor describing (a) the external auditor’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•
reviewing the scope, plan and results of the external auditor’s audit and reviews, including the auditor’s engagement letter, the post-audit management letter, if any, and the form of the audit report, and reviewing the scope and plan of the work to be done by the internal audit group and the responsibilities, budget, audit plan, activities, organizational structure and staffing of the internal audit group as needed;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
identifying and informing the board of matters that may significantly impact on the financial condition or affairs of the business, including irregularities in the Company’s business administration, and, where applicable, suggesting corrective measures to the board;

•	reviewing the quality and integrity of the Company’s financial reporting processes, both internal and external, in consultation with the external auditor;

•
developing and recommending to the board for approval policies and procedures for the review, approval or ratification of related party transactions, overseeing the implementation of and compliance with the such policies regarding related party transactions and reviewing and approving all related party transactions required to be disclosed pursuant to applicable rules prior to us entering into such transactions;

•
reviewing with management, the external auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters as the committee or the board deems necessary or appropriate, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by applicable accounting boards, the SEC or other regulatory authorities;

•
establishing and overseeing the effectiveness of procedures for the receipt, retention and treatment of complaints received by the Company relating to accounting, auditing matters, internal accounting controls or the management of our business under the Company’s whistleblower policy, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

•	performing any other activities as the Committee or the board deems necessary or appropriate.
Compensation Committee
Listing Requirements
We maintain a compensation committee consisting of at least three independent directors.
Our compensation committee consists of three directors, each of whom is independent within the meaning of the Nasdaq corporate governance rules, the Corporate Governance Guidelines and the Exchange Act (collectively, the “Applicable Rules”), and each of whom satisfies any additional compensation committee membership requirements of the Applicable Rules. The members of our compensation committee are Messrs. Schultz, Gouin and Pratt. Mr. Schultz serves as the chairperson of the committee. In affirmatively determining the independence of any director who serves on the compensation committee, the board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and

(ii) whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.
Each member of the compensation committee has direct experience relevant to his responsibilities in executive compensation.
Compensation Committee Role
Our board of directors has adopted a compensation committee charter setting forth the responsibilities of the committee, which are consistent with the Applicable Rules and include:

•	reviewing and making recommendations to the board with respect to the compensation of directors of the Company;

•
reviewing and making recommendations to the board with respect to the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluating the Chief Executive Officer’s performance in light of those goals and objectives;

•
reviewing and making recommendations to the board with respect to the compensation of the Chief Executive Officer and, based on the recommendation of the Chief Executive Officer, the other members of the executive management group, including salary, incentive compensation plans, equity-based plans, the terms of any employment agreements, severance arrangements and change of control arrangements or provisions, and any special or supplemental benefits;

•	recommending awards under the incentive compensation and equity-based compensation plans of the Company; and

•
from time to time, as appropriate, reviewing the Company’s policies on salary administration, pay and employment equity, basic incentive and total cash compensation, retirement benefits, and long-term incentives and recommending changes to the board if appropriate.

Nominating and Governance Committee
We maintain a nominating and governance committee consisting of at least three independent directors.
Our nominating and governance committee consists of three directors, each of whom is independent within the meaning of the Applicable Rules, and each of whom satisfies any additional nominating and governance committee membership requirements of the Applicable Rules. The members of our nominating and governance committee are Gale Rubenstein, Eric Rosenfeld and Mary Anne Bueschkens. Ms. Rubenstein serves as the chairperson of the committee.
Our board of directors has adopted a nominating and governance committee charter setting forth the responsibilities of the committee, which are consistent with the Applicable Rules and include:

•	reporting to the chair of the board with an assessment of the board’s and management’s performance;

•
considering recommendations from the Chief Executive Officer concerning the hiring and termination of senior executives, and ensure that the Chief Executive Officer engages senior management with the necessary skills, knowledge, and experience to manage the Company’s affairs in a sound and responsible manner;

•
seeking individuals qualified (in the context of the needs of the Company, any formal criteria established by the board and any obligations under the Company’s contractual arrangements) to become members of the board for recommendation to the board;

•
reviewing the competencies, skills and personal qualities required of board members, as a whole, in light of relevant factors, including (i) the objective of adding value to the Company in light of the opportunities and risks facing the Company and the Company’s proposed strategies; (ii) the need to ensure, to the greatest extent possible, that a majority of the board is comprised of individuals who meet the independence requirements of the applicable regulatory, stock exchange and securities law requirements or other guidelines; and (iii) any policies of the board with respect to board member diversity, tenure, retirement and succession and board member commitments; and

•	reviewing the appropriateness of the governance practices of the Company and recommending any proposed changes to the board for approval.
Disclosure Committee
We maintain a disclosure committee consisting of the Company’s Chief Executive Officer (Michael Garcia), Chief Financial Officer (Rajat Marwah), Vice President – Strategy & General Counsel (John Naccarato), and such other members of senior management of the Company as the board of directors may from time to time determine. Our board of directors has adopted a disclosure committee charter setting forth the responsibilities of the committee, which include:

•	assisting the board, the audit committee, and senior management in designing, implementing and periodically evaluating the Company’s disclosure controls and procedures;

•
ensuring that information required to be disclosed by the Company is made known to the committee by others within the Company and recorded, processed, summarized, and reported within the time periods specified in the rules and forms for Canadian and U.S. securities regulatory authorities, as applicable;

•	reviewing all public disclosures of the Company, including, but not limited to, annual and quarterly reports, proxy circulars, news releases, presentations, and website content; and

•
evaluating the accuracy, completeness, materiality, timeliness and consistency of the Company’s public disclosure and advising the board, the audit committee and senior management with respect to same.

Operations and Capital Projects Committee
We maintain an operations and capital projects committee consisting of at least three individuals, at least one of whom is a director of Algoma. Our operations and capital projects committee consists of Brian Pratt, Gale Rubenstein and Andy Harshaw (who also serves as chairperson of the committee). Our board of directors has adopted an operations and capital projects committee charter setting forth the responsibilities of the committee, which include:

•	developing, implementing and monitoring the Company’s policies, practices and procedures regarding the operations strategies, and management of major projects;

•
reviewing the planning and execution of major projects, throughout the project lifecycle, including the planning, construction, approval, and implementations phases of the major projects as well as other applicable responsibilities as determined by the committee;

•
reviewing and, if appropriate, recommending the board approval of, all project proposals and contracts that (i) are not included in the approved business plan of Algoma; and are anticipated to have a value, in the aggregate, greater than $10,000,000, or as otherwise specified in a policy of the committee; or (ii) determined by the board or management to warrant additional risk review due to complexity and/or increased probability of risk to the Company;

•
reviewing and making recommendations to the board with respect to (i) material changes to the scope, budget and schedule proposed by management with respect to major projects and (ii) other approvals related to the execution of major projects, as required from time to time; and

•
retaining qualified advisors, independent of Company management, to monitor and report to the committee on the progress and performance of the major projects against approved execution plans, including scopes, budgets and schedules.

Risk Management Committee
We maintain a risk management committee consisting of a minimum of three directors, including the chair of the audit committee.
Our risk management committee consists of Mary Anne Bueschkens, James Gouin, Gale Rubenstein and Andrew Schultz. Mr. Schultz serves as the chairperson of the committee. Our board of directors has determined that each member of our risk management committee is independent within the meaning of the Applicable Rules.

Our board of directors has adopted a risk management committee charter setting forth the responsibilities of the committee, which are consistent with the Applicable Rules and include:

•
overseeing the Company’s ERM program to assist the board in providing oversight of the ERM activities of the Company and its subsidiaries and to advise the board with respect to the effectiveness of the ERM framework of the Company;

•	receiving periodically management reports on potential emerging risks to the business and how these may interrelate with or compound known risks;

•	reviewing and evaluating the Company’s overall process for the identification and evaluation of principal business and operational risks and the prevention and/or mitigation thereof;

•
reviewing all project proposals and contracts that: (i) are not included in the approved business plan of Algoma; and are anticipated to have a value, in the aggregate, greater than $10,000,000 or as otherwise specified in a policy of the committee; or (ii) determined by the board or management to warrant additional risk review due to complexity and/or increased probability of risk to the Company; and

•
reviewing with management emerging environmental, social and corporate governance (“ESG”) issues affecting the Company and liaise, as appropriate, with other committees of the Board regarding administering the ESG program of the Company and related best practices.

Code of Business Conduct and Ethics
Algoma has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of its directors, managers, officers and employees of the Company and its subsidiaries. The Code of Conduct sets out Algoma’s fundamental values and standards of behavior that are expected from Algoma’s directors, managers, officers and employees with respect to all aspects of our business. The objective of the Code of Conduct is to provide guidelines for maintaining Algoma’s integrity, reputation, honesty, objectivity and impartiality with a goal of honoring others’ trust in Algoma at all times. The Code of Conduct sets out guidance with respect to, among others, conflicts of interest, protection and proper use of corporate assets and opportunities, confidentiality of corporate information, competition and fair dealing with third parties, compliance with laws and reporting of any illegal or unethical behavior.
Algoma’s audit committee is responsible for reviewing and evaluating the Code of Conduct periodically and will recommend any necessary or appropriate changes thereto to the board of directors for consideration. The audit committee will also assist Algoma’s board with the monitoring of compliance with the Code of Conduct, and is responsible for considering any waivers of the Code of Conduct (other than waivers applicable to Algoma’s directors or executive officers, which shall be subject to review by the board of directors as a whole).
A copy of the Code of Conduct is available on Algoma’s website.
Diversity
Algoma recognizes the importance and benefit of having a board of directors and senior management composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members and senior management with respect to attributes such as gender, ethnicity and other factors. In support of this goal, the nominating and governance committee will, when identifying candidates to nominate for election to Algoma’s board of directors or appoint as senior management or in its review of senior management succession planning and talent management:

•
consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities having regard to Algoma’s current and future plans and objectives, as well as anticipated regulatory and market developments;

•	consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions;

•
consider the level of representation of women on its board of directors and in senior management positions, along with other markers of diversity, when making recommendations for nominees to Algoma’s board or for appointment as senior management and in general with regard to succession planning for Algoma’s board and senior management; and

•
as required, engage qualified independent external advisors to assist Algoma’s board of directors in conducting its search for candidates that meet the board of directors’ criteria regarding skills, experience and diversity.

Algoma does not expect to adopt a written policy regarding the identification and nomination of women directors, or formal targets regarding the number of women on Algoma’s board of directors or in executive officer positions, because it believes the nominating and governance committee and management will generally identify, evaluate and recommend candidates that, as a whole, consist of individuals with various and relevant career experience, industry knowledge and experience, and financial and other specialized experience, while taking diversity, including gender diversity, into account. Algoma currently has two women on its board of directors and no women as executive officers.

EXECUTIVE COMPENSATION
Components of Executive Compensation
On May 1, 2022, Mr. Brandow succeeded Mr. Dionisi as Vice President of Sales following Mr. Dionisi’s retirement. On June 1, 2022, Mr. Garcia was appointed as the Company’s CEO, effective upon the retirement Mr. McQuade. The following summary description of executive compensation reflects that Mr. McQuade was the Company’s CEO and that Mr. Dionisi was the Company’s Chief Commercial Officer during the fiscal year ended March 31, 2022.
The compensation of Algoma’s CEO during the fiscal year ended March 31, 2022 – Michael McQuade, CFO – Rajat Marwah and three most highly compensated executive officers for the fiscal year ended March 31, 2022, other than Mr. McQuade and Mr. Marwah, who served as executive officers for the fiscal year ended March 31, 2022 – John Naccarato (VP – Strategy & General Counsel), Mark Nogalo (VP – Maintenance & Operating Services) and Robert Dionisi (Chief Commercial Officer) (the “Named Executive Officers”) includes three major elements: (i) base salary, (ii) short-term incentives, consisting of an annual bonus, and (iii) long-term equity incentives. The Named Executive Officers are eligible to participate in benefits available generally to salaried employees, including benefits under Algoma’s health and welfare plans and arrangements, and vacation pay or other benefits under Algoma’s medical insurance plan. Additionally, certain of the Named Executive Officers are entitled to receive benefits under the Company’s defined benefit pension plan. Perquisites and benefits are not significant elements of compensation for the Named Executive Officers.
Named Executive Officers
The following tables and discussion relate to the compensation paid to or earned by our Named Executive Officers.
The following table sets forth information about certain compensation awarded to, earned by, or paid to our Named Executive Officers in respect of the fiscal year ending March 31, 2022:

				Non-equity incentive plan compensation (C$)
Name and principal position	Salary (C$)	Share-based awards (C$) (2)	Option-based awards (C$)	Annual incentive plans (1)	Long- term incentive plans	Pension value (C$)	All other compensation (C$)	Total compensation (C$)
Michael McQuade, CEO	904,151	26,528,402	N/A	1,514,453	N/A	29,210	13,846	28,990,062
Rajat Marwah, CFO	384,431	7,945,104	N/A	427,871	N/A	29,210	5,169	8,791,785
John Naccarato, VP – Strategy & General Counsel	347,500	7,945,104	N/A	386,767	N/A	29,210	19,130	8,727,711
Mark Nogalo, VP – Maintenance & Operating Services	345,000	6,810,103	N/A	369,495	N/A	28,610	1,130	7,554,338
Robert Dionisi, CCO	325,762	4,540,073	N/A	348,891	N/A	0	13,684	5,228,410

(1)
As a percentage of annualized salary, represents target annual incentive plan compensation of approximately 168% for Mr. McQuade, 111% for Mr. Marwah, 111% for Mr. Naccarato, 107% for Mr. Nogalo, and 107% for Mr. Dionisi. For the year ending March 31, 2022, awards were determined relative to achievement of the applicable criteria for such awards.

(2)	Represents Replacement Long Term Incentive Plan Awards and Earnout Rights. Refer to Note 4 of the Company’s Consolidated Financial Statements contained elsewhere in this prospectus.
Base Salary
Annual base salaries are intended to provide a fixed component of compensation to the Named Executive Officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for the Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

Algoma intends for any adjustments to base salaries to be determined annually and may increase base salaries based on factors such as the Named Executive Officer’s success in meeting or exceeding individual objectives and an assessment of the competitiveness of the then-current compensation. Additionally, Algoma may choose to adjust base salaries as warranted throughout the year to reflect promotions or other changes in the scope or breadth of a Named Executive Officer’s role or responsibilities, as well as to maintain market competitiveness.
In the year ended March 31, 2022, Mr. McQuade’s base salary was C$904,151, Mr. Marwah’s base salary was C$440,000, Mr. Naccarato’s base salary was C$400,000, Mr. Nogalo’s base salary was C$345,000, and Mr. Dionisi’s base salary was C$325,762.
Annual Incentive Bonuses
In accordance with the terms of their respective employment agreements, certain of Algoma’s Named Executive Officers and other executive officers are eligible to receive discretionary annual bonuses based on individual performance, company performance or otherwise as may be determined by Algoma’s board of directors from time to time. Bonuses earned by each of our Named Executive Officers during the year ended March 31, 2022 are reflected in the compensation table above.
For the year ended March 31, 2022, Mr. McQuade was eligible to earn a target annual bonus equal to approximately 100% of his base salary, Mr. Marwah was eligible to earn a target annual bonus equal to 70% of his base salary, Mr. Naccarato was eligible to earn a target annual bonus equal to 70% of his base salary, Mr. Nogalo was eligible to earn a target annual bonus equal to 70% of his base salary, and Mr. Dionisi was eligible to earn a target annual bonus equal to 70% of his base salary.
Equity-Based Compensation
Outstanding Equity Awards
The following table sets forth information regarding equity awards held by our named executive officers as of March 31, 2022:

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Value of unexercised in-the-money options (C$)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested (C$)	Market or payout value of vested share -based awards not paid out or distributed (C$) (1)
Michael McQuade, CEO	N/A	N/A	N/A	N/A	Nil	Nil	26,528,402
Rajat Marwah, CFO	N/A	N/A	N/A	N/A	Nil	Nil	7,945,104
John Naccarato, VP – Strategy & General Counsel	N/A	N/A	N/A	N/A	Nil	Nil	7,945,104
Mark Nogalo, VP – Maintenance & Operating Services	N/A	N/A	N/A	N/A	Nil	Nil	6,810,103
Robert Dionisi, CCO	N/A	N/A	N/A	N/A	Nil	Nil	4,540,073

(1)	Represents rights to acquire Common Shares that were granted in respect of Replacement LTIP Awards pursuant to the LTIP Exchange, valued at C$14.06 per right.

Incentive Plan Awards – Value Vested or Earned During the Year
The following table indicates, for each of the Named Executive Officers, a summary of the value of the option-based awards and share-based awards that vested in accordance with their terms for the fiscal year ending March 31, 2022.

Name and principal position	Option-based awards –Value expected to be vested during the year (C$)	Share-based awards –Value expected to be vested during the year (C$) (1)	Non-equity incentive plan compensation – Value expected to be earned during the year (C$)
Michael McQuade, CEO	N/A	26,528,402	N/A
Rajat Marwah, CFO	N/A	7,945,104	N/A
John Naccarato, VP – Strategy & General Counsel	N/A	7,945,104	N/A
Mark Nogalo, VP – Maintenance & Operating Services	N/A	6,810,103	N/A
Robert Dionisi, CCO	N/A	4,540,073	N/A

(1)	Represents rights to acquire Common Shares that were granted in respect of Replacement LTIP Awards pursuant to the LTIP Exchange, valued at C$14.06 ($11.25) per right.
Executive Employment Agreements
We have entered into an employment agreement with each of our named executive officers. The terms of the agreements are as follows.
Compensation and Bonus Opportunities
Under his current employment agreement, effective on or around April 1, 2022, Mr. McQuade was entitled to an annual base salary of C$904,151. Mr. McQuade was also eligible to participate in our annual incentive bonus plans, with an annual cash incentive bonus targeted at 100% of his annual base salary, and annual equity incentive bonus targeted at 300% of his annual base salary.
Under his employment agreement, effective on or around June 12, 2020, as amended May 30, 2022, Mr. Marwah is entitled to an annual base salary of C$440,000. Mr. Marwah is also eligible to participate in our annual incentive bonus plans, with an annual cash incentive bonus targeted at 70% of his annual base salary, and annual equity incentive bonus targeted at 70% of his annual base salary.
Under his employment agreement, effective on or around June 12, 2020, as amended May 30, 2022, Mr. Naccarato is entitled to an annual base salary of C$400,000. Mr. Naccarato is also eligible to participate in our annual incentive bonus plans, with an annual cash incentive bonus targeted at 70% of his annual base salary, and annual equity incentive bonus targeted at 70% of his annual base salary.
Under his employment agreement, effective on or around June 12, 2020, as amended May 30, 2022, Mr. Nogalo is entitled to an annual base salary of C$345,000. Mr. Nogalo is also eligible to participate in our annual incentive bonus plans, with an annual cash incentive bonus targeted at 70% of his annual base salary, and annual equity incentive bonus targeted at 70% of his annual base salary.
Under his employment agreement, effective on or around June 12, 2020, as amended May 30, 2022, Mr. Dionisi is entitled to an annual base salary of C$325,762. Mr. Dionisi is also eligible to participate in our annual incentive bonus plans, with an annual cash incentive bonus targeted at 70% of his annual base salary, and annual equity incentive bonus targeted at 70% of his annual base salary.
Agreements with Named Executive Officers and Payments upon Termination or Change of Control
Opco has entered into an employment agreement with each of Mr. Marwah, Mr.Naccarato and Mr. Nogalo. In addition, Opco had entered into employment agreements with Mr. McQuade and Mr. Dionisi, which agreements terminated effective upon their respective retirement dates. The payments provided upon termination or a change of control under each Named Executive Officer’s employment agreement are summarized below.

Michael McQuade, Chief Executive Officer
As discussed above, Michael McQuade retired as Chief Executive Officer and was replaced by Michael Garcia as Chief Executive Officer in June 2022. If Mr. McQuade’s employment had been terminated prior to his retirement, howsoever caused, (a) Algoma would have paid to Mr. McQuade any base salary and vacation pay earned by, and remaining payable to, him up to the termination date or as otherwise may be required pursuant to the
Employment Standards Act, 2000
(the “ESA”); (b) Mr. McQuade would have been provided with any benefits, perquisites and allowances to which he is entitled pursuant to the applicable plans and policies up to the termination date or as otherwise may be required pursuant to the ESA; (c) unless otherwise specifically set out in any plan or agreement, Mr. McQuade’s participation in all bonus or incentive plans would have terminated immediately on the termination date; and (d) any awards to, or entitlements of, Mr. McQuade to long-term incentive compensation would have been determined in accordance with the Omnibus Incentive Plan.
If Mr. McQuade’s employment had been terminated for cause, in addition to Algoma’s obligations set out above, subject to Algoma’s compliance with the ESA, he would have had no entitlement to any payment in lieu of notice, severance, damages and, further, all benefits, perquisites, allowances and other entitlements would have ceased on the termination date except for any entitlement pursuant to any health and welfare or insurance benefit which may have been payable in accordance with the applicable plans or policies as of the termination date or as may have been required by the ESA.
If Mr. McQuade’s employment had been terminated without cause, in addition to Algoma’s obligations set out above, (a) Algoma would have, as severance, paid to Mr. McQuade an amount equal to his base salary as at the termination date; (b) except for all short-term and long-term disability insurance or any other benefits or entitlements which could not be continued by the applicable plans or policies, Algoma would have continued all of the benefits in which Mr. McQuade was participating as at the termination date for the severance period; and (c) if Mr. McQuade had been terminated by Algoma during the three month period immediately preceding or on the date of or within six months after a change of control, he would have received an annual bonus in an amount fixed at his full target for the fiscal year during which the change of control occured; or where termination was not during the three month period immediately preceding nor on the date nor within six months after a change of control, he would have received an annual bonus in an amount fixed at his full target for the fiscal year in which the termination date occurred prorated for the period that he was actively employed during such fiscal year.
In the event Mr. McQuade’s employment had been terminated as a result of his death or disability, Algoma’s obligations would have been as set out above. In the event of his disability, Algoma would have provided him with 30 calendar days’ written notice of termination or termination pay in lieu of notice and severance pay, if applicable, and, in the event of his death or disability, there would have been a continuation of any health and welfare or insurance benefit which may be payable in accordance with the applicable plans or policies as of the termination date or as may be required by the ESA.
In addition, for the fiscal year ending March 31, 2022, if Mr. McQuade’s employment had been terminated for any reason other than for cause, he would have been entitled to an annual bonus calculated at target (that is, 100% of his base salary) or the annual bonus achieved pursuant to the terms of his employment agreement, whichever is greater, but prorated based on the number of completed months of employment during such fiscal year with Algoma prior to the termination date. Furthermore, if Mr. McQuade’s employment had been terminated on or before December 31, 2021, other than for cause or as a result of his resignation, he would have been entitled to a one-time
retention bonus of up to a maximum of C$240,000.
Upon Mr. McQuade’s resignation, Algoma’s obligations were as set out above. During the three-month notice period between his resignation and the termination date, he continued to be paid the base salary and such wages as required by the ESA and was entitled to participate in any benefits, additional perquisites and such other benefits as required by the ESA. Mr. McQuade also received an annual bonus in an amount fixed at his full target for the fiscal year ending March 31, 2023, prorated for the period that Mr. McQuade was actively employed during such fiscal year.
Rajat Marwah, Chief Financial Officer
If Mr. Marwah’s employment is terminated for cause, he will receive the sum of his accrued but unpaid base salary, earned but unused vacation pay, earned but unpaid Variable Compensation Incentive Plan (“VCIP”) payments, and reimbursement for unreimbursed business expenses properly incurred (collectively, the “Accrued Amounts”). Algoma will have no other obligations to Mr. Marwah, save and except for any obligations under the ESA.
If Mr. Marwah’s employment is terminated without cause (other than in the event of a change of control, as discussed further below), Mr. Marwah will receive, in the form of base salary continuance, (a) if his service is less than five years, 12 months’ base salary; or (b) if his service is five years or more, 24 months’ base salary (the “Salary Continuance Period”).
In the event of a change of control, if Mr. Marwah’s employment is terminated without cause, or he resigns due to constructive dismissal, within, if it is a direct consequence of an anticipated change of control, six months prior to a change of control or within one year following a change of control, he will be entitled to severance in an amount equal to: (a) 1.5 times the total amount of base salary that otherwise was to have been provided during the Salary Continuance Period, to a maximum payment of 30 months’ base salary; and (b) a pro rata VCIP payment for the period up to the termination date and then, for the 24 month period after the termination date, a VCIP payment at full target under the VCIP.
In certain circumstances, Mr. Marwah will receive amounts payable prior to the termination date in accordance with the VCIP and will be entitled to receive a pro rata VCIP payment at full target under the plan for the partial fiscal year up to the termination date. During the Salary Continuance Period or until he obtains alternate employment, Mr. Marwah will, (a) subject to and in accordance with the terms of the applicable benefit plan, receive medical, dental and life insurance coverage; and (b) subject to and in accordance with the terms of the applicable retirement plan, participate in the retirement plans. Mr. Marwah will also receive short or long-term disability benefit coverage during the period corresponding to the statutory notice period as required under the ESA.
In the event Mr. Marwah’s employment is terminated following his death or disability, no compensation will be owed by Algoma to him or his estate other than the Accrued Amounts, if any, and any amounts that may be owing under the ESA.
In the event Mr. Marwah resigns, Algoma will be entitled to accept his resignation effective immediately and pay to Mr. Marwah his applicable salary and any earned VCIP payment during a
13-week
resignation notice period, in which case Algoma will continue his benefits only as required under the ESA. He will also be entitled to any unpaid VCIP incentive payment confirmed for a prior fiscal period. Any awards to, or entitlements of, Mr. Marwah to long-term incentive compensation will be determined in accordance with the Company’s Omnibus Incentive Plan.
John Naccarato, Vice President – Strategy & General Counsel
If Mr. Naccarato’s employment is terminated for cause, he will receive the sum of his Accrued Amounts and Algoma will have no other obligations to Mr. Naccarato, save and except for any obligations under the ESA.
If Mr. Naccarato’s employment is terminated without cause (other than in the event of a change of control, as discussed further below), Mr. Naccarato will continue to receive his base salary during the Salary Continuance Period.
In the event of a change of control, if Mr. Naccarato’s employment is terminated without cause, or he resigns due to constructive dismissal, within, if it is a direct consequence of an anticipated change of control, six months prior to a change of control or within one year following a change of control, he will be entitled to severance in an amount equal to: (a) 1.5 times the total amount of base salary that otherwise was to have been provided during the Salary Continuance Period, to a maximum payment of 30 months’ base salary; and (b) a pro rata VCIP payment for the period up to the termination date and then, for the 24 month period after the termination date, a VCIP payment at full target under the VCIP.
In certain circumstances, Mr. Naccarato will receive amounts payable prior to the termination date in accordance with the VCIP and will be entitled to receive a pro rata VCIP payment at full target under the plan for the partial fiscal year up to the termination date. During the Salary Continuance Period or until he obtains alternate employment, Mr. Naccarato will, (a) subject to and in accordance with the terms of the applicable benefit plan, receive medical, dental and life insurance coverage; (b) subject to and in accordance with the terms of the applicable retirement plan, participate in the retirement plans; and (c) receive a continuation of the applicable perquisites set out in his employment agreement. Mr. Naccarato will also receive short or long-term disability benefit coverage during the period corresponding to the statutory notice period as required under the ESA.

In the event Mr. Naccarato’s employment is terminated following his death or disability, no compensation will be owed by Algoma to him or his estate other than the Accrued Amounts, if any, and any amounts that may be owing under the ESA.
In the event Mr. Naccarato resigns, Algoma will be entitled to accept his resignation effective immediately and pay to Mr. Naccarato his applicable salary and any earned VCIP payment during a
13-week
resignation notice period, in which case Algoma will continue his benefits only as required under the ESA. He will also be entitled to any unpaid VCIP incentive payment confirmed for a prior fiscal period. Any awards to, or entitlements of, Mr. Naccarato to long-term incentive compensation will be determined in accordance with the Company’s Omnibus Incentive Plan.
Mark Nogalo, Vice President – Maintenance & Operating Services
If Mr. Nogalo’s employment is terminated for cause, he will receive the sum of his Accrued Amounts and Algoma will have no other obligations to Mr. Nogalo, save and except for any obligations under the ESA.
If Mr. Nogalo’s employment is terminated without cause, Mr. Nogalo will continue to receive his base salary during the Salary Continuance Period.
In the event of a change of control (other than in the event of a change of control, as discussed further below), if Mr. Nogalo’s employment is terminated without cause, or he resigns due to constructive dismissal, within, if it is a direct consequence of an anticipated change of control, six months prior to a change of control or within one year following a change of control, he will be entitled to severance in an amount equal to: (a) 1.5 times the total amount of base salary that otherwise was to have been provided during the Salary Continuance Period, to a maximum payment of 30 months’ base salary; and (b) a pro rata VCIP payment for the period up to the termination date and then, for the 24 month period after the termination date, a VCIP payment at full target under the VCIP.
In certain circumstances, Mr. Nogalo will receive amounts payable prior to the termination date in accordance with the VCIP and will be entitled to receive a pro rata VCIP payment at full target under the plan for the partial fiscal year up to the termination date. During the Salary Continuance Period or until he obtains alternate employment, Mr. Nogalo will, (a) subject to and in accordance with the terms of the applicable benefit plan, receive medical, dental and life insurance coverage; and (b) subject to and in accordance with the terms of the applicable retirement plan, participate in the retirement plans. Mr. Nogalo will also receive short or long-term disability benefit coverage during the period corresponding to the statutory notice period as required under the ESA.
In the event Mr. Nogalo’s employment is terminated following his death or disability, no compensation will be owed by Algoma to him or his estate other than the Accrued Amounts, if any, and any amounts that may be owing under the ESA.
In the event Mr. Nogalo resigns, Algoma will be entitled to accept his resignation effective immediately and pay to Mr. Nogalo his applicable salary and any earned VCIP payment during a
13-week
resignation notice period, in which case Algoma will continue his benefits only as required under the ESA. He will also be entitled to any unpaid VCIP incentive payment confirmed for a prior fiscal period. Any awards to, or entitlements of, Mr. Nogalo to long-term incentive compensation will be determined in accordance with the Company’s Omnibus Incentive Plan.
Robert Dionisi, Chief Commercial Officer
As discussed above, Mr. Dionisi retired from his position as Chief Commercial Officer on April 30, 2022. Mr. Dionisi is succeeded by Mr. Rory Brandow as Vice President –Sales.

Pension Plan Benefits
Defined Benefit Plans
The following table provides certain information regarding the pension plans of Algoma, which will provide for payments or benefits at, following, or in connection with the retirement of a Named Executive Officer, excluding defined contribution plans.

Name	Number of years credited service as of March 31, 2022 (#)	Annual benefits payable (C$)		Opening present value of defined benefit obligation as of April 1, 2021 (C$)	Compensatory change (C$)	Non- compensatory change (C$)	Closing present value of defined benefit obligation (C$)
		At year end	At age 65
Michael McQuade, CEO	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rajat Marwah, CFO	N/A	N/A	N/A	N/A	N/A	N/A	N/A
John Naccarato, VP – Strategy & General Counsel	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mark Nogalo, VP – Maintenance & Operating Services	34.4	117,700	119,700	1,725,400	46,200	(148,500)	1,623,100
Robert Dionisi, CCO	35.00	119,700	119,700	1,685,100	Nil	(97,900)	1,587,200
Defined Contribution Plans
The following table provides certain information regarding the pension plans of Algoma, which will provide for payments or benefits at, following or in connection with retirement of a Named Executive Officer, excluding defined benefit plans.

Name	Accumulated value as of April 1, 2021 (C$)	Compensatory (C$)	Expected accumulated value at year ending March 31, 2022 (C$)
Michael McQuade, CEO	66,362	Nil	95,572
Rajat Marwah, CFO	275,542	Nil	302,453
John Naccarato, VP – Strategy & General Counsel	52,481	Nil	83,756
Mark Nogalo, VP – Maintenance & Operating Services	N/A	N/A	N/A
Robert Dionisi, CCO	N/A	N/A	N/A
All Other Compensation—Benefits and Perquisites
The Named Executive Officers are, or in the case of Mr. McQuade and Mr. Dionisi, were until their termination dates, eligible to participate in benefits available generally to salaried employees, including benefits under Algoma’s health and welfare plans and arrangements, and vacation pay or other benefits under Algoma’s medical insurance plan. Perquisites and benefits are not significant elements of compensation for the Named Executive Officers.

Director Compensation
All
non-employee
directors, received compensation in respect of fiscal 2022 for their service on our board of directors. Mr. McQuade did not receive any compensation as a director of the Company, and his compensation for serving as Chief Executive Officer is included with that of the other named executive officers. The following table sets forth information concerning the compensation paid by the company to each of the non-employee
directors in respect of fiscal 2022:

Name	Fees Earned or Paid in Cash (C$) (1)
Andy Harshaw	$253,584
Andrew E. Schultz	$210,033
David D. Sgro	$123,374
Eric S. Rosenfeld	$121,263
Brian Pratt	$121,263
Mary Anne Bueschkens	$121,864
Gale Rubenstein	$132,952
James Gouin	$127,774
As compensation for service on our board of directors, the Company pays each of its independent directors US$220,000 per year (the “Board Retainer”). The Chair’s Retainer is US$310,000 per year. In addition, independent directors who serve as members of committees of our board of directors are paid an additional US$20,000 per year for their committee service. The Chair of the Audit Committee is paid US$25,000 per year for his committee service. Each director may elect to receive from 50% to 100% of his/her Board Retainer in DSUs in accordance with the Omnibus Equity Incentive Plan.

DESCRIPTION OF SECURITIES
Description of Common Shares
General
This section summarizes the material rights of Algoma shareholders under the BCA and the material provisions of Algoma’s Restated Articles.
Share Capital
The authorized share capital of Algoma consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value issuable in series (the “Algoma Preferred Shares”).
As of June 17, 2022, there were 146,868,096 Common Shares issued and outstanding, and no Algoma Preferred Shares issued and outstanding.
Under the Restated Articles, holders of the Common Shares are entitled to receive notice of, and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each Common Share entitles its holder to one vote. Under the Restated Articles, Algoma’s board of directors has the authority to create and issue one or more series of Algoma Preferred Shares, with such special rights and restrictions to be attached to such series as are authorized by the directors of Algoma.
The following descriptions of share capital and provisions of the Restated Articles are summaries and are qualified by reference to the Restated Articles, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
Dividend Rights
Under the BCA, a corporation may pay a dividend out of profits, capital or otherwise: (1) by issuing shares or warrants by way of dividend or (2) in property, including money. Further, under the BCA, a corporation cannot declare or pay a dividend if there are reasonable grounds for believing that the corporation is insolvent or payment of the dividend would render the corporation insolvent.
Holders of Common Shares will be entitled to receive dividends as and when declared by Algoma’s board of directors at its discretion out of funds properly applicable to the payment of dividends, subject to the rights, if any, of shareholders holding shares with special rights to dividends. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that Algoma’s board of directors deems relevant. Under the Restated Articles, a resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of Algoma, or in any one or more of those ways.
Subject to the special rights and restrictions attached to the Algoma Preferred Shares, the holders of Common Shares shall receive the remaining property of Algoma upon dissolution in equal rank with the holders of all other Common Shares.
Except as otherwise disclosed in the section titled “
Certain Material Canadian Federal Income Tax Considerations
” in this prospectus, there is no Canadian law applicable to Algoma that affects the remittance of dividends and other payments by Algoma to nonresident holders of the Algoma securities.
Preemptive Rights
There are no preemptive rights relating to Common Shares.
Amendment of Notice of Articles and Articles and Alteration of Share Capital
Under the BCA, Algoma may amend the Restated Articles by (1) the type of resolution specified in the BCA, (2) if the BCA does not specify a type of resolution, then by the type specified in the Restated Articles, or (3) if the

Restated Articles do not specify a type of resolution, then by special resolution, which requires two-thirds
of the votes cast by shareholders in order to pass. The BCA permits many substantive changes to a corporation’s articles (such as a change in the corporation’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles. The Restated Articles provide that alterations to Algoma’s authorized share structure (other than a subdivision or consolidation of all or any of its shares) and the applicable alteration to its Notice of Articles may be authorized by special resolution. A subdivision or consolidation of all or any of its shares or a change in Algoma’s name may be authorized by a resolution of the directors. Furthermore, the Restated Articles state that, if the BCA does not specify the type of resolution required for an alteration, and if the Restated Articles do not specify a type of resolution, Algoma may resolve to alter the Restated Articles by ordinary resolution, which requires a majority of shareholder votes cast in order to pass.
Dissent Rights
Under the BCA, shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the company resolves to: (1) alter its articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (2) approve certain amalgamations; (3) approve a statutory arrangement, where the terms of the arrangement permit dissent; (4) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (5) continue the company into another jurisdiction. The BCA provides that beneficial owners of shares who wish to exercise their dissent rights with respect to their shares must dissent with respect to all of the shares beneficially owned by them, whether or not they are registered in their name.
Annual Meetings
The Restated Articles provide that, unless an annual general meeting is deferred or waived in accordance with the BCA, Algoma must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors. An annual general meeting may be partially or entirely virtual.
Board and Shareholder Ability to Call Special Meetings
The Restated Articles provide that meetings of the shareholders may be called by the board of directors at any time. In addition, under the BCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for such purposes as stated in the requisition. Upon meeting the technical requirements set out in the BCA, the directors must, within 21 days after receiving the requisition, call a meeting of shareholders to be held not more than four months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate more than 2.5% of the issued shares of the company that carry the right to vote at general meetings may send notice of a meeting to be held to transact the business stated in the requisition.
Shareholder Meeting Quorum
The Restated Articles provide that two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 25% of the issued shares of Algoma entitled to be voted at the meeting, constitute a quorum at any annual or special meeting of the shareholders.
Voting Rights
Under the BCA, at any meeting of shareholders at which a quorum is present, any action that must or may be taken or authorized by the shareholders, except as otherwise provided under the BCA and Restated Articles, may be taken or authorized by an “ordinary resolution,” which is a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings. The Restated Articles provide that every motion put to a vote at a meeting of shareholders will be decided by a show of hands or the functional equivalent unless a poll is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy. Votes by a show of hands or functional equivalent result in each person having one vote (regardless of the number of shares such person is entitled to vote). If voting is conducted by poll, each holder of Common Shares is entitled to one vote for each Common Share held.
There are no limitations on the right of nonresident or foreign owners to hold or vote Algoma securities imposed by Canadian law or by the charter or other constituent document of Algoma.
Shareholder Action by Written Consent
Under the BCA, shareholder action without a meeting may be taken by a “consent resolution” of shareholders, which requires that, after being submitted to all shareholders entitled to vote at a general meeting, the resolution is consented to in writing by: (1) in the case of a matter that would normally require an ordinary resolution, shareholders who, in the aggregate, hold shares carrying at least 66 2/3% of the votes entitled to be cast on such consent resolution, or (2) in the case of any other resolution of the shareholders, all of the shareholders entitled to vote on such resolution. A consent resolution of shareholders is deemed to be a proceeding at a meeting of those shareholders and to be as valid and effective as if it had been passed at a meeting of shareholders that satisfies all the requirements of the BCA and its related regulations, and all the requirements of the Restated Articles, relating to meetings of shareholders.
Inspection of Corporation Records
Algoma must keep at its records office, or at such other place as the BCA may permit, the documents, copies, registers, minutes and other records which Algoma is required by the BCA to keep at such places. Algoma must keep adequate accounting records to record properly its financial affairs and condition in compliance with the provisions of the BCA. Under the BCA, any director or shareholder may, without charge, inspect certain of Algoma’s records at Algoma’s records office or such other place where such records are kept during the corporation’s statutory business hours. Former shareholders and directors may also inspect certain records, free of charge, but only those records pertaining to the times that they were shareholders or directors. Further, a public company must allow all persons to inspect certain records of the company free of charge. As permitted by the BCA, the Restated Articles prohibit shareholders from inspecting any accounting records of Algoma, unless the directors determine otherwise.
Election and Appointment of Directors
The Restated Articles do not provide for the board of directors to be divided into classes.
Pursuant to the Restated Articles, any casual vacancy occurring on the board of directors may be filled by the remaining directors. If Algoma has fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors. If Algoma has no directors or fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the shareholders may elect or appoint, by ordinary resolution, directors to fill the vacancies on the board. Pursuant to the Restated Articles, the Algoma directors may appoint one or more additional directors, but the number of additional directors shall not exceed one third the number of the first directors and, thereafter, one third of the number of current directors who were elected or appointed other than as such additional directors. The filling of a casual vacancy by the Algoma directors shall not be counted against such cap.
Removal of Directors
Pursuant to the Restated Articles, the shareholders of Algoma may remove any director before the expiration of his or her term of office by special resolution, which requires a special majority requirement of two-thirds
of the votes cast in favor of the resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, another individual as director to fill the resulting vacancy. If the shareholders do not appoint a director to fill the vacancy contemporaneously with removal, then either the directors or the shareholders by ordinary resolution may appoint an additional director to fill that vacancy.
The directors of Algoma may remove a director before the expiration of his or her period of office if the director is convicted of an indictable offence or otherwise ceases to qualify as a director and the directors may appoint a director to fill the resulting vacancy.

Proceedings of Board of Directors
A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held.
Requirements for Advance Notification of Shareholder Nominations
Pursuant to the Restated Articles, shareholders of record may nominate persons for election to our Board only by providing notice to Algoma’s secretary that is both timely and in proper written form. To be timely, a shareholder’s notice shall be received by the secretary of Algoma (a) in the case of an annual general meeting of shareholders, not less than 30 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, notice by the nominating shareholder may be made not later than the close of business on the tenth day following the Notice Date, and (b) in the case of a special meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made. To be in proper written form, such notice must include, among other information, certain information with respect to each proposed nominee and each shareholder nominating persons for elections to the Board and must disclose about any contract, agreement, arrangement, understanding or relationship pursuant to which the nominating shareholder has a right to vote shares of Algoma or between the proposed nominee and the nominating shareholder and any other information relating to the proposed nominee or nominating shareholder that would be required to be disclosed in a dissident’s proxy circular under applicable securities laws.
Approval of Mergers and Other Corporate Transactions
Under the BCA, certain corporate actions, such as: (1) amalgamations (other than with certain affiliated corporations); (2) continuances; (3) sales, leases or exchanges of all, or substantially all, the undertaking of a corporation other than in the ordinary course of business; (4) reductions of paid-up
capital for any purpose, e.g. in connection with the payment of special distributions (subject, in certain cases, to the satisfaction of solvency tests); and (5) other actions such as liquidations or arrangements, are required to be approved by “special resolution.” A “special resolution” is a resolution passed by not less than two-thirds
of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution.
In certain cases where share rights or special rights may be prejudiced or interfered with, a special separate resolution of shareholders of the affected class or series, including a class or series of shares not otherwise carrying voting rights, to approve the corporate action in question is also required. In specified extraordinary corporate actions, such as approval of plans of arrangement and amalgamations, all shares have a vote, whether or not they generally vote and, in certain cases, have separate class votes.
Limitations on Director Liability
Under the BCA, no provision in a contract or the articles may relieve a director or officer from (1) the duty to act in accordance with the BCA and its related regulations, or (2) liability that by virtue of any enactment or rule of law or equity would otherwise attach to that director or officer in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to a corporation.
A director is not liable under the BCA for certain acts if the director relied, in good faith, on (1) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation to fairly reflect the financial position of the corporation, (2) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (3) a statement of fact represented to the director by an officer of the corporation to be correct, or (4) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not the record was forged, fraudulently made or inaccurate or the information or representation was fraudulently made or inaccurate. Further, a director is not liable for certain acts if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCA.

Derivative Actions and Other Remedies
Under the BCA, a complainant (a director or shareholder of a corporation, which includes a beneficial shareholder, and any other person that a court considers to be an appropriate person to make such an application) may apply to the Supreme Court of the Province of British Columbia for leave to bring an action in the name and on behalf of Algoma for the purpose of prosecuting or defending an action on behalf of Algoma.
The court may grant leave if: (1) the complainant has made reasonable efforts to cause the directors of Algoma to prosecute or defend the action; (2) notice of the application for leave has been given to Algoma and any other person that the court may order; (3) the complainant is acting in good faith; and (4) it appears to the court to be in the best interests of Algoma for the action to be brought, prosecuted or defended.
Under the BCA, the court in a derivative action may make any order it determines to be appropriate. In addition, under the BCA, a court may order a corporation to pay the shareholder’s interim costs, including legal fees and disbursements. However, the shareholder may be held accountable for the costs on final disposition of the action.
The BCA also contains an oppression remedy, which enables a court to make almost any order to rectify the matters complained of if the court is satisfied upon application by a shareholder (including a beneficial shareholder and any other person that the court considers to be an appropriate person to make such an application) that the affairs of Algoma are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner that is oppressive to one or more shareholders, or that some action has been or may be taken that is unfairly prejudicial to one or more shareholders. The applicant must be one of the persons being oppressed or prejudiced and the application must be brought in a timely manner.
The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant would normally be expected to trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights.
Exclusive Forum
The Restated Articles do not provide for an exclusive forum.
Transfer Agents and Registrar
The transfer agent and registrar for Common Shares is TSX Trust Company. Its address is 301 – 100 Adelaide Street West, Toronto, Ontario M5H 4H1 and its telephone number is (416)
261-0930.
The U.S.
co-transfer
agent and registrar for Common Shares is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30 th
Floor, New York, New York 10004, and its telephone number is
212-509-4000.
Description of Warrants
Each Warrant entitles the registered holder to purchase one Common Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing as of November 18, 2021. However, no Warrants will be exercisable for cash unless Algoma has an effective and current registration statement covering the Common Shares issuable upon exercise of the Warrants and a current prospectus relating to such Common Shares. Notwithstanding the foregoing, if a registration statement covering the Common Shares issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Merger, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Common

Shares for the 5 trading days ending on the trading day prior to the date of exercise. The Warrants will expire on the fifth anniversary of the completion of the Merger, or October 19, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Private Warrants are identical to the Public Warrants except that the Private Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are not redeemable by Algoma, in each case so long as they are still held by the Founders, EBC, or their permitted transferees.
We may call the Warrants for redemption (excluding the Private Warrants and any Warrants underlying additional units issued to the Founders in payment of working capital loans made to Legato), in whole and not in part, at a price of $0.01 per Warrant,

•	at any time after the Warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

•
if, and only if, the reported last sale price of the Common Shares equals or exceeds $18.00 per Common Share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the Warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the Common Shares underlying such Warrants.
The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.
The redemption criteria for the Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing Common Share price and the Warrant exercise price so that if the Common Share price declines as a result of a redemption call, the redemption will not cause the Common Share price to drop below the exercise price of the Warrants.
If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Shares for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.
The Warrants are in registered form and are governed by a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Legato, as amended and assigned to Algoma pursuant to an amendment agreement, dated as of the closing of the Merger, among Algoma, Legato, Continental Stock Transfer & Trust Company, as warrant agent and TSX Trust Company, as Canadian co-warrant
agent. The Warrant Agreement will provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of Common Shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or Algoma’s recapitalization, reorganization, merger or consolidation. However, except as described below, the Warrants will not be adjusted for issuances of Common Shares at a price below their respective exercise prices.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Common Shares outstanding.
Pursuant to the
Lock-Up
Agreement, Eric S. Rosenfeld, David Sgro, and Brian Pratt have agreed that the Warrants held by them will be subject to transfer restrictions until the earlier of (a) the twelve-month anniversary of the Closing and (b) the date on which the closing share price of the Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period following the Closing. The
Lock-Up
Agreement may be waived with the written consent of Algoma and persons holding a majority of the shares subject to the lock-up.
Warrant Agents
The warrant agent for the Warrants is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is
212-509-4000.
The Canadian
co-warrant
agent for the Warrants is TSX Trust Company. Its address is 301 – 100 Adelaide Street West, Toronto, Ontario M5H 4H1 and its telephone number is (416)
261-0930.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth information known to Algoma regarding the actual beneficial ownership of the Common Shares by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding Common Shares or Algoma Preferred Shares, as applicable;

•	each of Algoma’s current directors and named executive officers; and

•	all directors and officers of Algoma, as a group.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the Common Shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.
The beneficial ownership of Algoma is based on 146,868,096 Common Shares issued and outstanding as of June 17, 2022. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of such person, Algoma deemed to be outstanding all Common Shares subject to warrants or Replacement LTIP Awards held by the person that are currently exercisable or exercisable within 60 days of June 17, 2022. Algoma did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Common Shares beneficially owned by them. To our knowledge, no Common Shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Name and Address of Beneficial Owner	Number of Algoma Common Shares	Percentage of Algoma Common Shares
5% Holders:
Bain Capital Credit, LP (1)	20,515,674	14.0%
Barclays Bank PLC (2)	12,398,564	8.4%
Contrarian Capital Management, L.L.C. (3)	8,650,341	5.9%

Name and Address of Beneficial Owner	Number of Algoma Common Shares	Percentage of Algoma Common Shares

Officers, Directors (4)
Michael Garcia	—	—
Rajat Marwah (5)	568,352	*
John Naccarato (5)	569,413	*
Shawn Galey (5)	487,341	*
Mark Nogalo (5)	487,341	*
Rory Brandow	—	—
Brian Pratt (6)	4,007,382	2.7%
Eric S. Rosenfeld (7)	2,126,928	1.4%
Michael McQuade (5)	1,900,894	1.3%
David D. Sgro (8)(9)	1,282,092	*
Andy Harshaw (5)(9)	35,910	*
Andrew E. Schultz (5)(9)	34,338	*
Mary Anne Bueschkens (10)	5,525	*
Gale Rubenstein (10)	6,027	*
James Gouin (10)	5,812	*
Total Officers and Directors (5)	11,518,165	7.8%

*	Less than 1%.

(1)
Consists of Common Shares held of record by Community Insurance Company, Future Fund Board of Guardians, Bain Capital Senior Loan Fund, L.P., Bain Capital Credit Managed Account (PSERS), L.P., Bain Capital High Income Partnership, L.P., RBS Pension Trustee Limited , Bain Capital Credit Managed Account (TCCC), L.P., Kaiser Foundation Hospitals, Kaiser Permanente Group Trust, Global Loan Fund (formerly known as Bain Capital Senior Fund Public Limited Company), Catholic Health Initiatives Master Trust, Sunsuper Pooled Superannuation Trust, San Francisco City and County Employees Retirement System, Bain Capital Credit Rio Grande FMC, L.P., Aon Hewitt Group Trust – High Yield Plus Bond Fund, FirstEnergy System Master Retirement Trust, CHI Operating Investment Program L.P., Los Angeles County Employees Retirement Association, Bain Capital Senior Loan Fund (SRI), L.P., BCSSS Investments S.à r.l., TMPSL Investments Limited (formerly known as MPS Investments S.à r.l.), Blue Cross of California, Bain Capital Credit (Australia) Pty Ltd in its capacity as trustee of QCT, Sears Holdings Pension Trust, Bain Capital Distressed and Special Situations 2013 (D), L.P., Bain Capital Distressed and Special Situations 2013 (AIV I), L.P., Bain Capital Distressed and Special Situations 2013 (AIV II Master), L.P., Bain Capital Distressed and Special Situations 2013 (B), L.P., Avery Point III CLO and Limited and Avery Point IV CLO, Limited. The address of the Bain Funds is c/o Bain Capital LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(2)	The business address of Barclays Bank PLC is 745 7th Avenue, New York, New York 10166.

(3)
Consists of Common Shares held of record by Contrarian Capital Fund I, L.P., Contrarian Centre Street Partnership, L.P., Contrarian Capital Trade Claims, L.P., Contrarian Emerging Markets, L.P., Contrarian EM II, LP, E1 SP, a Segregated Portfolio of EMAP SPC, Emma 1 Master Fund, L.P., EMMA 2 Fund, L.P., Contrarian Opportunity Fund, L.P., Contrarian Advantage
B-LP
and Boston Patriot Summer St LLC. The shares are beneficially owned by certain funds and accounts (the “Contrarian Funds”) that are managed by Contrarian Capital Management, L.L.C. (“Contrarian”). Jon R. Bauer is the Sole Managing Member of Contrarian. Contrarian has discretionary authority to trade the shares and make voting and investment decisions relating to such shares via an investment management agreement with the relevant Contrarian Funds. Contrarian is not the beneficial owner of the shares. The business address for each of the funds explicitly named in this footnote is 411 West Putnam Avenue, Suite 425, Greenwich, CT 06830.

(4)	Unless otherwise indicated, the business address of each of the officers, directors and 5% holders is 105 West Street, Sault Ste. Marie, Ontario, P6A 7B4, Canada.

(5)	Represents and/or includes Common Shares issuable pursuant to Replacement LTIP Awards.

(6)
Includes 350,000 Common Shares held by the Pratt Grandchildren’s Trust and 220,000 Common Shares issuable upon the exercise of Warrants (of which 50,000 Warrants are held by the Pratt Grandchildren’s Trust), which Warrants became exercisable on November 18, 2021. Mr. Pratt is the trustee and has sole voting and dispositive power over the shares held by the Pratt Grandchildren’s Trust. Mr. Pratt disclaims beneficial ownership of the shares held by Pratt Grandchildren’s Trust except to the extent of his ultimate pecuniary interest therein.

(7)	Includes 36,794 Common Shares issuable upon the exercise of Warrants, which Warrants became exercisable on November 18, 2021.

(8)
Includes an aggregate of 507,937 Common Shares held by trusts established for Mr. Rosenfeld’s children (the “Rosenfeld Children’s Trusts”) and 5,460 Common Shares issuable upon the exercise of Warrants held by Mr. Sgro, which Warrants became exercisable on November 18, 2021. Mr. Sgro is the trustee of the Rosenfeld Children’s Trusts and has sole voting and dispositive power over the shares held by the Rosenfeld Children’s Trusts. Mr. Sgro disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(9)	Includes Common Shares issuable pursuant to the Omnibus Equity Incentive Plan.

(10)	Represents Common Shares issuable pursuant to the Omnibus Equity Incentive Plan.

COMMON SHARES ELIGIBLE FOR FUTURE SALE
Lock-Up
Agreement
Concurrently with the execution and delivery of the Merger Agreement, Algoma’s sole shareholder and the Founders entered into a
Lock-Up
Agreement. The
Lock-Up
Agreement provided that the Common Shares held by the Existing Algoma Investors immediately prior to the Effective Time were subject to transfer restrictions until no later than the six-month
anniversary of the Closing, being April 19, 2022. The Founders are subject to the same lock-up
as the Existing Algoma Investors with respect to the Common Shares to be issued to the Founders in exchange for their Founder Shares (and, in the case of Eric S. Rosenfeld, David Sgro, and Brian Pratt, the Common Shares and Warrants to be issued to them in exchange for their Private Units), but not including any PIPE Shares, except that the release date will be the earlier of (a) the twelve-month anniversary of the Closing, rather than the six-month
anniversary and (b) the date on which the closing share price of the Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period following the Closing. The
Lock-Up
Agreement may be waived with the written consent of the Company and persons holding a majority of the shares subject to the lock-up.
LTIP Exchange
On the Closing Date and prior to the Effective Time, outstanding LTIP Awards were exchanged for the Replacement LTIP Awards (as described above). Replacement LTIP Awards may be exercised for Common Shares only in certain circumstances. In particular, Replacement LTIP Awards generally may be exercised by the holder thereof upon the earlier of (a) the Existing Algoma Investors (excluding, for greater certainty, holders of Replacement LTIP Awards) having disposed of an aggregate of two-thirds
of their Common Shares (as a group) held at the time of the closing of the Merger (excluding pursuant to certain related party transactions) and (b) December 31, 2025. In addition to the foregoing, a specified portion of Replacement LTIP Awards (not exceeding an aggregate of approximately 20% of the Replacement LTIP Awards) may be exercised in connection with, and to permit holders of Replacement LTIP Awards to participate in, certain secondary offerings of Common Shares that may be undertaken in the future, or may (at the holder’s discretion) be surrendered to the Company for cash upon the applicable holder’s departure from the Company (excluding certain
“for-cause”
departures). Notwithstanding the foregoing, the Compensation Committee and the Board also has the authority to permit earlier exercise of all or a portion of a holder’s Replacement LTIP Awards. The foregoing provisions generally apply equally to the holder’s Earnout Rights.

SELLING SECURITYHOLDERS
On October 19, 2021, we consummated the Merger.
The Selling Securityholders may offer and sell, from time to time, any or all of the Common Shares or Warrants being offered for resale by this prospectus.
In addition, this prospectus relates to the offer and sale of up to (i) 23,575,000 Common Shares that are issuable upon the exercise of the Public Warrants, which were previously registered and (ii) 604,000 Common Shares underlying Private Warrants.
The term “Selling Securityholders” includes the securityholders listed in the table below and their permitted transferees.
The table below provides, information regarding the beneficial ownership of our Common Shares and Warrants of each Selling Securityholder, the number of Common Shares and number of Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. In computing the number of Common Shares beneficially owned and the percentage ownership for certain Algoma directors and officers, we have deemed to be outstanding all Common Shares issuable pursuant to Replacement LTIP Awards held by such individuals as of October 19, 2021. Common Shares that are issuable in respect of the Replacement LTIP Awards are included in the total Common Shares under the heading “Number Registered for Sale Hereby.”
Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. Beneficial ownership information, including percentage ownership, is provided as of October 19, 2021, the date that the offering to which this prospectus relates commenced, and includes Common Shares that were issued or are issuable pursuant to Earnout Rights. 112,074,095 Common Shares and 24,179,000 Warrants were outstanding as of October 19, 2021. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

Common Shares							Warrants to Purchase Common Shares
	Beneficially Owned Prior to Offering		Number Registered for Sale Hereby		Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale Hereby	Beneficially Owned After Offering
Name and Address (1)	Number	Percent			Number	Percent	Number	Percent		Number	Percent
Bain Capital LP (2)	14,226,718	12.7%	21,340,039	±	—	—	—	—	—	—	—
Barclays Bank PLC (3)	11,573,022	10.3%	17,359,502	±	—	—	—	—	—	—	—
Contrarian Capital Management, L.L.C. (4)	6,075,238	5.4%	9,112,841	±	—	—	—	—	—	—	—
GoldenTree Asset Management LP (5)	5,688,872	5.1%	8,533,293	±	—	—	—	—	—	—	—
Archview (6)	4,855,103	4.3%	7,282,641	±	—	—	—	—	—	—	—
Maple Rock (7)	4,090,873	3.7%	6,136,299	±	—	—	—	—	—	—	—
Brian Pratt (8)	3,776,334	3.4%	3,776,334		—	—	220,000	*	220,000	—	—
MSD (9)	3,758,296	3.4%	5,637,434	±	—	—	—	—	—	—	—
New Generation (10)	3,572,677	3.2%	5,359,006	±	—	—	—	—	—	—	—
Bybrook (11)	3,327,418	3.0%	4,991,118	±	—	—	—	—	—	—	—
BraceBridge (12)	2,488,693	2.2%	3,733,033	±	—	—	—	—	—	—	—
Libra Advisors Canada Corp. (13)	2,471,046	2.2%	3,706,562	±	—	—	—	—	—	—	—
Eric Rosenfeld	2,079,086	1.9%	2,079,086		—	—	36,794	*	36,794	—	—
1446605 Ontario Corp (14)	2,000,000	1.8%	2,000,000		—	—	—	—	—	—	—
Cetus (15)	1,854,711	1.7%	2,782,062	±	—	—	—	—	—	—	—
Marathon (16)	1,702,075	1.5%	2,553,108	±	—	—	—	—	—	—	—
Mason Capital Master Fund, L.P. (17)	1,500,000	1.3%	1,500,000		—	—	—	—	—	—	—

Common Shares							Warrants to Purchase Common Shares
	Beneficially Owned Prior to Offering		Number Registered for Sale Hereby		Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale Hereby	Beneficially Owned After Offering
Name and Address (1)	Number	Percent			Number	Percent	Number	Percent		Number	Percent
David Sgro (18)	1,271,917	1.1%	1,271,917		—	—	5,460	*	5,460	—	—
Michael McQuade†	1,258,047	1.1%	1,887,067	±	—	—	—	—	—	—	—
Newtyn (19)	1,181,805	1.1%	1,772,704	±	—	—	—	—	—	—	—
Fidelity (20)	773,919	*	1,160,876	±	—	—	—	—	—	—	—
Bryan Jones (21)	650,000	*	650,000		—	—	—	—	—	—	—
Vantage (22)	625,000	*	625,000		—	—	—	—	—	—	—
Scoggin (23)	590,903	*	886,353	±	—	—	—	—	—	—	—
Scarsdale (24)	558,671	*	838,005	±	—	—	—	—	—	—	—
AMC (25)	537,184	*	805,775	±	—	—	—	—	—	—	—
Stockdale, LLC (26)	500,000	*	500,000		—	—	—	—	—	—	—
HITE (27)	500,000	*	500,000		—	—	—	—	—	—	—
Gregory Monahan	414,575	*	414,575		—	—	3,225	*	3,225	—	—
Silver Point Luxembourg Platform S.à.r.l. (28)	410,791	*	616,185	±	—	—	—	—	—	—	—
RJM56 Investment Partnership No. 2 (29)	400,000	*	400,000		—	—	—	—	—	—	—
Rajat Marwah†	376,778	*	565,166	±	—	—	—	—	—	—	—
John Naccarato†	376,778	*	565,166	±	—	—	—	—	—	—	—
Shawn Galey†	322,953	*	484,429	±	—	—	—	—	—	—	—
Mark Nogalo†	322,953	*	484,429	±	—	—	—	—	—	—	—
Robert Wesley†	322,953	*	484,429	±	—	—	—	—	—	—	—
Moore Global Investments, LLC (30)	322,310	*	483,464	±	—	—	—	—	—	—	—
J.H. Lane (31)	322,310	*	483,464	±	—	—	—	—	—	—	—
MacNicol & Associates Asset Management Inc. (32)	300,000	*	300,000		—	—	—	—	—	—	—
Scott Jones (33)	290,000	*	290,000		—	—	—	—	—	—	—
National Bank Financial ITF JC Clark Opportunity Fund 4FK202F (34)	250,000	*	250,000		—	—	—	—	—	—	—
The Mont Blanc Investment Corporation (35)	225,333	*	225,333		—	—	22,000	*	22,000	—	—
Robert Dionisi†	215,302	*	322,952	±	—	—	—	—	—	—	—
Merced (36)	214,874	*	322,310	±	—	—	—	—	—	—	—
Alden Global Capital (37)	214,873	*	322,309	±	—	—	—	—	—	—	—
National Bank Financial Inc. ITF Goodwood Fund A/C 4Q0010F (38)	200,000	*	200,000		—	—	—	—	—	—	—
Nelson Investment Partnership(39)	200,000	*	200,000		—	—	—	—	—	—	—
Credit Suisse (40)	191,381	*	287,071	±	—	—	—	—	—	—	—
Ancora (41)	185,334	*	185,334		—	—	52,000	*	52,000	—	—
Livello (42)	171,899	*	257,848	±	—	—	—	—	—	—	—
Napier Park (43)	153,100	*	229,650	±	—	—	—	—	—	—	—
Other Selling Securityholders (44)	152,000	*	152,000		—	—	—	—	—	—	—
Poscor Mill Services Corp. (45)	150,000	*	150,000		—	—	—	—	—	—	—
EarlyBirdCapital Inc. (46)	117,875	*	117,875		—	—	117,875	*	117,875	—	—
Morgan Stanley (47)	110,666	*	165,999	±	—	—	—	—	—	—	—
Craig Martin	110,333	*	110,333		—	—	27,000	*	27,000	—	—
Ability Insurance Company (48)	101,674	*	152,511	±	—	—	—	—	—	—	—
BT Global Growth Fund, LP (49)	100,000	*	100,000		—	—	—	—	—	—	—
TAH Capital LLC (50)	90,000	*	90,000		—	—	30,000	*	30,000	—	—
EBC Holdings, Inc. (51)	82,286	*	82,286		—	—	—	—	—	—	—
Jeremy Sg Fowden & Louise E Fowden	75,000	*	75,000		—	—	25,000	*	25,000	—	—
Triple J Holdings II LLC (52)	65,333	*	65,333		—	—	12,000	*	12,000	—	—
White Star Partners LP (53)	65,333	*	65,333		—	—	12,000	*	12,000	—	—
Extract Capital Master Fund, Ltd (54)	64,462	*	96,693	±	—	—	—	—	—	—	—
Dejong & Co (55)	60,000	*	60,000		—	—	20,000	*	20,000	—	—
Deutsche Bank (56)	57,687	*	86,530	±	—	—	—	—	—	—	—
Stephen P. Lack	40,000	*	40,000		—	—	10,000	*	10,000	—	—
Arbutus Family Holdings Ltd. (57)	30,000	*	30,000		—	—	10,000	*	10,000	—	—

Common Shares							Warrants to Purchase Common Shares
	Beneficially Owned Prior to Offering		Number Registered for Sale Hereby		Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale Hereby	Beneficially Owned After Offering
Name and Address (1)	Number	Percent			Number	Percent	Number	Percent		Number	Percent
Adam Jaffe	29,297	*	29,297		—	—	646	*	646	—	—
Andrew Le Feuvre (58)	25,000	*	25,000		—	—	—	—	—	—	—
Barry Allan (58)	25,000	*	25,000		—	—	—	—	—	—	—
Beric Sykes	25,000	*	25,000		—	—	—	—	—	—	—
John Thompson III (58)	25,000	*	25,000		—	—	—	—	—	—	—
Lawrence Cannon	25,000	*	25,000		—	—	—	—	—	—	—
Joe Caruso (58)	25,000	*	25,000		—	—	—	—	—	—	—
Nomura (59)	24,881	*	37,321	±	—	—	—	—	—	—	—
Goldman Sachs (60)	23,449	*	35,173	±	—	—	—	—	—	—	—
Andy Harshaw†	18,432	*	27,648	±
Andrew E. Schultz†	18,432	*	27,648	±
Bank J. Safra Sarasin (Gibraltar) Ltd London Branch (61)	17,224	*	25,836	±	—	—	—	—	—	—	—
Brenda Nemzin	15,000	*	15,000		—	—	—	—	—	—	—
Jennifer Lawrence (58)	10,000	*	10,000		—	—	—	—	—	—	—
Rod McInnes (58)	10,000	*	10,000		—	—	—	—	—	—	—
Samuel Blatchford (62)	10,000	*	10,000		—	—	—	—	—	—	—
Jonathan Freeman (58)	2,000	*	2,000		—	—	—	—	—	—	—
Toronto Dominion Bank (63)	804	*	1,206	±	—	—	—	—	—	—	—
EFG Bank (64)	765	*	1,147	±	—	—	—	—	—	—	—
Maria Fatima Domingos (65)	191	*	286	±	—	—	—	—	—	—	—

*	Less than 1.0%.

±	Includes Common Shares that were issuable pursuant to Earnout Rights.

†	A current or former director or officer of Algoma. Represents Common Shares issuable pursuant to Replacement LTIP Awards.

(1)	Unless otherwise indicated, the business address of each of the Selling Securityholders is 105 West Street, Sault Ste. Marie, Ontario, P6A 7B4, Canada.

(2)
Consists of Common Shares held of record by Community Insurance Company, Future Fund Board of Guardians, Bain Capital Senior Loan Fund, L.P., Bain Capital Credit Managed Account (PSERS), L.P., Bain Capital High Income Partnership, L.P., RBS Pension Trustee Limited , Bain Capital Credit Managed Account (TCCC), L.P., Kaiser Foundation Hospitals, Kaiser Permanente Group Trust, Global Loan Fund (formerly known as Bain Capital Senior Fund Public Limited Company), Catholic Health Initiatives Master Trust, Sunsuper Pooled Superannuation Trust, San Francisco City and County Employees Retirement System, Bain Capital Credit Rio Grande FMC, L.P., Aon Hewitt Group Trust – High Yield Plus Bond Fund, FirstEnergy System Master Retirement Trust, CHI Operating Investment Program L.P., Los Angeles County Employees Retirement Association, Bain Capital Senior Loan Fund (SRI), L.P., BCSSS Investments S.à r.l., TMPSL Investments Limited (formerly known as MPS Investments S.à r.l.), Blue Cross of California, Bain Capital Credit (Australia) Pty Ltd in its capacity as trustee of QCT, Sears Holdings Pension Trust, Bain Capital Distressed and Special Situations 2013 (D), L.P., Bain Capital Distressed and Special Situations 2013 (AIV I), L.P., Bain Capital Distressed and Special Situations 2013 (AIV II Master), L.P., Bain Capital Distressed and Special Situations 2013 (B), L.P., Avery Point III CLO and Limited and Avery Point IV CLO, Limited. The address of the Bain Funds is c/o Bain Capital LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(3)	The business address of Barclays Bank PLC is 745 7th Avenue, New York, New York 10166.

(4)
Consists of Common Shares held of record by Contrarian Capital Fund I, L.P., Contrarian Centre Street Partnership, L.P., Contrarian Capital Trade Claims, L.P., Contrarian Emerging Markets, L.P., Contrarian EM II, LP, E1 SP, a Segregated Portfolio of EMAP SPC, Emma 1 Master Fund, L.P., EMMA 2 Fund, L.P., Contrarian Opportunity Fund, L.P., Contrarian Advantage
B-LP
and Boston Patriot Summer St LLC. The shares are beneficially owned by certain funds and accounts (the “Contrarian Funds”) that are managed by Contrarian Capital Management, L.L.C. (“Contrarian”). Jon R. Bauer is the Sole Managing Member of Contrarian. Contrarian has discretionary authority to trade the shares and make voting and investment decisions relating to such shares via an investment management agreement with the relevant Contrarian Funds. Contrarian is not the beneficial owner of the shares. The business address for each of the funds explicitly named in this footnote is 411 West Putnam Avenue, Suite 425, Greenwich, CT 06830.

(5)
Consists of Common Shares held of record by GoldenTree Asset Management Lux Sarl, GoldenTree High Yield Value Fund Offshore (Strategic), Limited, Kapitalforeningen MP Invest, High Yield obligationer (formerly known as Kapitalforeningen Unipension Invest, High Yield obligationer), San Bernardino County Employees’ Retirement Association, CenturyLink, Inc. Defined Benefit Master Trust, Kapitalforeningen PenSam Invest, PSI 84 US high yield II, Stitching PGGM Depository acting in its capacity as titleholder for PGGM High Yield Fund, City of New York Group Trust, GT NM, LP, GoldenTree Multi-Sector Master Fund ICAV – Golden Tree Multi Sector Master Fund Portfolio A, GoldenTree High Yield Value Master Fund ICAV -GoldenTree High Yield Value Master Fund Portfolio A and Kapitalfoerningen Unipension Invest, High Yield Obligationer II. The shares are beneficially owned by certain funds and accounts (the “GTAM Funds”) that are managed by GoldenTree Asset Management LP (“GTAM LP”). GoldenTree Asset Management LLC (“GTAM LLC”) is the General Partner of GTAM LP. Steven A. Tananbaum is the Sole Managing Member of GTAM LLC. GTAM LP has discretionary authority to trade the shares and make voting and investment decisions relating to such shares via an investment management agreement with the relevant GTAM Funds. GTAM LP is not the beneficial owner of the shares. The business address for each of the funds explicitly named in this footnote is 300 Park Avenue, 21st Floor, New York, NY 10022.

(6)
Consists of Common Shares held of record by Archview Master Fund Ltd., Archview Fund, L.P. and Archview ERISA Master Fund Ltd. The business address for each of the funds explicitly named in this footnote is 687 Smith Ridge Road, New Canaan, CT 06840.

(7)	The business address of Maple Rock is 21 St. Clair Ave E, Suite 1100, Toronto, ON M4T 1L9.

(8)
Includes 350,000 Common Shares held by the Pratt Grandchildren’s Trust and 50,000 Warrants are held by the Pratt Grandchildren’s Trust. Mr. Pratt is the trustee and has sole voting and dispositive power over the shares held by the Pratt Grandchildren’s Trust. Mr. Pratt disclaims beneficial ownership of the shares held by Pratt Grandchildren’s Trust except to the extent of his ultimate pecuniary interest therein.

(9)
Consists of Common Shares held of record by MSD Credit Opportunity Fund, L.P., MSD Credit Opportunity Master Fund, L.P., MSD Special Investments Fund, L.P. and MSD SIF Holdings, L.P. The business address of MSD is 645 Fifth Ave, 21st Floor, New York, NY 10022.

(10)
Consists of Common Shares held of record by New Generation Loan Fund Limited Partnership, New Generation Turnaround Fund (Bermuda) LP, New Generation Limited Partnership and Brown Brothers Harriman & Co. fbo Schroders GAIA II NGA Turnaround. The business address of New Generation is 13 Elm Street, Suite 2, Manchester, MA 01944.

(11)
Consists of Common Shares held of record by Bybrook Capital Badminton Fund LP, Bybrook Capital Master Fund LP and Bybrook Capital Hazelton Master Fund LP. The business address of Bybrook is Pollen House,
10-12
Cork Street, London, England W1S 3NP.

(12)
Consists of Common Shares held of record by QUS, LLC, XUS, LLC, YUS, LLC, Olifant Fund, Ltd., FFI Fund Ltd. and FYI Ltd. The business address of BraceBridge is 888 Boylston St., Suite 1500, c/o Bracebridge Capital, LLC, Boston, MA 02199.

(13)	The business address of Libra Advisors Canada Corp. is 600-1741 Lower Water Street, Halifax, Nova Scotia, B3J 0J2.

(14)	The business address of 1446605 Ontario Corp is 1 Kenview Blvd., Suite 301, Brampton, Ontario, L6T 5G4.

(15)
Consists of Common Shares held of record by Cetus Capital VI, L.P. and OFM II, L.P. The business address of each of the funds named in this footnote is 8 Sound Shore Drive, Suite 303, Greenwich, CT, 06830.

(16)
Consists of Common Shares held of record by Marathon Special Opportunity Master Fund, Ltd., Marathon Credit Dislocation Fund, LP, TRS Credit Fund, LP., Marathon Centre Street Partnership, L.P., Marathon Blue Grass Credit Fund, L.P., Master SIF SICAV – SIF and Marathon Blue Active Fund Ltd. The business address of Marathon is One Bryant Park, 38th Floor, New York, NY 10036.

(17)	The business address of Mason Capital Master Fund, L.P. is 110 East 59th Street, New York, New York, 10022.

(18)
Includes an aggregate of 507,937 Common Shares held by trusts established for Mr. Rosenfeld’s children (the “Rosenfeld Children’s Trusts”). Mr. Sgro is the trustee of the Rosenfeld Children’s Trusts and has sole voting and dispositive power over the shares held by the Rosenfeld Children’s Trusts. Mr. Sgro disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(19)
Consists of Common Shares held of record by Newtyn Partners, LP and Newtyn TE Partners, LP. The business address of each of the funds named in this footnote is 60 East 42nd Street, Suite 960, New York, NY, 10165.

(20)
Consists of Common Shares held of record by Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund, Fidelity Summer Street Trust: Fidelity Capital & Income Fund and Variable Insurance Products Fund V: Strategic Income Portfolio. The business address for each of the funds explicitly named in this footnote is 82 Devonshire Street – V13H, Boston, MA 02109.

(21)	The business address of Bryan Jones is 6001 Irwin St., Lasalle, Quebec, H8N 1A1.

(22)
Consists of Common Shares held of record by Gundyco ITF – Vantage Protected Performance Fund (51500847), Gundyco ITF – VPP Fund Ltd (51500846), and Gundyco ITF – Vantage Performance Fund (51500937). The business address for Gundyco ITF – Vantage Protected Performance Fund (51500847) and Gundyco ITF – Vantage Performance Fund (51500937) is 120 Bremner Blvd., Unit 1420, Toronto, Ontario, M5J 0A8. The business address for Gundyco ITF – VPP Fund Ltd (51500846) id One Nexus Way, Camana Bay, Grand Cayman
KY1-9005
Cayman Islands.

(23)
Consists of Common Shares held of record by Scoggin International Fund, Ltd. and Scoggin Worldwide Fund, Ltd. The business address of each of the funds named in this footnote is 660 Madison Avenue, 20th Floor, New York, NY, 10065.

(24)
Consists of Common Shares held of record by Scarsdale – CFT L.P. and Scarsdale Capital Opportunity LP. The business address of each of the funds named in this footnote is 15200 W Sunset Blvd., Suite 208, Los Angeles, CA, 90272.

(25)	Consists of Common Shares held of record by AMC Credit Opportunities Master SPV LP (“AMC”). The business address of AMC is 477 Madison Ave., 22nd Floor, New York, NY, 10022.

(26)	The business address of Stockdale LLC is 5950 Berkshire Lane, Suite 800, Dallas, Texas 75225.

(27)
Consists of Common Shares held of record by HITE Carbon Offset LP, HITE Carbon Offset Ltd and HITE Hedge ET LP. The business address for each of the funds explicitly named in this footnote is 300 Crown Colony Drive, Suite 108, Quincy, MA, 02169.

(28)	The business address of Silver Point Luxembourg Platform S.à.r.l. is 2 Greenwich Plaza, 1st Floor, Greenwich, CT 06830.

(29)	The business address of RJM56 Investment Partnership No. 2 is 66 Wellington St. W, 2nd Floor, Toronto, Ontario, M5K 1A2.

(30)	The business address of Moore Global Investments, LLC is 11 Time Square – 38 Floor, New York, NY, 10036.

(31)	Consists of Common Shares held of record by J.H. Lane Partners Master Fund LP (“J.H. Lane”). The business address of J.H. Lane is 126 East 56th Street, Suite 1620, New York, NY, 10022.

(32)
Consists of Common Shares held of record by Raymond James ltd. ITF, Fraser Kearney Capital Corp, 1861982 Ontario Inc. and 1861983 Ontario Inc. The business address for Raymond James ltd. ITF is 925 West Georgia Street, Suite 2100, Vancouver, British Columbia, V6C 3L2. The business address for each of the other funds explicitly named in this footnote is 399 Park Avenue, Basement C, Transfer/Vault, New York, NY, 10022.

(33)	The business address of Scott Jones is 6001 Irwin St., Lasalle, Quebec, H8N 1A1.

(34)	The business address of National Bank Financial ITF JC Clark Opportunity Fund 4FK202F is M100-1010 de la Gauchetiere St., W Montreal, QC H3B 5J2.

(35)	The business address of The Mont Blanc Investment Corporation is 115 Hillside Ave. West, Toronto, Ontario M5P 1G6.

(36)
Consists of Common Shares held of record by Athilon Capital Corp. LLC and Merced Partners Limited Partnership. The business address for each of the funds explicitly named in this footnote is 601 Carlson Parkway, Suite 200, Minnetonka, MN, 55305.

(37)
Consists of Common Shares held of record by Alden Global Opportunities Master Fund LP, Alden Global Value Recovery Master Fund LP, Turnpike Limited. The business address for each of the funds explicitly named in this footnote is c/o Alden Global Capital, 885 Third Ave. 34th Floor, New York, NY, 10022.

(38)
Consists of Common Shares registered in the name of National Bank Financial Inc. ITFGoodwood Fund A/C 4Q0010F and the address of such person is M100-1010 de la Gauchetiere St., W, Montreal, Quebec, H3B 5J2. The business address for the Goodwood Fund is 75 Navy Street, Suite 403, Oakville, Ontario L6J 2Z1.

(39)	The business address of Nelson Investment Partnership is 66 Wellington St. West, 2nd Floor, Toronto, Ontario M5K 1A2.

(40)	The business address of Credit Suisse is 11 Madison Ave, 4th Floor, New York, NY 10010.

(41)
Consists of Common Shares held of record by Ancora Merlin LP, Ancora Merlin Institutional L P, Ancora Catalyst L P and Ancora Catalyst Institutional LP. The business address for each of the funds explicitly named in this footnote is 6060 Parkland Blvd, Ste 200, Cleveland, OH, 44124.

(42)	The business address of Livello Capital Special Opportunities Master Fund LP is 1 World Trade Center, 85th Floor, New York, NY, 10007.

(43)
Consists of Common Shares held of record by
D-Star
Ltd., Napier Park Select Master Fund LP, New Mexico Napier Park Fund LLC and Wanaka Fund Ltd. The business address of Napier Park is 280 Park Ave, 3rd Floor, New York, NY 10017.

(44)
Consists of Common Shares held by the following persons, each of whom owns less than 1.0% of the outstanding Common Shares: Amy Kaufmann (2,500); Coleen McGlynn (1,500); David Nussbaum (40,000); Ed Kovary (25,000); Eileen Moore (3,500); Gleeson Cox (2,500); Gregory Stoupnitzky (1,000); Jackie Chang (1,000); Jillian Carter (2,500); Joe Mongiello (1,000); Marc Van Tricht (10,000); Mark Cangemi (1,000); Mauro Conijeski (2,500); Mike Powell (12,500); Robert Gladstone (2,500); Steven Levine (40,000); Doug Rogers (500), Tracy Fezza (1,500) and
I-Bankers
Securities, Inc. (1,000). The business address of each of the Selling Securityholders explicitly named in this footnote is 1 Huntington Quadrangle, Melville, NY 11747.

(45)	The business address of Poscor Mill Services Corp. is 66 Wellington St. West, 2nd Floor, Toronto, Ontario M5K 1A2.

(46)
Consists of Common Shares and Warrants held of record by EarlyBirdCapital, Inc. (“EarlyBirdCapital”). David Nussbaum, Steven Levine, and Amy Kaufmann as chairman, CEO, and Executive Vice President respectively, of EarlyBirdCapital, may be deemed to have the power to vote or dispose of the securities held by EarlyBirdCapital. EarlyBirdCapital is a broker-dealer and purchased the securities as ‘Risk Units’. The business address of EarlyBirdCapital is 1 Huntington Quadrangle, Melville, NY 11747.

(47)	The business address of Morgan Stanley is 1585 Broadway, 2 nd Floor, New York, NY 10036.

(48)	Consists of Common Shares held of record by Algoma Steel Parent S.C.A. in liquidation (in the name of and for the beneficial owner, Ability Insurance Company).

(49)	The business address of BT Global Growth Fund, LP is 1001 boul. de Maisonneuve Ouest, Suite 205, Montreal, Quebec H3A 3C8.

(50)	The business address of TAH Capital LLC is 2620 N Dundee St., Tampa, FL 33629-7517.

(51)
Consists of Common Shares held of record by EBC Holdings, Inc. (“EBC”). David Nussbaum, Steven Levine, and Amy Kaufmann as chairman, CEO, and Executive Vice President respectively, of EBC, may be deemed to have the power to vote or dispose of the securities held by EBC. EBC is the direct parent of EarlyBirdCapital, a broker-dealer and obtained the securities as compensation for investment banking services. The business address of EBC is 1 Huntington Quadrangle, Melville, NY 11747.

(52)	The business address of Triple J Holdings II LLC is 2 Gedney Way, Chappaqua, NY 10514-1402.

(53)	The business address of White Star Partners LP is 200 Crescent Ct, Suite 1450, Dallas, TX 75201-7842.

(54)	The business address of Extract Capital Master Fund, Ltd is 34 King St E, Suite 1102, Toronto, ON, M5C 2X8.

(55)	The business address of Dejong & Co is 70 Distillery Lane, Suite 4004, Toronto, Ontario MSA 0E3.

(56)	The business address of Deutsche Bank is 60 Wall St, New York, NY 10005.

(57)	The business address of Arbutus Family Holdings Ltd. is 2294 King Edward Ave. West, Vancouver, British Columbia V6L 3B8.

(58)	The business address of such Selling Securityholder is 66 Wellington St. W, 2 nd Floor, Toronto, Ontario, M5K 1A2.

(59)
Consists of Common Shares held of record by Blue Cross and Blue Shield Association National Retirement Trust and Northern Multi-Manager High Yield Opportunity Fund. The business address of Nomura is 309 West 49th Street, 19th Floor, New York, NY 10019-7316.

(60)	The business address of Goldman Sachs is 200 West Street, New York, NY 10282.

(61)
Consists of Common Shares held of record by Nordel Assets S.A. and Pisces Holdings Developments Limited. The business address for each of the funds explicitly named in this footnote is Akara Blg., 24 De Castro Street, Wickams Cay 1, Road Town Tortola, British Virigin Islands.

(62)	The business address of Samuel Blatchford is 115 Wallace Ave, South Portland, Maine 04106.

(63)	The business address of Toronto Dominion Bank is 55 King Street West, 25th Floor, Toronto, ON M5K 1A2.

(64)	The business address of EFG Bank is 24 Quai du Seujet P.O. Box 2391, Geneva, Switzerland CH-1211.

(65)	Consists of Common Shares held of record by Maria Fatima Domingos and Maria Fatima Domingos in trust for Mihaly Juhos.
Material Relationships with Certain Selling Securityholders
See the section titled “Certain Relationships and Related Person Transactions”.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain Relationships and Related Person Transactions
Founders Shares
In August 2020, Legato issued an aggregate of 5,031,250 shares of Legato Common Stock to the Founders for an aggregate purchase price of $25,000. In January 2021, Legato effected a stock dividend of approximately 0.17 shares for each outstanding share resulting in there being an aggregate of 5,893,750 shares of Legato Common Stock outstanding and held by the Founders.
The Founders have agreed not to transfer, assign or sell any of the Common Shares held by them (except to certain permitted transferees) until the earlier of (i) one year after the completion of the Merger, (ii) the date on which the closing price of the Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any
30-trading
day period commencing after completion of the Merger, and (iii) the date subsequent to the Merger that Legato completes a liquidation, merger, share exchange or other similar transaction which results in all of Legato’s stockholders having the right to exchange their common stock for cash, securities or other property.
Additionally, pursuant to the
Lock-Up
Agreement, the Founders agreed that the Common Shares issued to the Founders in exchange for their Founder Shares (and, in the case of Eric S. Rosenfeld, David Sgro, and Brian Pratt, the Common Shares and Warrants issued to them in exchange for their Private Units), but not including any PIPE Shares will be subject to transfer restrictions until the earlier of (a) the twelve-month anniversary of the Closing and (b) the date on which the closing share price of the Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period following the Closing. The
Lock-Up
Agreement may be waived with the written consent of Algoma and persons holding a majority of the shares subject to the lock-up.
Investor Rights Agreement
On the Closing Date, Algoma, the IRA Parties entered into an Investor Rights Agreement. The Investor Rights Agreement provides that the Warrants and Common Shares held by the IRA Parties, including the Common Shares issuable upon the exercise of Warrants and other derivative securities, shall bear customary registration rights and nomination rights. Specifically, Algoma agreed to file a registration statement as soon as practicable upon a request from certain IRA Parties to register the resale of certain registrable securities under the Securities Act and Canadian securities laws, subject to required notice provisions to other IRA Parties;
provided
, Algoma shall not be obligated to effect a demand registration (i) unless the aggregate proceeds expected to be received from the sale of the registrable securities equals or exceeds C$50,000,000 or (ii) if Algoma has effected a demand registration within the four-month period prior to receipt of the request therefor. Algoma also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. Algoma will pay certain expenses relating to such registrations and indemnify the IRA Parties against certain liabilities. See “Common Shares Eligible for Future Sale” for additional details. Additionally, certain IRA Parties that currently have board designation rights with respect to Algoma Steel Holdings Inc. will have the right to nominate, in the aggregate, four directors to the Algoma board for so long as they maintain approximately 7.36% of outstanding Common Shares.
Indemnification Agreements
We have entered into indemnification agreements with our directors and certain officers to indemnify such individuals, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by such individuals in an action or proceeding to which any such individual was made a party by reason of being an officer or director of Algoma or an organization of which Algoma is a shareholder or creditor if such individual serves such organization at our request.
Indebtedness of Directors and Executive Officers
No person who is, as of the date of this prospectus, a director or executive officer of Algoma, is or has been indebted to Algoma or is indebted to another entity that is, or has been at any time, the subject of a guarantee, support agreement, letter of credit or similar arrangement provided by Algoma.

Selling Securityholder Relationships
Each of Michael McQuade, Rajat Marwah, John Naccarato, Shawn Galey, Mark Nogalo, Brian Pratt, Eric Rosenfeld, David Sgro, Andy Harshaw and Andrew E. Schultz are current directors and/or officers of Algoma. Robert Dionis and Robert Wesley are former officers of Algoma.
Each of David Sgro, Eric Rosenfeld, Adam Jaffe, Brian Pratt and Craig Martin is a former director and/or officer of Legato. In addition, Triple J Holdings II LLC, White Star Partners LP, Ancora and The Mont Blanc Investment Corporation are the respective affiliates of Adam J. Semler, D. Blair Baker, Ryan Hummer and John Ing, each of whom is a former director of Legato.
Each of Barclays Bank PLC and Goldman Sachs is a lender, or the affiliate of a lender, under the Revolving Credit Facility.
1446605 Ontario Corp., through two of its affiliates, has been a supplier of scrap metal to Algoma within the last three years.
See also, “
Management’s Discussion and Analysis of Financial Condition and Results of Operations – Related Party Transactions.
”

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes certain material U.S. federal income tax consequences to U.S. Holders and
Non-U.S.
Holders (as defined below) of the ownership and disposition of Common Shares and Warrants. This discussion applies only to Common Shares and Warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
The following does not purport to be a complete analysis of all potential tax effects arising in connection with the ownership and disposition of Common Shares and Warrants. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or
non-U.S.
tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position regarding the tax consequences discussed below.
This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	banks, insurance companies, and certain other financial institutions;

•	regulated investment companies and real estate investment trusts;

•	brokers, dealers, or traders in securities;

•	traders in securities that elect to mark to market;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•
persons holding Common Shares and/or Warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to Common Shares and/or Warrants, as the case may be, being taken into account in an applicable financial statement;

•	persons that actually or constructively own 5% or more (by vote or value) of the outstanding Common Shares;

•	founders, sponsors, officers or directors of Legato or holders of private placement warrants;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

•	S corporations, partnerships, or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders having a functional currency other than the U.S. dollar;

•	persons who hold or received Common Shares and/or Warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Shares and/or Warrants, the tax treatment of an owner of such entity will depend on the status of the owner or participant in the arrangement, the activities of the entity or arrangement, and certain determinations made at the owner or participant level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Common Shares and/or Warrants, as the case may be, that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) created or organized in, or under the laws of, the U.S., any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE OWNERSHIP AND DISPOSITION OF COMMON SHARES AND/OR WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND
NON-U.S.
INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE OWNERSHIP AND DISPOSITION OF COMMON SHARES AND/OR WARRANTS.
U.S. Federal Income Tax Treatment of Algoma
Tax Residence of Algoma for U.S. Federal Income Tax Purposes
Although Algoma is incorporated and tax resident in Canada, the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because Algoma is not so created or organized (but is instead incorporated only in British Columbia, Canada), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance and significant uncertainties as to their application.
Under Section 7874 of the Code, a corporation created or organized outside the U.S. (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of creation or organization relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets, and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, incurred, located, and derived, respectively, in the country in which the foreign acquiring corporation is created or organized. The Section 7874 Regulations further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Section 7874 of the Code that are made as part of a plan or made over a
36-month
period, making it more likely that Section 7874 of the Code will apply to a foreign acquiring corporation.
Algoma acquired substantially all of the assets of Legato through the Merger. As a result, Section 7874 of the Code may apply to cause Algoma to be treated as a U.S. corporation for U.S. federal income tax purposes following the Merger depending on whether the Section 7874 Percentage equals or exceeds 80%, subject to the applicability of the Substantial Business Activities Exception. Based upon the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, Algoma does not currently expect to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code as a result of the Merger, whether because Algoma expects that the Section 7874 Percentage is less than 80% and/or because Algoma believes the Substantial Business Activities Exception is satisfied.
However, the calculation of the Section 7874 Percentage and the applicability of the Substantial Business Activities Exception are complex, are subject to detailed regulations (the application of which is uncertain in various respects and could be impacted by changes in U.S. tax laws and regulations with possible retroactive effect), and are subject to certain factual uncertainties. Additionally, former holders of Legato Common Stock may be deemed to own an amount of Common Shares in respect to certain redemptions by former holders of Legato Common Stock prior to the Merger for purposes of determining the ownership percentage of former holders of Legato Common Stock under Section 7874 of the Code. Accordingly, there can be no assurance that the IRS will not challenge the status of Algoma as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.
If the IRS were to successfully challenge under Section 7874 of the Code Algoma’s status as a foreign corporation for U.S. federal income tax purposes, Algoma and certain Algoma shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Algoma and future withholding taxes on certain Algoma shareholders. In particular, holders of Common Shares and/or Warrants would be treated as holders of stock and warrants of a U.S. corporation.
However, even if Algoma is still respected as a foreign corporation under Section 7874 of the Code, Algoma may be limited in using its equity to engage in future acquisitions of U.S. corporations over the
36-month
period following the Merger. If Algoma were to be treated as acquiring substantially all of the assets of a U.S. corporation within the
36-month
period after the Merger, the Section 7874 Regulations would exclude certain shares of Algoma attributable to the Merger for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Section 7874 of the Code would apply to such subsequent acquisition.
The remainder of this discussion assumes that Algoma is not treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.
Utilization of Legato’s Tax Attributes and Certain Other Adverse Tax Consequences to Algoma and Algoma’s Shareholders.
Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. Specifically, Section 7874 of the Code can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, and (iii) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.
Based upon the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, Legato and Algoma currently expects that the Section 7874 Percentage is less than 60% after the Merger. Accordingly, the limitations and other rules described above are not expected to apply to Algoma or Legato as a result of the Merger.
If the Section 7874 Percentage applicable to the Merger is at least 60% but less than 80%, Algoma and certain of Algoma’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a
10-year
period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates, and the requirement that any U.S. corporation owned by Algoma include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation at a rate of 20%. However, as a blank check company whose assets were primarily comprised of cash and cash equivalents, it is not expected that Legato had a significant amount of inversion gain as a result of the Merger.
The determination that the Section 7874 Percentage is less than 60% after the Merger is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in U.S. tax laws and regulations, with possible retroactive effect), is subject to certain factual uncertainties. There can be no assurance that the IRS will not challenge whether Algoma is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to Algoma, significant adverse tax consequences could result for Algoma and for certain Algoma shareholders, including a higher effective corporate tax rate on Algoma.
U.S. Holders
U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Warrants to U.S. Holders
Distributions on Common Shares
If Algoma makes distributions of cash or property on the Common Shares, such distributions will be treated first as a dividend to the extent of Algoma’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s Common Shares, with any remaining excess treated as gain from the sale or exchange of the shares. The amount of any such distribution will include any amounts withheld by Algoma (or another applicable withholding agent). If Algoma does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to U.S. Holders that are treated as corporations for U.S. federal income tax purposes in respect of dividends received from U.S. corporations.
Subject to the discussions above under “
– Utilization of Legato’s Tax Attributes and Certain Other Adverse Tax Consequences to Algoma and Algoma’s Shareholders
” and below under “
– Passive Foreign Investment Company Rules,
” dividends received by certain
non-corporate
U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

•
either (a) the shares are readily tradable on an established securities market in the U.S. or (b) Algoma is eligible for the benefits of a qualifying income tax treaty with the U.S. that includes an exchange of information program;

•
Algoma is neither a PFIC (as discussed below under below under “
– Passive Foreign Investment Company Rules
”) nor treated as such with respect to the U.S. Holder for Algoma’s taxable year in which the dividend is paid or the preceding taxable year;

•	the U.S. Holder satisfies certain holding period requirements;

•	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property; and

•	the taxpayer does not take the dividends into account as investment income under Section 163(d)(4)(B) of the Code.
There can be no assurances that Algoma will be eligible for benefits of an applicable comprehensive income tax treaty between the U.S. and Canada. In addition, there also can be no assurance that Common Shares will be considered “readily tradable” on an established securities market in accordance with applicable legal authorities. Furthermore, Algoma will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “
– Passive Foreign Investment Company Rules.
” U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to Common Shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Subject to certain exceptions, dividends on Common Shares will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Algoma with respect to the Common Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income”. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing the holder’s taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.
Sale, Exchange, Redemption or Other Taxable Disposition of Common Shares and Warrants
Subject to the discussion below under “
– Passive Foreign Investment Company Rules,
” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Common Shares or Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such shares and/or warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Common Shares or Warrants generally will be capital gain or loss. A non-corporate
U.S. Holder, including an individual, who has held the Common Shares and/or Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.
Any such gain or loss recognized generally will be treated as U.S. source income or loss. Accordingly, in the event any Canadian tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the income tax treaty between the U.S. and Canada (the “
Treaty
”), which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.
Exercise, Lapse, or Redemption of a Warrant
Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Common Share on the exercise of a Warrant for cash. A U.S. Holder’s tax basis in Common Shares received upon exercise of the Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrant and the exercise price. The U.S. Holder’s holding period for a Common Share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.
The tax consequences of a cashless exercise of a Warrant (see “
Description of Securities – Description of Warrants
”) are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-deferred,
either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred
situation, a U.S. Holder’s basis in the Common Shares received generally would equal the U.S. Holder’s basis in the Warrants exercised therefor. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in the Common Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrants and will not include the period during which the U.S. Holder held the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Common Shares would include the holding period of the Warrants exercised therefor.

It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “
– Sale, Exchange, Redemption or Other Taxable Disposition of Common Shares and Warrants.
” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of Common Shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the Warrants deemed surrendered in an amount generally equal to the difference between (i) the fair market value of the Common Shares that would have been received in a regular exercise of the Warrants deemed surrendered, net of the aggregate exercise price of such Warrants and (ii) the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s aggregate tax basis in the Common Shares received would equal the sum of (i) U.S. Holder’s tax basis in the Warrants deemed exercised and (ii) the aggregate exercise price of such Warrants. A U.S. Holder’s holding period for the Common Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrants and will not include the period during which the U.S. Holder held the Warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, including when a U.S. Holder’s holding period would commence with respect to the Common Share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Warrants.
Subject to the PFIC rules described below, if Algoma redeems Warrants for cash pursuant to the redemption provisions described in the section of this registration statement entitled “
Description of Securities– Description of Warrants – Warrants
” or if Algoma purchases Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “
– Sale, Exchange, Redemption or Other Taxable Disposition of Common Shares and Warrants.
”
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of Common Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this registration statement captioned “
Description of Securities – Description of Warrants.
” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Warrant would, however, be treated as receiving a constructive distribution from Algoma if, for example, the adjustment increases the holder’s proportionate interest in Algoma’s assets or earnings and profits (for instance, through an increase in the number of Common Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Common Shares which is taxable to the U.S. Holders of such shares as described under “
– Distributions on Common Shares
” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Warrant received a cash distribution from Algoma equal to the fair market value of such increase in interest.
Passive Foreign Investment Company Rules
The treatment of U.S. Holders of the Common Shares and Warrants could be materially different from that described above if Algoma is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. An entity treated as a foreign corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•
at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income); or

•
at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Algoma will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Algoma owns, directly or indirectly, 25% or more (by value) of the stock.

Algoma does not currently believe that it would be a PFIC for U.S. federal income tax purposes for the current taxable year or future taxable years as a result of such years’ operations if the composition of the income, assets and operations of Algoma and its subsidiaries for each such year were substantially similar to those of its prior two taxable years. However, whether Algoma is treated as a PFIC is determined on an annual basis, and Algoma may be a PFIC for the current taxable year and/or for future taxable years. The determination of whether a
non-U.S.
corporation is a PFIC is a factual determination that depends on, among other things, the composition of Algoma’s and its subsidiaries’ income and assets, and the market value of their shares and assets, and thus the determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether Algoma will be a PFIC for the current taxable year or for any future taxable year. In addition, Algoma’s U.S. counsel expresses no opinion with respect to Algoma’s PFIC status for the current taxable year or prior or future taxable years.
Under the PFIC rules, if Algoma were considered a PFIC at any time that a U.S. Holder owns Common Shares or Warrants, Algoma would generally continue to be treated as a PFIC with respect to such holder in a particular year unless (i) Algoma has ceased to be a PFIC and (ii) (a) the U.S. Holder has made a valid “QEF election” (as described below) for the first taxable year in which the holder owned such holder’s Common Shares in which Algoma was a PFIC, (b) a valid mark-to-market
election (as described below) is in effect for the particular year, or (c) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a “deemed sale” election is made, a U.S. Holder will be deemed to have sold its Common Shares at their fair market value on the last day of the last taxable year in which Algoma is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the “deemed sale” election, the Common Shares with respect to which the “deemed sale” election was made will not be treated as shares in a PFIC unless Algoma subsequently becomes a PFIC.
For each taxable year that Algoma is treated as a PFIC with respect to a U.S. Holder’s Common Shares or Warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge of Common Shares and under proposed Treasury regulations transfers of Warrants and certain transfers of Common Shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) of its Common Shares or Warrants (collectively the “excess distribution rules”), unless, with respect to the Common Shares, the U.S. Holder makes a valid QEF or mark-to-market
election as discussed below. Generally, distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder during the shorter of the three preceding taxable years or the portion of such U.S. Holder’s holding period for the Common Shares or Warrants that preceded the taxable year of the distribution will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Common Shares or Warrants;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of Algoma’s first taxable year in which Algoma is a PFIC will be treated as ordinary income;

•
the amount allocated to each other taxable year (or portions thereof) of the U.S. Holder and included in such holder’s holding period will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year without regard to the U.S. Holder’s other items of income and loss for such year; and

•	the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the resulting tax attributable to each such year.
Under the excess distribution rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Common Shares or Warrants cannot be treated as capital gains, even though the U.S. Holder holds the Common Shares or Warrants as capital assets.
Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Algoma may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that Algoma does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of Algoma’s subsidiaries.

If Algoma is a PFIC, a U.S. Holder of shares in Algoma may avoid taxation under the excess distribution rules described above in respect to the Common Shares by making a timely and valid “qualified electing fund” (“QEF”) election (if eligible to do so). However, a U.S. Holder may make a QEF election with respect to its Common Shares only if Algoma provides U.S. Holders on an annual basis with certain financial information specified under applicable Treasury regulations, including the information provided in a PFIC Annual Information Statement. There can be no assurance, however, that Algoma will have timely knowledge of its status as a PFIC in the future or that Algoma will timely provide such information for such years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.
A U.S. Holder that makes a QEF election with respect to its Common Shares would generally be required to include in income for each year that Algoma is treated as a PFIC the U.S. Holder’s pro rata share of Algoma’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Common Shares. Any net deficits or net capital losses of Algoma for a taxable year, however, would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in the Common Shares would be increased by the amount of income inclusions under the QEF rules. Dividends actually paid on the Common Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the Common Shares by a corresponding amount. If Algoma owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Algoma’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that Algoma will have timely knowledge of the status of any such Lower-Tier PFIC. In addition, Algoma may not hold a controlling interest in any such Lower-Tier PFIC and thus there can be no assurance Algoma will be able to cause the Lower-Tier PFIC to provide such required information.
If a U.S. Holder does not make a QEF election effective from the first taxable year of a U.S. Holder’s holding period for the Common Shares in which Algoma is a PFIC (or a mark-to-market
election, as discussed below), then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the excess distribution rules to its Common Shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the Common Shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the excess distribution rules described above. As a result of the “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules , a new holding period in the Common Shares.
It is not entirely clear how various aspects of the PFIC rules apply to the Warrants. However, a U.S. Holder may not make a QEF election with respect to its Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Warrants (other than upon exercise of such Warrants) and Algoma was a PFIC at any time during the U.S. Holder’s holding period of such Warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above.
If a U.S. Holder that exercises such Warrants properly makes and maintains a QEF election with respect to the newly acquired Common Shares (or has previously made a QEF election with respect to Common Shares previously held by such U.S. Holder), the QEF election will apply to the newly acquired Common Shares. Notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Common Shares (which under proposed Treasury regulations will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Warrants), unless the U.S. Holder makes a “deemed sale” election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing “deemed sale” elections to their particular circumstances.
The QEF election is made on a
shareholder-by-shareholder
basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its Common Shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
U.S. Holders should consult their tax advisors as to the availability and desirability of a QEF election.
Alternatively, if Algoma is a PFIC and Common Shares constitute “marketable stock” (as defined below), a U.S. Holder may make a mark-to-market
election for such holder’s Common Shares with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Common Shares and each subsequent taxable year to elect out of the excess distribution rules discussed above. If a U.S. Holder makes a mark-to-market
election with respect to its Common Shares, such U.S. Holder generally will include in income for each year that Algoma is treated as a PFIC with respect to such Common Shares an amount equal to the excess, if any, of the fair market value of the Common Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Common Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Common Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market
gains on the Common Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market
election, as well as gain on the actual sale or other disposition of the Common Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market
loss on the Common Shares, as well as to any loss realized on the actual sale or disposition of the Common Shares, to the extent the amount of such loss does not exceed the net mark-
to-market
gains for such Common Shares previously included in income. A U.S. Holder’s basis in the Common Shares will be adjusted to reflect any mark-to-market
gain or loss. If a U.S. Holder makes a
mark-to-market
election, any distributions Algoma makes would generally be subject to the rules discussed above under “
– Distributions on Common Shares,
” except the lower rates applicable to qualified dividend income would not apply. Currently, U.S. Holders of Warrants will not be able to make a mark-to-market
election with respect to their Warrants.
The
mark-to-market
election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable Treasury regulations. The Common Shares, which are listed on Nasdaq, should qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that Common Shares will be “regularly traded” for purposes of these rules. If made, a mark-to-market
election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Common Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market
election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the excess distribution rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market
election is made for Common Shares.
If a U.S. Holder does not make a
mark-to-market
election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the Common Shares in which Algoma is a PFIC, then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a mark-to-market
election with respect to the Common Shares in a later year will continue to be subject to the excess distribution rules during the taxable year for which the mark-to-market
election becomes effective, including with respect to any
mark-to-market
gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark
election remains in effect, the excess distribution rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market
with respect to such holder’s Common Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.
U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market
election, as well as the impact of such election on interests in any Lower-Tier PFICs.
A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis and to provide such other information as may be required by Treasury. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if Algoma is a PFIC.

The rules dealing with PFICs and with the QEF, “deemed sale,” and mark-to-market
elections are very complex and are affected by various factors in addition to those described above. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.
Non-U.S.
Holders
This section applies to
Non-U.S.
Holders of Common Shares and Warrants. For purposes of this discussion, a
Non-U.S.
Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Common Shares or Warrants that not a U.S. Holder, including:

•	a nonresident alien individual, other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	a foreign estate or trust;
but generally does not include a beneficial owner who has been or is engaged in the conduct of a trade or business within the U.S. or an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition of Common Shares or Warrants (except to the extent discussed below). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of Common Shares or Warrants.
U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Warrants to
Non-U.S.
Holders
Subject to the discussion below concerning backup withholding, any (i) dividends of cash or property (including constructive distributions treated as dividends as further described under the heading “
U.S. Holders – U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Warrants to U.S. Holders – Possible Constructive Distributions
”) paid or deemed paid to a
Non-U.S.
Holder in respect of Common Shares or (ii) gain realized upon the sale or other taxable disposition of Common Shares and/or Warrants by a
Non-U.S.
Holder generally will not be subject to U.S. federal income taxation or withholding tax unless:

•
the gain or dividend is effectively connected with the
Non-U.S.
Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the
Non-U.S.
Holder maintains a permanent establishment or a “fixed base” in the United States to which such gain is attributable); or

•
in the case of any gain, the
Non-U.S.
Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A
Non-U.S.
Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected income or gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the
Non-U.S.
Holder (even though the individual is not considered a resident of the United States), provided the
Non-U.S.
Holder has timely filed U.S. federal income tax returns with respect to such losses.
The U.S. federal income tax treatment of a
Non-U.S.
Holder’s exercise of a Warrant, or the lapse of a Warrant held by a
Non-U.S.
Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Warrant by a U.S. Holder, as described under “
U.S. Holders – U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Warrants to U.S. Holders – Exercise, Lapse or Redemption of a Warrant
” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a
Non-U.S.
Holder’s gain on the sale or other disposition of the Common Shares and Warrants.

The characterization for U.S. federal income tax purposes of the redemption of the
Non-U.S.
Holder’s Warrants generally will correspond to the U.S. federal income tax treatment of such a redemption of a U.S. Holder’s warrants, as described under “
U.S. Holders – U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Warrants to U.S. Holders – Exercise, Lapse or Redemption of a Warrant
” above, and the consequences of the redemption to the
Non-U.S.
Holder will be as described in the first paragraph above under the heading “
– U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Warrants to
Non-U.S.
Holders
” based on such characterization.
Non-U.S.
Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Information reporting requirements may apply to dividends received by U.S. Holders of Common Shares, and the proceeds received on the disposition of Common Shares effected within the U.S. (and, in certain cases, outside the U.S.), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form
W-9
provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Common Shares and proceeds from the sale, exchange, redemption or other disposition of Common Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Information returns may be required to be filed with the IRS in connection with, and
Non-U.S.
Holders may be subject to backup withholding on amounts received in respect of, a
Non-U.S.
Holder’s disposition of their Common Shares, unless the
Non-U.S.
Holder furnishes to the applicable withholding agent the required certification as to its
non-U.S.
status, such as by providing a valid IRS Form
W-8BEN,
IRS Form
W-8BEN-E
or IRS Form
W-8ECI,
as applicable, or the
Non-U.S.
Holder otherwise establishes an exemption. Dividends paid with respect to Common Shares and proceeds from the sale of other disposition of Common Shares received in the U.S. by a
Non-U.S.
Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such
Non-U.S.
Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.
THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF COMMON SHARES AND WARRANTS, AS APPLICABLE, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL,
NON-U.S.
AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes the material Canadian federal income tax considerations under the
Income Tax Act
(Canada) and the regulations thereunder (collectively, the “Tax Act”), as of the date hereof, that are generally applicable to a beneficial owner of Common Shares and that for the purposes of the Tax Act and at all relevant times: (i) is not, and is not deemed to be, resident in Canada; (ii) deals at arm’s length with Algoma; (iii) is not affiliated with Algoma; and (iv) holds its Common Shares as capital property and does not use or hold, and is not deemed to use or hold, any such securities in a business carried on in Canada (each a “Holder”). Generally, the Common Shares will be capital property to a Holder unless such shares are held or acquired, or are deemed to be held or acquired, in the course of carrying on a business of trading or dealing in securities or in one or more transactions considered to be an adventure or concern in the nature of trade. This summary does not apply to a Holder that is an “authorized foreign bank” (as defined in the Tax Act) or that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere.
This summary does not address persons who hold Warrants or who acquired Common Shares pursuant to the exercise of an employee stock option or otherwise in connection with his or her employment. Any such persons should consult their own tax advisors with respect to the Canadian federal income tax consequences to them of the expiry, exchange, redemption or exercise of, the continued holding of, replacement or disposition of Warrants, and of the acquisition, holding and disposition of the Common Shares or any other securities in respect thereof, as applicable, which may differ materially from the discussion provided in this summary.
This summary is based on the current provisions of the Tax Act and an understanding of the current administrative policies and assessing practices of the CRA published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or administrative policies or assessing practice of the CRA whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory, state, local, foreign or other jurisdiction, which may be different from those discussed herein.
This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations applicable to the acquisition, ownership and disposition of Common Shares , and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors having regard to their own particular circumstances.
Currency Conversion
In general, for purposes of the Tax Act, any amount relating to the acquisition, holding or disposition of Common Shares, including dividends, adjusted cost base and proceeds of disposition, must be expressed in Canadian dollars using the applicable rate of exchange (for purposes of the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the Minister of Finance (Canada).
Dividends on the Common Shares
Dividends received or deemed to be received by a Holder on Common Shares will be subject to withholding tax under the Tax Act at a rate of 25% unless the rate is reduced under the provisions of an applicable income tax treaty or convention. In the case of a beneficial owner of dividends who is a resident of the United States for purposes of the Canada-United States Tax Convention (1980), as amended, and who is fully entitled to the benefits of that treaty, the rate of withholding will generally be reduced to 15%. Holders should consult their own tax advisors in this regard.
Disposition of a Common Share
A Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of Common Shares, unless the Common Shares are “taxable Canadian property” to the Holder for purposes of the Tax Act and the Common Shares are not “treaty-protected property” of the Holder for purposes of the Tax Act at the time of disposition.

Generally, the Common Shares will not constitute taxable Canadian property to a Holder at the time of disposition provided that the Common Shares are listed at that time on a designated stock exchange (which includes Nasdaq and the TSX) unless at any particular time during the
60-month
period that ends at that time: (i) one or any combination of: (a) the Holder; (b) persons with whom the Holder does not deal at arm’s length; and (c) partnerships in which the Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of the capital stock of Algoma; and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada; (b) “Canadian resource properties” (as defined in the Tax Act); (c) “timber resource properties” (as defined in the Tax Act); and (d) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Common Shares could be deemed to be taxable Canadian property.
Even if the Common Shares are taxable Canadian property to a Holder, a taxable capital gain resulting from the disposition of the Common Shares will not be included in computing the Holder’s taxable income earned in Canada for the purposes of the Tax Act if, at the time of the disposition, the Common Shares constitute “treaty-protected property” of the Holder for purposes of the Tax Act. The Common Shares will generally be considered “treaty-protected property” of a Holder for purposes of the Tax Act at the time of the disposition if the gain from their disposition would, because of an applicable income tax treaty between Canada and the country in which the Holder is resident for purposes of such treaty and in respect of which the Holder is entitled to receive benefits thereunder, be exempt from tax under the Tax Act.
In the event that the Common Shares are considered to be taxable Canadian property but not treaty-protected property, such Holder will realize a capital gain (or capital loss) as if the Holder were resident in Canada.
Holders whose Common Shares are or may be taxable Canadian property should consult their own advisors for advice having regard to their particular circumstances, including whether their Common Shares constitute treaty-protected property.

PLAN OF DISTRIBUTION
The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest
selling Warrants, Common Shares or interests in Common Shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Warrants, Common Shares or interests in Common Shares on any stock exchange, market or trading facility on which the Warrants or Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of Warrants, Common Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Warrants or Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Warrants or Common Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Warrants or Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our Warrants, Common Shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Warrants or Common Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell Warrants or Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Warrants or Common Shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Warrants or Common Shares offered by this prospectus, which Warrants or Common Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Warrants or Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.
Any discounts, commissions, concessions or profit they earn on any resale of the Common Shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind
distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.
To the extent required, the Warrants or Common Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Warrants or Common Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Warrants or Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Warrants or Common Shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or Common Shares offered by this prospectus.
We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

EXPENSES RELATED TO THE OFFERING
Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of the Common Shares and Warrants by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.

U.S. Dollar
SEC Registration Fee	$162,925
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	50,000
Printing Expenses	10,000
Miscellaneous Expenses	40,000

Total	$412,925

LEGAL MATTERS
Certain legal matters relating to U.S. law have been passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain Canadian legal matters have been passed upon for us by Goodmans LLP, Toronto, Ontario, Canada. The legality of the Common Shares will has been passed upon by Lawson Lundell LLP.
EXPERTS
The financial statements of Algoma Steel Group Inc. as of March 31, 2022 and 2021, and for each of the three years in the period ended March 31, 2022, included in this prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Deloitte LLP is independent with respect to the Algoma within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario. The offices of Deloitte LLP, Chartered Professional Accountants, are located at 8 Adelaide Street West, Suite 200, Toronto, Ontario, Canada M5H 0A9.
ENFORCEABILITY OF CIVIL LIABILITY
We are incorporated under the laws of British Columbia, Canada. Service of process upon us and upon certain of our directors and officers and the experts named in this prospectus, who reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because a substantial amount of our assets and certain of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.
We have irrevocably appointed Algoma Steel USA Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 1209 Orange Street, Wilmington, Delaware 19801.
We have also been advised by Goodmans LLP, our Canadian legal advisor, that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the U.S. federal securities laws or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based on the civil liability provisions of the U.S. federal securities laws or any such state securities or blue sky laws. Therefore, it may not be possible to enforce those judgments against us, certain of our directors and officers, the experts named in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form
F-1,
including amendments and exhibits thereto, under the Securities Act with respect to the Common Shares and Warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on
Form 20-F
and reports on Form
6-K.
The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We also make available on our website, free of charge, all such SEC filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is https://www.algoma.com. The references to the SEC’s and our website are inactive textual references only, and information contained therein or connected thereto is not incorporated into this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Common Shares. In addition, we are not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

INDEX TO FINANCIAL STATEMENTS
FINANCIAL STATEMENTS OF ALGOMA

Page
Audited Consolidated Financial Statements of Algoma Steel Group Inc. as at March 31, 2022 and 2021 and for the years ended March 31, 2022, 2021 and 2020
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements	F-5
Notes to Financial Statements	F-10

Consolidated Financial Statements
ALGOMA STEEL GROUP INC.
As at March 31, 2022 and March 31, 2021
and for the years ended
March 31, 2022, March 31, 2021
and March 31, 2020

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of Algoma Steel Group Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial position of Algoma Steel Group Inc. and subsidiaries (the “Company”) as of March 31, 2022 and 2021, the related consolidated statements of net income (loss), comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the three years in the period ended March 31, 2022, and the related notes and Schedule I (collectively referred to as the “financial statements”).
In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and 2021, and its financial performance and its cash flows for each of the three years in the period ended March 31, 2022, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current-period
audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.
Merger transaction – Refer to Note 4 to the financial statements
Critical Audit Matter Description
On October 19, 2021, the Company completed its merger with Legato Merger Corp (the “Merger”) and accounted for the Merger as a share-based payment transaction. The structure and terms of the Merger agreement and the related agreements (“agreements”) were complex, particularly with respect to the contingent consideration arrangements (“earnout rights”), listed warrants and replacement LTIP awards. The earnout rights are based on the Company meeting certain adjusted EBITDA targets and the trading price of the Company’s common shares as of December 31, 2021 and thereafter. In determining the fair value of the earnout rights, management used the market price of the Company’s common shares as an approximation of fair value for each unit of earnout rights.
Management was required to make judgments to determine the accounting treatment for the Merger, including the listed warrants, replacement LTIP awards and earnout rights, and as such, auditing that determination required complex analysis and consideration. In addition, there was subjectivity to assess if the market price of the Company’s common shares was an appropriate approximation of the fair value of the earnout rights. This resulted in an increased extent of audit effort, including the involvement of technical accounting and fair value specialists.
How the Critical Audit Matter was Addressed in the Audit
Our audit procedures related to the determination of the accounting treatment of the Merger and the fair value of the earnout rights, included the following, among others:

•	With the assistance of technical accounting specialists:

•	Assessed the information in the Merger agreements to assess whether all key facts and circumstances were incorporated into management’s assessment.

•	Evaluated management’s determination of the accounting treatment of the Merger by analyzing specific facts and circumstances against relevant accounting guidance.

•	With the assistance of fair value specialists, evaluated the appropriateness of using the market price of the Company’s common shares as an approximation of fair value for each earnout right.
Derivative financial instruments – Refer to Notes 3 and 21 to the financial statements
Critical Audit Matter Description
The Company entered into agreements to hedge revenue on the sale of steel, specifically hedging the NYMEX price of hot rolled coil steel. The agreement requires the Company to make margin payments to satisfy the cash collateral requirements based on Market to Market (MTM) exposure of the steel price. The fair value of the steel price hedges is calculated using the MTM forward prices of NYMEX hot rolled coil steel based on the applicable settlement dates of the outstanding hedge contracts. The margin payments are recorded as a separate asset as cash collateral, which does not meet the offsetting criteria in IAS 32
Financial Instruments: Presentation
.
The determination of the accounting treatment for the steel price hedges required management’s judgment to interpret the key agreements and evaluate the effectiveness of the steel price hedges. Auditing management’s determination of the accounting treatment of the steel price hedges and the fair value of the derivative liability required a high degree of subjectivity which resulted in an increased extent of audit effort, including the involvement of financial instruments and fair value specialists.
How the Critical Audit Matter Was Addressed in the Audit
Our audit procedures related to the accounting treatment for the steel price hedges and the fair value of the derivative liability included the following, among others:

•	With the assistance of financial instruments specialists:

•
Read the key steel price hedge agreements, including their legal terms, and other supporting documents and assessed whether all key facts and circumstances were incorporated into management’s assessment.

•
Evaluated management’s assessment of the hedge documentation to assess whether the related accounting treatment was in accordance with the relevant accounting guidance and that the hedge was effective.

•
With the assistance of fair value specialists, evaluate the fair value of the steel price hedge by developing a range of independent estimates using market price of steel and other third party data, and comparing it to the fair value recorded by management.

/s/ Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
June 14, 2022
We have served as the Company’s auditor since fiscal 2011.

Algoma Steel Group Inc.
Consolidated Statements of Net Income (Loss)

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020
expressed in millions of Canadian dollars

Revenue (Note 7)	$3,806.0	$1,794.9	$1,956.9
Operating expenses
Cost of sales (Note 8)	$2,292.0	$1,637.7	$2,037.0
Administrative and selling expenses (Note 9)	103.0	72.4	56.9

Profit (loss) from operations	$1,411.0	$84.8	$(137.0)

Other (income) and expenses
Finance income	$(0.5)	$(1.1)	$(2.6)
Finance costs (Note 10)	48.6	68.5	63.8
Interest on pension and other post-employment benefit obligations (Note 11)	11.6	17.0	17.3
Foreign exchange loss (gain)	4.3	76.5	(35.3)
Transaction costs	26.5	—	—
Listing expense (Note 4)	235.6	—	—
Change in fair value of warrant liability (Note 4)	6.4	—	—
Change in fair value of earnout liability (Note 4)	(78.1)	—	—

	$254.4	$160.9	$43.2

Income (loss) before income taxes	$1,156.6	$(76.1)	$(180.2)
Income tax expense (recovery) (Note 26)	298.9	—	(4.3)

Net income (loss)	$857.7	$(76.1)	$(175.9)

Net income (loss) per common share
Basic (Note 29)	$8.53	$(1.06)	$(2.46)
Diluted (Note 29)	$7.75	$(1.06)	$(2.46)
See accompanying notes to the consolidated financial statements

F-
5

Algoma Steel Group Inc.
Consolidated Statements of Comprehensive Income (Loss)

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020
expressed in millions of Canadian dollars

Net income (loss)	$857.7	$(76.1)	$(175.9)
Other comprehensive income (loss), net of income tax, that will be reclassified subsequently to profit or loss
Net unrealized income (loss) on cash flow hedges, net of tax recovery of $7.8 million, $16.1 million and nil, for the years ended March 31, 2022, March 31, 2021 and March 31, 2020, respectively (Note 21)	$40.1	$(64.8)	$—
Other comprehensive income (loss), net of income tax, that will not be reclassified subsequently to profit or loss
Foreign exchange gain (loss) on translation to presentation currency	$(15.5)	$(12.3)	$9.5
Remeasurement of pension and other post-employment benefit obligations, net of tax nil, for the years ended March 31, 2022 and March 31, 202 1 and ( $7.2 ) million for the year ended March 31, 2020 (Notes 22, 23)	$117.9	$23.0	$74.6

	$142.5	$(54.1)	$84.1

Total comprehensive income (loss)	$1,000.2	$(130.2)	$(91.8)

See accompanying notes to the consolidated financial statements

F-
6

Algoma Steel Group Inc.
Consolidated Statements of Financial Position

As at,	March 31, 2022	March 31, 2021
expressed in millions of Canadian dollars
Assets
Current
Cash (Note 12)	$915.3	$21.2
Restricted cash (Note 12)	3.9	3.9
Accounts receivable, net (Note 13)	402.3	274.6
Inventories, net (Note 14)	480.0	415.3
Prepaid expenses and deposits	79.9	74.6
Margin payments (Note 21)	29.5	49.4
Other assets	5.6	3.8

Total current assets	$1,916.5	$842.8

Non-current
Property, plant and equipment, net (Note 15)	$773.7	$699.9
Intangible assets, net	1.1	1.5
Related party receivable (Note 31)	—	2.2
Other assets	2.3	7.5

Total non-current assets	$777.1	$711.1

Total assets	$2,693.6	$1,553.9

Liabilities and Shareholders’ Equity
Current
Bank indebtedness (Note 16)	$0.1	$90.1
Accounts payable and accrued liabilities (Note 17)	261.9	153.8
Taxes payable and accrued taxes (Note 18)	64.3	27.2
Current portion of other long-term liabilities	0.4	—
Current portion of long-term debt (Note 19)	—	13.6
Current portion of governmental loans (Note 20)	10.0	—
Current portion of environmental liabilities (Note 25)	4.5	4.5
Derivative financial instruments (Note 21)	28.8	49.4
Warrant liability (Note 4)	99.4	—
Earnout liability (Note 4)	22.7	—
Share-based payment compensation liability (Note 4)	45.4	10.0

Total current liabilities	$537.5	$348.6

Non-current
Long-term debt (Note 19)	$—	$439.3
Long-term governmental loans (Note 20)	85.2	86.4
Accrued pension liability (Note 22)	118.1	170.1
Accrued other post-employment benefit obligation (Note 23)	239.8	297.8
Other long-term liabilities (Note 24)	4.0	2.5
Environmental liabilities (Note 25)	33.5	35.4
Deferred income tax liabilities (Note 26)	92.9	—

Total non-current liabilities	$573.5	$1,031.5

Total liabilities	$1,111.0	$1,380.1

Shareholders’ equity
Capital stock (Note 28)	$1,378.0	$409.5
Accumulated other comprehensive income	152.0	9.5
Retained earnings (deficit)	77.8	(249.3)
Contributed (deficit) surplus (Note 4)	(25.2)	4.1

Total shareholders’ equity	$1,582.6	$173.8

Total liabilities and shareholders’ equity	$2,693.6	$1,553.9

See accompanying notes to the consolidated financial statements

F-
7

Algoma Steel Group Inc.
Consolidated Statement of Changes in Shareholders’ Equity

expressed in millions of Canadian dollars	Capital stock	Contributed (Deficit) Surplus	Foreign exchange gain (loss) on translation to presentation currency	Actuarial gain (loss) on pension and other post- employment benefit obligation, net of tax	Cash flow hedge reserve - unrealized loss (Note 21)	Accumulated other compre- hensive income (loss)	Retained earnings (deficit)	Total Shareholders’ equity

Balance at March 31, 2019	$409.5	$—	$1.9	$(22.4)	$—	$(20.5)	$2.7	$391.7
Net loss	—	—	—	—	—	—	(175.9)	(175.9)
Other comprehensive income	—	—	9.5	74.6	—	84.1	—	84.1

Balance at March 31, 2020	$409.5	$—	$11.4	$52.2	$—	$63.6	$(173.2)	$299.9
Net loss	—	—	—	—	—	—	(76.1)	(76.1)
Other comprehensive loss	—	—	(12.3)	23.0	(64.8)	(54.1)	—	(54.1)

Balance at March 31, 2021	$409.5	$4.1	$(0.9)	$75.2	$(64.8)	$9.5	$(249.3)	$173.8
Net income	—	—	—	—	—	—	857.7	857.7
Other comprehensive (loss) income	—	—	(15.5)	117.9	40.1	142.5	—	142.5
Issuance and modification of performance share units (Note 4)	—	(30.0)	—	—	—	—	—	(30.0)
Issuance of deferred share units (Note 34)	—	0.7	—	—	—	—	—	0.7
Issuance of capital stock	976.8	—	—	—	—	—	—	976.8
Return of capital (Note 28)	(8.3)	—	—	—	—	—	—	(8.3)
Earnout rights (Note 4)	—	—	—	—	—	—	(521.3)	(521.3)
Dividends paid (Note 35)	—	—	—	—	—	—	(9.3)	(9.3)

Balance at March 31, 2022	$1,378.0	$(25.2)	$(16.4)	$193.1	$(24.7)	$152.0	$77.8	$1,582.6

See accompanying notes to the consolidated financial statements

F-
8

Algoma Steel Group Inc.
Consolidated Statements of Cash Flows

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020
expressed in millions of Canadian dollars
Operating activities
Net income (loss)	$857.7	$(76.1)	$(175.9)
Items not affecting cash:
Amortization of property, plant and equipment and intangible assets	87.0	87.2	128.1
Deferred income tax expense (Note 26)	101.7	—	(4.3)
Pension expense in excess of funding (pension funding in excess of expense)	2.4	(30.5)	(28.2)
Post-employment benefit funding in excess of expense	(6.1)	(7.8)	(7.6)
Unrealized foreign exchange loss (gain) on:
accrued pension liability	1.5	32.1	(13.8)
post-employment benefit obligations	0.9	34.3	(16.0)
Finance costs (Note 10)	48.6	68.5	63.8
Loss on disposal of property, plant and equipment (Note 15)	0.3	2.5	—
Interest on pension and other post-employment benefit obligations	11.6	17.0	17.3
Accretion of governmental loans and environmental liabilities	12.2	10.3	7.2
Unrealized foreign exchange loss (gain) on government loan facilities	0.6	9.0	(4.3)
Increase in fair value of warrant liability (Note 4)	6.4	—	—
Decrease in fair value of earnout liability (Note 4)	(78.1)	—	—
Listing expense (Note 4)	235.6	—	—
Other	5.5	0.9	(0.8)

	$1,287.8	$147.4	$(34.5)
Net change in non-cash operating working capital (Note 30)	(21.1)	(137.7)	34.3
Environmental liabilities paid (Note 25)	(3.3)	(1.6)	(4.5)

Cash generated by (used in) operating activities	$1,263.4	$8.1	$(4.7)

Investing activities
Acquisition of property, plant and equipment (Note 15)	$(166.2)	$(71.7)	$(113.3)
Acquisition of intangible asset	—	(0.1)	(0.6)
Acquisition of right-of-use assets	(1.7)	—	—
Recovery (issuance) of related party receivable (Note 31)	2.2	(1.1)	(1.2)

Cash used in investing activities	$(165.7)	$(72.9)	$(115.1)

Financing activities
Bank indebtedness (repaid) advanced, net (Note 16)	$(86.8)	$(145.2)	$249.3
Repayment of term loans (Note 19)	(457.8)	(12.6)	(10.3)
Governmental loans received, net of benefit (Note 20)	1.1	6.5	42.4
Repayment of government loans (Note 20)	(0.8)	—	—
Restricted cash (Note 12)	—	—	7.2
Interest paid	(36.3)	(15.6)	(42.0)
Proceeds from issuance of shares	393.5	—	—
Dividends paid (Note 35)	(9.3)	—	—
Other	(2.3)	(0.5)	0.1

Cash (used in) generated by financing activities	$(198.7)	$(167.4)	$246.7

Effect of exchange rate changes on cash	$(4.9)	$(11.6)	$2.6
Cash
Increase (decrease) in cash	894.1	(243.8)	129.5
Opening balance	21.2	265.0	135.5

Ending balance (Note 12)	$915.3	$21.2	$265.0

See accompanying notes to the consolidated financial statements

F-
9

ALGOMA STEEL GROUP INC.
Notes to the Consolidated Financial Statements
Tabular amounts expressed in millions of Canadian dollars

1.	GENERAL INFORMATION
Algoma Steel Group Inc., formerly known as 1295908 B.C. Ltd. (the “Company”), was incorporated on March 23, 2021 under the Business Corporations Act of British Columbia solely for the purpose of purchasing Algoma Steel Holdings Inc. under section 85(1) of the Income Tax Act (Canada) effecting the purchase on an income tax-deferred
basis. Algoma Steel Group Inc. is the ultimate parent holding company of Algoma Steel Inc. and does not conduct any business operations.
Algoma Steel Inc. (“ASI”), the operating company and a wholly-owned subsidiary of Algoma Steel Holdings Inc. was incorporated on May 19, 2016 under the Business Corporations Act of British Columbia. ASI was incorporated solely for the purpose of purchasing substantially all of the operating assets and liabilities in of Essar Steel Algoma Inc. (“Old Steelco Inc.”). The purchase transaction was completed November 30, 2018. Prior to November 30, 2018, ASI had no operations, and was capitalized with 1 common share with a nominal value. ASI is an integrated steel producer with its active operations located entirely in Sault Ste. Marie, Ontario and Canada. ASI produces sheet and plate products that are sold primarily in Canada and the United States.
The registered address of the Company is 1055 West Hastings Street, Vancouver, British Columbia, Canada. The head office of the Company is located at 105 West Street, Sault Ste. Marie, Ontario, Canada.
On May 24, 2021, the Company entered into a Merger Agreement, by and among the Company, a wholly-owned subsidiary of the Company (“Merger Sub”) and Legato Merger Corp. (“Legato”). On October 19, 2021 (the “Closing”), Algoma Steel Group Inc. completed its merger with Legato, listing its common shares and warrants under the symbol ‘ASTL’ and ASTLW’, respectively, on the Toronto Stock Exchange (TSX) and the Nasdaq Stock Market (Nasdaq). Refer to Note 4.
The consolidated financial statements of the Company for the years ended March 31, 2022, March 31, 2021 and March 31, 2020 are comprised of the Company and its wholly-owned subsidiaries as follows:

•	Algoma Steel Holdings Inc.

•	Algoma Steel Intermediate Holdings Inc.

•	Algoma Steel Inc.

•	Algoma Steel Inc. USA

•	Algoma Docks GP Inc.

•	Algoma Docks Limited Partnership
Algoma Steel Holdings Inc., Algoma Steel Intermediate Holdings Inc. and Algoma Docks GP Inc. are holding companies and do not conduct any business operation
s.

2.	BASIS OF PRESENTATION
Statement of compliance
These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”).
These consolidated financial statements have been approved and authorized for issuance by the Board of Directors on June 13, 2022.
Entities under common control
On March 29, 2021, the Company entered into an agreement with Algoma Steel Intermediate Parent S.A.R.L. to purchase all of the issued and outstanding Common shares
(100,000,001) held in Algoma Steel Holdings Inc. in exchange for 100,000,000 additional Common shares in the Company.

This acquisition was deemed a transaction among entities under common control. The ultimate parent company at the time of the transaction, Algoma Steel Parent S.C.A. was unchanged. The transaction was among entities under common control and therefore did not result in a change in control at the ultimate parent level. Accordingly, the Company accounted for this transaction at the carrying amount of net assets. The difference between the share consideration received or transferred and the carrying amount of the net assets was considered immaterial, as such no gain or loss was recognized in the consolidated financial statements of the Company. Resultantly, the Company’s financial position and results of operations are presented as though they were operating continuously from the beginning.
The consolidated financial statements have been prepared on a going concern assumption using historical cost basis, except for certain financial instruments that are measured at fair value, as explained in the accounting policies disclosed in Note 3. Historical cost is generally based on the fair value of the consideration given in exchange for assets. The going concern assumption assumes the realization of assets and the discharge of liabilities in the normal course of business.
Functional and presentation currency
The Company and its subsidiaries’ functional currency is the United States dollar (“US dollar”). The US dollar is the currency of the primary economic environment in which the Company and subsidiaries operate.

For reporting purposes, the consolidated financial statements are presented in millions of Canadian dollars
(“$C”). The assets and liabilities are translated into the reporting currency using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at average exchange rates for the reporting period. Exchange differences arising are recognized in other comprehensive (loss) income and accumulated in equity under the heading ‘Foreign exchange on translation to presentation currency’.
Equity transactions, as disclosed in Note 28, are translated at the historical exchange rates. The resulting net translation adjustment has been recorded in other comprehensive income (loss) for the year.

3.	SIGNIFICANT ACCOUNTING POLICIES
Foreign exchange transactions
Transactions in currencies other than the Company’s functional currency are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at that date. Non-monetary items that are measured in terms of historical cost are not re-translated. Exchange gains or losses arising from translations of foreign currency monetary assets, liabilities and transactions are recorded in foreign exchange loss (gain) in the consolidated statements of net income (loss).
Financial Instruments
The Company’s financial assets and liabilities (financial instruments) include cash, restricted cash, accounts receivable, margin payments, related party receivable, derivative financial instruments, bank indebtedness, accounts payable and accrued liabilities, warrant liability, earnout liability, debt and governmental loans.
Recognition
Financial assets and financial liabilities are recognised in the consolidated statements of financial position when the Company becomes party to the contractual provisions of the instrument, and they are initially measured at fair value. Financial assets are derecognized when the contractual rights to the cash flows expire or when the Company transfers substantially all the risks and rewards of ownership of the financial assets to another party. Financial liabilities are derecognized when the contractual obligations are discharged, cancelled, or expired.
A
write-off
of a financial asset (or a portion thereof) constitutes a derecognition event.
Write-off
occurs when the Company has no reasonable expectations of recovering the contractual cash flows associated with a financial asset.
Classification and measurement
The classification of financial instruments is determined at the time of initial recognition, within the following categories:

•	Amortized cost

•	Fair value through profit (loss) (FVTP(L))

•	Fair value through other comprehensive (loss) income (FVTOCI(L))
Financial assets are classified and subsequently measured based on the business model in which they are managed and their cash flow characteristics. Financial assets are measured at amortized cost if they meet both of the following conditions and are not designated as FVTP(L):

•	The financial asset is held within a business model with the objective of holding the financial asset in order to collect contractual cash flows; and

•	The contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.
All other financial assets are measured at their fair values at each subsequent reporting period, with any changes recorded through profit and loss or through other comprehensive income, if the designation is made as an irrevocable election upon initial recognition
.
Financial liabilities are classified as subsequently measured at amortized cost or FVTPL. A financial liability is classified as FVTPL if it is contingent consideration of an acquirer in a business combination, held-for-trading,
or designated as FVTPL upon initial recognition, and is remeasured at its fair value at each subsequent reporting period, with any changes recorded through profit or loss. Other financial liabilities are subsequently measured at amortised cost using the effective interest method.
Derivative financial instruments are recognised initially at fair value on the date a derivative contract is entered into and are subsequently remeasured to fair value at each reporting date.
Impairment of financial assets carried at amortized cost
The Company utilizes an ‘expected credit loss’ (“ECL”) model, as required by IFRS 9 –
Financial Instruments
. Accounts receivable are subject to lifetime ECL which is measured as the difference in the present value of the contractual cash flows that are due under the contract, and the cash flows that are expected to be received.
The Company applies the simplified approach at each reporting date on its accounts receivable and considers both current and forward-looking macro-economic factors that may affect historical default rates when estimating ECL.
Accounts receivable, together with the associated allowance, are written off when there is no realistic prospect of future recovery and all collateral has been realized or has been transferred to the Company. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognized, the previously recognized impairment loss is increased or decreased by adjusting the carrying value of the loan or receivable. If a past write-off
is later recovered, the recovery is recognized in the consolidated statements of net income (loss).
Fair value of financial instruments
Fair value is the price that would be received when selling an asset or paid to transfer a liability in an
orderly transaction between market participants at the measurement date. In assessing the fair value of a particular contract, the market participant would consider the credit risk of the counterparty to the contract. Consequently, when it is appropriate to do so, the Company adjusts the valuation models to incorporate a measure of credit risk. Fair value represents management’s estimates of the current market value at a given point in time.
The Company has certain financial assets and liabilities that are measured at fair value. The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability (for example, interest rate and yield curves observable at commonly quoted intervals, forward pricing curves used to value currency and commodity contracts), or inputs that are derived principally from or corroborated by observable market data or other means. Level 3 inputs are unobservable (supported by little or no market activity). The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. There were no transfers among Levels 1, 2 and 3 during the years ended March 31, 2022, 2021 and 2020. The Company’s policy is to recognize transfers into and transfers out of fair value hierarchy levels as of the date of the event or change in circumstances that caused the transfer.

The Company reclassifies financial assets only when its business model for managing those assets changes. Financial liabilities are not reclassified.
Hedge accounting
Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently remeasured at their fair value. The method of recognizing the resulting gain and loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The derivatives are designated as hedges of a particular risk associated with a recognized asset or liability or highly probable forecasted transaction (cash flow hedge).
The Company designates certain derivatives as hedging instruments in respect of commodity price risk, which are accounted for as cash flow hedges.
At the inception of the hedge relationship, the Company documents the relationship between the hedging instrument and hedged item, as well as its risk management objectives and its strategy for undertaking various hedge transactions. Furthermore, the Company documents its assessment, both at hedge inception and on an ongoing basis, as to whether the hedging instrument is effective in offsetting changes in fair values or cash flows of the hedged item attributable to the hedged risk. Hedge relationship meets effectiveness requirements when it meets all of the following:

•	there is an economic relationship between the hedged item and the hedging instrument;

•	the effect of credit risk does not dominate the value changes that result from that economic relationship; and

•
the hedge ratio of the hedging relationship is the same as that resulting from the quantity of the hedged item that the Company actually hedges and the quantity of the hedging instrument that the Company actually uses to hedge that quantity of hedged item.

The full fair value of a derivative financial instrument is classified as a non-current
asset or liability when the remaining life of the hedged item is more than 12 months and as a current asset or liability when the remaining life of the hedged item is less than 12 months.
Cash flow hedges
The effective portion of changes in the fair value of derivatives and other qualifying hedging instruments that are designated and qualify as cash flow hedge is recognized in other comprehensive income (loss) and accumulated under the heading of cash flow hedge reserve – unrealized loss, limited to the cumulative change in fair value of the hedged item from inception of the hedge. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss, and is included in revenue (steel hedges) and cost of sales (natural gas hedge) line items.
When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss in equity at that time remains in equity and is recognized when the forecasted transaction affects income (loss). When a forecasted transaction does not occur, the cumulative gain or loss that was reported in equity is immediately classified to the statement of profit and loss.
Accounts receivable
Accounts receivable are recognized initially at transaction price and are non-interest
bearing. Management analyzes accounts receivable and notes receivable to determine the allowance for doubtful accounts by assessing the collectability of receivables owing from each individual customer.
This assessment takes into consideration certain factors including the age of outstanding receivable, customer operating performance, historical payment patterns and current collection efforts, relevant forward looking information and the Company’s security interests, if any. Recoveries of accounts receivables previously provided for in the allowance for doubtful accounts are deducted from administrative and selling expenses in the consolidated statements of net income (loss).

F
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3

Inventories
Raw materials, work in process and finished products inventories are measured at the lower of average cost and net realizable value. Average cost for finished goods and work in process is comprised of direct costs and an allocation of production overheads, including depreciation expense. Supplies inventories are measured at the lower of average cost and net realizable value.
Property, plant and equipment, net
Items of property, plant and equipment are recorded at cost less accumulated amortization and impairment. The cost of an item of property or equipment comprises costs that can be directly attributed to its acquisition and to bringing the asset to a working condition for its intended use, including borrowing costs that meet the criteria for capitalization and initial estimates of the cost of dismantling and removing the item and restoring the site on which it is located. The cost of self-constructed and self-installed assets includes the cost of direct labour in addition to the costs listed above.
Depreciation is calculated generally by the straight-line method based on estimated useful lives as follow
s:

Category of Property, Plant and Equipment	Range of Estimated Useful Life

Buildings	5 to 30 years
Machinery and equipment	5 to 40 years
Vehicles	6 to 12 years
Computer hardware	3 to 5 years
The Company also separately recognizes the cost of replacement parts and major overhaul or inspection costs if the cost of the item can be reliably measured or estimated and it is probable that the future economic benefits will be realized by the Company. When such items are replaced the carrying amount of the replaced component is derecognized. The costs of maintenance and repairs of property, plant and equipment are recognized in profit or loss as incurred.
Componentization
When significant components of an item of property, plant and equipment have different useful lives, they are accounted for as separate items and depreciated over the respective useful lives.
Useful life, depreciation method, residual value
Estimates of the useful lives of items of property, plant and equipment are based on management’s judgement as to the physical and economic useful lives of assets and as such are subject to change in future periods. Depreciation methods, useful lives and residual values are reviewed at each reporting date with the effect of any changes in estimate being accounted for on a prospective basis.
Derecognition of property plant and equipment
An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

Accounting policies relevant to government funding
The benefit of Government funding is not recognized until there is reasonable assurance that the Company will comply with the conditions attaching to it and that the funding will be received. Benefits related to Government funding in the form of low interest rate loans, interest free loans and grants for items of capital are presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which the benefits relate. In the case of low interest rate loans and interest free loans, the benefit is calculated as the difference between the fair value amount of the low interest rate loan or the interest free loan and the proceeds received. Claims under government grant programs related to income are recorded within the consolidated statement of profit and loss as a reduction of the related item the grant is intended to offset, in the period in which the eligible expenses were incurred or when the services have been performed.
Intangible assets, net
Intangible assets are measured and stated at cost, net of accumulated depreciation and any recognized impairment in value. The Company’s intangible assets comprising computer software are amortized on a straight-line basis over their estimated useful lives ranging from 3 to 10
years.
Derecognition of intangible assets
An intangible asset is derecognized on disposal, or when no
future economic benefits are expected from its use. Gains or losses arising from derecognition of an intangible asset measured as the difference between the net disposal proceeds and the carrying amount of the asset are recognized in profit or loss when the asset is derecognized.
Impairment of tangible and intangible assets
Property, plant and equipment and intangible assets are reviewed at the end of each reporting period to determine whether there is any indication of impairment. If any such indication exists then the recoverable amount of the asset is estimated. The recoverable amount of an asset is defined as the higher of its fair value less costs to sell and its value in use. Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the Cash Generating Unit (“CGU”) to which the asset belongs. The CGU corresponds to the smallest identifiable group of assets whose continuing use generates cash inflows that are largely independent of the cash flows from other groups of assets.
An impairment loss is recognized when the carrying amount of an asset, or of the CGU to which it belongs, exceeds the recoverable amount. In determining value in use, the Company estimates cash flows before taxes based on most recent actual results and forecasts and then determines the current value of future estimated cash flows.
Impairment losses are recognized in the consolidated statements of net income (loss). An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The increased carrying amount of an asset attributable to a reversal of impairment loss may not exceed the carrying amount that would have been determined had no impairment loss been recognized in prior periods.

Leases
At inception of a contract, the Company assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.
The Company, as a lessee, recognizes a right-of-use asset and lease liability at commencement of the lease at the present value of the future lease payments using the interest rate implicit in the lease (if readily determinable) or the Company’s incremental rate of borrowing. Subsequent to initial measurement, the asset is depreciated using the straight-line method from the commencement date to the earlier of the end of its useful file or the end of the lease term. The lease liability is measured at amortized cost using the effective interest rate method. Lease related finance charges are recorded in finance costs in the consolidated statement of net income (loss).
The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases defined as leases with a lease term of 12 months or less and low-value assets. These types of leases are recorded in the consolidated statement of net income (loss) as incurred.
Borrowing costs
Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

All other borrowing costs are recognized in profit or loss in the period in which they are incurred.
Retirement benefit costs
The Company provides pensions and certain health care, dental care, life insurance and other benefits for certain retired employees pursuant to Company policy. For defined benefit pension plans and other post-employment benefits, the defined benefit cost is actuarially determined on an annual basis by independent actuaries using the projected unit credit method. Remeasurement comprising of actuarial gains and losses, the effect of the asset ceiling and the return on plan assets (excluding interest) are recognized immediately in the consolidated statements of financial position with a charge to other comprehensive income (loss) in the period in which they occur. The Company has elected to transfer those amounts recognized in other comprehensive income (loss) to a separate reserve within equity.
Net-interest
is calculated by applying the discount rate to the net defined benefit liability. Defined benefit and other post-employment benefit costs are split into three categories:

•	service cost, past-service cost, gains and losses on curtailments and settlements;

•	net interest expense; and

•	remeasurement.
The Company recognizes the first two
components of defined benefit costs in profit or loss in its consolidated statements of net income (loss): service cost, past service cost, gains and losses on curtailments and settlements in Cost of sales and Administrative and selling expenses; and net interest expense in Interest on pension and other post-employment benefit obligations. The determination of a benefit expense requires assumptions such as the discount rate, the expected mortality, the expected rate of future compensation increases and the expected healthcare cost trend rate. Actual results will differ from estimated results which are based on these assumptions.
The asset or liability recognized in the consolidated statements of financial position represents the actual plan situation in the Company’s defined benefit and other post-employment benefit plans. All actuarial gains and losses that arise in calculating the present value of the defined benefit obligation and the plan assets, the remeasurement components, are recognized immediately in other comprehensive income (loss). Any defined benefit asset resulting from this calculation is limited to the present value of any economic benefit in the form of refunds from the plan or reduction in future contributions to the plan.

Payments to defined contribution retirement benefit plans are recognized as an expense when employees have rendered service entitling them to the contributions.
Termination benefits
Termination benefits are recognized as an expense when the Company is demonstrably committed, without realistic possibility of withdrawal, to a formal detailed plan to either terminate employment before the normal retirement date, or to provide termination benefits as a result of an offer made to encourage voluntary retirement. Termination benefits for voluntary retirements are recognized the earlier of the date when the Company recognizes related restructuring costs and the date when the Company can no longer withdraw the offer of the benefits related to the voluntary retirement.
Short-term benefits
Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid under short-term cash bonus or profit-sharing plans if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.
Environmental liabilities
An environmental liability is recognized if, as a result of an agreement, the Company has a present legal obligation that can be estimated reliably and it is probable that an outflow of economic benefits will be required to settle the obligation. The amount recognized as an environmental liability is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account risks and uncertainty of cash flow. Where the effect of discounting is material, environmental liabilities are determined by discounting the expected future cash flows at a pre-tax
rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as finance cost.

Long-term debt
Long-term debt is recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; transaction costs related to the Secured Term Loan Facility and the Algoma Docks Term Loan Facility are amortized in profit or loss using the effective interest method.
Revenue recognition
The Company’s revenue is generated primarily from contracts to produce, ship and deliver steel products, and to a lesser extent, to deliver non-steel
by-products
of the steelmaking processes, such as tar, crude light oil and related freight revenue.

Revenue is measured at the fair value of the consideration received or receivable, net of returns and allowances, trade discounts, volume rebates and other incentives. Revenue from the sale of goods is recognized to the extent that it is probable that the economic benefits will flow to the Company, can be reliably measured, and at a point-in-time when the performance obligation is satisfied by transferring the promised good to a customer. A good is considered transferred when the customer obtains control, which is defined as the ability to direct the use of and obtain substantially all of the remaining benefits of an asset. Upon the fulfillment of these criteria, revenue and costs associated with such are included in the consolidated statements of net income (loss). Freight and other transportation costs billed to customers are recorded gross within revenue and cost of goods sold. The Company has pricing latitude in revenue arrangements and is also exposed to inventory and credit risks. The Company offers industry standard payment terms that typically requires payment from customers 30 days after title and control transfers
.
Research
Research costs are charged to operations as incurred, due to the nature of the projects. Where government incentives in the form of investment tax credits and grants are received for research projects initiated by the Company for its own purposes, these incentives are deducted from the applicable category of expenditures.
Finance income
Finance income is comprised of interest income on short-term deposits.
Interest income
Interest income from financial assets is recognized when it is probable that the economic benefits will flow to the Company and the amount of income can be measured reliably. Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable.
Finance cost
Finance cost is comprised of interest expense on borrowings, amortization of issuance costs, and accretion of environmental liabilities. Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognized in profit or loss using the effective interest method.
Costs related to issuance of the Secured Term Loan Facility and the Algoma Docks Term Loan Facility are recorded as a component of the carrying amount of the related debt and are amortized to profit or loss using the effective interest method. Costs related issuance of the Revolving Credit Facility are recorded in other assets and are amortized to profit or loss on a straight line basis over the period of the facility.
Actuarially determined interest costs related to the defined benefit pension obligation and the other post-employment benefit obligation are recorded respectively as components of the carrying amount of the accrued pension liability and the accrued other post-employment benefit obligation.
Taxation
Current and deferred income tax are recognized in net income (loss), except when they relate to items that are recognized in other comprehensive income (loss) or directly in equity, in which case, the current and deferred income tax are also recognized in other comprehensive income (loss) or directly in equity, respectively.

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Current tax
The current tax expense is based on taxable income for the year. Taxable income differs from net income (loss) before taxes as reported in the consolidated statements of net income (loss) because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.
Deferred income tax
Deferred income tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable income
. Deferred income tax liabilities are generally recognized for all taxable temporary differences. Deferred income tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable income

will be available against which those deductible temporary differences can be utilised.
The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable income will be available to allow all or part of the asset to be recovered. The Company had incurred net losses for the years ended March 31, 2021 and March 31, 2020. For the years ended March 31, 2021 and March 31, 2020, the Company did not have sufficient evidence to support a determination that sufficient future taxable income was probable. In accordance with IFRS, the Company did not recognize deferred tax assets. For the year ended March 31, 2022, the Company has utilized all non-capital
losses carried forward and there is no balance recognized as a deferred tax asset associated with these losses.
Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the asset is
realised or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred income tax assets and liabilities reflects the tax consequences, based on management’s expectation at the end of the reporting period,

that would follow from the recovery or settlement of the carrying amount of its assets and liabilities.
Share-based payment
The Company provides certain employees with long-term incentive awards. Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the grant date. The fair value includes the effect of market based vesting conditions but excludes the effect of non-market-based
performance conditions. Details regarding the determination of the fair value of equity-settled share-based transactions are set out in Note 4 and Note 34.
The

fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the expected vesting period, which is determined based on the Company’s expected timing on meeting the non-market
performance condition. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to equity.
For cash-settled share-based payments, a liability is recognized for the goods or services acquired, measured initially at the fair value of the liability. At each reporting date until the liability is settled, and at the date of settlement, the fair value of the liability is remeasured, with any changes in fair value recognized in profit or loss for the year.
Comprehensive Income (Loss)
Other comprehensive income (loss) (“OCI(L)”) includes foreign exchange gain on translation to the Company’s presentation currency from the US Dollar functional currency. OCI(L) includes actuarially determined gains and losses on post employment benefits offered to certain employees and the effect of any limits applied to the defined benefit asset. OCI(L) also includes unrealized loss on cash flow hedge reserve. Comprehensive income (loss) is composed of net income (loss) and OCI(L).
Accumulated OCI(L) is a separate component of Shareholders’ Equity which includes the accumulated balances of all components of OCI(L) which are recognized in comprehensive income (loss) but excluded from net income (loss).

New IFRS Standards, Amendments and Interpretations adopted as of April 1, 2021 (effective January 1, 2021)
The Company adopted the following amendments which did not have a material impact on its financial statements:
Interest Rate Benchmark Reform – Phase 2
In August 2020, the IFRS Board issued amendments that complemented those issued in 2019 and focus on the effects of the interest rate benchmark reform on a Company’s financial statements that arise when, for example, an interest rate benchmark used to calculate interest on a financial asset is replaced with an alternative benchmark rate. The Phase 2 amendments address issues that might affect financial reporting during the reform of an interest rate benchmark, including the effects of changes to contractual cash flows or hedging relationships arising from the replacement of an interest rate benchmark with an alternative benchmark rate (replacement issues). The amendment is effective for annual reporting periods beginning on or after
January 1, 2021. Although the Company has various debt instruments with interest rate benchmarked to LIBOR, these facilities were fully repaid before March 31, 2022. Further, the Company intends to renegotiate the related debt agreements before June 2023. Refer to Notes 16, 19 and 32.
Standards and Interpretations issued and not yet adopted
Proceeds before Intended Use
IAS 16 “Property, Plant and Equipment (PPE)” sets out an amendment prohibiting an entity from deducting from the cost of an item of PP&E any proceeds received from selling items produced while the entity is preparing the asset for its intended use. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendment is effective for annual reporting periods beginning on or after January 1, 2022.

Cost of Fulfilling a Contract
IAS 37 “Onerous Contracts” sets out an amendment clarifying the meaning of “costs to fulfil a contract”. The amendment clarifies that, before a separate provision for an onerous contract is established, an entity recognizes any impairment loss that has occurred on assets used in fulfilling the contract, rather than on assets dedicated to that contract. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendment is effective for annual reporting periods beginning on or after
January 1, 2022.

A
mended Disclosure for Accounting Policies
IAS 1 “Presentation of Financial Statements” sets out amendments that are intended to help preparers in deciding which accounting policies to disclose in their financial statements. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendments are effective for annual reporting periods beginning on or after January 1, 2023.
Amended Scope of Recognition
IAS 12 “Income Taxes” sets out amendments that narrow the scope of recognition exemption in paragraphs 15 and 24 (recognition exemption) so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendments are effective for annual reporting periods beginning on or after January 1, 2023. Early adoption is permitted.
Definition of Accounting Estimates
IAS 8 “Accounting Policies, Changes in Accounting Estimates and Errors” sets out amendments introducing the definition of an accounting estimate and include other amendments to assist entities distinguish changes in accounting estimates from changes in accounting policies. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendment is effective for annual reporting periods beginning on or after January 1, 2023 and changes in accounting estimates that occur on or after the start of that period. Early adoption is permitted.
Classification of Liabilities as Current or
Non-current
IAS 1 “Presentation of Financial Statements” sets out amendments to remove the requirement for a right to defer settlement or roll over of a liability for at least twelve months to be unconditional. Instead, such a right must have substance and exist at the end of the reporting period. The amendments also clarify how a company classifies a liability that includes a counterparty conversion option. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. This amendment is effective for annual reporting periods beginning on or after January 1, 2023. Early adoption is permitted.

4.	MERGER TRANSACTION
On October 19, 2021, the Merger between Merger Sub and Legato was completed, with Legato becoming a wholly-owned subsidiary of the Company and the shareholders of Legato becoming shareholders of the Company (“Closing”). Pursuant to the Merger Agreement, the Company effected a reverse stock split such that each outstanding common share became such number of common shares, as determined by the conversion factor of 71.76775% (as defined in the Merger Agreement). As a result of the Merger, the shares were dual listed on the TSX and NASDAQ and became publicly traded on October 20, 2021.

Pursuant to the Merger, each outstanding share of Legato common stock was converted into and exchanged for one newly issued common share of the Company. This resulted in the issuance of 30,306,320 common shares of the Company, after redemption by initial Legato shareholders. On Closing, the Company accounted for the Merger as a share-based payment transaction, with the fair value of the Algoma common shares issued to the Legato shareholders measured at the market price of Legato’s publicly traded common shares on October 19, 2021. The total fair value of the Algoma common shares issued to Legato shareholders was $421.3 million (US $340.9 million). As part of the Merger, Algoma acquired cash, a receivable previously owed between Legato and Algoma Steel Inc. (“ASI”) and warrants, with the difference accounted for as a listing expense. The following table reconciles the elements of the Merger:

Merger transaction under IFRS 2
Total fair value of consideration:
30.3 million common shares at US $11.25 per common share (US $340.9 million)	$421.3

Net assets acquired:
Cash (US $211.4 million)	$261.2
Intercompany loan settled the subsequent day of transaction close (US $16.2 million)	20.0
Less: warrant liability (US $74.5 million)	(92.0)
Less: Legato liabilities assumed (US $2.8 million)	(3.5)

Total listing expense (US $190.7 million)	$235.6

The listing expense is presented in the consolidated statement of net income (loss). Following the consummation of the Merger on Closing, Legato was dissolved and its assets and liabilities were distributed to the Company.

Concurrent with the execution of the Merger Agreement, the Company and Legato entered into subscription agreements with certain investors (the “PIPE Investors”) pursuant to which the PIPE Investors agreed to purchase, and the Company and Legato agreed to issue to the PIPE Investors, an aggregate of 10,000,000 common shares of Legato common stock, for the purchase price of US$10.00 per share and at an aggregate purchase price of US$100.0 million (the “PIPE Investment”) on closing. Those PIPE Investors that subscribed for Legato common stock exchanged their PIPE shares for common shares pursuant to the PIPE subscription agreements immediately prior to the Merger. After giving effect to such exchange 10,000,000 common shares of the Company were issued in the PIPE Investment.

The following table shows the number of common shares outstanding immediately following the consummation of the Merger:

Number of Common Shares
Common shares outstanding prior to Merger (post stock-split)	71,767,775
Common shares issued to Legato shareholders	30,306,320
Common shares issued to PIPE investors	10,000,000
Total	112,074,095
Warrants
Pursuant to the Merger Agreement, the previously outstanding Legato warrants were converted into an equal number of warrants issued by the Company. These warrants comprise 23,575,000 Public Warrants and 604,000 Private Warrants (collectively “Warrants”). In connection with this conversion, there were no substantial changes to the rights assigned to the holders of the warrants and assumed by the Company. Each of the Company’s Warrants are exercisable for one common share in the Company at US$11.50 per share, subject to adjustment, with the exercise period beginning on
November 18, 2021.

(i)	Public Warrants
The Public Warrants expire five years after the completion of the Merger, or earlier upon redemption or liquidation in accordance with the warrant terms. The Public Warrants are exercisable for cash or on a cashless basis at the Company’s option.

(ii)	Private Warrants
The Private Warrants are identical to the Public Warrants, except that the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable
so long as they are held by the initial purchasers.
Given the cash and cashless settlement options, the Company has accounted for the Warrants as a liability which are measured at fair value on initial recognition and at each reporting date with the changes in fair value recorded in the consolidated statement of net income (loss). On Closing, the Company recognized a liability in the amount of $92.0 million (US $74.5 million) using the market price of the Legato Warrants as an approximation of fair value for each Warrant.
As at March 31, 2022, the 24,179,000 Warrants remain outstanding with an estimated fair value of US$3.29 per Warrant based on the market price of the Warrants, for which the Company recognized a liability of $99.4 million (US $79.6 million) in warrant liability on the consolidated statements of financial position. The loss for change in fair value of the warrant liability of $6.4 million is presented in the consolidated statements of net income (loss).
Replacement Long Term Incentive Plan (“LTIP”) Awards
On Closing, the LTIP awards granted by Algoma Steel Holdings Inc. (“ASHI”) became vested and were exchanged for replacement LTIP awards issued by the Company (“Replacement LTIP Awards”) as determined by the conversion factor of 71.76775% (as defined in the Merger Agreement). Based on the conversion factor, 3,232,628 Replacement LTIP Awards were issued. Similar to the LTIP awards, each Replacement LTIP Award allows the holders to purchase one common share of Algoma. The Replacement LTIP Awards are considered fully vested and can be exercised for US$0.013 per common share, pursuant to an LTIP exchange agreement with each holder, at the earlier of a significant disposal of Algoma common shares held by the Company’s shareholders immediately prior to the Closing, or December 31, 2025. Should the participants’ employment with the Company ceases, a cash-out
option is available as an alternative method of settlement for a portion of the vested Replacement LTIP Awards based on the five-day
volume-weighted average trading price of the Company’s common shares, subjected to the approval of the Board of Directors.
On the day preceding the Closing, the Company remeasured the fair value of the original LTIP Awards as they become fully vested on the day before the Merger. Consequently, the Company recognized a liability in the amount of $44.9 million (US $36.4 million) using the market price of the Algoma common shares as an approximation of fair value for each unit of Replacement LTIP Awards.

The gain on change in fair value of previously recognized LTIP awards accounted for as cash-settled share-based payments, including restricted share units and director units, were recognized in profit or loss in the amount of $
10.4
 million. In addition, the
Company had

previously
recognized an amount of $5.2 million (US $4.1 million) in contributed surplus relating to the fully vested performance share
units issued under the original long-term incentive plan dated May 13, 2020. The fair value of these awards,

which were previously accounted for as equity-settled share-based payments was recognized as a liability in the amount of $
35.2
 million (US $
28.7
million) with an offsetting charge to equity to reflect the modification of these units to cash settled awards.

The
Company accounted for the Replacement LTIP Awards as a modification of share-based payment as the LTIP awards and the Replacement LTIP Awards share similar terms and conditions, and were only replaced as a result of a liquidating event (the Merger) as described by the original long-term incentive plan. Given the alternative settlement options at the election of the participant, the Company has accounted for the Replacement LTIP Awards as cash-settled share-based transactions, which are measured at fair value on initial recognition and at each reporting date with the changes in fair value recorded in the consolidated statements of net income (loss). The Company applied modification accounting by remeasuring the fair value of the LTIP awards previously granted by ASHI as at the day prior to Closing and determined that there is no resulting gain or loss.
Upon the consummation of the Merger (refer to Note 34), the Company issued Replacement LTIP Awards to replace previously issued restricted share units, director units and performance share units. The Replacement LTIP Awards are accounted for as cash-settled share-based payment and are immediately vested on Closing. The previous long-term incentive plan established by Algoma Steel Holdings Inc. dated May 13, 2020 was cancelled on Closing and no additional awards can be granted under this plan.
On October 19, 2021, the Company approved an Omnibus Equity Incentive Plan (“October 2021 LTIP Plan”) that would allow the Company to grant various awards to its employees. Refer to Note 34.
As at March 31, 2022, the 3,232,628 Replacement LTIP Awards remain outstanding with an estimated fair value of US$11.25 per unit based on the market price of t
\
he Company’s common shares, for which the Company recognized a liability of $45.4 million (US $36.4 million) in share-based payment compensation liability on the consolidated statements of financial position.
Earnout Rights
Pursuant to the Merger Agreement, holders of the Company’s common shares and each holder of Replacement LTIP Awards were granted the contingent right to receive their pro rata portion of up to 37.5 million common shares of the Company if certain targets based on Earnout Adjusted EBITDA (as defined in the Merger Agreement) and the trading price of the Company’s common shares were met as at December 31, 2021 and thereafter. The Company has accounted for the earnout rights as a derivative liability, which are measured at fair value on initial recognition and at each reporting date with the changes in fair value, recorded in the consolidated statements of net income (loss).
On Closing, the Company forecasted that the highest level of the Earnout Adjusted EBITDA would be achieved as at December 31, 2021. Accordingly, the Company recognized an earnout liability based on the expectation that all 37.5 million Algoma common shares underlying the earnout rights would become issuable. On October 19, 2021, the Company recorded an earnout liability in the amount of $521.3 million (US $421.9 million) using the market price of the Algoma common shares as an approximation of fair value for each unit of earnout rights. Given that the earnout rights were granted to all of the previous shareholders of the Company, the amount was recorded as a distribution through retained earnings.
As

at December
31
,
2021
, all the conditions related to the earnout rights were satisfied and the Board of Directors subsequently approved the issuance of common shares to non-management
holders of the earnout rights. On February
9
,
2022
, the Company issued
35,883,692
common shares related to the earnout rights at US$
9.54
per share. As a result, the Company derecognized the related earnout liability.

Gain in the fair value of the earnout liability of $78.1 million is presented in the consolidated statements of net income (loss).

As
at March 31, 2022, 1,616,305 earnout rights remain outstanding with an estimated fair value of US$11.25 per unit based on the market price
of the
Company’s
common shares, for which an earnout liability of $22.7 million (US $18.2 million) was recognized on the consolidated statements of financial position.

5.	CRITICAL ESTIMATES AND JUDGEMENTS
The preparation of these consolidated financial statements, in accordance with IFRS, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Judgement is used mainly in determining whether a balance or transaction should be recognized in the consolidated financial statements. Estimates and assumptions are used mainly in determining the measurement of recognized transactions and balances. However, judgement and estimates are often interrelated.
In the determination of cash generating units (“CGU”), the Company assessed its identifiable group of assets that generates cash inflows and concluded the Company has a single cash generating unit.
Judgements, estimates and assumptions are continually evaluated and are based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances.
Revisions to accounting estimates are recognized in the period in which the estimates are revised and in future periods affected.
The following discussion sets forth management’s most critical estimates and assumptions in determining the value of assets
,
liabilities, revenue and expenses:

Allowance for doubtful accounts
Management analyzes accounts receivable to determine the allowance for doubtful accounts by assessing the collectability of receivables owing from each individual customer. This assessment takes into consideration certain factors including the age of outstanding receivable, customer-operating performance, historical payment patterns and current collection efforts, relevant forward-looking information and the Company’s security interests, if any.

Useful
 lives of property, plant and equipment and Intangible assets
The Company reviews the estimated useful lives of property, plant and equipment and intangible assets at the end of each annual reporting period, and whenever events or circumstances indicate a change in useful life. Estimated useful lives of items of property, plant and equipment and intangible assets are based on a best estimate and the actual useful lives may be different.

Impairment
of property
, plant and equipment and Intangible assets
Determining whether property, plant and equipment and intangible assets are impaired requires the Company to determine the recoverable amount of the CGU to which the asset is allocated. To determine the recoverable amount of the CGU, management is required to estimate its fair value. To calculate the value of the CGU in use, management determines expected future cash flows, which involves, among other items, realization rates on future steel output, costs and volume of production, growth rate, and the estimated selling costs, using an appropriate weighted average cost of capital.
Defined Benefit Retirement Plans
The Company’s determination of employee benefit expense and obligations requires the use of assumptions such as the discount rate applied to determine the present value of all future cash flows expected in the plan. Since the determination of the cost and obligations associated with employee future benefits requires the use of various assumptions, there is measurement uncertainty inherent in the actuarial valuation process. Actual results could differ from estimated results which are based on assumptions.
Taxation
The Company
computes and recognizes
an income tax provision in each of the jurisdictions in which it operates. Actual amounts of income tax expense and scientific research and experimental development investment tax credits only become final upon filing and acceptance of the returns by the relevant authorities, which occur subsequent to the issuance of the consolidated financial statements.

Additionally, the estimation of income taxes includes evaluating the recoverability of deferred income tax assets based on an assessment of the ability to use the underlying future tax deductions before they expire against future taxable income. The assessment is based upon existing tax laws and estimates of future taxable income. To the extent estimates differ from the final tax return, net income (loss) will be affected in a subsequent period. The Company will file tax returns that may contain interpretations of tax law and estimates. Positions taken and estimates utilized by the Company may be challenged by the relevant tax authorities. Rulings that result in adjustments to tax returns filed will be recorded in the period where the ruling is made known to the Company.

6.	CAPITAL MANAGEMENT
The Company’s objectives when managing capital are:
(a) to maintain a flexible capital structure which optimizes the cost of capital at acceptable risk;
(b) to meet external capital requirements on debt and credit facilities;
(c) to ensure adequate capital to support long-term growth strategy; and
(d) to provide an adequate return to shareholders.
The Company continuously monitors and reviews the capital structure to ensure the objectives are met.
Management defines capital as the combination of its indebtedness, as disclosed in
Note 16, its governmental loans, as disclosed in Note 20
and the equity balance, as disclosed in Note 28
.The Company

manages the capital structure within the context of the business strategy, general economic conditions, market conditions in the steel industry and the risk characteristics of assets.

The
Company is in compliance with the covenants under its existing debt agreements at March 31, 2022 and March 31, 2021, as disclosed in Note 16.

7.	REVENUE AND SEGMENTED INFORMATION
The Company is viewed as a single business segment involving basic steel production for purposes of internal performance measurement and resource allocation. The Company’s non-current
assets at
March 31, 2022 and March 31, 2021 are in Canada.

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020

Total revenue is comprised of:
Sheet & Strip	$3,083.1	$1,340.4	$1,417.8
Plate	465.7	274.7	324.8
Freight	172.9	150.4	175.1
Non-steel revenue	84.3	29.4	39.2

	$3,806.0	$1,794.9	$1,956.9

The geographical distribution of total revenue is as follows:
Sales to customers in Canada	$1,312.8	$748.3	$845.7
Sales to customers in the United States	2,398.5	1,024.5	1,069.7
Sales to customers in the rest of the world	94.7	22.1	41.5

	$3,806.0	$1,794.9	$1,956.9

For
the year ended March 31, 2022, sales of $409.5 million to one customer represented greater than 10% of total revenue. For the year ended March 31, 2021, the sales to any one customer did not represent greater than 10% of total revenue. For the year ended March 31, 2020, sales of $203.5 million to one customer represented greater than 10% of total revenue.
The geographical distribution of revenue was derived from
the
shipping location of sales to customers.

8.	COST OF SALES

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020

Total cost of sales is comprised of:
Cost of steel revenue	$2,054.6	$1,457.9	$1,822.7
Cost of freight revenue	173.1	150.4	175.1
Cost of non-steel revenue	64.3	29.4	39.2

	$2,292.0	$1,637.7	$2,037.0

Inventories recognized as cost of sales:	$2,118.9	$2,974.6	$1,861.9

Net inventory write-downs as a result of net realizable value lower than cost included in cost of sales:	$2.8	$2.5	$—

Amortization
included in cost of steel revenue for the year ended March 31, 2022 was $
86.7
 million (March 31, 2021 - $
86.8
 million and March 31, 2020 - $
127.6
million). Wages and
benefits

included in cost of steel revenue for the year ended March 31, 2022 was $
305.6
million (March 31, 2021 - $
288.8
 million and March 31, 2020
—
$
325.1
million).

Government Grant (Canada Emergency Wage Subsidy)
The Government of Canada passed the CEWS (Canada Emergency Wage Subsidy) in response to the
COVID-19
pandemic. For the year ended March 31, 2022, the Company did not receive CEWS funding. For the year ended March 31, 2021, the Company recorded a $52.8 million reduction to cost of sales in connection with the CEWS (March 31, 2020 – nil)
.
Federal Greenhouse Gas Pollution Pricing Act
On June 28, 2019, the Company became subject to the Federal Greenhouse Gas Pollution Pricing Act (the “Carbon Tax Act”). The Carbon Tax Act was enacted with retroactive effect to January 1, 2019. During the year ended March 31, 2022, total Carbon Tax recognized as a reduction

in cost of sales was $
0.6
 million. During the year ended March 31, 2021, total carbon tax recognized as an expense in cost of sales was $
13.4
 million (March 31, 2020 – $
6.9

million).
United States Steel Tariff
On June 1, 2018, Canadian Steel producers became subject to 25% tariffs on all steel revenues earned on shipments made to the United States. On May 17, 2019, the United States announced a complete lifting of this tariff effective May 20, 2019. For the years ended March 31, 2022 and March 31, 2021, there were no tariff costs included in the cost of sales (March 31, 2020 – $27.8 million).

9.	ADMINISTRATIVE AND SELLING EXPENSES

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020

Administrative and selling expense is comprised of:
Personnel expenses	$54.2	$39.6	$29.7
Professional, consulting, legal and other fees	36.2	22.2	17.1
Software licenses	4.6	3.1	2.7
Amortization of intangible assets and non-producing assets	0.4	0.4	0.5
Other administrative and selling	7.6	7.1	6.9

	$103.0	$72.4	$56.9

Government Grant (Canada Emergency Wage Subsidy)
For the year ended March 31, 2022, the Company did not receive CEWS funding. For the year ended March 31, 2021, the Company recorded a $4.2 million reduction to personnel

expenses in connection with the CEWS (March 31, 2020 –
nil
).

F-2
5

10.	FINANCE COSTS

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020

Finance costs are comprised of:
Interest on the Revolving Credit Facility (Note 16)	$0.1	$4.3	$2.1
Interest on the Secured Term Loan Facility (Note 19)	24.1	43.0	41.0
Interest on the Algoma Docks Term Loan (Note 19)	2.5	4.7	6.7
Other interest expense	1.5	1.5	1.5
Revolving Credit Facility fees	1.6	1.2	2.2
Unwinding of issuance costs of debt facilities (Note 16 and Note 19) and accretion of governmental loan benefits and discounts on environmental liabilities	18.8	13.8	10.3

	$48.6	$68.5	$63.8

As disclosed in Note 19, for the year ended March 31, 2021, management elected to pay the interest due on the Secured Term Loan Facility on April 1, 2020, July 1, 2020 and October 1, 2020 in kind for interest accrued during the period
January

to September 2020. The interest expense on the Secured Term Loan Facility in respect of this
1
% premium was $
2.9
 million (US $
2.1
million). For the years ended March 31, 2022 and March 31, 2020, interest was paid in cash, not in kind.

11.	INTEREST ON PENSION AND OTHER POST-EMPLOYMENT BENEFIT OBLIGATIONS

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020

Interest on pension and other post-employment benefit obligations is comprised of:
Interest on defined benefit pension obligation (Note 22)	$3.6	$7.4	$8.4
Interest on other post-employment benefit obligation (Note 23)	8.0	9.6	8.9

	$11.6	$17.0	$17.3

12.	CASH AND RESTRICTED CASH
At March 31, 2022, the Company had $915.3 million of cash (March 31, 2021

- $
21.2
 million) and restricted cash of $
3.9
 million (March 31,
2021 - $
3.9
million), held to provide collateral for letters of credit and other obligations of the
Company.

13.	ACCOUNTS RECEIVABLE, NET

As at,	March 31, 2022	March 31, 2021
The carrying amount of:
Trade accounts receivable	$389.0	$259.3
Allowance for doubtful accounts	(2.4)	(1.8)
Governmental loan claims receivable
Federal Advanced Manufacturing Fund (“Federal AMF”) Loan	—	6.0
Federal Ministry of Industry, Strategic Innovation Fund (“Federal SIF”) Agreement	5.2	3.0
Canada Emergency Wage Subsidy receivable	—	0.5
Northern Industrial Electricity Rate program rebate receivable	2.8	2.6
Ontario Workplace Safety and Insurance Board New Experimental Experience Rating rebate receivable	—	1.5
Other accounts receivable	7.7	3.5

	$402.3	$274.6

Allowance for doubtful accounts

As at,	March 31, 2022	March 31, 2021

Opening balance	$(1.8)	$(0.7)
Remeasurement of loss allowance	(0.6)	(1.1)

Ending balance	$(2.4)	$(1.8)

Governmental loan claims receivable
As disclosed in Note 20, the Company has entered into agreements together with the governments of Canada and Ontario for which the Company has applied for reimbursement of costs incurred related to specifically identified projects.
14.	INVENTORIES, NET

As at,	March 31, 2022	March 31, 2021
The carrying amount of:
Raw materials and consumables	$308.7	$278.3
Work in progress	103.6	109.2
Finished goods	67.7	27.8

	$480.0	$415.3

15.	PROPERTY, PLANT AND EQUIPMENT, NET

As at,	March 31, 2022	March 31, 2021
The carrying amount of:
Freehold land	$6.1	$6.2
Buildings	39.3	44.5
Machinery and equipment	605.5	614.7
Computer hardware	0.6	0.5
Right-of-use assets	3.4	1.6
Property under construction	118.8	32.4

	$773.7	$699.9

The

following table presents the changes to the cost of the Company’s property, plant and equipment for the years ended March 31, 2022 and March 31, 2021:

Cost	Freehold Land	Buildings	Machinery & Equipment	Computer Hardware	Right-of-use assets	Property under construction	Total

Balance at March 31, 2020	$6.9	$73.9	$804.7	$1.2	$2.2	$83.6	$972.5
Additions	—	—	3.8	—	—	67.9	71.7
Transfers	—	0.4	107.2	0.1	—	(107.7)	0.0
Disposals	—	—	(0.2)	—	—	(1.7)	(1.9)
Foreign exchange	(0.8)	(7.8)	(87.4)	(0.1)	(0.3)	(9.6)	(105.9)

Balance at March 31, 2021	$6.1	$66.5	$828.1	$1.2	$1.9	$32.6	$936.4
Additions	—	—	3.3	—	—	164.6	167.9
Transfers	—	0.2	74.7	0.2	2.0	(77.1)	—
Disposals	—	(0.3)	(0.3)	—	—	—	(0.6)
Foreign exchange	—	(0.5)	(5.5)	—	0.1	(1.3)	(7.2)

Balance at March 31, 2022	$6.1	$65.9	$900.3	$1.4	$4.0	$118.8	$1,096.5

The

following table presents the changes to accumulated amortization on the Company’s property, plant and equipment for the years ended March 31, 2022 and March 31, 2021:

Accumulated Amortization:	Freehold Land	Buildings	Machinery & Equipment	Computer Hardware	Right-of-use assets	Property under construction	Total

Balance at March 31, 2020	$—	$18.9	$153.5	$0.4	$0.2	$—	$173.0
Amortization expense	—	5.4	80.2	0.2	0.2	—	86.0
Foreign exchange	—	(2.4)	(20.2)	—	—	—	(22.6)

Balance at March 31, 2021	$—	$21.9	$213.5	$0.6	$0.4	$—	$236.5
Amortization expense	—	4.7	82.6	0.2	0.2	—	87.7
Disposals	—	—	0.3	—	—	—	0.3
Foreign exchange	—	—	(1.6)	—	—	—	(1.7)

Balance at March 31, 2022	$—	$26.6	$294.8	$0.8	$0.6	$—	$322.8

Acquisitions
During the year ended March 31, 2022, the Company’s net acquisition of property, plant and equipment totaled $167.9 million (March 31, 2021 - $71.7 million); comprised of property, plant and equipment acquired with a total cost of $172.1 million (March 31, 2021 - $81.5 million), against which the Company recognized benefits totalling $4.2 million (March 31, 2021 - $9.8 million) in respect of the governmental loans and grant, discussed below and in Note 20.

For the year ended March 31, 2022, property under construction includes prepaid progress payments of $46.9 million for the transition from blast furnace steel production to electric arc furnace (“EAF”)

(March 31, 2021 –
nil
).
Amortization of property, plant and equipment
Amortization of property, plant and equipment for the year ended March 31, 2022, was $87.7 million (March 31, 2021 - $86.0 million, March 31, 2020 - $120.2 million).

Amortization included in inventories at March 31, 2022, was $
7.9
 million (March 31, 2021 - $
5.6
million, March 31, 2020 - $6.5 million).
Government Funding Agreements
On November 30, 2018, the Company, together with the governments of Canada and Ontario entered into agreements totaling up to $120.0 million of modernization and expansion related capital expenditure support from the governments of Canada and Ontario. Additionally, on March 29, 2019, the Company, together with the government of Canada entered into an agreement totaling up to $30.0 million of modernization and expansion related capital expenditure support from the government of Canada. On September 20, 2021, the Company, together with the government of Canada entered into an agreement for support up to $420 million related to the transition from blast furnace steel production to electric arc furnace (“EAF”). The $420 million of financial support consists of (i) a loan of up to $200 million from the Innovation Science and Economic Development Canada’s Strategic Innovation Fund
(“SIF”)

and (ii) a loan of up to $

 million from the Canada Infrastructure Bank
(“CIB”).

Each of these agreements
are

discussed below and additional disclosures are located in
Note 20.

Federal
Economic Development Agency for Southern Ontario
On November 30, 2018, the Company, together with the government of Canada, entered into an agreement executed on December 19, 2018, whereby a benefit of $60.0 million would flow to the Company in the form of an interest free loan from the Federal Economic Development Agency, through the Advanced Manufacturing Fund. Under this agreement, the Company may apply for reimbursement of costs incurred by Old Steelco Inc. between October 1, 2014 and November 30, 2018 and by the Company between December 1, 2018 and March 31, 2021, related to specifically identified projects.
As at March 31, 2022, the Company had applied for and received reimbursements of $60.0 million. In accordance with IFRS, the benefit of the interest free loan has been presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which it relates. During the year ended March 31, 2022, the Company recognized benefits in respect of this agreement of nil (March 31, 2021 - $3.9 million). As at March 31, 2022, the total benefit recognized in respect of this agreement was $26.5 million (March 31, 2021 - $26.5 million).
Ministry of Energy, Northern Development and Mines
On November 30, 2018, the Company, together with the government of Ontario, entered into an agreement whereby a benefit of $60.0 million would flow to the Company in the form of a low interest rate loan from the Ministry of Energy, Northern Development and Mines. Under this agreement, the Company may apply for reimbursement of costs incurred by Old Steelco Inc. between April 1, 2017 and November 30, 2018 and by the Company between December 1, 2018 and November 30, 2024, related to specifically identified projects.
As at March 31, 2022, the Company had applied for and received reimbursements of $60.0 million. In accordance with IFRS, the benefit of the low interest rate loan has been presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which it relates. During the year ended March 31, 2022, the Company recognized benefits in respect of this agreement of nil (March 31, 202
1
 - $0.3 million). As at March 31, 2022, the total benefit recognized in respect of this agreement was $26.4 million (March 31, 2021 - $26.4 million).

Ministry of Industry
On March 29, 2019, the Company, together with the government of Canada, entered into an agreement of which a benefit of $30.0 million would flow to the Company whereby 50% of the contribution ($15.0 million) is repayable to the Ministry of Industry, Strategic Innovation Fund in the form of an interest free loan. Under this agreement, the Company may apply for reimbursement of costs incurred by Old Steelco Inc. between November 1, 2018 and November 30, 2018 and by the Company between December 1, 2018 and May 1, 2021, related to specifically identified projects.
As at March 31, 2022, the Company had applied for
reimbursements of $15.0 million

under the
grant portion and $15.0 million under the loan portion of the agreement,

and had a receivable of $
3.0
 million. In accordance with IFRS, the benefit of the grant has been presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which it relates. During the year ended March 31, 2022, the Company recognized benefits in respect of the loan portion of this agreement of nil
(March 31, 2021 – $
3.9
million). As at March 31, 2022, the total benefit recognized in respect of this agreement was $
22.8
 million (March 31,
2021 - $
22.8
million).

On

September 20, 2021, the Company, together with the government of Canada, entered into an agreement of which a benefit of up to $200.0 million would flow to the Company in the form of a loan from the SIF. Under the terms of the SIF
agreement, the Company will be reimbursed for certain defined capital expenditures incurred to transition from blast furnace steel production to EAF steel production between
March 3, 2021
and
March 31, 2025
.

As at March 31, 2022, the Company had applied for
reimbursements under the SIF loan agreement

of $
2.2
 million for which the amount is receivable (March 31, 2021 –
nil
). In accordance with IFRS, the benefit of the grant has been presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which it relates. During the year ended March 31, 2022, the Company recognized benefits in respect of this agreement of $
1.1
 million (March 31, 2021 –
nil
).
Canada Infrastructure Bank
On September 20, 2021, the Company, entered into an agreement of which a benefit of up to $220.0 million would flow to the Company in the form of a loan from the CIB. CIB is an independent bank incorporated by special legislation, is not an agency of the government of Canada, but is accountable to the government of Canada through the Minister of Infrastructure and Communities. Under the terms of the CIB agreement, the Company may draw on a non-revolving
construction credit facility to finance the transition from blast furnace steel production to EAF steel production. As at March 31, 2022, the Company has not drawn on this credit facility.
The Company has recognized the governmental loan claims receivable, governmental loan payable and benefit associated with these agreements because the Company has fulfilled its obligations under the respective agreements.
Disposals
During the year ended March 31, 2022, the Company disposed of property, plant and equipment with a cost of $0.6 million (March 31, 2021 – $1.9 million). The disposal of property, plant and equipment during the fiscal year ended March 31, 2022 resulted in a net loss of $0.3 million (March 31, 2021 – loss of $1.7 million).

16.	BANK INDEBTEDNESS
On November 30, 2018, the Company obtained US $250.0 million in the form of a traditional asset-based revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility is secured by substantially all of the Company’s assets. Under the General Security Agreement, the Revolving

Credit Facility has a priority claim on the accounts receivable and the inventories of the Company and a secondary claim on the rest of the Company’s assets. The Revolving Credit Facility bears interest at a rate of London Inter-Bank Overnight Rate (“LIBOR”) plus an applicable margin of
1.5
%.
At March 31, 2022, the Company had drawn $0.1 million (US $0.09 million), and there was $278.2 million (US $222.6 million) of unused availability after taking into account $34.1 million (US $27.3 million) of outstanding letters of credit and borrowing base reserves. At March 31, 2021, the Company had drawn $90.1 million (US $71.7 million), and there was $200.8 million (US $156.5 million) of unused availability after taking into account $27.4 million (US $21.8 million) of outstanding letters of credit, and borrowing base reserves. The Revolving Credit Facility has an initial maturity date of
November 30, 2023.

Transaction

costs
related to the Revolving Credit Facility amounted to $
7.0
 million, and are disclosed as other assets in the consolidated statements of financial position, and have been amortized to net income
(loss) on a straight line basis over the life of this facility. At March 31, 2022, the unamortized transaction costs related to the Revolving Credit Facility amounted to $
2.1
 million (March 31,
2021 - $
3.5
million)
.
Under the terms of the Revolving Credit Facility the Company is required to be in compliance with various restrictive covenants which, among other things, limit the incurrence of additional indebtedness, limit investments and dividends, permitted acquisitions, asset sales, liens and encumbrances and other matters customarily restricted in such agreements. At March 31, 2022 and March 31, 2021, the Company was in compliance with these covenants.

The changes in the Company’s bank indebtedness for the years ended March 31, 2022 and March 31, 202
1
 arising from financing activities are presented below:

Balance at March 31, 2020	$256.2
Revolving Credit Facility drawn	173.3
Repayment of Revolving Credit Facility	(318.4)
Exchange	(21.0)

Balance at March 31, 2021	$90.1
Revolving Credit Facility drawn	18.3
Repayment of Revolving Credit Facility	(105.1)
Foreign exchange	(3.2)

Balance at March 31, 2022	$0.1

17.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As at,	March 31, 2022	March 31, 2021
The carrying amount of:
Accounts payable	$54.6	$43.3
Accrued liabilities	54.3	58.3
Wages and accrued vacation payable	153.0	52.2

	$261.9	$153.8

18.	TAXES PAYABLE AND ACCRUED TAXES

As at,	March 31, 2022	March 31, 2021
The carrying amount of:
Payroll taxes payable	$3.7	$3.5
Sales taxes payable	4.2	3.5
Carbon tax accrual	3.1	20.2
Income taxes payable	53.3	—

	$64.3	$27.2

19.	LONG-TERM DEBT

As at,	March 31, 2022	March 31, 2021
The carrying amount of:
Secured Term Loan Facility due November 30, 2025
Current portion	$—	$3.6
Long-term portion	—	378.3

	$—	$381.9

Algoma Docks Term Loan Facility due May 31, 2025
Current portion	$—	$11.1
Long-term portion	—	64.9

	$—	$76.0

Less: unamortized financing costs
Current portion	$—	$1.1
Long-term portion	—	3.9

	$—	$5.0

	$—	$452.9

Current portion of long-term debt	$—	$13.6
Long-term portion of long-term debt	—	439.3

	$—	$452.9

Secured Term Loan Facility
On November 30, 2018, the Company secured $378.8 million (US $285.0 million) in the form of a Secured Term Loan Facility (the “Secured Term Loan Facility”). The Company repaid the Secured Term Loan Facility in November 2021. The Secured Term Loan Facility was secured by substantially all of the Company’s assets. Under the General Security Agreement, the Secured Term Loan Facility had a second claim on the accounts receivable and the inventories of the Company and a priority claim on the rest of the Company’s assets. The facility bore interest at LIBOR plus 8.5%. The Term Loan Facility had an initial maturity date of November 30, 2025.
For the year ended March 31, 2021, management elected to pay the interest due on the Secured Term Loan Facility on April 1, 2020, July 1, 2020 and October 1, 2020 in kind for interest accrued during the period April to September 2020. The interest expense on the Secured Term Loan Facility in respect of this 1% premium was $2.9 million (US $2.1 million). For the year ended March 31, 2022, interest paid on the Secured Term Loan Facility was paid in cash, not in kind.
Transaction costs related to the Secured Term Loan Facility amounted to $7.8 million, and have been amortized to net (loss) income using the effective interest rate method over the life of this facility. At March 31, 2022, the unamortized transaction costs related to the Secured Term Loan Facility was nil (March 31, 2021 - $5.0 million).

Algoma Docks Term Loan Facility
On November 30, 2018, the Company secured $97.0 million (US $73.0 million) in the form of a Term Loan Facility (the “Algoma Docks Term Loan Facility”). The Company repaid the Algoma Docks Term Loan Facility in November 2021. At March 31, 2021, the carrying value of the Algoma Docks Term Loan was $76.0 million (US $60.4

million). The Algoma Docks Term Loan Facility was secured by certain of the Company’s port assets. Under the General Security Agreement, the Term Loan Facility had a first priority claim over all present and future property of certain of the Company’s subsidiaries. The facility bore interest at LIBOR plus 5%. The Algoma Docks Term Loan Facility had a maturity date of May 30, 2025.

F-
32

Reconciliation of liabilities arising from financing activities

	Secured Term Loan Facility	Algoma Docks Term Loan Facility
Balance at March 31, 2019	$372.9	$95.9
Facility repayment	(3.8)	(6.5)
Unwinding of issuance costs of debt facility	1.2	—
Foreign exchange	19.6	5.0
Balance at March 31, 2020	$389.9	$94.4
Interest payment in kind	33.2	—
Facility repayment	(3.8)	(8.8)
Unwinding of issuance costs of debt facility	1.2	—
Foreign exchange	(43.4)	(9.6)

Balance at March 31, 2021	$377.0	$76.0
Facility repayment	(381.8)	(76.0)
Unwinding of issuance costs of debt facility	5.2	—
Foreign exchange	(0.4)	—

Balance at March 31, 2022	$—	$—

20.	GOVERNMENTAL LOANS

As at,	March 31, 2022	March 31, 2021
The carrying amount of:
Long-term portion
Federal AMF Loan, denominated in Canadian dollars , due March 1, 2028	$33.4	$39.7
Provincial MENDM Loan, denominated in Canadian dollars, due November 30, 2028	41.9	38.7
Federal SIF Agreement loan, denominated in Canadian dollars, due April 30, 2031	8.8	8.0
Federal SIF Agreement loan, denominated in Canadian dollars, due January 1, 2030	1.1	—

	$85.2	$86.4

Current portion
Federal AMF Loan, denominated in Canadian dollars	$10.0	$—

	$95.2	$86.4

Federal Economic Development Agency for Southern Ontario
On November 30, 2018, the Company, together with the Federal Economic Development Agency, through the Advanced Manufacturing Fund (“Federal AMF Loan”), entered into an agreement executed on December 19, 2018, under which, the Company will receive a $60.0 million interest free loan. Under the terms of the Federal AM Loan, the Company will be reimbursed for certain defined capital expenditures made by Old Steelco Inc. between October 1, 2014 and November 30, 2018 and by the Company between December 1, 2018 and March 31, 2021. The Company will repay the loan balance in equal monthly installments beginning on
April 1, 2022
with the final installment payable on
March 1, 2028
. Under the General Security Agreement, this facility has a third priority claim on all of the Company’s assets which is pari passu
with the Provincial MENDM Loan, defined below.
As at March 31, 2022, the Company had applied for reimbursements of $60.0 million (March 31,
2021 -
$60.0 million) and recognized a benefit, net of accretion, of $15.8 million (March 31,
2021 -
$20.3 million). Accordingly, the carrying value of the Federal AMF Loan was $43.4 million at March 31, 2022 (March 31,
2021 -
$39.7
million).

Ministry of Energy, Northern Development and Mines
On November 30, 2018, the Company entered into an agreement with the Ministry of Energy, Northern Development and Mines (the “Provincial MENDM Loan”) under which, the Company will receive a $60.0 million low interest loan. Under the terms of this agreement, the Company will be reimbursed for certain defined capital expenditures made by Old Steelco Inc. between April 1, 2017 and November 30, 2018 and by the Company between December 1, 2018 and November 30, 2024. Following the completion of the projects to which these certain defined capital expenditures relate the Company will repay the loan in monthly blended payments of principal and interest beginning on December 31, 2024 and ending on November 30, 2028. This facility bears interest at an annual interest rate equal to the greater of 2.5% per annum; and the lenders cost of funds. Under the General Security Agreement, this facility has a third priority claim on all of the Company’s assets which is pari passu
with the Federal AMF Loan.

The applicable interest rates since the inception of this agreement are as follows:

December 1, 2019 to November 30, 2020	2.500%
December 1, 2020 to November 30, 2021	2.500%
As at March 31, 2022, the Company had applied for reimbursements of $60.0 million (March 31, 2021 – $60.0 million) and recognized a benefit, net of accretion, of $18.1 million (March 31, 2021 - $
21.3 million). Accordingly, the carrying value of the Provincial MENDM Loan was $41.9 million at March 31, 2022 (March 31, 2021 - $
38.7 million).

Ministry of Industry
On March 29, 2019, the Company, together with the government of Canada, entered into an agreement whereby a benefit of $30.0 million would flow to the Company; $15.0 million in the form of a grant, and $15.0 million in the form of an interest free loan; from the Ministry of Industry, Strategic Innovation Fund (the “SIF Agreement”). Under the terms of this agreement, the Company will be reimbursed for certain defined capital expenditures made by Old Steelco Inc. between November 1, 2018 and November 30, 2018 and by the Company between December 1, 2018 and May 1, 2021. Following the completion of the projects to which these certain defined capital expenditures relate the Company will repay the $15.0 million interest free loan portion of this agreement in equal annual payments beginning on April 30, 2024 and ending on April 30, 2031. The agreement is guaranteed by the Company’s parent, Algoma Steel Intermediate Holdings Inc.

At March 31, 2022, the Company had applied for reimbursements of
$15.0
million under the grant portion of the agreement (March 31, 2021 -
$
15.0 million), and recognized a benefit of $15.0
million (March 31, 2021 - $
15.0 million). Additionally, at March 31, 2022, the Company had applied for reimbursements of $15.0 million under the loan portion of the agreement (March 31, 2021 – $6.3 million), and had recognized a benefit, net of accretion, of $6.2 million (March 31, 2021 – $3.9 million). The carrying value of the Federal SIF Agreement was $8.8 million at March 31, 2022 (March 31, 2021 – $8.0 million).
On September 20, 2021, the Company, together with the government of Canada, entered into an agreement of which a benefit of up to

$200.0
million would flow to the Company in the form of a loan from the SIF. Under the terms of the SIF agreement, the Company will be reimbursed for certain defined capital expenditures incurred to transition from blast furnace steel production to EAF steel production between March 3, 2021 and March 31, 2025. Annual repayments of the SIF loan will be scalable based on the Company’s greenhouse gas emission performance.
As at March 31, 2022, the Company had applied for reimbursements under the SIF loan agreement of $2.2 million for which the amount is receivable (March 31, 2021 – nil), and recognized a benefit in respect of this agreement of $1.1 million (March 31, 2021 –
nil). As at March 31, 2022, the total benefit recognized in respect of this agreement was $1.1 million (March 31, 2021 -
nil). Accordingly, the carrying value of the SIF EAF Agreement was $1.1 million (March 31, 2021 – nil).
Canada Infrastructure Bank
On September 20, 2021, the Company, entered into an agreement of which a benefit of up to $220.0 million would flow to the Company in the form of a loan from the CIB. CIB is an independent bank incorporated by special legislation, is not an agency of the government of Canada, but is accountable to the government of Canada

through the Minister of Infrastructure and Communities. Further, on November 29, 2021, the CIB and the Company entered into a definitive agreement. Under the terms of the CIB agreement, the Company may draw on a
non-revolving
construction credit facility. Following the completion of the project, quarterly payments including interest at a rate per annum equal to the base rate from the date of borrowing until November 27, 2031, then at a base rate plus 150 basis points until maturity of the loan are required prior to the loan maturity date, November 26, 2046. As of March 31, 2022, the Company has not drawn on this facility.

The changes in the Company’s Long-term governmental loan facilities arising from financing activities are presented below:

	Governmental Loan Issued (Repaid)	Governmental loan benefit recognized immediately	Acretion of governmental loan benefit	Carrying value
Federal AMF Loan
Balance at March 31, 2021	$60.2	$(26.5)	$6.0	$39.7
	(0.8)	—	4.5	3.7
Balance at March 31, 2022	$59.4	$(26.5)	$10.5	$43.4
Provincial MENDM Loan
Balance at March 31, 2021	$59.9	$(26.4)	$5.2	$38.7
	—	—	3.2	3.2
Balance at March 31, 2022	$59.9	$(26.4)	$8.4	$41.9
Federal SIF Loan
Balance at March 31, 2021	$15.0	$(7.8)	$0.8	$8.0
	—	—	0.8	0.8
Balance at March 31, 2022	$15.0	$(7.8)	$1.6	$8.8
Federal SIF Loan (EAF)
Balance at March 31, 2021	$—	$—	$—	$—
	2.2	(1.1)	—	1.1
Balance at March 31, 2022	$2.2	$(1.1)	$—	$1.1
Total, Governmental Loans
Balance at March 31, 2021	$135.1	$(60.7)	$12.0	$86.4
	1.4	(1.1)	8.5	8.8
Balance at March 31, 2022	$136.5	$(61.8)	$20.5	$95.2

21.	DERIVATIVE FINANCIAL INSTRUMENTS
The Company is party to an International Swaps and Derivatives Association, Inc. (ISDA) 2002 master agreement with an investment and financial services company to hedge the commodity price risk associated with various commodities. At March 31, 2022, Algoma entered into agreements to hedge the revenue on the sale of steel and hedge the cost of the purchase of natural gas. The credit support annex to the master agreement requires the Company to make margin payments to satisfy collateral requirements based on Market to Market (MTM) exposure of the commodity contracts in excess of U
S $0.25 million. At March 31, 2022, the Company made margin payments totaling $29.5 million (March 31, 2021—$49.4 million) as a cash collateral, which does not meet the offsetting criteria in IAS 32.

The commodity contracts to hedge the NYMEX price of the hot rolled coil price of steel and to hedge the NGX Union-Dawn price of natural gas are derivatives, which are designated as cash flow hedges for which hedge effectiveness is measured for the duration of the agreements and therefore carried at fair value through other comprehensive income (loss). The steel derivative contracts as at March 31, 2022 terminate over the course of the year from April 2022 to December 31, 2022. The natural gas derivative contracts expired at March 31, 2022, as such, the fair value liability for natural gas derivative contracts totaled $0.2 million for contracts expired March 31, 2022.

The fair value and notional amounts of these derivatives are as follows:

	Fair Value Liability		Notional Amounts		Average Price (USD)
			(tons, in thousands)		(per ton)
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Cash flow hedges - commodity price risk
Natural gas swaps	$0.2	$—	—	—	$—	—
Steel swaps	28.6	49.4	90.0	117.0	$1,091.0	728.7

	$28.8	$49.4

The cumulative amount of gains and losses on cash flow hedging instruments assessed as effective are presented in the cash flow hedge reserve through other comprehensive income (loss) and is recognized in profit or loss only when the hedged transaction impacts the profit or loss, or is included directly in the initial cost or other carrying amount of the hedged non-financial
items (basis adjustment).
During the year ended March 31, 2022, the Company entered into an agreement to hedge the cost of natural gas that was consumed between January 1, 2022, and March 31, 2022. Management designated this hedge as a cash flow hedge, and accordingly measured the effectiveness of the hedge on a monthly basis throughout the life of the agreement. The realized loss resulting from this agreement of $2.1 million (March 31, 2021 – $1.7 million, March 31, 2020 - $2.5 million), was initially recorded in the Cash Flow Hedge Reserve in Other Comprehensive Income (Loss), and was subsequently recognized in cost of sales.
During the year ended March 31, 2022, the unrealized loss resulting from the steel hedges of $24.7 million (March 31, 2021
 - $
64.8 million), was recognized in the Cash Flow Hedge Reserve in Other Comprehensive Income (Loss). During the year ended March 31, 2022, the realized loss resulting from the steel hedge of $127.5 million (March 31, 2021
 - $
4.2 million), was subsequently reclassified from Other Comprehensive Income (Loss) and recognized in revenue.

The movements in the cash flow hedge reserve for the years ended March 31, 2022 and March 31, 2021, as a component of Accumulated other comprehensive income (loss) is as follows:

As at,	March 31, 2022	March 31, 2021	March 31, 2020
Opening balance	$64.8	$—	$—
Loss arising on changes in fair value of cash flow hedges, net of tax of $7.8 million, $16.1 million and nil, respectively	89.5	70.7	2.5
Loss reclassified to net income (loss)	(129.6)	(5.9)	(2.5)

Net unrealized (income) loss on cash flow hedges	(40.1)	64.8	—

Ending balance	$24.7	$64.8	$—

22.	PENSION BENEFITS
Defined contribution plan
The Company maintains a defined contribution pension plan established by Old Steelco Inc.’s predecessor in 2004 for non-unionized
employees in Canada joining the Company after January 1, 2003. As part of Old Steelco Inc.’s contract negotiations with its locals which concluded on July 31, 2010, the locals and Old Steelco Inc. agreed to include in this plan all unionized employees hired subsequent to August 1, 2010 and to offer to all the current employees the option to move to the Defined Contribution Pension Plan. The plan was revised by Old Steelco Inc. during the year ended March 31, 2011; these revisions went into effect March 1, 2011. Based on this revision, the Company is obligated to provide a base contribution of 5% of salary and also match employee contributions to a maximum of 2%, depending on years of service for non-unionized
employees. Additionally, The Company is obligated to provide a contribution for unionized employees per qualified hour worked of $2.85.
The pension expense under this plan is equal to the Company’s contribution. The pension expense for the year ended March 31, 2022 was $9.0 million (March 31, 2021 was $8.7 million).

Defined benefit plans
The Company maintains
non-contributory
defined benefit pension plans that are closed to new entrants and cover all employees in Canada not covered under the Defined Contribution Pension Plan. The benefits are based on years of service and average earnings for a defined period prior to retirement.
The Company also maintains a closed plan for pensioners who retired prior to January 1, 2002, that provides the pensioners with a pension benefit in excess of the limits provided by the Ontario Pension Benefit Guarantee Fund (the “Closed Retiree Plan”).
These defined benefit pension plans are registered under the Pension Benefits Act (Ontario), and are legally separated from the Company. The Pension Benefits Act (Ontario) is a regulatory framework that has jurisdiction over the administration and funding of defined benefit pension plans. Within this framework, the Company has fiduciary responsibility over the administration of the defined benefit pension plans, including the development and oversight of the investment policy for pension funds and the selection and oversight of pension fund investment managers.
The defined benefit pension plans expose the Company to various risks such as: investment risk, interest rate risk, foreign currency risk, price risk, credit risk and liquidity risk.
The most recent actuarial valuations of plan assets and the present value of the defined benefit obligation were carried out at March 1, 2021 for salaried and hourly plans and at April 1, 2021 for the wrap plan.

The principal assumptions used for the purposes of the actuarial valuations were as follows:

Years ended,	March 31, 2022	March 31, 2021
Assumptions for determination of defined benefit cost:
Defined obligation and past service cost	3.28%	4.03%
Net interest cost	2.53%	3.47%
Current service cost	3.55%	4.25%
Interest cost on current service cost	3.13%	3.92%
Discount rate for determination of defined benefit obligation	4.16%	3.16%

Assumptions for determination of defined benefit cost and defined benefit obligation:
Ultimate rate of compensation increase	2.00%	2.00%
Mortality	105%	105%
	CPM2014 Private Projection CPM-B	CPM2014 Private Projection CPM-B

The components of amounts recognized in the consolidated statements of net income (loss) in respect of these defined benefit plans are presented below:

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020
Amounts recognized in net income (loss) were as follows:
Current service cost	$20.8	$20.0	$23.0
Net interest cost	3.6	7.6	8.4

	$24.4	$27.6	$31.4

Defined benefit costs recognized in:
Cost of sales	$18.8	$18.0	$20.6
Administrative and selling expense	2.0	2.0	2.4
Interest on pension liability	3.6	7.6	8.4

	$24.4	$27.6	$31.4

The components of amounts recognized in the consolidated statements of comprehensive income (loss) in respect of these defined benefit plans are presented below:

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020
Amounts recognized in other comprehensive income (loss), were as follows:
Actuarial gain on accrued pension liability	$(57.9)	$(51.8)	$(48.6)

Less tax effect	—	—	4.6

	$(57.9)	$(51.8)	$(44.0)

The amounts included in the consolidated statements of financial position in respect of the Company’s net obligation in respect of its defined benefit plans are as follows:

As at,	March 31, 2022	March 31, 2021
Present value of defined benefit obligation	$1,343.6	$1,504.3
Fair value of plan assets	1,225.5	1,334.2

Net accrued pension liability	$118.1	$170.1

Continuities of the defined benefit plan assets and obligations are as follows:

Years ended,
Movements in the present value of the plan assets were as follows:
Fair value of plan assets at beginning of year	$1,334.2	$1,155.8
Actual return (net of investment management expenses)	(46.5)	209.5
Administration expenses	(1.5)	(1.2)
Employer contributions	18.4	50.3
Benefits paid	(79.1)	(80.2)

Fair value of plan assets at end of the year, March 31, 2022 and March 31, 2021, respectively	$1,225.5	$1,334.2

Movements in the present value of the defined benefit obligation were as follows:
Defined benefit obligation at the beginning of the year	$1,504.3	$1,400.8
Current service cost	19.8	18.7
Interest cost	37.0	47.2
Actuarial (gains) losses arising from financial assumptions	(154.6)	127.3
Effect of experience adjustments	16.2	(8.3)
Effect of demographic assumptions	—	(1.2)
Benefits paid	(79.1)	(80.2)

Defined benefit obligation at end of the y e ar, March 31, 2022 and March 31, 2021, respectively	$1,343.6	$1,504.3

Reconciliation of the amounts recognized in accumulated other comprehensive income (loss) in the consolidated statements of changes in shareholders’ equity were as follows:

	Actuarial gain immediately recognized	Tax effect	Actuarial gain immediately recognized, net of tax
Balance at March 31, 2020	$(29.1)	$(0.3)	$(29.4)
Actuarial gain immediately recognized	(51.8)	—	(51.8)

Balance at March 31, 2021	$(80.9)	$(0.3)	$(81.2)
Actuarial gain immediately recognized	(57.9)	—	(57.9)

Balance at March 31, 2022	$(138.8)	$(0.3)	$(139.1)

The major categories of plan assets were as follows:

As at	March 31, 2022	March 31, 2021
Cash and cash equivalents	1%	1%
Equity instruments	45%	51%
Debt instruments	43%	42%
Other	11%	6%

	100%	100%

Cash flow information
The Company is required to make contributions equal to current service cost. Contributions for the year ended March 31, 2022 under these regulations were $18.4 million (March 31, 2021 - $50.3 million, March 31, 2020 - $51.4 million).
The Company’s expected future cash flow in respect of its defined benefit pension plans for the fiscal year ending March 31, 2023 is $18.9 million.
Sensitivity of results to actuarial assumptions
The sensitivity of the defined benefit obligation to the key actuarial assumptions is as follows:

Years ended,	March 31, 2022	March 31, 2021
Effect of change in discount rate assumption
One percentage point increase	$(134.5)	$(164.4)
One percentage point decrease	$162.7	$202.0
Effect of change in salary scale
One percentage point increase	$19.4	$25.2
One percentage point decrease	$(17.5)	$(22.6)
Effect of change in mortality assumption
Set forward one year	$34.4	$41.4
Set back one year	$(33.6)	$(40.6)

The discount rate sensitivities presented above are estimates based on plan durations. The defined benefit obligation and the current service cost have an implied duration of 10 and 17 years, respectively at current discount rates.
If the returns on plan assets had been 10% lower than the actual returns of plan assets experienced in the year ended March 31, 2022, the actuarial loss immediately recognized in other comprehensive income (loss) would
 have increased by approximately $130.0 million (March 31, 2021 - $114.0 million).

23.	OTHER POST-EMPLOYMENT BENEFITS
The Company offers post-employment life insurance, health care and dental care to some of its retirees. These obligations are not pre-funded.
The most recent actuarial valuations of the present value of the other post-employment benefit obligation were carried out at November 1, 2021.

The principal assumptions used for the purposes of the actuarial valuations were as follows:

As at and for the years ended,	March 31, 2022	March 31, 2021
Assumptions for determination of defined benefit cost:
Discount rate
Defined benefit obligation	3.41%	4.15%
Current service cost	3.68%	4.43%
Interest cost on benefit obligation	2.79%	3.65%
Interest cost on current service cost	3.58%	4.31%
Health care cost immediate trend rate	5.04%	5.09%
Assumptions for determination of defined benefit obligation:
Effective discount rate	4.31%	3.41%
Health care cost immediate trend rate	5.04%	5.04%
Assumptions for determination of defined benefit cost and defined benefit obligation:
Health care cost ultimate trend rate	4.00%	4.00%
Year ultimate health care cost trend rate reached	2040	2040
Salary Increases per annum	2.00%	2.00%
Mortality	105%CPM 2014 Private Projection CPM-B	105%CPM 2014 Private Projection CPM-B
The components of amounts recognized in the consolidated statements of net income (loss) in respect of these other post-employment benefit plans are presented below:

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020
Amounts recognized in net income (loss) were as follows:
Current service cost	$4.0	$3.2	$4.0
Net interest cost	8.0	9.6	8.9

	$12.0	$12.8	$12.9

Post employment benefit costs recognized in:
Cost of sales	$3.6	$2.8	$3.6
Administrative and selling expense	0.4	0.4	0.4
Interest on pension liability	8.0	9.6	8.9

	$12.0	$12.8	$12.9

The components of amounts recognized in the consolidated statements of comprehensive income (loss) in respect of these other post-employment benefit plans are presented below:

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020
Amounts recognized in other comprehensive (income) loss, were as follows:
Actuarial (income) losses on accrued post employment benefit liability	$(60.0)	$28.8	$(33.2)
Less tax effect	—	—	2.6

	$(60.0)	$28.8	$(30.6)

The amounts included in the consolidated statements of financial position arising from the Company’s obligation in respect of its other post-retirement benefit plans were as follows:

As at,	March 31, 2022	March 31, 2021
Present value of post-employment benefit obligation	$239.8	$297.8
Fair value of plan assets	—	—

Accrued other post-employment benefit obligation	$239.8	$297.8

Reconciliation of the amounts recognized in accumulated other comprehensive income (loss) in the consolidated statements of changes in shareholder’s equity were as follows:

	Actuarial (gain) loss immediately recognized	Tax effect	Actuarial (gain) loss immediately recognized, net of tax

Balance at March 31, 2020	$(22.8)	$—	$(22.8)
Actuarial loss immediately recognized	28.8	—	28.8
Balance at March 31, 2021	$6.0	$—	$6.0

Actuarial gain immediately recognized	(60.0)	—	(60.0)

Balance at March 31, 2022	$(54.0)	$—	$(54.0)

Continuities of the other post-employment benefit plan assets and obligations are as follows:

Movements in the present value of the post-employment benefit plan assets were as follows:
Fair value of plan assets at beginning of year	$—	$—
Employer contributions	10.3	(11.0)
Benefits paid	(10.3)	11.0

Fair value of plan assets at end of the year, March 31, 2022 and March 31, 2021, respectively	$—	$—

Movements in the present value of the other post-employment benefit obligation were as follows:
Defined benefit obligation at the beginning of the year	$297.8	$267.3
Current service cost	4.0	3.2
Interest cost	8.0	9.6
Actuarial (gains) losses arising from financial assumptions	(31.6)	30.9
Actuarial gains arising from demographic assumptions	(20.2)	—
Actuarial gains from experience adjustments	(7.8)	(2.2)
Benefits paid	(10.3)	(11.0)

Defined benefit obli g ation at end of the year, March 31, 2022 and March 31, 2021, respectively	$239.8	$297.8

Cash flow information
For the year ended March 31, 2022, the amounts included in the consolidated statements of cash flows in respect of these other post-employment benefit plans was
 $10.3

million (March 31, 2021 - $
11.0
million, March 31, 2020 - $11.6 million). The Company’s expected contributions for the fiscal year ending March 31, 2023 is $
12.6 million.

F-
41

Sensitivity of results to actuarial assumptions
The sensitivity of the other post-employment benefit obligation to changes in the discount rate, health care cost trend rate and mortality assumptions are as follows:

Years ended,	March 31, 2022	March 31, 2021
Effect of change in discount rate assumption

One percentage point increase	$(29.9)	$(38.8)
One percentage point decrease	$37.7	$49.8
Effect of change in health care cost trend rates
One percentage point increase	$29.6	$41.2
One percentage point decrease	$(24.9)	$(32.9)
Effect of change in mortality assumption
Set forward one year	$9.5	$14.0
Set back one year	$(9.3)	$(13.6)
The discount rate sensitivities presented above are estimates based on plan durations. The other post-employment benefit obligation and the current service cost have an implied duration of 14.4 and 30 years, respectively at current discount rates.

24.	OTHER LONG- TERM LIABILITIES

As at,	March 31, 2022	March 31, 2021
The carrying amount of the following other long term liabilities:

Accrued interest payable, Provincial MENDM Loan	$2.3	$1.4
Long-term disability plan obligation	0.8	1.1
Long-term portion of lease liability	0.9	—

	$4.0	$2.5

Long-term disability plan obligation
The Company
 maintains a long-term disability plan. Under this plan, the Company offers continuation of medical and dental benefits for employees on long-term disability leaves of absence. The Company recognizes the present value of the long-term disability benefit obligation based on the number of employees on long-term disability. The most recent actuarial determination of the Company’s long-term disability obligation was carried out at March
31
,
2022
. At March
31
,
2022
, the long-term disability plan had a carrying value of $
0.8
million (March 31, 2021 - $
1.1
million).

24.	OTHER LONG-TERM LIABILITIES
Accrued interest payable, Provincial MENDM Loan
As disclosed in Note 20, the Company has entered into an agreement with the Ministry of Energy, Northern Development and Mines under which the Company will receive a $60.0 million low interest loan. At March 31, 2022, the accrued interest payable under this agreement was $2.3 million (March 31, 2021 – $1.4 million).

25.	ENVIRONMENTAL LIABILITIES

As at,	March 31, 2022	March 31, 2021
The carrying amount of Environmental liabilities in respect of:

The Company’s Operation Site	$33.7	$35.0
Northern Ontario mine sites owned by Old Steelco Inc.	4.3	4.9

	$38.0	$39.9

Current portion	$4.5	$4.5
Long-term portion	33.5	35.4

	$38.0	$39.9

On November
30, 2018, the Company entered into agreements with the Province of Ontario, through the Ministry of the Environment, Conservation and Parks and the Ministry of Energy, Northern Development and Mines. These agreements relate to the Company’s operation site, and certain Northern Ontario mine sites owned by Old Steelco Inc., and not purchased by the Company. These agreements limit the Company’s obligations with respect to legacy environmental contamination, and impose certain risk management, risk mitigation, site remediation and funding obligations on the Company. The Company recognizes the present value of these environmental liabilities over 20 years commencing November 2018 at a discount rate of 9.0%.
At March 31, 2022, the Company has provided letters of credit totalling of $16.1 million (March 31, 2021 - $
17.2 million) to the Ministry of Energy, Northern Development and Mines; $13.7
million in respect of the Company’s operation site (March 31, 2021 - $
13.7 million) and

$2.4
million (March 31, 2021 - $
3.5 million) in respect of certain Northern Ontario mine sites owned by Old Steelco Inc. Letters of credit are disclosed in Note 12 and Note 16.

Reconciliation of Environmental liabilities

	The Company’s Operation Site	Northern Ontario mine sites owned by Old Steelco Inc.	Total

Balance at March 31, 2020	$34.3	$4.6	$38.9
Payments	(1.6)	—	(1.6)
Accretion of discount	2.3	0.3	2.6

Balance at March 31, 2021	$35.0	$4.9	$39.9
Payments	(4.6)	(1.0)	(5.6)
Accretion of discount	3.3	0.4	3.7

Balance at March 31, 2022	$33.7	$4.3	$38.0

26.	TAX MATTERS
The components of income tax (recovery) expense for the years ended March 31, 2022, March 31, 2021, and March 31, 2020 are as follows:

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020
Income tax expense (recovery) recognized in net income (loss):

Current tax expense	$197.2	$—	$—
Deferred income tax expense	101.7	—	(4.3)

	$298.9	$—	$(4.3)

Income tax expense recognized in other comprehensive income (loss):
Tax effect of net unrealized loss on cash flow hedges flow hedges	$7.8	$—	$—
Tax effect of actuarial gains on defined benefit pension obligation	—	—	4.6
Tax effect of actuarial gains on other post-employment benefits	—	—	2.6

	$7.8	$—	$7.2

Income taxes in the consolidated statements of net income (loss) for the years ended March 31, 2022, March 31, 2020 and March 31, 2020 vary from amounts that would be computed by applying statutory income tax rates for the following reason:

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020

Income (loss) before income taxes	$1,156.6	$(76.1)	$(180.2)

Income tax expense (recovery) based on the applicable tax rate of 25%	$289.1	$(19.0)	$(45.1)
Add / (deduct):
Non-deductible post-employment benefits payments	3.0	3.2	3.1
Non-deductible pension contributions	4.7	3.3	3.8
Non-deductible accretion of financial obligations	0.8	2.7	1.7
Change in unrecognized tax benefits	(45.1)	2.7	45.9
Adjustment in respect of prior years	2.2	7.2	(13.7)
Share-based payment compensation	1.4	—	—
Listing expense	58.9	—	—
Changes in fair value of warrant liability	1.6	—	—
Changes in fair value of earnout liability	(19.2)	—	—
Other	1.5	—	—

Income tax expense (recovery) based on the applicable	$298.9	$—	$(4.3)

The applicable tax rate is the aggregate of the Canadian federal income tax rate of 15.0%
and the Canadia
n pro
vincial income tax rate of 10.0%.

The
tax-effected
temporary differences which result in deferred income tax assets and (liabilities) and the amount of deferred income taxes recognized in the consolidated statements of comprehensive income (loss) for the year ended March 31, 2022 are as follows:

	Balance at March 31, 2021	Movements in:			Balance at March 31, 2022
		Profit (loss)	Other Comprehensive Income	Unrecognized deferred tax asset

Accounting reserves	$4.0	$(1.4)	$—	$—	$2.6
Inventory reserve	(4.1)	0.6	—	—	(3.5)
Non-capital tax loss carryforward	98.2	(98.2)	—	—	(0.0)
Capital tax loss carryforward	0.2	1.7	—	—	1.9
Property, plant and equipment and intangible assets	(151.3)	6.9	—	—	(144.4)
Unrealized exchange gain on US dollar debt	1.2	(0.3)	—	—	0.9
Governmental loans benefit		(10.3)	—	—	(10.3)
Financing expenses	(1.0)	1.0	—	—	—
Deferred revenue	50.2	(1.5)	—	—	48.7
SRED expenditures	2.4	(2.5)	—	—	(0.1)
Transaction costs	—	5.1			5.1
Unrealized loss on cash flow hedges	—	(1.3)	7.8		6.5
Other	0.2	(0.5)	—	—	(0.3)

	$—	$(100.7)	$7.8	$—	$(92.9)

At March 31, 2022, the Company has fully utilized
non-capital
tax losses available of $306.5 million.

The
tax-effected
temporary differences which result in deferred income tax assets and (liabilities) and the amount of deferred income taxes recognized in the consolidated statements of comprehensive income (loss) for the year ended March 31, 2021 are as follows:

	Balance at March 31, 2020	Movements in:			Balance at March 31, 2021
		Profit (loss)	Other Comprehensive Loss	Unrecognized deferred tax asset

Accounting reserves	$2.9	$1.1	$—	$—	$4.0
Inventory reserve	(2.9)	(1.2)	—	—	(4.1)
Non-capital tax loss carryforward	110.2	(9.3)	—	(2.7)	98.2
Capital tax loss carryforward	0.2	—	—	—	0.2
Property, plant and equipment and intangible assets	(167.1)	15.8	—	—	(151.3)
Unrealized exchange gain on US dollar debt	0.6	0.6	—	—	1.2
Financing expenses	(1.3)	0.3	—	—	(1.0)
Deferred revenue	57.4	(7.2)	—	—	50.2
SRED expenditures	—	2.4	—	—	2.4
Other	—	0.2			0.2

	$—	$2.7	$—	$(2.7)	$—

Deferred income tax assets
As of March 31, 2021, net deferred tax assets of $60.1 million were not recognized as a result of Management’s assessment of whether sufficient future taxable income would be generated to permit use of the deferred tax assets. Management assessed the available positive and negative evidence. A significant piece of objective evidence was the cumulative loss the Company had incurred over the previous two years of its operations. Such objective evidence limited the ability to consider other subjective evidence, such as Management’s projections for future growth.

27.	COMMITMENTS AND CONTINGENCIES
Property, plant and equipment
In the normal course of business operations the Company has certain commitments for capital expenditures related to the maintenance and acquisition of property, plant and equipment.
Key inputs to production
The Company requires large quantities of iron ore, coal, oxygen, electricity and natural gas in order to satisfy the demands of the steel manufacturing operation. The Company makes most of its purchases of these principal raw materials at negotiated prices under annual and multi-year agreements. These agreements provide the Company with comfort that an adequate supply of these key raw materials will be available to the Company at a price acceptable to the Company.
Legal Matters
Additionally, from time to time, in the ordinary course of business, the Company is a defendant or party to a number of pending or threatened legal actions and proceedings. Although such matters cannot be predicted with certainty, management currently considers the Company’s exposure to such ordinary course claims and litigation, to the extent not covered by the Company’s insurance policies or otherwise provided for, not to have a material adverse effect on these consolidated financial statements. In addition, the Company is involved in and potentially subject to regular audits from federal and provincial tax authorities relating to income, capital and commodity taxes and, as a result of these audits, may receive assessments and reassessments.

F-
45

28.	CAPITAL STOCK

	Number of shares issued and outstanding	Stated capital value

Balance at March 31, 2020	—	$—
Issuance of capitial stock 1	71,767,775	409.5
Balance at March 31, 2021	71,767,775	$409.5
Issuance of capital stock:
Merger transaction	40,306,320	542.7
Earnout rights	35,883,692	434.1
Return of capital	—	(8.3)

Balance at March 31, 2022	147,957,787	$1,378.0

1. Retrospectively adjusted to reflect the reverse stock split, described below.

On March 23, 2021, the Company was incorporated with one share. On March 29, 2021, the Company entered into an agreement with Algoma Steel Intermediate Parent S.A.R.L. to purchase all of the issued and outstanding Common shares (100,000,001) held in Algoma Steel Holdings Inc. in exchange for 100,000,000 additional Common shares in the Company.
On October 18, 2021, the Company executed a return of capital to Algoma Steel Intermediate Parent S.a.r.l., a former related party and commonly controlled affiliate of Algoma Steel Parent S.C.A., the Company’s former ultimate parent company. The Company’s subsidiary, Algoma Steel Inc. provided a loan to facilitate the payment totalling $8.3 million (US $6.7 million) (refer to Note 31).
Pursuant to the Merger Agreement with Legato (refer to Note 4), on October 19, 2021, the Company effected a reverse stock split, such that each outstanding common share became such number of common shares as determined by the conversion factor of 71.76775% (as defined in the Merger Agreement). As a result, the
100,000,001
common shares outstanding on the day prior to the Merger were split into
71,767,775
common shares. Further, the Company issued an additional 30,306,320 and 10,000,000 common shares to the Legato common shareholders and certain investor (“PIPE Investors”), respectively, in accordance with the Merger Agreement. As a result, capital stock was increased by $542.7 million, net of share issuance costs of $2.2 million (US $439.1 million).
On February 9
,
2022, the Company issued 35,883,692 common shares in connection with the earnout rights granted to non-management
shareholders that existed prior to the Merger (refer to Note 4).
On March 3, 2022, the Company announced a normal course issuer bid (the “NCIB”) after receiving regulatory approval from the Toronto Stock Exchange. Pursuant to the NCIB, the Company is authorized to acquire up to a maximum of 7,397,889 of its shares, or 5% of its 147,957,790 issued and outstanding shares as of February 18, 2022, subject to a daily maximum of 16,586 shares. The common shares are available for purchase for cancellation commencing on March 3, 2022 until no later than March 2, 2023. No shares were repurchased by the Company under the NCIB during the year ended March 31, 2022.

On March 31, 2022, a dividend payment of
 $9.3 million (US $7.4 million)

was paid and recorded as a distribution through retained earnings (refer to Note 35).

F-
46

28.	NET INCOME (LOSS) PER SHARE
The following table sets forth the computation of basic and diluted net income (loss) per common share:

	March 31, 2022	March 31, 2021	March 31, 2020
(in millions)
Net income (loss) attributable to ordinary shareholders	$857.7	$(76.1)	$(175.9)
Loss on change in fair value of warrants(i)	6.4	—	—

Net income (loss) attributable to ordinary shareholders (diluted)	$864.1	$(76.1)	$(175.9)

(in thousands)
Weighted average common shares outstanding(ii)	100.6	71.8	71.8
Dilutive effect of warrants(i)	10.9

Dilutive weighted average common shares outstanding	111.5	71.8	71.8

Net income (loss) per common share:
Basic	$8.53	$(1.06)	$(2.46)
Diluted	$7.75	$(1.06)	$(2.46)

(i)
In connection with the Merger, 24,179,000 units of the previously outstanding Legato warrants were converted into an equal number of warrants issued by the Company. For the purposes of determining diluted net income (loss) per common share, net income (loss) was adjusted for the change in the fair value of the warrants in the amount of $6.4 million as the warrants were determined to be dilutive.

(ii)
Pursuant to the Merger, on October 19, 2021, the Company effected a reverse stock split, such that each outstanding common share became such number of common shares as determined by the conversion factor of 71.76775%. As a result, 71,767,775 common shares of the Company were issued in replacement of the 100,000,001 common shares previously outstanding. The reverse stock split is also accounted for in the comparative periods for which net income (loss) per common share is presented.

Concurrently, the Company issued an additional 30,306,320 and 10,000,000 common shares to the Legato common shareholders and PIPE Investors, respectively. These common shares have been included in the weighted average common shares outstanding.
Further, upon the consummation of the Merger, the Company cancelled the previous long-term incentive plan (“LTIP” or “Plan”) and all outstanding awards under the Plan were replaced with Replacement LTIP awards (refer to Note 4). The 3,232,628 units of Replacement LTIP Awards granted to the former shareholders and LTIP award holders of the Company are also included within the weighted average common shares outstanding, as the Replacement LTIP Awards are fully vested and exercisable for a nominal price.
Subsequent to the cancellation of the Plan, the
C
ompany introduced an Omnibus Equity Incentive Plan (“Omnibus Plan”). On February 9, 2022, the Board of Directors granted 38,577 deferred share units. The deferred share units are included within the weighted average common shares outstanding, as the units are exercisable for little or no consideration.

As part of the Merger, a maximum of 37,500,000 earnout rights were granted to all of the previous shareholders of the Company, including LTIP award holders, and become issuable when specific financial targets are met within a prescribed timeframe. The required financial targets were achieved on December 31, 2021 and have been included in the calculation of basic and diluted net income (loss) per common share as if they were issued on that day.
Refer to Note 4 for further details on the common shares, warrants, Replacement LTIPs and earnout rights related to the Merger.

30.	NET CHANGE IN NON-CASH OPERATING WORKING CAPITAL

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020
Accounts receivable	$(127.0)	$(47.2)	$88.4
Taxes payable and accrued taxes	(22.1)	16.7	3.7
Inventories	(63.6)	(33.6)	(36.8)
Prepaid expenses and other current assets	12.5	(70.3)	20.2
Accounts payable and accrued liabilities	166.6	(21.2)	(42.4)
Derivative financial instruments (net)	12.5	(15.3)	1.2
Secured term loan interest payment in kind	—	33.2	—

	$(21.1)	$(137.7)	$34.3

31.	RELATED PARTY TRANSACTIONS AND BALANCES
Former parent company promissory note receivable
Due to the merger transaction described in Note 4, the Company is no longer a related party of Algoma Steel Parent S.C.A., and its commonly controlled affiliates. Further, Algoma Steel Parent S.C.A. settled its promissory note payable to the Company for $2.2 million (US $1.7 million) by receiving a net amount of $6.5 million (US $5.0 million) in exchange for settling this note payable with the return of capital of $8.3 million (US $6.7 million), as explained in Note 28. To facilitate this payment, the Company entered an agreement with its subsidiary, Algoma Steel Inc. to pay the net amount of $6.5 million (US $5.0 million) on its behalf. The Company settled the loan to its subsidiary, Algoma Steel Inc. with net proceeds from the merger transaction.

32.	FINANCIAL INSTRUMENTS
Fair value of financial instruments

The fair value of cash, restricted cash, accounts receivable, margin payments, bank indebtedness and accounts payable and accrued liabilities approximates their carrying value due to the short-term nature of these instruments. The fair value of the Revolving Credit Facility, disclosed in Note 16 approximates the respective carrying value due to variable interest rates.
The fair value of natural gas and steel commodity swaps are classified as Level 2 and is calculated using the mark-to-market
forward prices of NYMEX natural gas and hot rolled coil steel based on the applicable settlement dates of the outstanding swap contracts.

The fair value of the warrant liability, earnout liability and the share-based payment compensation liability are classified as Level 1 and is calculated using the quoted market price of the Company’s common shares at the end of each reporting period.

The Company’s financial assets and financial liabilities are classified and measured as follows:

As at,		March 31, 2022		March 31, 2021
	Category	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets
Cash (1)	Financial assets at amortized cost	$915.3	$915.3	$21.2	$21.2
Restricted cash (1)	Financial assets at amortized cost	$3.9	$3.9	$3.9	$3.9
Accounts receivable (2)	Financial assets at amortized cost	$402.3	$402.3	$274.6	$274.6
Margin payments (1)	Financial assets at amortized cost	$29.5	$29.5	$49.4	$49.4
Related party receivable (1)	Financial assets at amortized cost	$—	$—	2.2	2.2
Financial liabilities
Bank indebtedness (1)	Financial liabilities at amortized cost	$0.1	$0.1	$90.1	$90.1
Accounts payable and accrued liabilities (1)	Financial liabilities at amortized cost	$261.9	$261.9	$153.8	$153.8
Current portion of governmental loans (1)	Financial liabilities at amortized cost	$10.0	$10.0	$—	$—
Long-term debt (1)	Financial liabilities at amortized cost	$—	$—	$439.3	$439.3
Long-term governmental loans (1)	Financial liabilities at amortized cost	$95.2	$95.2	$86.4	$86.4
Derivative instruments (3)	Financial instruments at FVTOCI(L)	$28.8	$28.8	$49.4	$49.4
Warrant liability (4)	Financial instruments at FVTP(L)	$99.4	$99.4	$—	$—
Earnout liability (4)	Financial instruments at FVTP(L)	$22.7	$22.7	$—	$—

1
  -
Initial measurement at fair value and subsequent remeasurement at amortized cost.
2
  -
Initial measurement at transaction price and subsequent remeasurement at amortized cost.
3
  -
Level 2; Initial measurement at fair value and subsequent remeasurement at FVTOCI(L)
4
  - Level 1; Initial measurement at fair value and subsequent remeasurement at FVTP(L)

Financial risk management
The Company’s activities expose it to a variety of financial risks including credit risk, liquidity risk, interest rate risk and market risk. The Company may use derivative financial instruments to hedge certain of these risk exposures. The use of derivatives is based on established practices and parameters, which are subject to the oversight of the Board of Directors. The Company does not utilize derivative financial instruments for trading or speculative purposes.
Credit risk
Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises primarily from the Company’s receivables from customers. The Company has an established credit policy under which each new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes a review of the potential customer’s financial information, external credit ratings and bank and supplier references. Credit limits are established for each new customer and customers that fail to meet the Company’s credit requirements may transact with the Company only on a prepayment basis.

The maximum credit exposure at March 31, 2022 is the carrying amount of accounts receivable of $402.3 million (March 31, 2021

- $
274.6 million).
At March 31, 2022 and March 31, 2021, there was no customer account greater than
10% of the carrying amount of accounts receivable. As at March 31, 2022, $2.1 million, or 0.5% (March 31, 2021

- $
2.3 million, or 0.9%), of accounts receivable were more than 90 days old.
The Company establishes an allowance for doubtful accounts that represents its estimate of losses in respect of accounts receivable. The main components of this allowance are a specific provision that relates to individual exposures and a provision for expected losses that have been incurred but not yet identified. The allowance for doubtful accounts at March 31, 2022 was $2.4 million (March 31, 2021

- $
1.8 million), as disclosed in Note 13.

The Company may be exposed to certain losses in the event of non-performance
by counterparties to derivative financial instruments such as commodity price contracts and foreign exchange contracts. The Company mitigates this risk by entering into transactions with highly rated major financial institutions.
Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages liquidity risk by maintaining adequate cash balances. The Company continuously monitors and reviews actual and forecasted cash flows to ensure adequate liquidity and anticipate liquidity requirements. The Company’s objectives and processes for capital management, including the management of long-term debt, are described in Note 6.
The following table discloses the Company’s contractually agreed (undiscounted) cash flows payable under financial liabilities, as at March 31, 2022:

	Carrying Amount	Contractual Cash Flows	Year 1	Year 2	Years 3 to 5	Greater than 5 Years
Revolving Credit Facility	$0.1	$(0.1)	$(0.1)	$—	$—	$—
Accounts payable and accrued liabilities	261.9	(261.9)	(261.9)	—	—	—
Taxes payable	64.3	(64.3)	(64.3)	—	—	—
Governmental Loans	95.2	(136.5)	(9.9)	(9.9)	(71.5)	(45.2)
Interest on Provincial MENDM Loan	2.3	(2.3)	(2.3)	—	—	—
Derivative financial instruments	28.8	(28.8)	(28.8)	—	—	—

	$452.6	$(493.9)	$(367.3)	$(9.9)	$(71.5)	$(45.2)

The following table discloses the Company’s contractually agreed (undiscounted) cash flows payable under financial liabilities as at March 31, 2021:

	Carrying Amount	Contractual Cash Flows	Year 1	Year 2	Years 3 to 5	Greater than 5 Years
Revolving Credit Facility	$90.1	$(90.1)	$(90.1)	$—	$—	$—
Accounts payable and accrued liabilities	144.3	(144.3)	(144.3)	—	—	—
Taxes payable	27.2	(27.2)	(27.2)	—	—	—
Secured Term Loan Facility	381.9	(381.9)	(3.6)	(3.6)	(374.7)	—
Interest on Secured Term Loan	9.1	(176.4)	(38.5)	(38.1)	(99.8)	—
Algoma Docks Term Loan	76.0	(76.0)	(11.1)	(13.2)	(51.7)	—
Interest on Algoma Docks Term Loan	0.4	(10.8)	(3.5)	(3.1)	(4.2)	—
Governmental Loans	86.4	(135.1)	—	(10.0)	(55.0)	(70.1)
Interest on Provincial MENDM Loan	1.4	—	—	—	—	—
Available for use asset costs	49.4	(49.4)	(49.4)	—	—	—

	$866.2	$(1,091.2)	$(367.7)	$(68.0)	$(585.4)	$(70.1)

Market risk
Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and commodity prices, will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk. As disclosed in Note 21, during the year ended March 31, 2022, the Company was a party to agreements to hedge the commodity price risk associated with the cost of natural gas and the revenue on the sale of steel. These activities are carried out under the oversight of the Company’s Board of Directors.
Currency risk
The Company is exposed to currency risk on purchases, labour costs and pension and other post retirement employment benefits liabilities that are denominated in Canadian dollars. The prices for steel products sold in

Canada are derived mainly from price levels in the US market in US dollars converted into Canadian dollars at the prevailing exchange rates. As a result, a stronger US dollar relative to the Canadian dollar increases the Company’s Canadian dollar selling prices for sales within Canada.

The Company’s Canadian dollar denominated financial instruments as at March 31, 2022, and March 31, 2021, were as follows:

As at,	March 31, 2022	March 31, 2021
Cash	$25.0	$5.6
Restricted cash	3.9	3.9
Accounts receivable	164.1	111.2
Bank indebtedness	(0.1)	(42.1)
Accounts payable and accrued liabilities	(204.5)	(131.6)
Long-term governmental loans	(3.1)	(87.8)

Net Canadian dollar denominated financial instruments	$(14.7)	$(140.8)

A $0.01 decrease (or increase) in the US dollar relative to the Canadian dollar for the year ended March 31, 2022 would have decreased (or increased) income (loss) from operations by
$1.9 million (March 31, 2021
 - $
0.1 million).
Interest rate risk
Interest rate risk is the risk that the value of the Company’s assets and liabilities will be affected by a change in interest rates. The Company’s interest rate risk mainly arises from the interest rate impact on its banking facilities and debt. The Company may manage interest rate risk through the periodic use of interest rate swaps.
For the years ended March 31, 2022 and March 31, 2021, a one percent increase (or decrease) in interest rates would have decreased (or increased)
net income (loss) by approximately nil and
 $6.4 million, respectively.
The Company is exposed to interest rate benchmark, LIBOR, which is subject to interest rate benchmark reform. The exposure arises on financial liabilities bearing interest at LIBOR plus basis points including the Company’s Revolving Credit Facility, Secured Term Loan Facility and Algoma Docks Term Loan Facility, as disclosed in Notes 16 and 19. The Company paid the Secured Term Loan and Algoma Docks Term Loan Facilities in full in November 2021. The Company is closely monitoring the market and the output from the various industry working groups managing the transition to new benchmark interest rates including announcements made by Interbank Offered Rate (IBOR).
The referenced benchmark rates applicable to the Company are expected to be published until at least June of 2023 and prior to their expiry Algoma will work with the administrative agent of its various LIBOR exposed credit agreements to replace LIBOR with a fallback reference rate at similar commercial terms to today’s rates.
Commodity price risk
The Company is subject to price risk from fluctuations in the market prices of commodities, including natural gas, iron ore and coal. The Company enters into supply agreements for certain of these commodities as disclosed in Note 27. To manage risks associated with future variability in cash flows attributable to certain commodity purchases, the Company may use derivative instruments with maturities of 12 months or less as disclosed in Note 21 to hedge the commodity price risk associated with the cost of natural gas and the revenue on the sale of steel.

At March 31, 2022, the Company had commodity-based swap contracts with an aggregate notional quantity of 90,000 net tons (March 31, 2021

- 117,000 net tons) outstanding, and a 10% increase in the price of hot-rolled
coil (U.S. Midwest Domestic
Hot-Rolled
Coil Steel (CRU) Index), assuming foreign exchange remains unchanged, would result in approximately $15.6 million (March 31, 2021

- $
16.8 million) decrease in
the
Company’s profit
or loss.

33.	KEY MANAGEMENT PERSONNEL
The Company’s key management personnel, and persons connected with them, are also considered to be related parties for disclosure purposes. Key management personnel are defined as those individuals having authority and responsibility for planning, directing and controlling the activities of the Company and include the executive leadership team (ELT) and the Board of Directors.

Remuneration of the Company’s Board of Directors and ELT for the respective periods is as follows:

	March 31, 2022	March 31, 2021	March 31, 2020
Salaries and benefits	$5.2	$3.9	$3.1
Director fees	0.6	0.3	0.3
Share-based compensation (Note 34)	5.7	14.1	—

	$11.5	$18.3	$3.4

34.	SHARE BASED COMPENSATION
Long-term incentive plan
On May 13, 2020, Algoma Steel Holdings Inc. establi
s
hed a long-term incentive plan (“LTIP” or “Plan”), which was approved by the Board of Directors. The LTIP was designed to promote the alignment of senior management and employees of the Company with long-term shareholder interests.

Upon the consummation of the Merger on October 19
, 2021
, the Company cancelled the previous Plan and all outstanding awards under the Plan were replaced with Replacement LTIP awards (refer to Note 4)
. Subsequent to the cancellation of the Plan, the company introduced an Omnibus Equity Incentive Plan (“Omnibus Plan”). Under the terms of the Omnibus Plan, the maximum number of common shares that may be subjected to awards is 8.8 million common shares. The awards issuable under the Plan consists of Restricted Share Units (“RSU”), Deferred Share Units (“DSU”) Performance Share Units (“PSU”) and stock options.
Deferred share units
Under the terms of the Omnibus Plan, DSUs may be issued to members of the Board of Directors as may be designated by the Board of Directors from time-to-time
in satisfaction of all or a portion of Director fees. The number of DSUs to be issued in satisfaction of a payment of Director fees shall be equal to the amount of the Director fees divided by the give day volume weighted average price of the Company’s common shares preceding the grant date. DSUs are share-based payments measured at fair value at the date of grant and expensed immediately as the underlying services have been rendered. The grant date fair value takes into account the Company’s estimation of the DSUs that will eventually vest and adjusts for the effect of
non-market
based performance conditions. DSUs do not have an exercise price and become exercisable for one common share of the Company upon the retirement of the Director, or in the event of incapacity. The price of the Company’s common shares on the grant date is used to approximate the grant date fair value of each unit of DSUs.

As of March 31
2022
,
54,558
DSUs under the Omnibus Plan were granted to certain Directors of the Company, with a grant date fair value of US $9.54 per DSU

based on the market price of the Company’s common shares. The DSUs vested immediately upon issuance
. Accordingly, the Company recorded a share-based payment compensation expense of $0.7 million (March 31, 2021
 - $
14.1
million) in administrative and selling expenses on the consolidated statement of net income (loss) and contributed surplus on the consolidated statements of financial position. No exercises or forfeiture of DSUs have been recorded to date.
Restricted share units and performance share units
On March 28
, 2022
, the Board of Directors approved the resolution to grant RSUs and PSUs in accordance with the Omnibus Plan during the first quarter of the year ending March 31
, 2023
. Grant agreements will be issued to certain employees with specific terms and conditions, as well as certain performance targets that will need to be met during the year ending March 31
, 2023
in order for the awards to vest.

35.	DIVIDENDS
On March 31
, 2022
, the Company made a dividend payment of US$0.05
per common share for shareholders of record at market close on February 28
, 2022
. A total of $9.3
 million (US $7.4
million) was paid and recorded as a distribution through retained earnings.

36.	SUBSEQUENT EVENTS
On June
 9, 2022, the Company experienced an incident where an oil-based lubricant was released from our hot mill in Sault Ste. Marie. We may be subject to regulatory fines and other public and private actions in the future as a result of the incident but the financial and other impact of this incident is currently unknown.
On June 13
, 2022
, the Board of Directors approved the Company’s intention to pursue a Substantial Issuer Bid in Canada, as well as Tender Offer in the United States (collectively, the “Share Repurchase”) using a “Modified Dutch Auction” to repurchase its common shares and aggregate value of the Share Repurchase of US $400 million. Conditions of the Share Repurchase, including the pricing range per share will be determined following the release of the Company’s financial results for the year ended March 31
, 2022
. The Company will fund the purchase of tendered shares from cash on hand.

F-
5
3

Combined Condensed Financial Statements of
Algoma Steel Group Inc.
(Parent Company)
All operating activities of Algoma Steel Group Inc. (the “Parent Company”) are conducted by its operating subsidiaries, Algoma Steel Holdings Inc., Algoma Steel Intermediate Holdings Inc., Algoma Steel Inc. and Algoma Steel Inc. USA. The Parent Company holds a direct 100% ownership interest in Algoma Steel Holdings Inc., which holds the Parent Company’s interest in its operating subsidiaries. The Parent Company is a holding company that does not conduct any substantive business operations and does not have any assets other than investments in its subsidiaries.
These Combined Condensed Parent Company financial statements have been prepared using the same accounting principles and policies described in the notes to the Consolidated Financial Statements. Refer to the consolidated financial statements and notes presented above for additional information and disclosure with respect to these combined condensed financial statements.

See the accompanying notes to the combined condensed financial statements.

F-
54

Algoma Steel Group Inc.
Schedule I – Combined Condensed Statements of Net Income (loss)

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020

expressed in millions of Canadian dollars
Equity in income (loss) of subsidiary	$1,028.8	$(62.0)	$(175.9)
Operating expenses
Administrative and selling expenses	7.8	14.1	—

Profit (loss) from operations	$1,021.0	$(76.1)	$(175.9)

Other (income) and expenses
Listing expense	$235.6	$—	$—
Change in fair value of warrant liability	6.4	—	—
Change in fair value of earnout liability	(78.1)	—	—

	$163.9	$—	$—

Income (loss) before income taxes	$857.2	$(76.1)	$(175.9)
Income tax recovery	(0.5)	—	—

Net income (loss)	$857.7	$(76.1)	$(175.9)

See the accompanying notes to the combined condensed financial statements.

F-
55

Algoma Steel Group Inc.
Schedule I – Combined Condensed Statements of Comprehensive Income (loss)

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020

expressed in millions of Canadian dollars
Net income (loss)	$857.7	$(76.1)	$(175.9)
Other comprehensive loss that wil not be reclassified subsequently to profit or loss
Foreign exchange loss on translation to presentation currency	$(15.1)	$—	$—
Equity (deficit) in other comprehensive income of subsidiary	157.6	(54.1)	84.1

	142.5	(54.1)	84.1

Total comprehensive income (loss)	$1,000.2	$(130.2)	$(91.8)

See the accompanying notes to the combined condensed financial statements.

F-
56

Algoma Steel Group Inc.
Schedule I - Combined Condensed Statements of Financial Position

As at,	March 31, 2022	March 31, 2021

expressed in millions of Canadian dollars
Assets
Investment in subsidiaries	$1,761.1	$173.8

Total assets	$1,761.1	$173.8

Liabilities and Shareholders’ Equity
Accounts payable and accrued liabilities	$0.7	$—
Due to related party	10.2	—
Warrant liability	99.4	—
Earnout liability	22.7	—
Share-based payment compensation liability	45.4	—

Total liabilities	$178.5	$—

Shareholders’ equity
Capital stock	$1,378.0	$409.5
Accumulated other comprehensive income	152.0	9.5
Retained earnings (deficit)	77.8	(249.3)
Contributed (deficit) surplus	(25.2)	4.1

Total shareholders’ equity	$1,582.6	$173.8

Total liabilities and shareholders’ equity	$1,761.1	$173.8

See the accompanying notes to the combined condensed financial statements.
F-
57

Algoma Steel Group Inc.
Schedule I - Combined Condensed Statement of Changes in Shareholders’ Equity

expressed in millions of Canadian dollars	Capital stock	Contributed Surplus	Foreign exchange loss on translation to presentation currency	Equity (Deficit) in Other Compre- hensive income of subsidiary	Accumulated other compre-hensive income (loss)	Retained earnings (Deficit)	Total Shareholders’ equity

Balance at March 31, 2019	$409.5	$—	$—	$(20.5)	$(20.5)	$2.7	$391.7
Net loss	—	—	—		—	(175.9)	(175.9)
Equity in other comprehensive income of subsidiary	—	—	—	84.1	84.1		84.1

Balance at March 31, 2020	409.5	—	—	63.6	63.6	(173.2)	299.9
Net loss	—	—	—	—	—	(76.1)	(76.1)
Deficit in other comprehensive income of subsidiary	—	—	—	(54.1)	(54.1)	—	(54.1)
Exercise of performance share units and director units	—	4.1	—	—	—	—	4.1

Balance at March 31, 2021	$409.5	$4.1	$—	9.5	$9.5	$(249.3)	$173.8
Net income	—	—	—		—	857.7	857.7
Equity in other comprehensive income of subsidiary				157.6	157.6	—	157.6
Other comprehensive loss	—	—	(15.1)	—	(15.1)	—	(15.1)
Issuance and modification of performance share units	—	(30.0)	—	—	—	—	(30.0)
Issuance of deferred share units	—	0.7	—	—	—	—	0.7
Issuance of capital stock	976.8	—	—	—	—	—	976.8
Return of capital	(8.3)	—	—	—	—	—	(8.3)
Earnout rights	—	—	—	—	—	(521.3)	(521.3)
Dividends paid	—	—	—	—	—	(9.3)	(9.3)

Balance at March 31, 2022	$1,378.0	$(25.2)	$(15.1)	$167.1	$152.0	$77.8	$1,582.6

See the accompanying notes to the combined condensed financial statements.
F-
58

Algoma Steel Group Inc.
Schedule I – Combined Condensed Statements of Cash Flows

Years ended,	March 31, 2022	March 31, 2021	March 31, 2020

expressed in millions of Canadian dollars
Operating activities
Net income (loss)	$857.7	$(76.1)	$(175.9)
Items not affecting cash:
Increase in fair value of warrant liability	6.4	—	—
Decrease in fair value of earnout liability	(78.1)	—	—
Listing expense	235.6	—	—
Investment in shares of subsidiary	(1,028.8)	62.0	175.9

	(7.2)	(14.1)	—
Net change in non-cash operating working capital	16.5	14.1	—

Cash used in operating activities	$9.3	$—	$—

Cash used in investing activities	$—	$—	$—

Financing activities
Dividends paid	$(9.3)	$—	$—

Cash used in financing activities	$(9.3)	$—	$—

Cash
Decrease in cash	$—	$—	$—
Opening balance	—	—	—

Ending balance	$—	$—	$—

See the accompanying notes to the combined condensed financial statements.
F-
59

ALGOMA STEEL GROUP INC.
Schedule I – Notes to the Combined Condensed Financial Statements
Tabular amounts expressed in millions of Canadian dollars

1.	GENERAL INFORMATION
Algoma Steel Group Inc. (the “Parent Company”) is a holding company that conducts all of its business operations through its subsidiaries. The Parent Company holds a direct 100
% ownership interest in Algoma Steel Holdings Inc., which holds the Parent Company’s interest in its operating subsidiaries, Algoma Steel Intermediate Holdings Inc., Algoma Steel Inc. USA and Algoma Steel Inc.
The Parent company was incorporated on March 23
, 2021
under the Business Corporations Act of British Columbia solely for the purpose of purchasing Algoma Steel Holdings Inc. under section 85
(1)
of the Income Tax Act (Canada) effecting the purchase on an income tax-deferred
basis.
The Parent Company has accounted for the earnings of its subsidiaries under the equity method in these unconsolidated condensed financial statements.
The comparatives reflect the financial information of Algoma Steel Holdings Inc., the predecessor of our Parent Company, for financial reporting purposes for the years ended March 31
, 2021
and 2020
.
No
dividends have been received from any of our subsidiaries in the past three years.

2.	COMMITMENTS AND CONTINGENCIES
The Parent Company has guaranteed the borrowings on the government loans and Revolving Credit Facility entered into by its subsidiaries. At March 31
, 2022
, the Company had drawn $0.1
 million (US $0.09
million), and there was $278.2
 million (US $222.6
million) of unused availability after taking into account $34.1 million (US $27.3
million) of outstanding letters of credit and borrowing base reserves. At March 31
, 2021
, the Company had drawn $90.1
 million (US $71.7
million), and there was $200.8
 million (US $156.5
million) of unused availability after taking into account $27.4 million (US $21.8
million) of outstanding letters of credit, and borrowing base reserves. At March 31
, 2022
, the government loans had a carrying amount of $95.2
 million (March 31, 2021
—$86.4
million).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6. Indemnification of Directors and Officers
Under the Business Corporations Act (British Columbia) (the “BCA”), a corporation may indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, which we refer to as an eligible party, against all judgments, penalties or fines, including an amount paid to settle an action or satisfy a judgment, and after final disposition may pay all costs, charges and expenses reasonably incurred by him or her, in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity, if: (1) in relation to the subject matter of the claim, the individual acted honestly and in good faith with a view to the best interests of such corporation or the other entity, as the case may be; and (2) in the case of a proceeding other than a civil proceeding, the individual had reasonable grounds for believing that the individual’s conduct was lawful. A corporation cannot indemnify an eligible party if it is prohibited from doing so under its articles, even if it had agreed to do so by an indemnification agreement (provided that the articles prohibited indemnification when the indemnification agreement was made). A corporation may advance the expenses of an eligible party as they are incurred in an eligible proceeding only if the eligible party has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the eligible party will repay any amounts advanced. On application from an eligible party, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of liabilities or expenses incurred in any such proceedings and the enforcement of an indemnification agreement.
The restated articles of Algoma (the “Restated Articles”) require Algoma to indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and Algoma must after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Subject to the BCA, Algoma may also indemnify any other person. In addition, the Restated Articles specify that failure of an eligible party to comply with the provisions of the BCA or Restated Articles, or if applicable, any former legislation or articles, will not invalidate any indemnity to which he or she is entitled. The Restated Articles also allow for Algoma to purchase and maintain insurance for the benefit of specified eligible parties.
We have entered into agreements with our directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our corporation or (ii) an organization of which our corporation is a shareholder or creditor if the Indemnitee serves such organization at our request.
We have purchased insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.
Item 7. Recent Sales of Unregistered Securities.
Since March 31, 2019 we have made sales of the following unregistered securities:

•	1 and 100,000,000 Common Shares issued on March 23, 2021 and March 29, 2021, respectively, to the parent company of Algoma as part of Algoma’s initial organization.

•
On October 19, 2021, prior to the Effective Time, Algoma effected a reverse stock split such that each outstanding Common Share (after the exchange of LTIP Awards described elsewhere in the Registration Statement) became such number of Common Shares, each valued at $10.00 per share, equal to $750 million of shares, as determined by the Conversion Factor. Immediately following the Stock Split and prior to the Closing of the Merger, such Common Shares were distributed to the equityholders of Algoma’s former parent company.

•
On October 19, 2021, we issued 10,000,000 Common Shares to certain qualified institutional buyers, accredited investors and offshore investors that agreed to purchase such shares in connection with the Merger for aggregate consideration of $100 million.

•
Since October 19, 2021, we have issued 140,796 RSUs, 554,389 PSUs and 59,625 DSUs (collectively, the “Awards”). All of the Awards have been issued to employees, consultants, executive officers and/or directors of the Company under Section 4(a)(2) or Regulation S of the Securities Act.

We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof or the other exemptions noted above.
Item 8. Exhibits and Financial Statements Schedules
(a)    Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 24, 2021, by and among Algoma Steel Group Inc. (formerly known as 1295908 B.C. Ltd.), Algoma Merger Sub, Inc., and Legato Merger Corp., incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

3.1	Restated Articles of Algoma Steel Group Inc., incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), filed with the SEC on September 8, 2021.

4.1	Warrant Agreement, dated as of January 19, 2021, between Continental Stock Transfer & Trust Company and Legato Merger Corp., incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

4.2	Specimen Common Share Certificate of Algoma Steel Group Inc., incorporated by reference to Exhibit 4.5 to Amendment No. 1 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), filed with the SEC on August 17, 2021.

4.3	Specimen Warrant Certificate of Algoma Steel Group Inc., incorporated by reference to Exhibit 4.6 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), filed with the SEC on September 8, 2021.

4.4	Amendment Agreement, by and among Algoma Steel Group Inc., Legato Merger Corp., Continental Stock Transfer & Trust Company and TSX Trust Company, dated as of October 19, 2021, incorporated by reference to Exhibit 2.2 to the Company’s Shell Company Report on Form 20-F, filed with the SEC on October 22, 2021.

4.5	Investor Rights Agreement, dated as of October 19, 2021, incorporated by reference to Exhibit 4.2 to the Company’s Shell Company Report on Form 20-F, filed with the SEC on October 22, 2021.

5.1**	Opinion of Lawson Lundell LLP.

5.2**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

10.1	Form of Lock-up Agreement, dated as of May 24, 2021, incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

10.2	Revolving Credit Agreement dated November 30, 2018 among Algoma Steel Inc., as borrower, Algoma Steel Intermediate Holdings Inc. and certain subsidiaries of Algoma Steel Inc., as guarantors, Wells Fargo Capital Finance Corporation Canada, as administrative agent and collateral agent, and the lenders party thereto from time to time, incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

10.3	Amended and restated contribution agreement dated as of December 19, 2018 among Algoma Steel Inc., as borrower, Algoma Steel Intermediate Holdings Inc. and Algoma Steel USA Inc., as guarantors, and Her Majesty the Queen in Right of Canada as represented by the Minister responsible for the Federal Economic Development Agency for Southern Ontario, incorporated by reference to Exhibit 10.9 the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

Exhibit Number	Description

10.4	Credit agreement dated as of November 30, 2018 between Algoma Steel Inc., as borrower and Her Majesty the Queen in Right of Ontario as represented by the Minister of Energy, Northern Development and Mines, as lender, incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

10.5	Agreement dated as of March 29, 2019 among Algoma Steel Inc., as recipient, Algoma Steel Intermediate Holdings Inc., as guarantor, and Her Majesty the Queen in Right of Canada as represented by the Minister of Industry, incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

10.6	Form of Director and Executive Officer Indemnification Agreement, incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), filed with the SEC on August 17, 2021.

10.7†	Algoma Steel Group Inc. Omnibus Incentive Equity Plan, incorporated by reference to Exhibit 4.8 to the Company’s Shell Company Report on Form 20-F, filed with the SEC on October 22, 2021.

10.8	Credit Agreement, dated as of November 26, 2021, among Algoma Steel Inc., as borrower, the subsidiary guarantors party thereto from time to time, the lenders party thereto from time to time and Canada Infrastructure Bank, as administrative agent, incorporated by reference to Exhibit 99.2 to the Company’s Report on Form 6-K, filed with the SEC on November 29, 2021.

10.9	Strategic Innovation Fund Agreement dated September 20, 2021 among Her Majesty the Queen in Right of Canada, as represented by the Minister of Industry and Algoma Steel Inc., as recipient, and Algoma Steel Group Inc., as guarantor, incorporated by reference to Exhibit 99.3 to the Company’s Report on Form 6-K, filed with the SEC on November 29, 2021.

21.1**	List of subsidiaries of Algoma Steel Group Inc.

23.1*	Consent of Deloitte LLP.

23.2**	Consent of Lawson Lundell LLP (included in Exhibit 5.1).

23.3**	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.2)

23.4**	Consent of Goodmans LLP.

24.1**	Power of Attorney.

*	Filed herewith.

**	Previously filed.

†	Indicates a management contract or compensatory plan.
Item 9. Undertakings
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form
20-F
at the start of any delayed offering or throughout a continuous offering.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sault Ste. Marie, Ontario on the 30 th
day of June, 2022.

ALGOMA STEEL GROUP INC.

By:	/s/ Michael Garcia
Name: Michael Garcia
Title: Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Michael Garcia Michael Garcia	Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2022

/s/ Rajat Marwah Rajat Marwah	Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2022

* Andy Harshaw	Director	June 30, 2022

* Andrew E. Schultz	Director	June 30, 2022

* David D. Sgro	Director	June 30, 2022

* Eric S. Rosenfeld	Director	June 30, 2022

* Brian Pratt	Director	June 30, 2022

* Mary Anne Bueschkens	Director	June 30, 2022

* Gale Rubenstein	Director	June 30, 2022

* James Gouin	Director	June 30, 2022

* Michael McQuade	Director	June 30, 2022

*By:	/s/ Rajat Marwah
Name:	Rajat Marwah
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Algoma Steel Group Inc. has signed this Post-Effective Amendment No. 2 to the registration statement on June 30, 2022.

ALGOMA STEEL USA INC.

By:	/s/ Rajat Marwah
Name: Rajat Marwah
Title: President, Chief Financial Officer and Secretary